UNITED STATES BANKRUPTCY COURT SOUTHERN DISTRICT OF FLORIDA MIAMI DIVISION www.flsb.uscourts.gov In re: BIRD GLOBAL, INC., el al.,1 Debtors. Chapter 11 Cases Case No. 23-20514-CLC (Jointly Administered) NOTICE OF FILING The above-captioned debtors and debtors-in-possession (collectively, the “Debtors”), by and through undersigned counsel, hereby gives notice of filing of the attached Restructuring Support Agreement dated December 19, 2023. Dated: December 21, 2023 Respectfully submitted, BERGER SINGERMAN LLP Proposed Counsel for the Debtors and Debtors-in-Possession 1450Brickell Avenue, Ste. 1900 Miami, FL 33131 Telephone: (305) 755-9500 Facsimile: (305) 714-4340 By: /s/ Paul Steven Singerman Paul Steven Singerman Florida Bar No. 378860 singerman@bergersingerman, com Jordi Guso Florida Bar No. 863580 iguso@bergersingerman.com Robin J. Rubens Florida Bar No. 959413 rrubens@bergersingerman.com Clay B. Roberts Florida Bar No. 116058 croberts@bergersingerman.com 1 The address of the Debtors is 392 Northeast 191st Street. #20388, Miami, FL 33179. The last four digits of the Debtors’ federal tax identification numbers are: (i) Bird Global, Inc. (3155); (ii) Bird Rides, Inc. (9939); (hi) Bird US Holdco, LLC (8390); (iv) Bird US Opco, LLC (6873); and (v) Skinny Labs, Inc. (8176). 12685203-1 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 1 of 381

Execution RESTRUCTURING SUPPORT AGREEMENT This RESTRUCTURING SUPPORT AGREEMENT (including all schedules and exhibits hereto, this “Agreement”) is made and entered into and is effective as of December 19, 2023, by and among (i) the First Lien Agent (as defined below), (ii) the First Lien Lenders (as defined below) party to that certain Amended and Restated Loan Agreement, dated as of September 19, 2023 (as amended, restated, supplemented, or otherwise modified from time to time, including Amendment No. 1 thereto dated as of November 29, 2023, the “First Lien Credit Agreement”), among (x) Bird Rides, Inc., (“Borrower”), Bird Global, Inc., Bird US Holdco, LLC, and the other Credit Parties thereto (collectively, the “Company Parties”), (y) Midcap Financial Trust, as agent (in such capacity, and including any successor agent appointed under the First Lien Credit Agreement, the “First Lien Agent”), and (z) MidCap Funding V Trust and MidCap Financial Investment Corporation (the “First Lien Lenders,” and together with the First Lien Agent and all other Persons to which First Lien Claims (as defined below) are owed under the First Lien Credit Agreement and the other “Loan Documents” defined therein, the “First Lien Lender Parties”), (iii) each of the Participating Second Lien Lenders (as defined below) party to that certain Note Purchase Agreement, dated as of December 30, 2022 (as amended, restated, supplemented, or otherwise modified from time to time, the “Second Lien Credit Agreement”), by and among the Company Parties, U.S. Bank Trust Company, National Association, as collateral agent (in such capacity, and including any successor collateral agent appointed under the Second Lien Credit Agreement, the “Second Lien Agent” and together with the First Lien Agent, the “Prepetition Agents”), and the lenders party thereto (such lenders, the “Second Lien Lenders,” and the Second Lien Lenders signatory hereto and constituting the Required Lenders under the Second Lien Credit Agreement, the “Participating Second Lien Lenders,” and together with all other Second Lien Lenders and the Second Lien Agent and all other Persons to which Second Lien Claims (as defined below) are owed under the Second Lien Credit Agreement and the other “Loan Documents” defined therein, the “Second Lien Lender Parties”), (iv) the DIP Lenders (as defined below), (v) the Senior DIP Agent, (vi) the designee entity (the “NewCo Entity”) of the Participating Second Lien Lenders, in its capacity as Buyer under, and as defined in, the Asset Purchase Agreement (as defined below), and (vii) the Company Parties. The foregoing parties are sometimes referred to herein individually as a “Party” and collectively as the “Parties.” Capitalized terms used but not defined herein shall have the respective meanings given to those terms in the First Lien Credit Agreement. WHEREAS A. The Parties have engaged in good-faith, arm’s-length negotiations in respect of, and have agreed to support, a restructuring (the “Restructuring”) of the business of the Company Parties (the “Company”) and its obligations, pursuant and subject to the terms of the term sheet attached hereto as Exhibit A (as subsequently amended, restated, supplemented, or otherwise modified by written agreement of the Borrower (on behalf of the Company Parties); DIP Agents (with the consent of Required DIP Lenders),1 the First Lien Agent (with the consent of Required First Lien Lenders), and the Second Lien Agent (with the consent of Required Second Lien 1 As used herein, reference to any “Required” group means the members of such group necessary to direct the actions of the agent of such group under the relevant governing documents. US-DOCS\147127175.8 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 2 of 381

Lenders), the “Restructuring Term Sheet”) and the other documents attached as exhibits and incorporated by reference hereto (the “Core Definitive Documents”). B. As of the date hereof, the Company Parties are obligated to the First Lien Lender Parties under the First Lien Credit Agreement in an aggregate principal amount of not less than $41,355,322.40 and accrued unpaid interest and of not less than $2,833,148.50 (together with all other “Borrower Obligations” under, and as defined in, the First Lien Credit Agreement, the “First Lien Obligations” and claims in respect of the same, the “First Lien Claims”). The First Lien Claims are secured by first priority liens on substantially all of the Company Parties’ assets (all now-owned and after acquired assets of the Company Parties, collectively, the “Assets”) and are subject to the terms of the Amended and Restated Subordination and Intercreditor Agreement dated as of September 19, 2023 (the “Intercreditor Agreement”) C. As of the date hereof, the Company Parties are obligated to the Second Lien Lender Parties under the Second Lien Credit Agreement in an aggregate principal amount of not less than $63,850,000 plus accrued unpaid interest of not less than $7,180,000 (together with all other “Obligations” under, and as defined in, the Second Lien Credit Agreement, the “Second Lien Obligations” and claims in respect of the same, the “Second Lien Claims,” and the Second Lien Obligations and Second Lien Claims, together with the First Lien Obligations and First Lien Claims, the “Prepetition Secured Obligations” and “Prepetition Secured Claims,” respectively). The Second Lien Claims are secured by second priority liens on substantially all of the Assets and are subject to the terms of the Intercreditor Agreement. D. On December 19, 2023 (the “Petition Date”), certain of the Company Parties (the “Debtors”) will commence voluntary chapter 11 cases (the “Chapter 11 Cases”) under title 11 of the United States Code, 11 U.S.C. §§ 101 et seq (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Florida (the “Bankruptcy Court”). E. In order to fund the Chapter 11 Cases and the Restructuring, and subject to the terms of the Core Definitive Documents, the DIP Lender Parties have committed to make available to the Debtors up to an aggregate new-money principal amount of $25,100,000, pursuant to: (i) a Senior Secured Priming and Superpriority Debtor-In-Possession Credit Agreement (as amended, restated or otherwise modified from time to time in accordance with the terms thereof, the “DIP Credit Agreement,” and together with all agreements, documents and instruments delivered or executed in connection therewith, the “Senior DIP Documents” and the facility thereby created, the “DIP Credit Facility”) among the Debtors, the First Lien Lenders, as lenders under DIP Credit Facility (collectively, in their capacities as lenders under the DIP Credit Facility, the “Senior DIP Lenders”) and MidCap Financial Trust, as administrative agent (in such capacity, the “Senior DIP Agent” and together with the Senior DIP Lenders, the “Senior DIP Parties”), substantially the same form attached hereto as Exhibit B, and all obligations arising thereunder including all “Borrower Obligations” as defined therein being “Senior DIP Obligations” and claims in respect of the same, the “Senior DIP Claims”), pursuant to which, among other things, all First Lien Obligations shall be rolled up into the DIP Credit Facility and become Senior DIP Obligations; US-DOCS\147127175.8 2 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 3 of 381

(ii) a Senior Secured Priming and Superpriority Debtor-In-Possession Note Purchase Agreement (as amended, restated or otherwise modified from time to time in accordance with the terms thereof, the “DIP Note Purchase Agreement” together with all agreements, documents and instruments delivered or executed in connection therewith, the “Junior DIP Documents,” and together with the Senior DIP Documents, the “DIP Documents” and the facility created thereby, the “DIP Junior Notes Facility”) among the Debtors, the Second Lien Lenders (collectively, in their capacities as lenders under the DIP Note Purchase Agreement, the “Junior DIP Lenders” and together with the Senior DIP Lenders, the “DIP Lenders”) and U.S. Bank Trust Company, National Association as collateral agent for the Junior DIP Lenders (in such capacity, the “Junior DIP Agent,” and together with (i) the Senior DIP Agent, the “DIP Agents,” and (ii) the Junior DIP Lenders, the “Junior DIP Parties”; and the Junior DIP Parties together with the Senior DIP Parties, the “DIP Parties”), which agreement shall be in substantially the same form attached hereto as Exhibit C, and all obligations arising thereunder including all “Obligations” as defined therein being “Junior DIP Obligations” and claims in respect of the same, the “Junior DIP Claims,” and the Junior DIP Obligations and Junior DIP Claims together with the Senior DIP Obligations and Senior DIP Claims, the “DIP Obligations” and “DIP Claims,” respectively), pursuant to which, among other things, certain Second Lien Obligations in respect of bridge funding shall be rolled up into the DIP Junior Notes Facility and become Junior DIP Obligations; and (iii) Interim and final orders (the “Interim DIP Order” and “Final DIP Order,” respectively, and together the “DIP Orders”) approving the foregoing, in form and substance acceptable to the Senior DIP Agent in its sole discretion, and reasonably acceptable to the Junior DIP Parties, with the Interim DIP Order being substantially in the form attached hereto as Exhibit D. F. As part of the Chapter 11 Cases, the Debtors will sell, and the NewCo Entity, on behalf of all Second Lien Lenders (including the Junior DIP Lenders), has agreed to acquire, substantially all of the Assets in a sale pursuant to sections 363, 365 and other applicable provisions of the Bankruptcy Code, subject to the terms of the Restructuring Term Sheet and the Core Definitive Documents. The First Lien Agent, at the direction of and on behalf of all First Lien Lenders, and the DIP Agents, at the direction of and on behalf of all DIP Lenders, have agreed (or in the case of the Junior DIP Agent is expected to agree) to consent to the sale of, the Purchased Assets (as defined in the APA) in accordance with the Restructuring Term Sheet and the asset purchase agreement by and among the Debtors, as sellers, and the NewCo Entity, as buyer, which shall be substantially in the form attached hereto as Exhibit E (as subsequently amended or otherwise modified from time to time by written agreement of the Borrower (on behalf of the Company Parties) and the Second Lien Agent (with the consent of the Required Second Lien Lenders) with the prior written consent of the First Lien Agent and the Senior DIP Agent (with the consent of the Required First Lien Lenders and the Required Senior DIP Lenders), the “Asset Purchase Agreement” or “APA”) (such sale, the “363 Sale”), with such sale implemented through the terms of a bidding and sale procedures order in form and substance acceptable to the DIP Agents and Prepetition Agents (the “Sale Procedures Order” and the proposed order approving the sale, as set forth therein, the “Sale Order”) US-DOCS\147127175.8 3 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 4 of 381

G. In light of the exigencies, the Parties have agreed to forego execution of this Agreement by the Second Lien Agent and the Junior DIP Agent, and the Participating Second Lien Lenders and Junior DIP Lenders have represented that they constitute Required Participating Second Lien Lenders and Required Junior DIP Lenders, and in fact constitute all Second Lien Lenders and Junior DIP Lenders, and that they have the power to direct the action of the Second Lien Agent and Junior DIP Agent pursuant to the terms of the Second Lien Credit Agreement and DIP Note Purchase Agreement. NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Party, intending to be legally bound hereby, agrees as follows: 1. [RESERVED!. 2. Effectiveness. This Agreement shall be effective upon the execution thereof by each of: (a) the Company Parties, (b) the First Lien Agent, (c) each First Lien Lender, (d) each Participating Second Lien Lender, (e) the Senior DIP Agent, (f) each DIP Lender; and (g) the NewCo Entity. 3. Restructuring Term Sheet and Other Documents. The Restructuring Term Sheet and the other schedules and exhibits attached hereto and thereto are expressly incorporated herein and are made part of this Agreement. In the event of any direct conflict between the terms of this Agreement and the Restructuring Term Sheet or any Core Definitive Document, the Restructuring Term Sheet or Core Definitive Document, as applicable, shall govern and control. In the event of any direct conflict between the terms of the Restructuring Term Sheet and any Core Definitive Document, the applicable Core Definitive Document shall control. 4. Commitments of the First Lien Lenders. Until the occurrence of the Termination Date pursuant to Section 7 hereof (if applicable), each First Lien Lender hereby (severally and not jointly): (a) consents to, and agrees not to directly or indirectly object to or otherwise oppose: (i) the entry of the DIP Orders by the Bankruptcy Court and the Company Parties’ compliance therewith, (ii) the treatment of the First Lien Claims under the DIP Orders; and (iii) the Company Parties’ use of cash collateral in accordance with the respective DIP Orders; (b) consents to, and agrees not to directly or indirectly object to or otherwise oppose: (i) entry of the Sale Procedures Order by the Bankruptcy Court, and (ii) the Company Parties’ compliance with the Sale Procedures Order, including the Company Parties’ sale of the Purchased Assets and the consummation of the 363 Sale in accordance therewith and with the Sale Order; (c) consents to, agrees to support, and agrees not to directly or indirectly obj ect to or otherwise oppose, the Company Parties and the NewCo Entity entering into, and performing under, the Asset Purchase Agreement; (d) agrees to (i) the full roll-up of the First Lien Obligations into the DIP Credit Facility pursuant to the terms of the DIP Orders and Senior DIP Documents; and (ii) take US-DOCS\147127175.8 4 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 5 of 381

such other action, in each case as may be necessary or prudent to give effect to the transactions contemplated by, or to otherwise comply with the terms of, or carry out the purposes and intent of, the Restructuring Term Sheet; (e) agrees to, and authorizes and directs the First Lien Agent to: (i) negotiate, execute, deliver, and perform under this Agreement and the other Core Definitive Documents to which it is, or is required to be, a party, and (ii) take such other action, in each case as may be necessary or prudent to give effect to the transactions contemplated by, or to otherwise comply with the terms of, or carry out the purposes and intent of, this Agreement; (f) agrees not to directly or indirectly support or pursue any disposition or other restructuring other than the 363 Sale in accordance with this Agreement, unless there is no 363 Sale in accordance with this Agreement; (g) agrees not to take any action, or direct the First Lien Agent to take any action, including initiating any legal proceeding, that: (i) is inconsistent with or would otherwise violate the terms of this Agreement or any Core Definitive Document, or (ii) would prevent, hinder, frustrate, or delay the consummation of the 363 Sale in accordance with the Asset Purchase Agreement, the Sale Procedures Order and the Sale Order; and (h) agrees that all of the foregoing consents and agreements set forth in this Section 4 shall also constitute written directions to the First Lien Agent under the First Lien Credit Agreement to act (or not act, as applicable) in accordance with such consents and agreements. 5. Commitments of the DIP Lenders. Without limiting any of the rights of the DIP Agents and the other DIP Lender Parties under the DIP Orders, DIP Credit Agreement or DIP Note Purchase Agreement, or in any way modifying the terms and conditions thereof, until the occurrence of the Termination Date (if applicable), each DIP Lender hereby (severally and not jointly): (a) To the extent it is a Junior DIP Lender, it will not transfer any of its Junior DIP Claims to any other person; (b) consents to, and agrees not to directly or indirectly object to or otherwise oppose: (i) the entry of the DIP Orders by the Bankruptcy Court and the Company Parties’ compliance therewith, (ii) the treatment of the DIP Parties and DIP Obligations under the DIP Orders; and (iii) the Company Parties’ use of cash collateral in accordance with the respective DIP Orders; (c) consents to, and agrees not to directly or indirectly object to or otherwise oppose: (i) entry of the Sale Procedures Order by the Bankruptcy Court, and (ii) the Company Parties’ compliance with the Sale Procedures Order, including the Company Parties’ sale of the Purchased Assets and the consummation of the 363 Sale in accordance therewith and with the Sale Order; US-DOCS\147127175.8 5 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 6 of 381

(d) consents to, agrees to support, and agrees not to directly or indirectly object to or otherwise oppose, the Company Parties and the NewCo Entity entering into, and performing under, the Asset Purchase Agreement; (e) agrees to (i) the assumption of DIP Obligations by the NewCo Entity in accordance with the Restructuring Term Sheet, Asset Purchase Agreement and other Core Definitive Documents, effective as of the closing of the 363 Sale pursuant to the Asset Purchase Agreement; and (ii) take such other action, in each case as may be necessary or prudent to give effect to the transactions contemplated by, or to otherwise comply with the terms of, or carry out the purposes and intent of, the Restructuring Term Sheet; (f) agrees not to directly or indirectly support or pursue any disposition or other restructuring other than the 363 Sale in accordance with this Agreement, unless there is no 363 Sale in accordance with this Agreement; (g) agrees to, and authorizes and directs the DIP Agents to: (i) negotiate, execute, deliver, and perform under this Agreement and the other Core Definitive Documents to which it is, or is required to be, a party, and (ii) take such other action, in each case as may be necessary or prudent to give effect to the transactions contemplated by, or to otherwise comply with the terms of, or carry out the purposes and intent of, this Agreement; (h) agrees not to take any action, or direct the DIP Agents to take any action, including initiating any legal proceeding, that: (i) is inconsistent with or would otherwise violate the terms of this Agreement or any Core Definitive Document, or (ii) would prevent, hinder, frustrate, or delay the establishment of the DIP Facilities or the consummation of the 363 Sale in accordance with the Asset Purchase Agreement, the Sale Procedures Order and the Sale Order; and (i) agrees that all of the foregoing consents and agreements set forth in this Section 5 shall also constitute written directions to the DIP Agents under the DIP Credit Agreements to act (or not act, as applicable) in accordance with such consents and agreements. 6. Commitments of the Participating Second Lien Lenders. Until the occurrence of the Termination Date (if applicable), each Participating Second Lien Lender hereby (severally and not jointly): (a) Agrees, notwithstanding anything to the contrary herein, that it shall not transfer any of its Second Lien Claims to any other person; (b) consents to, and agrees not to directly or indirectly object to or otherwise oppose: (i) the entry of the DIP Orders by the Bankruptcy Court and the Company Parties’ compliance therewith, (ii) the treatment of the Second Lien Lender Parties and Second Lien Claims under the Final DIP Order; and (iii) the Company Parties’ use of cash collateral in accordance with the respective DIP Orders; US-DOCS\147127175.8 6 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 7 of 381

(c) consents to, and agrees not to directly or indirectly object to or otherwise oppose: (i) entry of the Sale Procedures Order by the Bankruptcy Court, and (ii) the Company Parties’ compliance with the Sale Procedures Order, including the Company Parties’ sale of the Purchased Assets and the consummation of the 363 Sale in accordance therewith and with the Sale Order; (d) (i) authorizes and directs the Second Lien Agent to transfer to the NewCo Entity the right to acquire the Purchased Assets by credit bid pursuant to, and in accordance with, the Asset Purchase Agreement, and (ii) agrees to cause the NewCo Entity to enter into and perform under the Asset Purchase Agreement; (e) agrees to (i) the credit bidding and extinguishment that portion of the Second Lien Claims, effective as of the closing of the 363 Sale, pursuant to and in accordance with the Asset Purchase Agreement and the other Core Definitive Documents; and (ii) take such other action, in each case as may be necessary or prudent to give effect to the transactions contemplated by, or to otherwise comply with the terms of, or carry out the purposes and intent of, the Restructuring Term Sheet; (f) agrees to, and authorizes and directs the Second Lien Agent to: (i) negotiate, execute, deliver, and perform under this Agreement and the other Core Definitive Documents to which it is, or is required to be, a party, and (ii) take such other action, in each case as may be necessary or prudent to give effect to the transactions contemplated by, or to otherwise comply with the terms of, or carry out the purposes and intent of, this Agreement; (g) agrees not to directly or indirectly support or pursue any disposition or other restructuring other than the 363 Sale in accordance with this Agreement, unless there is no 363 Sale in accordance with this Agreement; (h) agrees not to take any action, or direct the Second Lien Agent to take any action, including initiating any legal proceeding, that: (i) is inconsistent with or would otherwise violate the terms of this Agreement or any Core Definitive Document, or (ii) would prevent, hinder, frustrate, or delay the consummation of the 363 Sale in accordance with the Asset Purchase Agreement, the Sale Procedures Order and the Sale Order; and (i) agrees that all of the foregoing consents and agreements set forth in this Section 6 shall also constitute written directions to the Second Lien Agent under the Second Lien Credit Agreement to act (or not act, as applicable) in accordance with such consents and agreements. 7. Commitments of the Company Parties. Until the occurrence of the Termination Date (if applicable), each Company Party hereby (severally and not jointly and subject to the fiduciary duties of the Debtors): (a) Agrees that it shall not consent to the transfer any of Second Lien Claim or any Junior DIP Claim; US-DOCS\147127175.8 7 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 8 of 381

(b) consents to, and agrees to diligently pursue the entry of the DIP Orders by the Bankruptcy Court and the Company Parties’ compliance therewith; (c) consents to, and agrees to diligently pursue prompt entry of the Sale Procedures Order and the company Parties’ compliance therewith; (d) consents to, and agrees to enter into and perform under, the Asset Purchase Agreement, including, without limitation, the Company Parties’ sale of the Purchased Assets and the consummation of the 363 Sale in accordance therewith and with the Sale Order; (e) agrees not to directly or indirectly support or pursue any disposition or other restructuring other than the 363 Sale in accordance with this Agreement, unless there is no 363 Sale in accordance with this Agreement; (f) agrees not to take any action, including initiating any legal proceeding, that: (i) is inconsistent with or would otherwise violate the terms of this Agreement or any Core Definitive Document, or (ii) would prevent, hinder, frustrate, or delay the consummation of the 363 Sale in accordance with the Asset Purchase Agreement, the Sale Procedures Order and the Sale Order. 8. Commitments of the NewCo Entity. Until the occurrence of the Termination Date (if applicable), NewCo Entity agrees that it shall enter into and perform under the Asset Purchase Agreement and otherwise take all actions reasonably necessary to effectuate the Restructuring. 9. Termination. (a) This Agreement shall terminate automatically upon the occurrence of any of the following events and the delivery of written notice thereof by the terminating Party with the right to terminate specified below to all other Parties (each a “Termination Event,” and the date on which this Agreement is terminated in accordance with this Section 8 shall be referred to as the “Termination Date”): i. By the Senior DIP Agent (with the consent of Required Senior DIP Lenders); the Junior DIP Agent (with the consent of the Required Junior DIP Lenders); the First Lien Agent (with the consent of Required First Lien Lenders); or the Second Lien Agent (with the consent of the Required Second Lien Lenders) upon the occurrence of: a. any Termination Event (as defined in the DIP Orders); b. any termination of the Asset Purchase Agreement in accordance with its terms; or c. any governmental authority, including any regulatory authority or court of competent jurisdiction, issuing or ordering, as applicable, any injunction, judgment, decree, charge, ruling, or order preventing consummation of the 363 Sale or any of the transactions contemplated US-DOCS\147127175.8 8 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 9 of 381

or required by this Agreement (a “Governmental Stay”); provided, however, that a period of ten (10) Business Days shall have passed since the imposition of the Governmental Stay without such Governmental Stay being lifted; ii. A mutual written agreement to terminate is entered into by (A) the First Lien Agent, with the consent of the Required First Lien Lenders, (B) the Second Lien Agent, with the consent of the Required Second Lien Lenders, and (C) the DIP Agents, with the consent of the Required DIP Lenders; iii. Automatically upon the consummation of the 363 Sale; and iv. Automatically if the Bankruptcy Court enters an order denying approval of the 363 Sale. (b) Upon termination of this Agreement pursuant to this Section 9, this Agreement shall be of no further force and effect and each Party shall be released from its commitments, undertakings, and agreements under or related to this Agreement and shall have the rights and remedies that it would have had had it not entered into this Agreement, and shall be entitled to take all actions, whether with respect to the 363 Sale or otherwise, that it would have been entitled to take had it not entered into this Agreement. (c) Notwithstanding anything to the contrary in this Section 9, the Parties each agree that Sections 16, 17, 19, 22-28, and 30-34 shall survive any termination of this Agreement and shall at all times continue to be enforceable against the applicable Parties. 10. Transfer of Claims. (a) If, following execution of this Agreement by a Lender, such Lender sells, contracts to sell, gives, assigns, hypothecates, pledges, encumbers, grants a security interest in, offers, sells any option or contract to purchase, purchases any option or contract to sell, grants any option, right or warrant to purchase, or otherwise transfers or disposes of all or any portion of any First Lien Claims, Second Lien Claims or DIP Obligations, as applicable, held by such Lender (any of the foregoing, a “Transfer”) to any Person (each such Person, a “Transferee”), the Transferee must, as a condition to the effectiveness of such Transfer, execute an assumption agreement in substantially the form set forth in Schedule 1 hereto (the “Assumption and Joinder Agreement”) and deliver the same to the respective Agents within three (3) Business Days after the consummation of such Transfer. Any Transfer that is made in violation of the immediately preceding sentence shall be null and void ab initio, and the Parties shall have the right to enforce the voiding of such transfer. (b) Anything to the contrary in the foregoing or elsewhere in this Agreement notwithstanding, no Participating Second Lien Lender shall Transfer any of its Second Lien Claims, and no Junior DIP Lender shall Transfer any of its Junior DIP Claims. Any Transfer that is made in violation of the immediately preceding US-DOCS\147127175.8 9 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 10 of 381

sentence shall be null and void ab initio, and the Parties shall have the right to enforce the voiding of such transfer. 11. Acquisition of Additional Claims. Notwithstanding the foregoing, this Agreement does not restrict any Lender from acquiring any additional First Lien Claims, Second Lien Claims or DIP Obligations, as applicable; provided, however, that (a) any such acquired First Lien Claims, Second Lien Claims or DIP Obligations shall automatically and without any notice be deemed to be subject to the terms of this Agreement, (b) this Agreement shall automatically and without any notice be deemed amended to reflect such transfer, and (c) the respective Agents shall be provided prior written notice of the transfer. 12. Cooperation. The Parties shall cooperate with each other and with the Company Parties in good faith and shall coordinate their activities (to the extent practicable) in respect of the 363 Sale and the transactions contemplated by this Agreement, the Asset Purchase Agreement, the Restructuring Term Sheet and the other Core Definitive Documents; provided, that the Parties’ compliance with this Section 11 shall not be deemed to require or constitute a waiver of any applicable attorney-client, work product or other privilege. 13. Representations. Each Party represents to each other Party that, as of the date of this Agreement (each of which is a continuing representation and covenant): (a) It is validly existing and in good standing under the laws of the state or province of its organization. (b) This Agreement is a legal, valid, and binding obligation of such Party, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable laws. (c) Except as expressly provided in this Agreement or the Bankruptcy Code, no consent or approval is required by any other person or entity in order for such Party to perform its respective obligations under this Agreement and the other Core Definitive Documents. (d) It has all requisite power and authority to enter into this Agreement and to perform its respective obligations under this Agreement and the other Core Definitive Documents. (e) The execution, delivery and performance of this Agreement does not and shall not: (i) violate any provision of law, rules or regulations applicable to it; (ii) require any registration or filing with, consent or approval of, or notice to, or other action to, with or by, any federal, state, provincial, or other governmental authority or regulatory body, (hi) violate its certificate of incorporation, bylaws, or other organizational documents; or (iv) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it is a party. US-DOCS\147127175.8 10 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 11 of 381

(f) Each Lender represents and warrants as to itself only, severally and not jointly with any other Lender, to each of the Parties hereto that, as of the date such Party executes this Agreement: i. it is the legal and beneficial owner of the aggregate principal amount of First Lien Claims, Second Lien Claims and/or DIP Obligations, as applicable, set forth in its signature page, or is the nominee, investment manager, or advisor for beneficial holders of such claims, except to the extent that it may have entered into an agreement to transfer all or a portion of such claims and the transferee has executed and delivered an Assumption and Joinder Agreement therefor; ii. other than pursuant to this Agreement, its ownership of the aggregate principal amount of First Lien Claims, Second Lien Claims and/or DIP Obligations, as applicable, set forth in its signature page is free and clear of any pledge, lien, security interest, charge, claim, equity, option, proxy, voting restriction, right of first refusal, or other limitation on disposition or encumbrances of any kind that would adversely affect in any way its performance of its obligations contained in the Agreement at the time such obligations are required to be performed; and iii. it is not aware of any event that, due to any fiduciary or other duty to any other Person, would prevent it from taking any act or action required of it under this Agreement. 14. [RESERVED! 15. [RESERVED] 16. Entire Agreement. This Agreement is the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, oral or written, between the Parties with respect thereto. No claim of waiver, modification, consent, or acquiescence with respect to any provision of this Agreement shall be made against any Party, except on the basis of a written instrument executed by or on behalf of such Party. 17. Parties. This Agreement shall be binding upon, and inure to the benefit of, the Parties. No rights or obligations of any Party under this Agreement may be assigned or transferred to any other Person except as provided in Section 10 hereof. 18. [RESERVED] 19. Reservation of Rights; No Waiver. This Agreement is part of a proposed compromise and settlement of outstanding indebtedness loaned to (or for the benefit of) the Company Parties by the First Lien Lenders, Second Lien Lenders and DIP Lenders. Except as expressly provided in this Agreement, nothing herein is intended to, or does, in any manner waive, limit, impair, or restrict the ability of each of the Parties hereto to protect and preserve their rights, remedies, claims, and interests, and all such rights are fully reserved. Nothing herein shall be deemed an admission of any kind. Pursuant to Rule 408 of the Federal Rules of Evidence, any applicable state rules of US-DOCS\147127175.8 11 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 12 of 381

evidence and any other applicable law, foreign or domestic, this Agreement and all negotiations relating thereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms. 20. Counterparts. This Agreement may be executed in one or more counterparts, each of which, when so executed, shall constitute originals and the same instrument, and the counterparts may be delivered by facsimile transmission or by electronic mail in portable document format (.pdf). 21. Amendments. This Agreement may not be modified, amended, or supplemented except in writing signed by the First Lien Agent, Required First Lien Lenders, the Second Lien Agent, Required Second Lien Lenders, the DIP Agents, and Required DIP Lenders; 22. Headings. The headings of the sections, paragraphs and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof. 23. Relationship Among Parties. It is understood and agreed that no First Lien Lender has any fiduciary duty or other duty of trust or confidence in any form with any other First Lien Lender with respect to the transactions contemplated by this Agreement, and, except as provided in this Agreement, there are no commitments among or between them with respect to the transactions contemplated by this Agreement. It is understood and agreed that no Second Lien Lender has any fiduciary duty or other duty of trust or confidence in any form with any other Second Lien Lender with respect to the transactions contemplated by this Agreement, and, except as provided in this Agreement, there are no commitments among or between them with respect to the transactions contemplated by this Agreement. It is understood and agreed that no DIP Lender has any fiduciary duty or other duty of trust or confidence in any form with any other DIP Lender with respect to the transactions contemplated by this Agreement, and, except as provided in this Agreement, there are no commitments among or between them with respect to the transactions contemplated by this Agreement. No prior history, pattern or practice of sharing confidences among or between the respective Lenders shall in any way affect or negate this understanding and Agreement. 24. Specific Performance. It is understood and agreed by the Parties that money damages would be an insufficient remedy for any breach of this Agreement by any Party and each non breaching Party shall be entitled to specific performance and injunctive or other equitable relief as a remedy of any such breach, including, without limitation, an order of the Bankruptcy Court or other court of competent jurisdiction requiring any Party to comply promptly with any of its obligations hereunder. Any Party against whom an action or proceeding for specific performance is brought hereby waives the claim or defense therein that such Party bringing such action or proceeding has an adequate remedy at law, and such person shall not urge in any action or proceedings the claim or defense that such remedy at law exists. Any party entitled to the remedy of specific performance and injunctive and other equitable relief pursuant this section shall be entitled to obtain such specific performance without the necessity of securing or posting a bond or other security in connection with such remedy, in addition to any other remedy to which such Party may be entitled, at law or in equity. 25. Governing Law, Etc. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, without regard to such state’s choice of law provisions US-DOCS\147127175.8 12 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 13 of 381

which would require the application of the law of any other jurisdiction. By its execution and delivery of this Agreement, each of the Parties irrevocably and unconditionally agrees for itself that any legal action, suit or proceeding against it with respect to any matter arising under or arising out of or in connection with this Agreement or any of the transactions contemplated hereby or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, may be brought in the Bankruptcy Court, and by execution and delivery of this Agreement, each of the Parties irrevocably accepts and submits itself to the exclusive jurisdiction of such court, generally and unconditionally, with respect to any such action, suit or proceeding. Each of the Parties agrees that its submission to jurisdiction and consent to service of process by mail is made for the sole and express benefit of each of the other Parties to this Agreement. 26. WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. 27. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. 28. Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally, by internationally recognized US-DOCS\147127175.8 13 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 14 of 381

overnight courier service, or by registered or certified mail (postage prepaid, return receipt requested) and by electronic mail to the parties at the following addresses: If to the First Lien Agent or the Senior DIP Agent: Midcap Financial Trust c/o MidCap Financial Services, LLC, as Servicer 7255 Woodmont Ave., Suite 300 Bethesda, Maryland 20814 Attention: Josh Groman Email: j groman@midcapfinancial. com with a copy to (which shall not constitute notice): Latham & Watkins LLP 330 North Wabash Avenue, Suite 2800 Chicago, IL 60611 Attention: James Ktsanes Email: james.ktsanes@lw.com and Latham & Watkins LLP 1271 Avenue of the Americas New York, New York 10020 Attention: Hugh Murtagh Email: hugh.murtagh@lw.com If to Second Lien Agent or the Junior DIP Agent: [RESERVED] If to a First Lien Lender (or a transferee thereof), Participating Second Lien Lender (or a transferee thereof) or DIP Lender (or transferee thereof), to the address set forth below the signature of such Party (or as directed by the transferee of such Party). Any notice given by delivery, mail, electronic mail, or courier shall be effective when received. 29. Compliance With Directions. The DIP Agents hereby agree to comply with all directions of the DIP Lenders provided hereunder and under the Core Definitive Documents, the First Lien Agent agrees to comply with all directions of the First Lien Lender hereunder and under the Core Definitive Documents, and the Second Lien Agent agrees to comply with all directions of the Second Lien Lenders hereunder and under the Core Definitive Documents, in each case to the fullest extent permitted or required by the DIP Loan Documents, First Lien Loan Documents and Second Lien Loan Documents, respectively. The agreements, consents, commitments, and directions of the respective Parties provided in this Agreement shall be irrevocable unless US-DOCS\147127175.8 14 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 15 of 381

terminated, amended, or otherwise modified in accordance with the terms hereof. The Parties agree that each of the First Lien Agent, Second Lien Agent and DIP Agents may conclusively rely on the agreements, consents, commitments, and directions of the Parties contained in this Agreement for purposes of acting at the direction of the requisite majority of lenders under the First Lien Credit Agreement, Second Lien Credit Agreement and DIP Credit Agreements, respectively. 30. Remedies Cumulative. All rights, powers, and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any right, power, or remedy thereof by any Party shall not preclude the simultaneous or later exercise of any other such right, power, or remedy by such Party. 31. Successors and Assigns; No Third-Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns (including, without limitation, the NewCo Entity and any other designee of the Second Lien Agent under the Asset Purchase Agreement), and it is not the intention of the Parties to confer third-party beneficiary rights upon any other Person. Nothing contained in this section shall be deemed to permit sales, assignments or other transfers of the First Lien Claims, Second Lien Claims, DIP Obligations or other claims against or interests in the Company Parties other than in accordance with this Agreement. 32. Bankruptcy Appearances; Non-Disturbance. Notwithstanding anything to the contrary herein, nothing in this Agreement shall be construed to prohibit any Party from appearing as a party-in-interest in any matter to be adjudicated in the Chapter 11 Cases as long as such appearance and the positions advocated in connection therewith do not violate, or are otherwise not inconsistent with, this Agreement, the Restructuring Term Sheet, the Sale Procedures Order, and the Core Definitive Documents, and are not for the purpose of hindering, delaying frustrating, or preventing the consummation of the 363 Sale. 33. Limitation of Liability. To the fullest extent permitted by applicable law, no Party shall assert, and each Party hereby waives, any claim against any other Party on any theory of liability, for special, indirect, consequential, or punitive damages (as opposed to direct or actual damages) arising out of, in connection with execution or termination of, or as a result of, this Agreement, the Restructuring Term Sheet, the 363 Sale, the Core Definitive Documents or any other document, agreement or instrument contemplated herein or therein. 34. Representation by Counsel. Each Party acknowledges that it has had the opportunity to be represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly any rule of law or legal decision that would provide any Party with a defense to the enforcement of the terms of this Agreement against such Party based upon lack of legal counsel, shall have no application and is expressly waived. REMAINDER OF PAGE LEFT INTENTIONALLY BLANK US-DOCS\147127175.8 15 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 16 of 381

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed and delivered as of the date first written above. MIDCAP FINANCIAL TRUST, as First Lien Agent and Senior DIP Agent By: Apollo Capital Management, L.P., its investment manager By: Apollo Capital Management, GP, LLC, its general partner By: Name: Maurice Amsellem Title: Authorized Signatory [Signature Page to Restructuring Support Agreement] Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 17 of 381

MIDCAP FINANCIAL TRUST, as First Lien Lender and Senior DIP Lender By: Apollo Capital Management, L.P., its investment manager By: Apollo Capital Management, GP, LLC, its general partner Name: Maurice Amsellem Title: Authorized Signatory [Signature Page to Restructuring Support Agreement] Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 18 of 381

MIDCAP FINANCIAL INVESTMENT CORPORATION, as First Lien Lender By: Name: Title: Chief Legal Officer [Signature Page to Restructuring Support Agreement] Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 19 of 381

SECOND LIEN LENDERS: ALATE I LP, by its general partner, ALATE I GP INC. By: Name: Jay Jiang Title: Authorized Signatory By: JuKWc/fb (Mhb Name: Jeannette Wiltse Title: Authorized Signatory [Signature Page to Restructuring Support Agreement] Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 20 of 381

SECOND LIEN LENDERS: MKB PARTNERS FUND II, LIMITED PARTNERSHIP, by its general partner, MKB PARTNERS FUND II GP INC. By: Name: Antonio Occhionero Title: Authorized Signatory MKB PARTNERS FUND II INTERNATIONAL, LIMITED PARTNERSHIP, by its general partner, MKB PARTNERS FUND II GP INC. By: Name: Antonio Occhionero Title: Authorized Signatory [Signature Page to Restructuring Support Agreement] Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 21 of 381

SECOND LIEN LENDERS: RELAY VENTURES FUND III L.P, by its general partner, RELAY VENTURES FUND III GP INC. By: ttAMI/L Name: Kevin Talbot Title: Director By: JuwUAuffc Name: Jeannette Wiltse Title: Director RELAY VENTURES PARALLEL FUND III L.P., by its general partner, RELAY VENTURES FUND III GP INC. By: ttAMI/b Name: Kevin Talbot Title: Director By: JuwUAuffc Name: Jeannette Wiltse Title: Director RELAY VENTURES COMPASS LP, by its general partner, RELAY VENTURES COMPASS GP INC. By: tuAik TaM Name: Kevin Talbot Title: Director By: Name: Jeannette Wiltse Title: Director [Signature Page to Restructuring Support Agreement] Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 22 of 381

SECOND LIEN LENDERS: RELAY VENTURES COMPASS II LP, by its general partner, RELAY VENTURES COMPASS II GP INC. By: Name: Kevin Talbot Title: Director By: Name: Jeannette Wiltse Title: Director [Signature Page to Restructuring Support Agreement] Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 23 of 381

SECOND LIEN LENDERS: OBELYSK TRANSPORT L.P., by its general partner, OBELYSK TRANSPORT GP INC. By: JdLvt Name: John Bitove Title: President MAPLE BEACH COMPASS LP, by its general partner, OBELYSK US CORP. By: Name: John Bitove Title: Authorized Signatory MAPLE BEACH INVESTMENT LLC By: JoitK Name: John Bitove Title: Authorized Signatory [Signature Page to Restructuring Support Agreement] Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 24 of 381

SECOND LIEN LENDERS: HVLKV, LLC ^y. Wnj UctAT Name: KGrry vickar Title: Manager [Signature Page to Restructuring Support Agreement] Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 25 of 381

SECOND LIEN LENDERS: MATTHEW EPP [Signature Page to Restructuring Support Agreement] Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 26 of 381

SECOND LIEN LENDERS: BENNETT CHURCH HILL CAPITAL Name: Carl Bennett yjiip. Managing Director [Signature Page to Restructuring Support Agreement] Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 27 of 381

SECOND LIEN LENDERS: GESTION HOLDROB INC. 3y: Name: Benoit Robert Title: President [Signature Page to Restructuring Support Agreement] Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 28 of 381

NewC'o Entity' / Buyer: Bird Scooter Acquisition Corp. B. - Name: Title: o^^***2 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 29 of 381

Company Parties: Bird Rides, Inc. Bird Global, Inc. Bird U.S. Holdco, LLC Bird US Opco, LLC Skinny Labs, Inc. Bird Canada Scooters, Inc Bird Treasury Holdco, LLC Scoot Rides, Inc Bird Rides International Holdings, Inc. Bird Rides Holdings (US), LLC Bird Rides Europe B.V Bird Rides Europe B.V By: Name: Title: [Signature Page to Restructuring Support Agreement] Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 30 of 381

Schedule 1 ASSUMPTION AND JOINDER AGREEMENT Reference is made to that certain Restructuring Support Agreement, dated as of December [ • ], 2023 (as amended, modified or supplemented from time to time, the “Agreement”) by and among (i) Midcap Financial Trust, as agent (in such capacity, the “First Lien Agent”), under that certain Credit Agreement, dated as of April 27, 2021, among the Company Parties, the First Lien Agent, and the First Lien Lender, (ii) the First Lien Lender, (iii)U.S. Bank Trust Company, National Association, as agent (in such capacity, “Second Lien Agent”), under that certain Credit Agreement, dated as of December 30, 2022, by and among the Company Parties, the Second Lien Agent, and the Second Lien Lenders, (iv) each of the Second Lien Lenders, (v) the DIP Lenders, (vi) the DIP Agents, and (vii) the Second Lien Agent, in its capacity as Buyer under, and as defined in, the Asset Purchase Agreement. Each capitalized term used but not defined herein shall have the meaning given to it in the Agreement. As a condition precedent to becoming the holder or owner of dollars ($ ) in principal amount of the [Revolving Loans / Term Loans / Second Lien Loans] held as of the date hereof by the undersigned transferor (the “Transferor”), the undersigned transferee (the “Transferee”) hereby agrees to become bound by all the terms, conditions and obligations set forth in the Agreement, including without limitation, any commitment to be or become a DIP Lender (in the same proportion and amount as the Transferor). This Assumption and Joinder Agreement shall take effect and shall become an integral part of the Agreement immediately upon its execution, and the Transferee shall be deemed to be bound by all of the terms, conditions and obligations of the Agreement as of the date thereof. The Transferee shall hereafter be deemed to be a “[First / Second] Lien Lender” and a “Party” for all purposes under the Agreement. Signatures on Following Page Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 31 of 381

IN WITNESS WHEREOF, this Assumption and Joinder Agreement has been duly executed by each of the undersigned as of the date specified below. Date: Name of Transferor Authorized Signatory of Transferor (Type or Print Name and Title of Authorized Signatory) Name of Transferee Authorized Signatory of Transferee (Type or Print Name and Title of Authorized Signatory) Address of Transferee: Attn: Tel: Fax: E-mail: [Signature Page to Assumption and Joinder Agreement] Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 32 of 381

Exhibit A RESTRUCTURING TERM SHEET (See attached.) Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 33 of 381

Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 34 of 381

BIRD GLOBAL, INC., ET AL.
RESTRUCTURING TERM SHEET
December 19, 2023

THIS TERM SHEET DOES NOT CONSTITUTE (NOR SHALL IT BE CONSTRUED AS) AN OFFER WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OR REJECTIONS AS TO ANY EXCHANGE OFFER OR PLAN OF REORGANIZATION, IT BEING UNDERSTOOD THAT SUCH A SOLICITATION, IF ANY, SHALL BE MADE ONLY IN COMPLIANCE WITH SECTION 4(A)(2) OF THE SECURITIES ACT OF 1933, SECTION 1145 OF THE BANKRUPTCY CODE AND APPLICABLE LAWS.

CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANING GIVEN THEM IN THE RESTRUCTURING SUPPORT AGREEMENT ("RSA") TO WHICH THIS TERM SHEET IS ATTACHED AS EXHIBIT A.

Restructuring Overview	On or about December 19, 2023 (the "Petition Date"), Bird Global, Inc, ("Bird") and certain of its subsidiaries as set forth on Exhibit A hereto (collectively with Bird, the "Debtors") shall file chapter 11 Petitions commencing chapter 11 cases (the "Chapter 11 Cases") in the United States Bankruptcy Court for the Southern District of Florida (the "Bankruptcy Court"). The Chapter 11 Cases may exclude certain Bird subsidiaries with the consent of the Consenting 1L Lenders (as defined below) ("Non-Filing Entities" and together with the Debtors, the "Company"). Prior to the Petition Date, to finance interim capital needs of the Company, (a) The First Lien Lenders advanced $2,000,000 of term loans (the "1L Bridge Loans") to the Borrower, and (b) The Participating Second Lien Lenders provided a bridge financing facility in an aggregate principal amount of $4,000,000 to the Borrower (the "2L Bridge Loans"). Upon the Petition Date, to finance the Chapter 11 Cases, (a) the First Lien Lenders (in such capacity, the "Senior DIP Lenders") will provide a superpriority secured debtor-in-possession credit facility (the "DIP Credit Facility") in an aggregate new-money principal amount not to exceed $19,500,000 (the "1L DIP New Money") substantially on the terms set forth herein and in the DIP Credit Agreement attached to the RSA as **Exhibit B,** including that (a) the First Lien Obligations (including the 1L Bridge Loans (and related claims)) shall roll into the DIP Credit Facility and (b) the DIP Credit Facility and related DIP Orders will include, among other terms, customary sale-based milestones as set forth on Exhibit 2 to the Interim DIP Order and set forth below for convenience (the terms of the Interim DIP Order controlling to the extent of any conflict). (b) The Participating Second Lien Lenders (in such capacity, the "Junior DIP Lenders") will provide a superpriority secured debtor-in-possession credit facility (the "DIP Junior Notes Facility") in an aggregate new-money principal amount of $5,600,000 (the "2L DIP New Money")

US-DOCS\146367898.19

substantially on the terms set forth herein and in the DIP Note Purchase Agreement attached to the RSA as Exhibit C. including that (a) the 2L Bridge Loans shall roll into the DIP Junior Notes Facility and (b) the DIP Junior Notes Facility shall be subordinate in right of payment and security to the DIP Credit Facility in all respects. The Chapter 11 Cases will provide for a credit-bid sale under Section 363 of the Bankrnotcv Code (“363 Sale”), oursuant to which the Second Lien Lenders shall direct the Second Lien Agent to credit bid all Second Lien Claims and Junior DIP claims and become equity owners of the new or reorganized Company, and the Senior DIP Obligations (including all Prepetition First Lien Obligations, will become obligations of the new. or reorganized. Company, on the terms set forth herein. DIP FACILITIES DIP Credit Facility After the Petition Date, upon entry of the Interim DIP Order and satisfaction of other customary conditions to closing (the “Closing Date”), the Senior DIP Lenders will orovide debtor-in-oossession financing (the “DIP Credit Facility”) to the Debtors, on terms including the following: • Facility: Up to $19,500,000 new money • Availability: (a) Upon entry of an order in form and substance acceptable to the Senior DIP Agent in its sole discretion approving DIP Credit Facilitv on an interim basis (the “Interim DIP Order”) and after exhaustion of the full amount of proceeds of the DIP Junior Notes Facility. $11,500,000, and (b) upon entry of an order in fonn and substance acceptable to the IL Consenting Lenders approving the DIP facilitv on a final basis (the “Final DIP Order” and together with the Interim DIP Order, the “DIP Orders”) the remainder, from time to time, to the extent otherwise permitted by the DIP Orders and the budget set forth in the DIP Orders (the “Aooroved Budget”). • Rollup: Upon entry of the Final DIP Order, all First Lien Obligations (including the IL Bridge Loans). • Non-default rate: 15% as follows: 6% cash pay. 9% paid in kind. • Fees: 3% on new money, capitalized to the balance of the Senior DIP Loans. • Maturity Date: Earliest to occur of an event of default under the DIP Credit Facility, a Termination Event under the DIP Orders, closing of the 363 Sale. 100 days after the Closing Date • Use of Proceeds: (i) fund the costs of administration of the Chapter 11 Cases, (ii) make payments required under the DIP Facilities and DIP Orders (ii) for general corporate purposes, in each case in accordance with the Approved Budget. • Security: Senior to all prior claims and liens other than customary permitted liens 2 US-DOCS\146367898.19 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 35 of 381

Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 36 of 381

	• Milestones: As set forth on Annex B hereto • Covenants: Weekly performance-to-budget testing on consolidated unrestricted cash balance basis with maximum variance of the greater of 10% and $500,000 (but in no event in excess of $1,000,000); other customary covenants as set forth in the DIP Credit agreement and Interim DIP Order • Budget covenant subject to 5 Business Day cure period during which Participating Second Lien Lenders can cure covenant breach by funding amount sufficient to bring cash balance within budget compliance.
DIP Junior Notes Facility	Upon the Closing Date, the Consenting 2L Lenders will provide debtor-in-possession financing (the "DIP Junior Notes Facility" and together with the 1L DIP Facilities, the "DIP Facilities") to the Debtors, on terms including the following: • Facility: $5,600,000 new money • Availability: Upon entry of the Interim DIP Order): $5,600,000 • Rollup: 2L Bridge Facility • Rate: 18% paid in kind • Fees: 3% on new money, capitalized to the balance of the Junior DIP Loans. • Term: Earliest to occur of an event of default under the DIP Junior Notes Facility, a Termination Event under the DIP Orders, closing of the 363 Sale, 100 days after Closing Date. • Use of Proceeds: (i) fund the costs of administration of the Chapter 11 Cases, (ii) make payments required under the DIP Facilities and DIP Orders (ii) for general corporate purposes, in each case in accordance with the budget provided in the DIP Orders • Security: Senior to Prepetition Second Lien Claims and liens securing the same, and all claims and liens junior thereto, other than customary permitted liens; junior to Senior DIP Claims and Prepetition First Lien Claims and liens securing the same • Milestones: As set forth on Annex B hereto
Adequate Protection for 1L Credit Agreement Claims	Cash payment of interest at the non-default rate (amortization deferred), superpriority/507(b) claims, replacement liens, payment of professional fees and expenses, customary reporting and reasonable consent rights over weekly budget and 13-week cash flow forecast, all as set forth more fully in the DIP Orders.
Adequate Protection for 2L NPA Claims	Superpriority/507(b) claims (junior to the 507(b) claims provided as adequate protection with respect to the 1L Credit Agreement Claims), replacement liens (junior to the 1L Credit Agreement replacement liens and liens securing the 1L

3

US-DOCS\146367898.19

Credit Agreement Claims), payment of professional fees and. customary reporting and reasonable consent rights over weekly budget and 13-week cash flow forecast. all as set forth more fully in the DIP Orders. EXIT FRAMEWORK & MECHANICS Framework; Mechanics • The Second Lien Lenders (including the Junior DIP Lenders) jointly shall be. or their designee shall be. initial owner (“Initial Owner”) of the NewCo Entity and shall cause all Junior DIP Claims (including 2L Bridge Loan claims) and all Prepetition Second Lien Claims (the “Junior Claims”) to be assigned to the NewCo Entity for onrooses of a credit bid under section 363(k) in the 363 Sale. • Initial Owner shall direct the NewCo Entity to credit bid all Junior Claims to purchase substantially all assets of the Company in the 363 Sale pursuant to the APA. • Subject to the proviso below, at. and as a condition to. the Exit, the NewCo Entity, as borrower (“Borrower”), will enter into senior financing (as detailed below, the “NewCo Senior Financing”) and will be deemed to incur loans “NewCo Loans” thereunder in the full amount of the Senior DIP Claims (including full rollup of Prepetition First Lien Claims). • Subject to the proviso below, at. and as a condition to. the Exit, Initial Owner will distribute 100% of the equity in the NewCo Entity (“NewCo Equity”) and will be deemed to incur debt iunior to the NewCo Senior Financing (the “NewCo Junior Financing” and together with the NewCo Equity the “NewCo Junior Consideration”) in an amount to be determined, such that the holders of the Junior Claims shall, together, retain 85% of the NewCo Junior Consideration and the Senior DIP Lenders shall obtain 15% of the NewCo Junior Consideration; • provided that in the event the NewCo Entity elects to repay the Senior DIP Claims in full in cash at Exit, then the NewCo Senior Financing shall not issue, and the holders of Junior Claims shall retain 97.5% of the NewCo Junior Consideration, and the Senior DIP Lenders shall obtain 2.5% of the NewCo Junior Consideration. NEWCO SENIOR FINANCING “Exit” Closing of the 363 Sale, it being understood that if Second Lien Lenders’ credit bid is topped with a cash bid. then the Senior DIP Lenders shall have no obligations in respect of the Exit, even if the Second Lien Lenders improve their initial bid with cash and are named the winning bidders. Maturity Four years from Exit. NewCo Entity Structure NewCo Entity shall be split as necessary between a new parent holdco and new subsidiary opco(s) serving as the Borrower to facilitate parent guarantee of Borrower obligations with single point of enforcement. 4 US-DOCS\146367898.19 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 37 of 381

Liquidity at Exit and Liquidity Facility • Company will have not less than $3MM of cash on hand at Exit • At exit, at Borrower’s election, Senior DIP Lenders or certain of them (“Exit Liauiditv Lenders”) will advance $2,000,000. An additional $2,000,000 shall be available for two months post-closing at Borrower’s request and Exit Liquidity Lenders’ sole discretion. Any amounts drawn shall be added to and made part of the NewCo Senior Financing and shall be subject to the Interest Rate and Success Fee provisions, and will be considered the final amount repaid on the NewCo Senior Financing and subject to a minimum 2.0x return at maturity. Required Paydown of Senior DIP Claims at Exit • None Collateral First priority lien and pledge on substantially all assets of reorganized business senior to all other liens other than permitted liens under the NewCo Senior Financing documents Interest Rate on NewCo Loans • Initial 12-Month Period: Cash interest of SOFR+3.00% • Thereafter: o Cash interest of SOFR+10.00%; or o If Borrower satisfies the Interest Rate Reduction Provision for that month, then SOFR+5.00% Interest Rate Reduction Provision Each month (notice TBD) beginning in month 13, Borrower may elect to increase the monthly amortization by 50% and qualify for the Interest Rate Reduction for that month Success Fee • If NewCo Senior Financing is fully repaid in year 1, $0. • If NewCo Senior Financing is fully repaid in year 2, the product of (i) 50% and (ii) 5% (the “Factor”) multiplied bv the average balance outstanding since Exit and (iii) the number of years since closing • If NewCo Senior Financing is fully repaid after year 2, product of (i) 5% multiplied by the average balance outstanding of the loan since closing and (ii) the number of years since closing • If Borrower raises at least $20,000,000 in equity within 12 months of Exit, the Factor shall be 3% • If Borrower raises at least $30,000,000 in equity within 12 months of Exit, the Factor shall be 2% • Note: Number of years since closing may be partial years Equity Raise Equity raises shall not be subject to automatic cash sweep; proceeds of equity raises may be retained to invest in reorganized business. Restriction on Distributions Holders of Junior Claims shall be restricted from receipt of dividends or distributions in respect of NewCo Equity other than customary ordinary course 5 US-DOCS\146367898.19 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 38 of 381

distributions (e.g. taxes) until the NewCo Senior Financing is fully repaid, and such NewCo Equity shall be subject to dilution by a management incentive plan acceptable to management, holders of NewCo Equity and the lenders under the NewCo Senior Financing. Scheduled Amortization Amortization shall begin with the June 2024 payment paid on payment date in July 2024 and paid thereafter as set forth in Annex C (for avoidance of doubt, Annex C incorrectly shows the first payment as being in May 2024). Additional Amortization Payments Borrower may make additional amortization payments at any time with no prepayment penalty. Board Representation • NewCo Senior Financing shall be entitled to appoint one Board member until such time as the NewCo Senior Financing is fully repaid. • Senior DIP Lenders shall have Board observer rights for so long as they retain any NewCo Equity issued as part of the Exit. 6 US-DOCS\146367898.19 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 39 of 381

EXHIBIT A Bird Global, Inc. Bird Rides, Inc. BirdUS Holdco, LLC BirdUSOpCo, LLC Skinny Labs, Inc. Debtors US-DOCS\146367898.19 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 40 of 381

Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 41 of 381

Annex B

(To the extent of any conflict with Milestones appended to the Interim DIP Order, Interim DIP Order controls.)

Milestone	Hardwired	Conditional
Petition Date (P)	December 19, 2023	
First-Day Hearing	December 22, 2023	+3 Business Days (BD) from P
Entry of Interim DIP Order	December 22, 2023	+3 BD from P
Company shall have (a) communicated with all relevant regulatory/governmental bodies representing 90% of Company's sharing revenues ("Agencies") to apprise them of the Restructuring (as defined in the RSA) and to request assurances that such bodies will consent to the continued operation of the Company's business by the NewCo Entity (as defined in the RSA) in such bodies' jurisdictions on substantially the same terms as currently apply, including through consent to assignment, novation, or other means of continuing all material permits, licenses, contracts, and similar agreements (collectively, "Permits"), and (b) delivered an initial report (the "Permitting Report") of results of such communications, in form and substance acceptable to the Senior DIP Agent in its sole discretion*	January 10, 2024	+22 Calendar Days (CD) from P
Second-Day Hearing	January 23, 2024	+28 CD from P
Entry of Final DIP Order	January 25, 2024	+2 BD from Second-Day Hearing
Entry of Sale Procedures Order	January 25, 2024	+2 BD from Second-Day Hearing
Occurrence of Bid & Cure/Assignment Objection Deadline	February 26, 2024 (Feb. 24 = Sat.)	+30 CD from Sale Procedures
Auction (if needed)	March 4, 2024	+5 BD from Bid Deadline
Sale Hearing	March 11, 2024	+5 BD from Auction
Closing	March 18, 2024	+5 BD from Sale Hearing

*Permit Reporting Covenant. After delivery of the initial Permitting Report, the Debtors shall deliver an updated Permitting Report each week together with the Variance Report.

*Permit Continuance Covenant. At no time shall Agencies representing more than 7.5% of the Company's 2023 Sharing Revenues as internally reported by the Company, pro forma for the Spin acquisition on a normalized run-rate basis, have revoked or adversely modified, or stated an intention to revoke or adversely modify, Permits.

US-DOCS\146367898.19

Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 42 of 381

Annex C

Amortization

Monthly Amort (Paid in Arrears)	Current Amortization Schedule	Post-Emergence Amortization Payment
Jan-24	($500,000)	$0
Feb-24	($1,150,000)	$0
Mar-24	($1,150,000)	$0
Apr-24	($1,150,000)	$0
May-24	($2,250,000)	($1,500,000)
Jun-24	($2,250,000)	($1,500,000)
Jul-24	($2,250,000)	($1,500,000)
Aug-24	($2,250,000)	($1,500,000)
Sep-24	($2,250,000)	($1,500,000)
Oct-24	($2,250,000)	($1,500,000)
Nov-24	($1,250,000)	($750,000)
Dec-24	($1,250,000)	($750,000)
Jan-25	($1,250,000)	($750,000)
Feb-25	($1,250,000)	($750,000)
Mar-25	($1,250,000)	($750,000)
Apr-25	($1,250,000)	($750,000)
May-25	($4,801,774)	($1,500,000)
Jun-25	($4,801,774)	($1,500,000)
Jul-25	($4,801,774)	($1,500,000)
Aug-25		($1,500,000)
Sep-25		($1,500,000)
Oct-25		($1,500,000)
Nov-25		($750,000)
Dec-25		($750,000)
Jan-26		($750,000)
Feb-26		($750,000)
Mar-26		($750,000)
Apr-26		($750,000)
May-26		($1,500,000)
Jun-26		($1,500,000)
Jul-26		($1,500,000)
Aug-26		($1,500,000)
Sep-26		($1,500,000)
Oct-26		($1,500,000)
Nov-26		($750,000)
Dec-26		($750,000)
Jan-27		($750,000)
Feb-27		($750,000)
Mar-27		($750,000)
Apr-27		($750,000)
May-27		($1,500,000)
Jun-27		($1,500,000)
Jul-27		($1,500,000)
Aug-27		($1,500,000)
Sep-27		($1,500,000)
Oct-27		($1,500,000)
Nov-27		($750,000)
Dec-27		($750,000)
Jan-28		($750,000)
Feb-28		($750,000)
Mar-28		($750,000)
Apr-28		($750,000)
May-28		Remaining Balance

US-DOCS\146367898.19

Exhibit B FIRST LIEN DIP CREDIT AGREEMENT (See attached.) Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 43 of 381

SENIOR SECURED PRIMING AND SUPER-PRIORITY DEBTOR-IN-POSSESSION EOAN AGREEMENT Dated as of December [ • ], 2023 by and among BIRD RIDES, INC., as Debtor, Debtor-in-Possession and Borrower, BIRD GLOBAL, INC., as Debtor, Debtor-in-Possession and Parent, BIRD US HOLDCO, LLC, as Debtor, Debtor-in-Possession and Holdco Guarantor, THE OTHER PERSONS PARTY HERETO THAT ARE DESIGNATED AS CREDIT PARTIES, as Debtors and Debtors-in-Possession, THE PERSONS FROM TIME TO TIME PARTY HERETO, as Lenders, and MIDCAP FINANCIAL TRUST, as Administrative Agent US-DOCS\146877133.4 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 44 of 381

Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 45 of 381

TABLE OF CONTENTS

		Page
ARTICLE I DEFINITIONS		2
SECTION 1.01	Certain Defined Terms	2
SECTION 1.02	Other Interpretative Matters	26
SECTION 1.03	Canadian References	26
ARTICLE II TERMS OF THE LOANS		26
SECTION 2.01	Loans	26
SECTION 2.02	Rollup	27
SECTION 2.03	Making of Loans; Repayment of Loans	27
SECTION 2.04	Interest and Fees	28
SECTION 2.05	Records of Loans	28
SECTION 2.06	Grant of Lien; Super Priority Nature of Obligations and Lenders' Liens	29
SECTION 2.07	Guaranty	29
SECTION 2.08	Contribution	29
SECTION 2.09	Authorization; Other Agreement	29
SECTION 2.10	Guaranty Absolute and Unconditional	30
SECTION 2.11	Waivers	30
SECTION 2.12	Reliance	31
ARTICLE III [RESERVED]		31
ARTICLE IV SETTLEMENT PROCEDURES AND PAYMENT PROVISIONS		31
SECTION 4.01	Priority of Payments	31
SECTION 4.02	Payments and Computations, Etc.	33
ARTICLE V INCREASED COSTS; FUNDING LOSSES; TAXES; ILLEGALITY		33
SECTION 5.01	Increased Costs	33
SECTION 5.02	[Reserved]	34
SECTION 5.03	Taxes	34
ARTICLE VI CONDITIONS TO EFFECTIVENESS AND CREDIT EXTENSIONS		38
SECTION 6.01	Conditions Precedent to Effectiveness of this Agreement	38
SECTION 6.02	Conditions Precedent to Each Credit Extension	39
ARTICLE VII REPRESENTATIONS AND WARRANTIES		40
SECTION 7.01	Representations and Warranties of the Credit Parties	40
ARTICLE VIII COVENANTS		44
SECTION 8.01	Affirmative Covenants of the Credit Parties	44
SECTION 8.02	Negative Covenants of the Credit Parties	51
ARTICLE IX [RESERVED]		53

-i-

TABLE OF CONTENTS (continued) Page ARTICLE X EVENTS OF DEFAULT.................................................................................................................53 SECTION 10.01 Events of Default....................................................................................................... 53 SECTION 10.02 Remedies.................................................................................................................... 58 SECTION 10.03 Rights Not Exclusive.................................................................................................59 ARTICLE XI THE ADMINISTRATIVE AGENT.............................................................................................59 SECTION 11.01 Appointment and Authorization..............................................................................59 SECTION 11.02 The Administrative Agent and Affiliates.............................................................. 59 SECTION 11.03 Action by the Administrative Agent....................................................................... 60 SECTION 11.04 Consultation with Experts........................................................................................60 SECTION 11.05 Liability of the Administrative Agent....................................................................60 SECTION 11.06 Indemnification...........................................................................................................60 SECTION 11.07 Right to Request and Act on Instructions.............................................................. 61 SECTION 11.08 Credit Decision...........................................................................................................61 SECTION 11.09 Collateral Matters...................................................................................................... 61 SECTION 11.10 Agency for Perfection............................................................................................... 61 SECTION 11.11 Notice of Default....................................................................................................... 62 SECTION 11.12 Assignment by the Administrative Agent; Resignation of the Administrative Agent; Successor the Administrative Agent...............................62 SECTION 11.13 Payment and Sharing of Payment............................................................................ 63 SECTION 11.14 Loan Payments........................................................................................................... 63 SECTION 11.15 Return of Payments................................................................................................... 63 SECTION 11.16 Sharing of Payments.................................................................................................. 63 SECTION 11.17 Right to Perform, Preserve, and Protect................................................................. 64 ARTICLE XII [RESERVED]................................................................................................................................. 64 ARTICLE XIII INDEMNIFICATION..................................................................................................................64 SECTION 13.01 Indemnities by the Borrower....................................................................................64 ARTICLE XIV MISCELLANEOUS....................................................................................................................65 SECTION 14.01 Amendments, Etc....................................................................................................... 65 SECTION 14.02 Notices, Etc................................................................................................................. 66 SECTION 14.03 Assignability; Addition of Lenders........................................................................ 66 SECTION 14.04 Costs and Expenses...................................................................................................68 SECTION 14.05 Invoices for Indemnified Amounts......................................................................... 69 SECTION 14.06 Confidentiality............................................................................................................69 SECTION 14.07 GOVERNING LAW.................................................................................................70 SECTION 14.08 Execution in Counterparts........................................................................................70 SECTION 14.09 Integration; Binding Effect; Survival of Termination......................................... 70 SECTION 14.10 CONSENT TO JURISDICTION............................................................................70 SECTION 14.11 WAIVER OF JURY TRIAL................................................................................... 71 SECTION 14.12 Ratable Payments...................................................................................................... 71 SECTION 14.13 Limitation of Liability.............................................................................................. 71 -ii- Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 46 of 381

Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 47 of 381

TABLE OF CONTENTS
(continued)

Page

SECTION 14.14 Intent of the Parties 72
SECTION 14.15 USA Patriot Act 72
SECTION 14.16 Right of Setoff 72
SECTION 14.17 Severability 72
SECTION 14.18 Mutual Negotiations 73
SECTION 14.19 Captions and Cross References 73
SECTION 14.20 Parties Including Trustees; Bankruptcy Court Proceedings 73
SECTION 14.21 Inconsistency 73
SECTION 14.22 Pre-Petition Lender Consent 73
SECTION 14.23 Lender Consent to Credit Bid 74

SCHEDULES

SCHEDULE I – DIP Term Loan Commitments
SCHEDULE II – [Reserved]
SCHEDULE III – [Reserved]
SCHEDULE IV – [Reserved]
SCHEDULE V – Notice Addresses

EXHIBITS

EXHIBIT A – Form of Loan Request
EXHIBIT B – [Reserved]
EXHIBIT C – Form of Assignment and Acceptance Agreement
EXHIBIT D – [Reserved]
EXHIBIT E – [Reserved]
EXHIBIT F – [Reserved]
EXHIBIT G – U.S. Tax Compliance Certificates
EXHIBIT H – [Reserved]
EXHIBIT I – Interim Order
EXHIBIT J – Closing Checklist

-iii-

This SENIOR SECURED PRIMING AND SUPER-PRIORITY DEBTOR-IN-POSSESSION LOAN AGREEMENT (including all exhibits and schedules hereto, as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of December [ • ], 2023, by and among the following parties: (i) Bird Rides, Inc., as debtor and debtor-in-possession (the “Borrower”); (ii) Bird Global, Inc., as debtor and debtor-in-possession (the “Parent”); (iii) the other Persons party hereto that are designated as Credit Parties, as debtors and debtors-in-possession; (iv) the several financial institutions from time to time party hereto (including any financial institutions party to this Agreement as a “Pre-Petition Lender”) as Lenders; and (v) MidCap Financial Trust (“MidCap”), as Administrative Agent for the Lenders from time to time party hereto. PRELIMINARY STATEMENTS WHEREAS, on December 19, 2023 (“Petition Date”), certain of the Credit Parties filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code with the Bankruptcy Court; WHEREAS, from and after the Petition Date, the Credit Parties are continuing to operate their business and manage their properties as debtors in possession under Sections 1107 and 1108 of the Bankruptcy Code; WHEREAS, the Credit Parties have requested, and the Lenders have agreed to make available to the Borrower, a $19,500,000 DIP term loan facility subject to the terms and conditions set forth in this Agreement, the proceeds of which facility and sub-facility will be used in accordance with Section 8.01(g) hereof; provided that until the Final Order shall have been entered by the Bankruptcy Court, no loans or advances under the DIP term loan facility shall be made or issued, other than DIP term loans not to exceed the amount permitted by the Interim Order; WHEREAS, the Borrower, the Persons named therein as credit parties, MidCap, as administrative agent, and the financial institutions party thereto as lenders are parties to that certain Amended and Restated Loan Agreement dated as of September 19, 2023 (as amended or otherwise modified on or prior to the Petition Date, the “Pre-Petition Credit Agreement”); WHEREAS, the Borrower desires to secure all of its Borrower Obligations under the Transaction Documents by granting to Administrative Agent, for the benefit of the Secured Parties, a security interest in and lien upon substantially all of its property, as provided herein and in the DIP Orders; WHEREAS, Parent that directly owns all of the Equity Interests of the Borrower, is willing to guaranty all of the Borrower Obligations and to pledge to Administrative Agent, for the benefit of the Secured Parties, all of the Equity Interests of the Borrower and substantially all of its other property to secure the Borrower Obligations, as provided herein and in the DIP Orders; and US-DOCS\144653556.3 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 48 of 381

WHEREAS, subject to the terms hereof, certain Subsidiaries of Parent are willing to guaranty all of the Borrower Obligations and grant to Administrative Agent, for the benefit of the Secured Parties, a security interest in and lien upon substantially all of its property, as provided herein and in the DIP Orders. In consideration of the mutual agreements, provisions and covenants contained herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows: ARTICLE I DEFINITIONS SECTION 1.01 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined): “Acquisition” means the acquisition (whether by means of a merger, consolidation or otherwise) of all of the Equity Interests of any Person or all or substantially all of the assets of (or any division or business line of) any Person. “Administrative Agent” means MidCap, in its capacity as contractual representative for the Lenders, and any successor thereto in such capacity appointed pursuant to Article XI or Section 14.03(f). “Administrative Agent Fee” means a fee as set forth in the Fee Letter between the Borrower and the Administrative Agent, due in accordance with the terms thereof, and paid in accordance with the Priority of Payments. “Adverse Claim” means any ownership interest or claim, mortgage, deed of trust, pledge, lien, security interest, hypothecation, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including, but not limited to, any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a hen or other encumbrance is created or exists at the time of the filing); it being understood that any of the foregoing in favor of, or assigned to, the Administrative Agent (for the benefit of the Secured Parties) shall not constitute an Adverse Claim. “Advisors” has the meaning set forth in Section 14.06(c). “Affected Person” means the Administrative Agent and each Lender. “Affiliate” means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote 25% or more of the securities having ordinary voting power for the election of directors or managers of such Person or (y) to direct or cause the direction of the management and policies of such Person, in either case whether by ownership of securities, contract, proxy or otherwise. “Affiliate Transaction” means any transaction or series of transactions, including any transaction or series of transactions in which the Parent or any of its Subsidiaries acts to, directly or indirectly, make any payment to, or sell, lease, transfer, or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, 2 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 49 of 381

contract, agreement, understanding, loan, advance, or guarantee with, or for the benefit of, any Affiliate of Parent or its Subsidiaries. “Aggregate Rollup Bridge Commitment” means the combined Rollup Bridge Commitments of the Lenders. “Aggregate Rollup Amendment No. 1 Commitment” means the combined Rollup Amendment No. 1 Commitments of the Lenders. “Agreement” has the meaning set forth in the preamble to this Agreement. “Anti-Terrorism Laws” means any Applicable Law relating to terrorism financing, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, and any regulation, order, or directive promulgated, issued or enforced pursuant to such Applicable Laws, all as amended, supplemented or replaced from time to time. “Applicable Law” means, with respect to any Person, (x) all provisions of law, statute, treaty, constitution, ordinance, rule, regulation, ordinance, requirement, restriction, permit, executive order, certificate, decision, directive or order of any Governmental Authority applicable to such Person or any of its property and (y) all judgments, injunctions, orders, writs, decrees and awards of all courts and arbitrators in proceedings or actions in which such Person is a party or by which any of its property is bound. For the avoidance of doubt, FATCA shall constitute an “Applicable Law” for all purposes of this Agreement. “Applicable Margin” means, with respect to the DIP Term Loans, the Rollup Amendment No. 1 Loans and the Rollup Bridge Loans, 15% per annum. “Approved Budget” means, (i) initially and until such time as Administrative Agent shall have provided the Borrower with written confirmation that a Cash Forecast delivered in accordance with Section 8.01(c)(v) in form and substance satisfactory to it, the Initial Approved Budget and (ii) upon the Administrative Agent providing the Borrower with written confirmation that a Cash Forecast delivered in accordance with Section 8.01(c)(v) is in form and substance satisfactory to it, then such Cash Forecast; provided that if the Administrative Agent does not provide written confirmation that any Cash Forecast is in form and substance satisfactory to them, then the Approved Budget shall be the last delivered Cash Forecast that constituted the Approved Budget hereunder. “Asset Purchase Agreement” means that certain Asset Purchase Agreement dated as [ • ] by and among Bird Global, Inc., certain Subsidiaries of Bird Global, Inc. and Bird Scooter Acquisition Corp. “Assignment and Acceptance Agreement” means an assignment and acceptance agreement entered into by a Lender, an Eligible Assignee and the Administrative Agent, and, if required, the Credit Parties, pursuant to which such Eligible Assignee may become a party to this Agreement, in substantially the form of Exhibit C hereto. “Attorney Costs” means and includes all fees, costs, expenses and disbursements of any law firm or other external counsel but excludes disbursements of internal counsel. “Bankruptcy Code” means the United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended from time to time. “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of Florida. 3 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 50 of 381

“Base Rate” means the per annum rate of interest announced, from time to time, within Wells Fargo at its principal office in San Francisco as its “prime rate,” with the understanding that the “prime rate” is one of Wells Fargo’s base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo may designate; provided, however, that the Administrative Agent may, upon prior written notice to Borrower, choose a reasonably comparable index or source to use as the basis for the Base Rate. “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230. “Bid Procedures Motion” has the meaning set forth in Section 8.01(aa). “Bid Procedures Order” has the meaning set forth in Section 8.01(aa). “Board of Directors” means the board of directors of the Parent or any duly authorized committee or subcommittee of such board of directors. “Borrower” has the meaning set forth in the preamble to this Agreement. “Borrower Indemnified Amounts” has the meaning set forth in Section 13.01(a). “Borrower Indemnified Party” has the meaning set forth in Section 13.01(a). “Borrower Obligations” means all present and future indebtedness, reimbursement obligations, and other liabilities and obligations (howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or due or to become due) of the Borrower to any Lender, Borrower Indemnified Party and/or any Affected Person, arising under or in connection with this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby, and shall include, without limitation, the principal amount of the Loans, all Interest on the Loans, all Fees and all other amounts due or to become due from the Borrower under the Transaction Documents (whether in respect of fees, costs, expenses, indemnifications or otherwise). “Bridge Loans” has the meaning assigned to such term is in the Pre-Petition Loan Agreement “Budget Testing Period” has the meaning assigned to such term in Section 8.01(c)(v). “Business Combination Event” has the meaning assigned to such term in Section 8.02(b). “Business Day” means any day (other than a Saturday or Sunday) on which banks are not authorized or required to close in New York City, New York or San Francisco, California. “Capitalized Lease Obligations” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP. “Carve-Out” shall have the meaning set forth in the DIP Orders. “Cash Collateral” shall have the meaning set forth in the DIP Orders. “Cash Equivalents” means: (1) U.S. dollars, Canadian dollars, pounds sterling or euros; 4 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 51 of 381

(2) marketable direct obligations issued by any state of the United States or the District of Columbia or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and having one of the two highest ratings obtainable from either S&P Global Ratings, a division of S&P Global Inc. or its affiliates ("S&P"). or Moody's Investors Service, Inc. or its affiliates ("Moody's"); (3) commercial paper, maturing not more than one year after the date of issue rated P-1 by Moody's or A-l by S&P; (4) certificates of deposit maturing not more than one year after the date of issue, issued by commercial banking institutions and money market or demand deposit accounts maintained at commercial banking institutions, each of which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000; (5) repurchase agreements having maturities of not more than 90 days from the date of acquisition which are entered into with major money center banks included in the commercial banking institutions described in clause (4) above and which are secured by readily marketable direct obligations of the United States or any agency thereof; (6) money market accounts maintained with mutual funds having assets in excess of $2,500,000,000, which assets are primarily comprised of Cash Equivalents described in another clause of this definition; (7) marketable tax exempt securities rated A-l or higher by Moody's or A or higher by S&P, in each case, maturing within one year from the date of acquisition thereof; and (h) in the case of any Foreign Subsidiary, cash and cash equivalents that are substantially equivalent in such jurisdiction to those described in clauses (a) through (g) above in respect of each country that is a member of the Organization for Economic Co-operation and Development. Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause (1) above. “Certificate of Beneficial Ownership” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation. “CFC” means any Person that is a “controlled foreign corporation” within the meaning of Section 957 of the Code. “Change in Control” means the occurrence of any of the following: (a) Parent ceases to own, directly or indirectly, 100% of the issued and outstanding equity interests of the Borrower; (b) The Borrower ceases to own, directly or indirectly, 100% of the issued and outstanding equity interests of the HoldCo Guarantor; (c) The Holdco Guarantor ceases to own, directly, 100% of the issued and outstanding equity interests of the Bird OpCo, 5 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 52 of 381

in each case free and clear of all Liens other than non-voluntary Liens arising under applicable statutes, Liens in favor of the Administrative Agent and Liens in favor of the Note Collateral Agent securing obligations under the Note Purchase Agreement and the Second Lien DIP Loan Agreement; or (d) (i) any Person (other than a Permitted Holder) or (ii) Persons (other than one or more Permitted Holders) constituting a “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under such Exchange Act), directly or indirectly, of Equity Interests representing more than forty percent (40%) of the aggregate ordinary Voting Stock of Parent and the percentage of aggregate ordinary Voting Stock so held is greater than the percentage of the aggregate ordinary Voting Stock represented by the Equity Interests of Parent beneficially owned, directly or indirectly, in the aggregate by the Permitted Holders; unless, in the case of this clause (2), the Permitted Holders have, at such time, the right or the ability by voting power, contract or otherwise to elect or designate for election at least a majority of the Board of Directors. “Change in Law” means the occurrence, after the Effective Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to the agreements reached by the Basel Committee on Banking Supervision in “Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems” (as amended, supplemented or otherwise modified or replaced from time to time), shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued. “Chapter 11 Cases” means the Chapter 11 cases filed on December 19, 2023, by certain of the Credit Parties by voluntary petitions with the Bankruptcy Court. “Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time. “Collateral” means all property, now existing or hereafter acquired, mortgaged or pledged to, or purported to be subjected to a Lien in favor of, Administrative Agent, for the benefit of Administrative Agent and Lenders, pursuant to the Transaction Documents, but excluding any property or assets excluded pursuant to the Transaction Documents. Without limiting the generality of the foregoing, “Collateral” shall include all rights under section 506(c) of the Bankruptcy Code (solely upon entry of the Final Order), all “property of the estate” (within the meaning of the Bankruptcy Code) of any kind or nature, real or personal, tangible, intangible or mixed, and all rents, products, substitutions, accessions, profits, replacements and cash and non-cash proceeds of all of the foregoing. “Commitment” means, with respect to any Lender, its DIP Term Loan Commitment, Aggregate Rollup Bridge Commitment and Aggregate Rollup Amendment No. 1 Commitment, as such amount may be modified in connection with any subsequent assignment pursuant to Section 14.03, and as such aggregate amount is reduced by any applicable Loan funded in respect of such Commitment by such Lender hereunder. If the context so requires, “Commitment” also refers to a Lender’s obligation to make Loans hereunder in accordance with this Agreement, as the context so requires. 6 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 53 of 381

“Commitment Termination Date” means March 18, 2024. “Common Stock” means the Class A Common Stock, $0.0001 par value per share, of the Parent, or such other securities or other property into or for which such stock is exchanged or converted, or which such stock represents the right to receive, in connection with any reclassification, share exchange, business combination transaction or similar event. “Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing or intending to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (b) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, and (c) any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (hi) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term "Contingent Obligation" shall not include any product warranties extended in the ordinary course of business. The amount of any Person's obligation under any Contingent Obligation shall be determined in accordance with GAAP. “Contractual Obligations” means, as to any Person, any provision of any security (whether in the nature of Equity Interests or otherwise) issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement (other than a Transaction Document) to which such Person is a party or by which it or any of its property is bound or to which any of its property is subject. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Covered Taxes” has the meaning set forth in Section 5,0l(a)(ii). “Credit Bid Transaction” has the meaning set forth in Section 14.22. “Credit Extension” means the making of a Loan. “Credit Parties” means the Parent, the Borrower and each of the Parent’s subsidiaries which is a Guarantor. “DIP Orders” means the Interim Order and the Final Order, as applicable, based on which such order is then in effect. “DIP Term Lender” means each Lender with a DIP Term Loan Commitment (or if the DIP Term Loan Commitments has been funded, who holds DIP Term Loans). “DIP Term Loans” means any Loan made pursuant to Section 2.01(c). 7 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 54 of 381

“DIP Term Loan Commitment” has the meaning assigned to such term in Section 2.01(c). “DIP Term Loan Maturity Date” means the earliest to occur of: (a) the Commitment Termination Date; (b) the occurrence of the date that is 30 days after the entry of the Interim Order if as of such date, the Final Order shall not have been entered, (c) the Termination Declaration Date, (d) the date of the consummation of the sale of all or substantially all of the assets or Equity Interests of the Credit Parties pursuant to Section 363 of the Bankruptcy Code, and (e) the date all Borrower Obligations are indefeasibly paid in full in cash and this Credit Agreement and the other Transaction Documents are terminated. “DIP Term Note” means a promissory note of the Borrower payable to a Lender in form and substance reasonably satisfactory to the Administrative Agent, evidencing Indebtedness of the Borrower under the DIP Term Loan Commitment of such Lender. “Disposition” means any transaction, or series of related transactions, pursuant to which any Person or any of its Subsidiaries sells, assigns, transfers, leases, licenses (as licensor) or otherwise disposes of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case, whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person. For purposes of clarification, “Disposition” shall include (a) the sale or other disposition for value of any contracts, (b) any disposition of property through a "plan of division" under the Delaware Limited Liability Company Act or any comparable transaction under any similar law, (c) the early termination or modification of any contract resulting in the receipt by any Credit Party of a cash payment or other consideration in exchange for such event (other than payments in the ordinary course for accrued and unpaid amounts due through the date of termination or modification) or (d) any sale of merchant accounts (or any rights thereto (including any rights to any residual payment stream with respect thereto)) by any Credit Party. “Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interest into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale, in each case, so long as any rights of the holders thereof upon the occurrence of such change of control or asset sale event is subject to the prior repayment in full of the Borrower Obligations), (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for the obligation (not deferrable at the sole option of the issuer) to make scheduled payments of dividends or distributions in cash, or (d) is convertible into or exchangeable for (i) Indebtedness or (ii) any other Equity Interests that would constitute Disqualified Equity Interests, in each case of clauses (a) through (d), prior to the date that is six months after the date referenced in clause (a) of the definition of “DIP Term Loan Maturity Date”; provided that if such Equity Interest is issued pursuant to a plan for the benefit of employees of any Credit Party or by any such plan to such employees, such Equity Interest shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by a Credit Party in order to satisfy applicable statutory or regulatory obligations. “Dollars” and “$” each mean the lawful currency of the United States of America. “Effective Date” means the date on which all conditions set forth in Section 6.01 are satisfied or waived by the Administrative Agent and all Lenders. “Eligible Assignee” means (a) any Lender or any of its Affiliates, (b) any Person managed by a Lender or any of its Affiliates and (c) any other financial or other institution. “Equity Interests” of any person shall mean any and all shares, interests, rights to purchase or otherwise acquire, warrants, options, participations or other equivalents of or interests in (however 8 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 55 of 381

designated) equity or ownership of such person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest, and any securities or other rights or interests convertible into or exchangeable for any of the foregoing. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder. “ERISA Affiliate” means, with respect to any Person, any corporation, trade or business which together with the Person is a member of a controlled group of corporations or a controlled group of trades or businesses and would be deemed a “single employer” within the meaning of Sections 414(b), (c), (m) of the Code or Section 4001(b) of ERISA. “Event of Default” has the meaning set forth in Section 10,01. “Exchange Act” means the Securities Exchange Act of 1934, as amended. “Excluded Taxes” means any of the following Taxes imposed on or with respect to an Affected Person or required to be withheld or deducted from a payment to an Affected Person: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Affected Person being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in the Loans or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires an interest in a Loan or its Commitment or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 5,03. amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Affected Person’s failure to comply with Section 5.03(d) and (d) any Taxes imposed pursuant to LATCA. “Existing Amendment No. 1 Lenders” means those Lenders holding Existing Amendment No. 1 Loans under the Pre-Petition Loan Agreement. “Existing Amendment No. 1 Loans” has the meaning assigned to such term in the Pre-Petition Loan Agreement. “Existing Bridge Loan Lenders” means those Lenders holding Bridge Loans under the Pre-Petition Loan Agreement. “Pair Market Value” means, with respect to any asset or property, the price that could be negotiated in an arm’s-length, free-market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction (as determined in good faith by Parent). “LATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any applicable intergovernmental agreement entered into between the United States and any other Governmental Authority in connection with the implementation of the foregoing and any fiscal or regulatory legislation, rules or official practices adopted pursuant to any such intergovernmental agreement. 9 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 56 of 381

“Federal Funds Rate” means, for any day, the rate of interest per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided, however, that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day, and (b) if no such rate is so published on such next preceding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent on such day on such transactions as determined by the Administrative Agent. “Fee Letter” has the meaning set forth in Section 2.04(b). “Fees” has the meaning set forth in Section 2.04(b). “Final Order” means an order of the Bankruptcy Court with respect to the Credit Parties after a final hearing, in form and substance acceptable to the Administrative Agent and the Required DIP Lenders in their sole discretion, which order is in effect and not stayed, together with all extensions, supplements modifications and amendments thereto, in each case in form and substance acceptable to the Administrative Agent and the Required DIP Lenders, in their sole discretion, which, among other things, provides that the relief requested in the motions seeking approval of the Transaction Documents and the Interim Order and Final Order and granted on an interim basis in the Interim Order is granted on a final basis (including any additional relief required by the Bankruptcy Court or agreed to by the Administrative Agent) and provides for the roll-up of the Pre-Petition Obligations as contemplated herein, all on a final basis. “Financial Officer” of any Person means, the chief executive officer, the chief financial officer, the chief accounting officer, the principal accounting officer, the controller, the treasurer or the assistant treasurer of such Person. “Foreign Lender” has the meaning set forth in Section 5.03(d)(i). “Foreign Subsidiary” means a Subsidiary that is not incorporated, formed or organized under the laws of the United States or any state thereof. “Foreign Subsidiary Holding Company” means any direct or indirect Subsidiary of any Credit Party, all or substantially all of the assets of which consist of, directly or indirectly, the Equity Interests in one or more CFCs and any of such CFCs’ Subsidiaries, and/or debt or accounts receivable owed by CFCs and/or such CFC’s Subsidiaries or are treated as owed by any such Subsidiaries for U.S. federal income tax purposes. “GAAP” means generally accepted accounting principles in the United States of America, consistently applied. “Government Approval” means, with respect to any Person, all permits, approvals, licenses, and/or requirements of any applicable governmental authority, if any, necessary for the operation of such Person’s business. “Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank). 10 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 57 of 381

“Guaranteed Obligations” has the meaning set forth in Section 2.07. “Guarantors” means each Subsidiary of Parent (other than the Borrower) which has unconditionally guaranteed the Borrower Obligations; provided that solely for purposes of determining the permissibility of any action under Section 8.02, Bird Canada Scooters, Inc., shall be deemed to not be a Guarantor (notwithstanding any guarantee it may provide of the Borrower Obligations or grant of a Lien on all or any portion of its assets). “Guaranty” means, with respect to any Person, any obligation of such Person guarantying or in effect guarantying any Debt, liability or obligation of any other Person in any manner, whether directly or indirectly, including any such liability arising by virtue of partnership agreements, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business. “Hedging Agreement” means any interest rate, foreign currency, commodity or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity or equity values (including any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation executed in connection with any such agreement or arrangement. “Holdco Guarantor” means Bird US Holdco, LLC, a Delaware limited liability company. “Indebtedness” means, with respect to any Person, without duplication: (a) all indebtedness of such Person for borrowed money; (b) all obligations of such Person for the deferred purchase price of property or services to the extent constituting liabilities under GAAP (other than (i) trade payables or other accounts payable incurred in the ordinary course of such Person’s business and not outstanding for more than 120 days after the date such payable was due and other trade payables or other accounts payable agreed in writing between the Borrower and the Administrative Agent, acting reasonably and (ii) any eam-out, purchase price adjustment or similar obligation until such obligation is required to be reflected on the balance sheet of such Person in accordance with GAAP); (c) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or upon which interest payments are customarily made; (d) all reimbursement, payment or other obligations and liabilities of such Person created or arising under any conditional sales or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder may be limited to repossession or sale of such property; (e) all Capitalized Lease Obligations of such Person; (f) all obligations and liabilities, contingent or otherwise, of such Person, in respect of letters of credit, acceptances and similar facilities; (g) all obligations and liabilities, calculated on a basis satisfactory to the Administrative Agent and in accordance with accepted practice, of such Person under Hedging Agreements; (h) all monetary obligations under any receivables factoring, receivable sales or similar transactions and all monetary obligations under any synthetic lease, tax ownership/operating lease, off-balance sheet financing or similar financing; (i) all Contingent Obligations; (j) all Disqualified Equity Interests; and (k) all obligations referred to in clauses (a) through (j) of this definition of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. 11 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 58 of 381

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Credit Parties under any Transaction Document and (b) to the extent not otherwise described in clause (a) above, Other Taxes. “Insolvency Proceeding” means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors or (b) any general assignment for the benefit of creditors of a Person, composition, marshaling of assets for creditors of a Person, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each of clauses (a) and (b) undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code. “Intended Tax Treatment” has the meaning set forth in Section 14.14. “Interest” means, for any day during any Interest Period (or portion thereof), the amount of interest accrued on the Loans during such Interest Period (or portion thereof) in accordance with Section 2.04(a). “Interest Period” means each calendar month, provided that the last Interest Period shall end on (but exclude) the Final Payout Date. “Interest Rate” means, for any day in any Interest Period, the sum of (a) the Applicable Margin plus (b) for any day on which an Event of Default has occurred and is continuing, an additional default rate of interest equal to 2.00% per annum; provided, however, that no provision of this Agreement shall require the payment or permit the collection of Interest in excess of the maximum permitted by Applicable Law. “Interim Order” means the order of the Bankruptcy Court with respect to the Credit Parties, in substantially the form of Exhibit I hereto, with such extensions, amendments, modifications or supplements acceptable to the Administrative Agent and the Required DIP Lenders in their sole discretion, which order is in effect and not stayed. “Interim Period Outside Date” has the meaning assigned to such term in the Interim Order. “Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of (a) loans (including guarantees of Indebtedness), advances, or capital contributions (excluding accounts receivable, credit card and debit card receivables, trade credit and advances, or other payments made to customers, dealers, suppliers, contractors, and distributors, and payroll, commission, travel, and similar advances to officers, directors, managers, employees, consultants, and independent contractors) and (b) purchases or other acquisitions for consideration of Indebtedness, Equity Interests, or other securities issued by any other such Person. The amount of any Investment outstanding at any time shall be the amount actually invested in such Investment (determined, in the case of any Investment made with assets of Parent or any Subsidiary, based on the Fair Market Value of the assets invested and without taking into account subsequent increases or decreases in value), reduced by any dividend, distribution, interest payment, return of capital, repayment, or other amount received in cash by Parent or a Subsidiary in respect of such Investment and shall be net of any Investment by such Person in Parent or any Subsidiary. “Investment Company Act” means the Investment Company Act of 1940, as amended or otherwise modified from time to time. “IRS” has the meaning set forth in Section 5.03(d)(i). 12 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 59 of 381

“Junior Financing” means any Indebtedness (other than any permitted intercompany Indebtedness owing to the Credit Parties) that is (i) subordinated in right of payment to the Borrower Obligations, (ii) secured by a Lien that is junior in priority to the Lien securing the Borrower Obligations or (hi) unsecured Indebtedness for borrowed money. “KEIP” has the meaning assigned to such term in Section 8.02(h). “Lenders” means each Person that is or becomes a party to this Agreement in the capacity of a “Lender” (including, for the avoidance of doubt, any Pre-Petition Lender). “Lien” means any hen, mortgage, security interest, tax lien, pledge, encumbrance, or conditional sale or title retention arrangement, or any other interest in property designed to secure the repayment of indebtedness, whether arising by agreement or under common law, any statute or other law, contract, or otherwise. “Liquidity” means, as of any date of determination, the amount of unrestricted cash and Cash Equivalents of the Borrower or any other Credit Party that is in deposit accounts or in securities accounts, or any combination thereof, which deposit accounts and securities accounts are subject to account control agreements and are maintained by a branch office of the applicable bank or securities intermediary located within the United States of America. “Loan” means any loan made or deemed made by any Lender hereunder, including, without limitation, each DIP Term Loan and, following the Roll-Up Effective Time, the Rollup Loans. “Loan Commitment” means, at any time of determination prior to the termination of all Commitments hereunder, the aggregate Commitments of all Lenders at such time. “Loan Commitment Percentage” means, at any time of determination prior to the termination of all Commitments hereunder, with respect to any Lender, a fraction (expressed as a percentage), the numerator of which is its applicable Commitment at such time and the denominator of which is the aggregate applicable Commitments of all Lenders at such time. For the avoidance of doubt, the Loan Commitment Percentage with respect to any Lender to which all or a portion of any funded Loans is assigned but to which no portion of an unfunded Commitment is assigned shall be 0%. “Loan Request” means a letter in substantially the form of Exhibit A hereto executed and delivered by the Borrower to the Administrative Agent and the Lenders pursuant to Section 2.03(a). “Material Adverse Effect” means relative to any Person (provided that if no particular Person is specified, “Material Adverse Effect” shall be deemed to be relative to each of the Credit Parties individually) with respect to any event or circumstance, a material adverse effect on any of the following: (a) the assets, operations, business or financial condition of Parent and its Subsidiaries, taken as a whole; (b) the ability of the Credit Parties to perform their obligations (taken as a whole) under this Agreement or any other Transaction Document to which it is a party; (c) the validity or enforceability of this Agreement or any other Transaction Document; 13 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 60 of 381

(d) the perfection, enforceability or priority of the Administrative Agent’s security interest in a material portion of the Collateral; or (e) the rights and remedies of the Administrative Agent or the Lenders under the Transaction Documents taken as a whole or associated with their respective interest in the Collateral. “Material Indebtedness” means Indebtedness (other than the Loans) of the Credit Parties and their Subsidiaries in an aggregate principal amount exceeding $2.0 million. Notwithstanding the foregoing, the Note Purchase Agreement, the Second Lien DIP Agreement, the Second Lien DIP Documents and the Note Documents shall at all times be deemed Material Indebtedness hereunder. For purposes of determining the amount of Material Indebtedness at any time, (a) undrawn and committed amounts shall be included, and (b) all amounts owing to all creditors under any combined or syndicated credit arrangement shall be included. “Month” means each calendar month. “Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which any Credit Party, any of their Subsidiaries or any of their respective ERISA Affiliates (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions. “Note Collateral Agent” has the meaning set forth in the definition of “Note Purchase Agreement”. “Note Documents” mean the Note Purchase Agreement, any Guarantee (as defined in the Note Purchase Agreement), and the other Note Documents (as defined in the Note Purchase Agreement). “Note Purchase Agreement” means the Note Purchase Agreement, dated as of December 30, 2022, by and among Parent, as issuer, the purchasers from time to time party thereto, and U.S. Bank National Association, as collateral agent (the “Note Collateral Agent”) as amended, supplemented or otherwise modified or replaced from time to time in accordance with the Pre-Petition Intercreditor Agreement or with the consent of the Administrative Agent. “Notes” means the notes issued by Parent under the Note Purchase Agreement. “OFAC ” means the U.S. Department of Treasury’s Office of Foreign Assets Control. “OFAC Lists” means, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable executive orders. “Other Connection Taxes” means, with respect to any Affected Person, Taxes imposed as a result of a present or former connection between such Affected Person and the jurisdiction imposing such Tax (other than connections arising from such Affected Person having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Loan or Transaction Document). 14 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 61 of 381

“Other Taxes” means any and all present or future stamp, court, documentary, intangible, recording, fding or similar Taxes arising from any payment made hereunder or from the execution, delivery, filing, recording or enforcement of, or otherwise in respect of, this Agreement, the other Transaction Documents and the other documents or agreements to be delivered hereunder or thereunder, except for any such Taxes that are Other Connection Taxes imposed with respect to an assignment. “Parent” has the meaning set forth in the preamble to this Agreement.. “Participant” has the meaning set forth in Section 14.03(d). “Participant Register” has the meaning set forth in Section 14.03(e). “PATRIOT Act” has the meaning set forth in Section 14,15. “Payment Date” means the DIP Term Loan Maturity Date. “PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto. “Pension Plan” means a pension plan as defined in Section 3(2) of ERISA that is subject to Title IV of ERISA (other than a Multiemployer Plan) that is maintained or contributed to by a Credit Party or any of their respective Subsidiaries or ERISA Affiliates or with respect to which any Credit Party or any Subsidiary may have any liability, contingent or otherwise. “Permitted Disposition” means: (1) licensing, on a non-exclusive basis, intellectual property rights in the ordinary course of business; (2) leasing or subleasing assets in the ordinary course of business; (3) (i) the lapse of registered intellectual property of Parent and its Subsidiaries to the extent not economically desirable in the conduct of their business or (ii) the abandonment of intellectual property rights in the ordinary course of business so long as, (A) with respect to copyrights, such copyrights are not material revenue generating copyrights, and (B) such lapse is not materially adverse to the interests of the Secured Parties; (4) any involuntary loss, damage or destruction of property; (5) any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property; (6) transfers of assets from Parent or any other Credit Party to Parent or another Credit Party; (7) the termination or expiration of any contract in accordance with its terms or any settlement, release, waiver or surrender of contractual rights or other litigation claims in the ordinary course of business; (8) use or transfer of money or Cash Equivalents in the ordinary course of business and in a manner that is not prohibited by the terms of this Agreement, the other Transaction Documents or the DIP Orders; (9) the granting of Permitted Liens and the making of Permitted Investments and Permitted Restricted Payments; 15 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 62 of 381

(10) Disposition of accounts receivable in the ordinary course of business or bankruptcy in connection with the collection or compromise thereof; (11) [reserved]; (12) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or litigation claims (including in tort) in the ordinary course of business; and (13) the Disposition of obsolete, worn out or surplus property or property (including leasehold property interests) that is no longer economically practical in its business or commercially desirable to maintain or no longer used or useful equipment in the ordinary course of business. “Permitted Expenses” means reasonable legal, accounting, collateral examination, monitoring and appraisal fees, financial advisory fees, fees and expenses of other consultants, and other reasonable out of pocket expenses of the Administrative Agent in connection with the Chapter 11 Cases, this Agreement, the Transaction Documents, and all documents related thereto, and all costs and expenses of the Administrative Agent (including reasonable, documented attorney expenses in accordance herewith) in connection with the enforcement of remedies under the Transaction Documents to be reimbursed on a current basis by the Credit Parties from the proceeds of Loans hereunder. “Permitted Holders” means (i) each of the Persons owning Voting Stock of the Parent or Notes on the Effective Date, (ii) each of the Persons owning Voting Stock of Bird Canada Inc. as of December 19, 2022, and (iii) those individuals acting from time to time as officers, directors, managers, employees or members, or in any similar capacity, for any entity referred to in clause (i) above, together with, in the case of clause (iii), any entities owned or controlled by any such individuals, independently or together with one or more entities referred to above. “Permitted Indebtedness” means: (1) the Indebtedness owing to Lenders under this Agreement and the other Transaction Documents; (2) Indebtedness arising under (i) the Note Purchase Agreement in an aggregate principal amount not to exceed $79,000,000 and (ii) the Second Lien DIP Loan Agreement; (3) Indebtedness of Bird Canada Inc. existing January 3, 2023; (4) Indebtedness existing on the Effective Date (other than Indebtedness described in clauses (1) through (3) above) (provided that Indebtedness with an outstanding principal amount in excess of $1,000,000 shall only be permitted under this clause (5) if set forth on Schedule 8.02(c) hereto); (5) [reserved]; (6) Permitted Intercompany Investments; (7) Indebtedness incurred in the ordinary course of business under performance, surety, statutory, and appeal bonds; (8) Indebtedness owed to any Person providing property, casualty, liability, environmental or other insurance to the Credit Parties, so long as the amount of such Indebtedness is not in excess of the 16 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 63 of 381

amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the period in which such Indebtedness is incurred and such Indebtedness is outstanding only during such period; (9) [reserved]; (10) Indebtedness incurred in respect of credit cards, credit card processing services, debit cards, stored value cards, purchase cards or other similar cash management services, in each case, incurred in the ordinary course of business; (11) [reserved]; (12) [reserved]; (13) Indebtedness in respect of netting services, overdraft protections and otherwise in connection with deposit accounts; (14) [reserved]; (15) to the extent constituting Indebtedness, operating leases incurred in the ordinary course of business; (16) letters of credit incurred in the ordinary course of business with cities and pursuant to import/export duties incurred in the ordinary course of business; (17) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, other Indebtedness in an aggregate principal amount not to exceed $5.0 million at any time outstanding; (18) the VTB Note (as defined in the Spin Stock Purchase Agreement); and (19) Indebtedness under the Pre-Petition Loan Agreement. “Permitted Intercompany Investments” means Investments made by (a) a Credit Party to or in another Credit Party, (b) a Subsidiary that is not a Credit Party to or in another Subsidiary that is not a Credit Party, (c) a Subsidiary that is not a Credit Party to or in a Credit Party, so long as, in the case of a loan or advance, the Indebtedness is subordinated to the Borrower Obligations to the satisfaction of the Administrative Agent, and (d) a Credit Party to or in a Subsidiary that is not a Credit Party so long as (i) the aggregate amount of all such Investments made by the Credit Parties to or in Subsidiaries that are not Credit Parties does not exceed $400,000 at any time outstanding and (ii) no Default or Event of Default has occurred and is continuing either before or after giving effect to such Investment. “Permitted Investments” means: (1) Investments in cash and Cash Equivalents; (2) Investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business; (3) advances made in connection with purchases of goods or services in the ordinary course of business; 17 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 64 of 381

(4) Investments received in settlement of amounts due to any Credit Party or any of its Subsidiaries effected in the ordinary course of business or owing to any Credit Party or any of its Subsidiaries as a result of Insolvency Proceedings involving an account debtor or upon the foreclosure or enforcement of any Lien in favor of a Credit Party or its Subsidiaries; (5) Investments existing on the Effective Date; (6) Permitted Intercompany Investments; (7) [reserved]; (8) [reserved]; (9) loans or advances to directors and employees of any Credit Party or any of its Subsidiaries made in the ordinary course of business; provided that the aggregate amount of such loans and advances outstanding at any time shall not exceed $100,000; (10) [reserved]; (11) Investments consisting of guarantees or other contingent obligations permitted under Section 8.02(c); (12) any Investments held by Bird Canada Inc. on January 3, 2023; (13) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, other Investments in an aggregate amount not to exceed $100,000 at any time outstanding; and (14) any Investment contemplated by the transactions pursuant to the Spin Stock Purchase Agreement. “Permitted Liens” means, with respect to any Person: (1) Liens securing the Borrower Obligations under this Agreement or the Pre-Petition Transaction Documents; (2) Liens in favor of the Note Collateral Agent (for the benefit of the Secured Parties as defined in the Note Purchase Agreement) and the Second Lien DIP Loan Agreement (for the benefit of the Note Parties as defined in the Second Lien DIP Loan Agreement), which Liens shall be subject to the Pre-Petition Intercreditor Agreement. (3) Liens for Taxes, assessments and governmental charges or levies not yet due or payable or the payment of which is not required under Section 8.01 (p); (4) Liens imposed by law, such as carriers', warehousemen's, mechanics', worker's, materialmen's, construction and other similar Liens arising in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money) that are not overdue by more than 60 days or are being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted, and a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor; 18 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 65 of 381

(5) Liens existing on the Effective Date; provided that any such Lien shall only secure the Indebtedness, and encumber the assets, that it secures on the Effective Date; (6) [reserved]; (7) deposits and pledges of cash securing (i) obligations incurred in respect of workers' compensation, unemployment insurance, social security or other forms of governmental insurance or benefits, (ii) the performance of bids, tenders, leases, contracts (other than for the payment of money) permits, licenses or statutory obligations or (iii) obligations on surety or appeal bonds or letters of credit, but only to the extent such deposits or pledges are made or letters of credit are made or otherwise arise or issued in the ordinary course of business and secure obligations not past due; (8) easements, rights of way, servitudes, zoning, building or similar restrictions and similar encumbrances on real property and exceptions, imperfections and irregularities in the title thereto that do not (i) secure obligations for the payment of money or (ii) materially impair the value of such property or its use by any Credit Party or any of its Subsidiaries in the normal conduct of such Person's business; (9) Liens of landlords and mortgagees of landlords (i) arising by statute or under any Lease or related Contractual Obligation entered into in the ordinary course of business, (ii) on fixtures and movable tangible property located on the real property leased or subleased from such landlord, or (iii) for amounts not yet due or that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves or other appropriate provisions are maintained on the books of such Person in accordance with GAAP; (10) the title and interest of (i) a lessor or sublessor in and to personal property leased or subleased (other than through a capital lease) extending only to such personal property, or (ii) a licensor or sublicensor in or to the property subject to any license or sublicense or concession agreement permitted by this Agreement extending only to such property; (11) non-exclusive licenses of intellectual property rights in the ordinary course of business; (12) any encumbrances or restrictions (including put and call agreements) with respect to any Equity Interests constituting a Permitted Investment as required pursuant to the terms of the shareholder, joint venture or other agreement governing such Permitted Investment as in effect on the Effective Date; (13) judgment hens (other than for the payment of taxes, assessments or other governmental charges) securing judgments and other proceedings not constituting an Event of Default under Section 10.01(s); (14) rights of set-off or bankers' hens upon deposits of cash in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such deposit accounts in the ordinary course of business; (15) Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under the definition of Permitted Indebtedness; 19 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 66 of 381

(16) [reserved]; (17) Liens securing Permitted Indebtedness under clause (2), clause (10) and clause (19) of the definition of “Permitted Indebtedness,” including Liens securing cash management services and Hedging Agreements secured under the documentation governing such Indebtedness, so long as any such Liens are subject to the Pre-Petition Intercreditor Agreement; (18) UCC or PPSA financing statements filed (or similar filings under applicable law) solely as a precautionary measure in connection with operating leases; (19) in connection with the sale or transfer of any assets in a transaction not prohibited hereunder, customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof; (20) receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien on the related inventory and proceeds thereof; (21) Liens in the nature of the right of setoff in favor of counterparties to contractual agreements not otherwise prohibited hereunder with the Parent or any of its Subsidiaries in the ordinary course of business; (22) Liens on cash pledged to secure obligations in respect of letters of credit incurred in the ordinary course of business with cities and pursuant to import/export duties incurred in the ordinary course of business; (23) Liens arising out of consignment or similar arrangements for the sale of goods in the ordinary course of business; (24) Liens on goods in favor of customs and revenues authorities imposed by applicable law arising in the ordinary course of business in connection with the importation of such goods; (25) Liens arising by operation of law under Article 2 of the UCC in favor of a reclaiming seller of goods or buyer of goods; (26) Liens on securities that are the subject of repurchase agreements constituting Cash Equivalents; (27) Liens in favor of banking institutions arising as a matter of law or under general terms and conditions encumbering deposits (including the right of set off) and which are within the general parameters customary in the banking industry; and (28) the VLB Security (as defined in the Spin Stock Purchase Agreement). (29) other Liens which do not secure Indebtedness for borrowed money or letters of credit and as to which the aggregate amount of the obligations secured thereby does not exceed $1.0 million at any time outstanding. “Permitted Restricted Payments” means any of the following Restricted Payments made by: (a) any Credit Party to another Credit Party; 20 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 67 of 381

(b) any Subsidiary of Parent to Parent (and any necessary Restricted Payments to another Subsidiary in order to ultimately make such Restricted Payment to Parent); (c) Parent and any of its Subsidiaries to pay dividends or make other distributions in the form of common Equity Interests; and (d) the redemption, repurchase, retirement or other acquisition of any Equity Interests or Junior Financing of any Credit Party, in exchange for, or out of the proceeds of the substantially concurrent sale of, Equity Interests (other than any Disqualified Equity Interests) of Parent. “Permitted Variance” means, a negative variance in the aggregate amount of unrestricted cash and Cash Equivalents of the Credit Parties and their Subsidiaries set forth each Approved Budget for any Budget Testing Period (calculated as of the close of business of the Borrower on the last Business Day of each Budget Testing Period) of the greater of (x) $500,000 and (y) 10% of such budgeted amount; provided, that, the negative variance may not exceed $1,000,000 for any Budget Testing Period. “Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or any Governmental Authority. “Petition Date” has the meaning assigned to such term in the Recitals. “Post-Petition” means the time period beginning immediately upon the filing of the Chapter 11 Cases and ending upon the closing of the Chapter 11 Cases. “Potential Event of Default” means an event that but for notice or lapse of time or both would constitute an Event of Default. “PPSA” means the Personal Property Security Act (Ontario) (and other equivalent personal property security legislation in any other applicable Canadian province or territory) and the regulations thereunder, as from time to time in effect; provided that, if attachment, perfection or priority of the Collateral Agent’s security interest in any Collateral is governed by the personal property security laws of any jurisdiction in Canada other than Ontario, with respect to such Collateral, PPSA shall mean those personal property security laws in such other jurisdiction of Canada (including the Civil Code of Quebec and the regulations thereunder, in the case of Quebec) for the purposes of the provisions hereof relating to such attachment, perfection or priority and for the definitions related to such provisions. “Pre-Petition Agent” means the “Administrative Agent” as defined in the Pre-Petition Loan Agreement. “Pre-Petition Amendment No. 1 Obligations” means all interest, fees and principal owning with respect to the “Existing Amendment No. 1 Loans” as such term is defined in the Pre-Petition Loan Agreement. “Pre-Petition Bridge Obligations” means all interest, fees and principal owning with respect to the “Bridge Loans” as such term is defined in the Pre-Petition Loan Agreement. “Pre-Petition Indebtedness” means any and all Indebtedness of the Credit Parties incurred prior to the Petition Date and outstanding as of the Petition Date. 21 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 68 of 381

“Pre-Petition Intercreditor Agreement” means that certain Amended and Restated Subordination and Intercreditor Agreement dated as of December 11, 2023, by and among the Pre-Petition Agent, the Note Collateral Agent, the Borrower and the other Persons party thereto. “Pre-Petition Lenders” means the “Lenders” as defined in the Pre-Petition Loan Agreement. “Pre-Petition Loan Agreement” has the meaning assigned to such term in the Recitals. “Pre-Petition Obligations” means, collectively, all Pre-Petition Amendment No. 1 Obligations, all Pre-Petition Bridge Obligations and all Pre-Petition Other Obligations. “Pre-Petition Other Obligations” means all “Borrower Obligations” outstanding under (and as defined in) the Pre-Petition Loan Agreement, in each case other than any Pre-Petition Amendment No. 1 Obligations and Pre-Petition Bridge Obligations. “Pre-Petition Payments” means any payment (by way of adequate protection or otherwise) of principal or interest or otherwise on account of any Pre-Petition Indebtedness or other obligations or claims (including trade payables and payments in respect of reclamation and/or Section 503(b)(9) claims) of the Credit Parties. “Pre-Petition Prior Liens” shall have the meaning set forth in the DIP Orders. “Pre-Petition Secured Parties” means the “Secured Parties” as defined in the Pre-Petition Loan Agreement. “Pre-Petition Transaction Documents” means the “Transaction Documents” as defined in the Pre Petition Loan Agreement. “Prior Lender” means each “Lender” as defined in the Pre-Petition Loan Agreement as of the Petition Date. “Priority of Payments” has the meaning set forth in Section 4,01. “Qualified Purchaser” means a Person satisfactory to the Required DIP Lenders. “Register” has the meaning set forth in Section 14.03(b). “Reportable Event” means any reportable event as defined in Section 4043(c) of ERISA or the regulations issued thereunder with respect to a Pension Plan (other than a Pension Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code). “Representatives” has the meaning set forth in Section 14.06(c). “Required DIP Lenders” means Lenders holding in excess of fifty percent (50%) of the sum of the then aggregate outstanding principal balance of the Loans. “Requirement of Law” means, with respect to any Person, the common law and any federal, state, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any Governmental Authority, in each case whether or not having the force of 22 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 69 of 381

law and that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject. “Reserves'’ means reserves established by the Administrative Agent to ensure the payment of the Carve-Out and other professional expenses and any other reserves established by the Administrative Agent in accordance with the DIP Orders. “Responsible Officer” of any Person means, any Financial Officer, the chief restructuring officer, the chief operating officer, general counsel or other similar officer of such Person. “Restricted” shall mean, when referring to cash or Cash Equivalents of Parent or any of its Subsidiaries, that such cash or Cash Equivalents (i) appear (or would be required to appear) as “restricted” as required by GAAP on a consolidated balance sheet of Parent, (ii) are subject to any Lien in favor of any Person other than the Administrative Agent for the benefit of the Secured Parties or (hi) are not otherwise generally available for use by Parent or its Subsidiaries. “Restricted Investment” means an Investment other than a Permitted Investment. “Restricted Payment” means the Parent or any Subsidiary of the Parent acting to: (1) declare or pay any dividend or make any payment or distribution on account of the Parent's or any of its Subsidiaries' Equity Interests, including any payment made in connection with any merger, amalgamation, or consolidation involving the Parent (other than (A) dividends or distributions by the Parent payable solely in Equity Interests of the Parent or (B) dividends or distributions by a Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Subsidiary other than a wholly owned Subsidiary, the Parent or a Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities); (2) purchase, redeem, defease, or otherwise acquire or retire for value any Equity Interests of the Parent or any direct or indirect parent of the Parent, including in connection with any merger, amalgamation, or consolidation; (3) make any principal payment on, or redeem, repurchase, defease, or otherwise acquire or retire for value, in each case, prior to any scheduled repayment, sinking fund payment, or maturity, any Subordinated Indebtedness of any Credit Party or any Subsidiary (other than the payment, redemption, repurchase, defeasance, acquisition, or retirement of Indebtedness permitted under clause (7) of the definition of “Permitted Indebtedness”; or (4) make any Restricted Investment. “Restructuring Support Agreement” means that certain Restructuring Support Agreement dated as of December 19, 2023, by and among the Pre-Petition Agent, the Pre-Petition Lenders, the Second Lien Agent (as defined therein”, the Second Lien Lenders (as defined therein) and the other Persons party thereto. “Roll-Up Effective Time” means the moment in time immediately following of the entry of the Final Order by the Bankruptcy Court approving the roll-up of certain of the Pre-Petition Obligations as contemplated therein and herein. “Rollup Amendment No. 1 Lender” means any Lender holding Rollup Amendment No. 1 Loans. 23 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 70 of 381

“Rollup Amendment No. 1 Loans” has the meaning assigned to such term in Section 2.02(a). “Rollup Bridge Lender” means any Lender holdings Rollup Bridge Loans. “Rollup Bridge Loans” has the meaning assigned to such term in Section 2.02(b). “Rollup Loans” means, collectively, the Rollup Amendment No. 1 Loans and the Rollup Bridge Loans. “Sanctioned Country” means a country subject to a sanctions program maintained under any Anti Terrorism Law, including any such country identified on the list maintained by OFAC and available at: http://www.treasury.gov/resource-center/sanctions/Programs/ Pages/Programs.aspx, or as otherwise published from time to time. “Sanctioned Person” means (a) a person named on the list of “Specially Designated Nationals” or “Blocked Persons” maintained by OFAC available at: http://www.treasury.gov/ resource-center/sanctions/SDN-List/Pages/default.aspx, or as otherwise published from time to time, (b) (i) an agency of the government of a Sanctioned Country, (ii) an organization controlled by a Sanctioned Country or (iii) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC, or (c) any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law. “Second Lien DIP Agent” means U.S. Bank Trust Company, National Association, in its capacity as collateral agent under the Second Lien DIP Loan Documents. “Second Lien DIP Lenders” means the DIP Notes Purchasers (as defined in the Second Lien DIP Loan Agreement). “Second Lien DIP Loan Agreement” means Senior Secured Priming and Super-Priority Debtor-In- Possession Note Purchase Agreement dated as of [ • ] by and among Bird Global, Inc., the Second Lien DIP Agent, the Second Lien DIP Lenders and the other Persons party thereto. “Second Lien DIP Loans” means the Notes (as defined in the Second Lien DIP Loan Agreement). “Second Lien DIP Loan Documents” has the meaning assigned to the term Note Documents in the Second Lien DIP Loan Agreement. “Secured Parties” means each Lender, each Borrower Indemnified Party and each Affected Person. “Securities Act” means the Securities Act of 1933, as amended or otherwise modified from time to time. “SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator. “SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate). 24 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 71 of 381

“Spin Stock Purchase Agreement” means that certain Stock Purchase Agreement dated as of September 19, 2023 between Bird Global, Inc., a Delaware corporation, Bird Rides, Inc., a Delaware corporation, Skinny Labs, Inc., a Delaware corporation (d/b/a “SPIN”) and Tier Mobility SE. “Subordinated Indebtedness” means any Indebtedness which is, by its terms, expressly subordinated in right of payment to the Borrower Obligations. “Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock of each class or other interests having ordinary voting power (other than stock or other interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors or other managers of such entity are at the time owned, or management of which is otherwise controlled: (a) by such Person, (b) by one or more Subsidiaries of such Person or (c) by such Person and one or more Subsidiaries of such Person. “Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority and all interest, penalties, additions to tax and any similar liabilities with respect thereto. “Termination Declaration Date” has the meaning assigned to such term in Section 10.02. “Termination Event” shall have the meaning set forth in the DIP Orders. “Transaction Documents” means this Agreement, the DIP Orders, the Restructuring Support Agreement, the Fee Letters, the Pre-Petition Intercreditor Agreement, and all other agreements executed and delivered under or in connection with this Agreement, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement. For the avoidance of doubt, the Transaction Documents shall not include the Investment Agreement dated on or about December 19, 2022, among Bird Global, Inc., Travis Vanderzanden, and Bird Canada Inc. “U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities. “U.S. Tax Compliance Certificate” has the meaning set forth in Section 5.03(d)(1)(C). “UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction. “Volcker Rule” means Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder. “Voting Stock” shall mean, with respect to any person, such person’s Equity Interests having the right to vote for the election of directors of such person under ordinary circumstances. “Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA. 25 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 72 of 381

SECTION 1.02 Other Interpretative Matters. All terms used in Article 9 of the UCC in the State of New York and not specifically defined herein, are used herein as defined in such Article 9. For purposes of this Agreement, the other Transaction Documents and all such certificates and other documents, unless the context otherwise requires: (a) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (b) the words “hereof,” “herein” and “hereunder” and words of similar import refer to such agreement (or the certificate or other document in which they are used) as a whole and not to any particular provision of such agreement (or such certificate or document); (c) unless otherwise expressly indicated, all references to any Article, Section, Schedule, Exhibit, or Annex are references to Articles, Sections, Schedules, Exhibits, and Annexes in or to such agreement (or the certificate or other document in which the reference is made), and references to any paragraph, subsection, clause, or other subdivision within any Section or definition refer to such paragraph, subsection, clause, or other subdivision of such Section or definition; (d) the term “including” means “including without limitation”; (e) references to any Applicable Law refer to that Applicable Law as amended from time to time and include any successor Applicable Law; (f) references to any agreement refer to that agreement as from time to time amended, restated or supplemented or as the terms of such agreement are waived or modified in accordance with its terms; (g) references to any Person include that Person’s permitted successors and assigns; (h) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof; (i) unless otherwise provided, in the calculation of time from a specified date to a later specified date, the term “from” means “from and including”, and the terms “to” and “until” each means “to but excluding”; (j) terms in one gender include the parallel terms in the neuter and opposite gender; and (k) the term “or” is not exclusive. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. SECTION 1.03 Canadian References. Any term defined in this Agreement by reference to the UCC shall also have any extended, alternative or analogous meaning given to such term in the PPSA and under other Canadian laws (including, without limitation, the Securities Transfer Act, 2006 (Ontario), the Bills of Exchange Act (Canada) and the Depository Bills and Notes Act (Canada)), in all cases for the extension, preservation or betterment of the security and rights of the Secured Parties, (ii) all references in this Agreement to a financing statement, continuation statement, amendment or termination statement shall be deemed to refer also to the analogous documents used under the PPSA, including, without limitation, where applicable, financing change statements and (iii) all references to federal or state securities law of the United States shall be deemed to refer also to analogous federal, provincial and territorial securities laws in Canada. ARTICLE II TERMS OF THE LOANS SECTION 2.01 Loans. (a) [Reserved]. (b) [Reserved]. 26 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 73 of 381

(c) Upon a request by the Borrower pursuant to Section 2,03. and on the terms and subject to the conditions hereinafter set forth, each applicable DIP Term Lender shall, ratably in accordance with its respective Loan Commitment Percentage (such amount, as the same may be reduced or increased from time to time in accordance with this Agreement, being referred to herein as such DIP Term Lender’s “DIP Term Loan Commitment”), severally and not jointly, make DIP Term Loans in the aggregate amount of up $19,500,000, to the Borrower from time to time during the period from the Effective Date to the Commitment Termination Date; provided, that, up to $[ • ] shall be available upon entry into the Interim Order with the remaining DIP Term Loan Commitment becoming available upon the entry into the Final Order. Under no circumstances shall any DIP Term Lender be obligated to make any such DIP Term Loan if, after giving effect to such DIP Term Loan, the aggregate principal amount of all DIP Term Loans extended pursuant to this Article II exceeds the DIP Term Loan Commitment or such DIP Term Lender’s share of such DIP Term Loan exceeds such DIP Term Lender’s DIP Term Loan Commitment as of such date. To the fullest extent consistent with applicable laws and regulations, all DIP Term Loans made under this Section 2.01(c) shall constitute a single tranche and be fungible with each other. The Credit Parties acknowledge and agree that neither the Borrower, Bird OpCo nor any other Credit Party has any defense, counterclaim or setoff with respect to the payment thereof. (d) The Borrower shall not have any right to reborrow any portion of the Loan that is repaid or prepaid from time to time. SECTION 2.02 Rollup. Effective upon the occurrence of the Roll-Up Effective Time, without any further action by any party to this Loan Agreement, the Bankruptcy Court or any other Person, to the extent set forth in the Final Order: (a) all Pre-Petition Amendment No. 1 Obligations owing to the Secured Parties at the Roll-Up Effective Time shall be rolled-up into and constitute Borrower Obligations hereunder and shall be deemed loans made hereunder (such amounts, collectively, the “Rollup Amendment No. 1 Loans”) and shall constitute a portion of the outstanding amount of the Borrower Obligations owing to the Secured Parties hereunder. The amount of Rollup Amendment No. 1 Loans owing to each Lender under the Pre Petition Loan Agreement is referred to herein as such Lender’s “Rollup Amendment No. 1 Commitment”; and (b) all Pre-Petition Bridge Obligations owing to each Secured Party at the Roll-Up Effective Time shall be rolled-up into and constitute Borrower Obligations hereunder and shall be deemed loans made hereunder (such amounts, collectively, the “Rollup Bridge Loans”) and shall constitute a portion of the outstanding amount of the Borrower Obligations owing to the Secured Parties hereunder. The amount of Rollup Bridge Loans owing to each Lender under the Pre-Petition Loan Agreement is referred to herein as such Lender’s “Rollup Bridge Commitment”. SECTION 2.03 Making of Loans; Repayment of Loans. (a) On the terms and subject to the conditions hereinafter set forth, each DIP Term Loan hereunder shall be made on a Business Day upon the Borrower’s prior written request to the Administrative Agent (who shall promptly provide to each DIP Term Lender) in the form of a Loan Request attached hereto as Exhibit A. Each such request for a DIP Term Loan shall be made no later than 2:00 p.m. (New York City time) on the date that is two (2) Business Days prior to the date such requested DIP Term Loan is to be made (it being understood that any such request made after such time shall be deemed to have been made on the following Business Day) and shall specify the amount of the DIP Term Loan(s) requested (which shall be in an amount not less than $500,000 and shall be an integral multiple of $100,000 in excess thereof, or shall be in such lower amount as requested by the Borrower and agreed to by the Administrative Agent in its sole discretion). On the date of each Loan specified in the applicable Loan Request, the DIP 27 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 74 of 381

Term Lenders shall, upon satisfaction of the applicable conditions set forth in Article VI and pursuant to the other conditions set forth in this Article II, make available to the Borrower in same day funds an aggregate amount equal to the amount of such DIP Term Loans requested. All DIP Term Loan proceeds shall be used for working capital and general corporate purposes of Parent or any of its Subsidiaries, in each case in accordance with the Initial Approved Budget. (b) Each DIP Term Lender’s obligation shall be several, such that the failure of any DIP Term Lender to make available to the Borrower any funds in connection with any DIP Term Loan shall not relieve any other DIP Term Lender of its obligation, if any, hereunder to make funds available on the date such DIP Term Loans are requested (it being understood that no DIP Term Lender shall be responsible for the failure of any other DIP Term Lender to make funds available to the Borrower in connection with any DIP Term Loan hereunder). (c) The outstanding principal amount of all applicable DIP Term Loans shall become immediately due and payable in full on the DIP Term Loan Maturity Date. The Borrower may also repay the Loans in accordance with the terms of Section 2.03(e). (d) [Re served]. (e) The Borrower may from time to time, with at least two (2) Business Days prior delivery to the Administrative Agent of written notice, prepay the Loans in whole or in part, without premium or penalty; provided, however, that each such prepayment shall be in an amount equal to $100,000 or a higher integral multiple of $25,000 and shall be accompanied by any accrued and unpaid Interest on the amount prepaid and any applicable Fees. Principal payments shall continue in accordance with the Priority of Payments, except that notwithstanding the Priority of Payments, at the direction of the Borrower, optional payments by the Borrower may be applied first to the DIP Term Loans, second to the Rollup Amendment No. 1 Loans and third to the Rollup Bridge Loans. The Administrative Agent shall distribute to the Lenders (ratably, based on the amount then due and owing) any amounts received in respect of an optional prepayment in accordance with this Section 2.03(e). SECTION 2.04 Interest and Fees. (a) The DIP Term Loans and, upon the Rollup Effective Time, the Rollup Loans, shall accrue Interest on each day at the then applicable Interest Rate. The Borrower shall pay all Interest accrued during each Interest Period on tenth day of each calendar month (or if such date is not a Business Day, then on the next succeeding Business Day); provided that a portion of Interest equal to 9% per annum in respect of the DIP Term Loans and the Rollup Loans shall be paid in kind on the tenth day of each calendar month (or if such day is not a Business Day, on the next succeeding Business Day) by adding the amount thereof to the principal balance of the DIP Term Loans or Rollup Loans (as applicable) and from and after such time such amounts shall constitute principal for all amounts hereunder. Interest shall be paid in accordance with the Priority of Payments. (b) The Borrower shall pay to each DIP Term Lender and the Administrative Agent certain fees (collectively, the “Fees”) in the amounts set forth in the fee letter agreements among the Borrower, the Lenders, and the Administrative Agent (each as amended, restated, supplemented or otherwise modified from time to time, a “Fee Letter”). SECTION 2.05 Records of Loans. Each Lender shall record in its records the date and amount of the Loans made by such Lender hereunder, the Interest Rate with respect thereto, the Interest accrued thereon, and each repayment and payment thereof. Subject to Section 14.03(b). such records shall beprima facie evidence of the existence and amount of the obligations recorded therein. The failure to so record any 28 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 75 of 381

such information or any error in so recording any such information shall not, however, limit or otherwise affect the obligations of the Borrower hereunder or under the other Transaction Documents to repay to each Lender the Loans, together with all Interest accruing thereon, and all other Borrower Obligations. SECTION 2.06 Grant of Lien; Super Priority Nature of Obligations and Lenders’ Liens. (a) Grant of Lien. Each Credit Party, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Borrower Obligations, hereby mortgages, pledges and hypothecates to the Administrative Agent for the benefit of the Secured Parties, and grants to the Administrative Agent, for the benefit of the Secured Parties, a Lien on and security interest in, all of its right, title and interest in, to and under the Collateral of such Credit Party, all as further provided in the DIP Orders. (b) Superpriority Claims. Each Credit Party hereby covenants, represents and warrants that, upon entry of the Interim Order (and the Final Order, as applicable), the Borrower Obligations will have superpriority administrative expense status as expressly set forth in the DIP Orders. SECTION 2.07 Guaranty. To induce the Lenders to make the Loans and each other Secured Party to make credit available to or for the benefit of the Borrower, each Guarantor hereby, jointly and severally, absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the full and punctual payment when due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance with any Transaction Document or the DIP Orders, of all the Borrower Obligations of the Borrower and the other Credit Parties whether existing on the date hereof or hereinafter incurred or created (the “Guaranteed Obligations”). This guaranty by each Guarantor hereunder constitutes a guaranty of payment and not of collection. SECTION 2.08 Contribution. To the extent that a Guarantor shall be required hereunder to pay any portion of any Guaranteed Obligation exceeding the greater of (a) the amount of the value actually received by such Guarantor and its Subsidiaries from the Loans and other Borrower Obligations and (b) the amount such Guarantor would otherwise have paid if such Guarantor had paid the aggregate amount of the Guaranteed Obligations (excluding the amount thereof repaid by such Guarantor that received the benefit of the funds advanced that constituted Guaranteed Borrower Obligations) in the same proportion as such Guarantor’s net worth on the date enforcement is sought hereunder bears to the aggregate net worth of all Credit Parties on such date, then such Guarantor shall be reimbursed by such other Credit Parties for the amount of such excess, pro rata, based on the respective net worth of such other Credit Parties on such date. SECTION 2.09 Authorization; Other Agreement. The Secured Parties are hereby authorized, without notice to or demand upon any Guarantor and without discharging or otherwise affecting the obligations of any Guarantor hereunder and without incurring any liability hereunder, from time to time, to do each of the following: (a) (i) subject to compliance, if applicable, with Section 14.01, modify, amend, supplement or otherwise change, (ii) accelerate or otherwise change the time of payment or (iii) waive or otherwise consent to noncompliance with, any Guaranteed Obligation or any Transaction Document; (b) apply to the Guaranteed Obligations any sums by whomever paid or however realized to any Guaranteed Obligation in such order as provided in the Transaction Documents; (c) refund at any time any payment received by any Secured Party in respect of any Guaranteed Obligation; 29 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 76 of 381

(d) sell, exchange, enforce, waive, substitute, liquidate, terminate, release, abandon, fail to perfect, subordinate, accept, substitute, surrender, exchange, affect, impair or otherwise alter or release any Collateral for any Guaranteed Obligation or any other guaranty therefor in any manner, (ii) receive, take and hold additional Collateral to secure any Guaranteed Obligation, (iii) add, release or substitute any one or more other Credit Parties, makers or endorsers of any Guaranteed Obligation or any part thereof and (iv) otherwise deal in any manner with the Borrower, maker or endorser of any Guaranteed Obligation or any part thereof; and (e) settle, release, compromise, collect or otherwise liquidate the Guaranteed Obligations. SECTION 2.10 Guaranty Absolute and Unconditional. Each Guarantor hereby waives and agrees not to assert any defense, whether arising in connection with or in respect of any of the following or otherwise, and hereby agrees that its guaranty obligations under this Agreement are irrevocable, absolute and unconditional and shall not be discharged as a result of or otherwise affected by any of the following (which may not be pleaded and evidence of which may not be introduced in any proceeding with respect to this Agreement, in each case except as otherwise agreed in writing by the Administrative Agent): (a) the invalidity or unenforceability of any obligation of the Borrower or any other Credit Party under any Transaction Document or any other agreement or instrument relating thereto (including any amendment, consent or waiver thereto), or any security for, or other guaranty of, any Guaranteed Obligation or any part thereof, or the lack of perfection or continuing perfection or failure of priority of any security for the Guaranteed Obligations or any part thereof; (b) the absence of (i) any attempt to collect any Guaranteed Obligation or any part thereof from the Borrower or any Guarantor or other action to enforce the same or (ii) any action to enforce any Transaction Document or any Lien thereunder; (c) the failure by any Person to take any steps to perfect and maintain any Lien on, or to preserve any rights with respect to, any Collateral; (d) any workout, insolvency, bankruptcy proceeding, reorganization, arrangement, liquidation or dissolution by or against the Borrower or any Guarantor or any of the Borrower’s or any Guarantor’s other Subsidiaries or any procedure, agreement, order, stipulation, election, action or omission thereunder, including any discharge or disallowance of, or bar or stay against collecting, any Guaranteed Obligation (or any interest thereon) in or as a result of any such proceeding; (e) any foreclosure, whether or not through judicial sale, and any other sale or other disposition of any Collateral or any election following the occurrence of an Event of Default by any Secured Party to proceed separately against any Collateral in accordance with such Secured Party’s rights under any applicable Requirement of Law; or (f) any other defense, setoff, counterclaim or any other circumstance that might otherwise constitute a legal or equitable discharge of the Borrower or a Guarantor or any other Subsidiary of a Borrower or any Guarantor, in each case other than the payment in full of the Guaranteed Obligations. SECTION 2.11 Waivers. Each Credit Party hereby unconditionally and irrevocably waives and agrees not to assert any claim, defense, setoff or counterclaim based on diligence, promptness, presentment, requirements for any demand or notice hereunder including any of the following: (a) any demand for payment or performance and protest and notice of protest; (b) any notice of acceptance; (c) any presentment, demand, protest or further notice or other requirements of any kind with respect to any Guaranteed 30 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 77 of 381

Obligation (including any accrued but unpaid interest thereon) becoming immediately due and payable; and (d) any other notice in respect of any Guaranteed Obligation or any part thereof, and any defense arising by reason of any disability or other defense of the Credit Parties. Each Credit Party further unconditionally and irrevocably agrees not to (x) enforce or otherwise exercise any right of subrogation or any right of reimbursement or contribution or similar right against the Borrower or any other Credit Party by reason of any Transaction Document or any payment made thereunder or (y) assert any claim, defense, setoff or counterclaim it may have against any other Credit Party or set off any of its obligations to such other Credit Party against obligations of such Credit Party to such Credit Party. No obligation of any Credit Party hereunder shall be discharged other than by complete performance. SECTION 2.12 Reliance. Each Credit Party hereby assumes responsibility for keeping itself informed of the financial condition of each other Credit Party and any other guarantor, maker or endorser of any Guaranteed Obligation or any part thereof, and of all other circumstances bearing upon the risk of nonpayment of any Guaranteed Obligation or any part thereof that diligent inquiry would reveal, and each Credit Party hereby agrees that no Secured Party shall have any duty to advise any Credit Party of information known to it regarding such condition or any such circumstances. In the event any Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Credit Party, such Secured Party shall be under no obligation to (a) undertake any investigation not a part of its regular business routine, (b) disclose any information that such Secured Party, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (c) make any future disclosures of such information or any other information to any Credit Party. ARTICLE III [RESERVED] ARTICLE IV SETTLEMENT PROCEDURES AND PAYMENT PROVISIONS SECTION 4.01 Priority of Payments. (a) On each Payment Date, the Borrower shall pay to the Administrative Agent on such Payment Date in the following order of priority and on any other date that the Administrative Agent receives any payment or any proceeds of the Collateral, the Administrative Agent shall apply such amounts in accordance with the below (the “Priority of Payments”): (i) first, to the Administrative Agent, Lenders and Borrower Indemnified Parties on a pro rata basis, all accrued and unpaid expenses, costs, or indemnification amounts; (ii) second, to payment of Attorney Costs of Lenders payable or reimbursable by the Borrower under this Agreement; (hi) third, to the Administrative Agent, the Administrative Agent Fee, to the extent due and unpaid; (iv) fourth, to the Administrative Agent for distribution to the DIP Term Lenders (ratably, based on the amount then due and owing), all accrued and unpaid Interest due to each such DIP Term Lender for the immediately preceding Interest Period, plus, if applicable, the amount of any such Interest payable for any prior Interest Period to the extent such amount has not been 31 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 78 of 381

distributed to each such DIP Term Lender, and any interest accrued pursuant to Section 4.02(b). to the extent unpaid, in each case, unless such interest is permitted to be paid in kind hereunder; (v) fifth, to the Administrative Agent for distribution to the DIP Term Lenders (ratably, based on the amount then due and owing), to the outstanding principal amount of the DIP Term Loans; (vi) sixth, to the Administrative Agent for distribution to the Rollup Amendment No. 1 Lenders (ratably, based on the amount then due and owing), all accrued and unpaid Interest due to each such Rollup Amendment No. 1 Lender for the immediately preceding Interest Period, plus, if applicable, the amount of any such Interest payable for any prior Interest Period to the extent such amount has not been distributed to each such Rollup Amendment No. 1 Lender, and any interest accrued pursuant to Section 4.02(b). to the extent unpaid, in each case, unless such interest is permitted to be paid in kind hereunder; (vii) Seventh, to the Administrative Agent for distribution to the Rollup Amendment No. 1 Lenders (ratably, based on the amount then due and owing), to the outstanding principal amount of the Rollup Amendment No. 1 Loans; (viii) Eighth, to the Administrative Agent for distribution to the Rollup Bridge Lenders (ratably, based on the amount then due and owing), all accrued and unpaid Interest due to each such Existing Bridge Loan Lender for the immediately preceding Interest Period, plus, if applicable, the amount of any such Interest payable for any prior Interest Period to the extent such amount has not been distributed to each such Rollup Bridge Lender, and any interest accrued pursuant to Section 4.02(b). to the extent unpaid, in each case, unless such interest is permitted to be paid in kind hereunder; (ix) Ninth, to the Administrative Agent for distribution to the Rollup Bridge Lenders (ratably, based on the amount then due and owing), to the outstanding principal amount of the Rollup Bridge Loans; (x) Tenth, to the Administrative Agent for the distribution to the Lenders (ratably based on the amounts then due and owing) any other amounts owing with respect to each of the DIP Term Loans, Rollup Amendment No. 1 Loans and Rollup Bridge Loans, in each case to the extent constituting Borrower Obligations; and (xi) Eleventh, the balance, if any, to be paid at the direction of the Borrower. (b) Notwithstanding anything to the contrary set forth in this Section 4,01. the Administrative Agent shall have no obligation to distribute or pay any amount under this Section 4,01 except to the extent actually received by the Administrative Agent or available to the Administrative Agent. All payments or distributions to be made by any Credit Party and any other Person to the Administrative Agent or the Lenders (or their respective related Affected Persons and the Borrower Indemnified Parties), shall be paid or distributed to the applicable party to which such amounts are owed. (c) If and to the extent the Administrative Agent, any Lender, any Affected Person or any Borrower Indemnified Party shall be required for any reason to pay over to any Person (including any Credit Party or any trustee, receiver, custodian or similar official in any Insolvency Proceeding) any amount received on its behalf hereunder, such amount shall be deemed not to have been so received but rather to have been retained by the Borrower and, accordingly, the Administrative Agent, such Lender, such Affected 32 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 79 of 381

Person or such Borrower Indemnified Party, as the case may be, shall have a claim against the Borrower for such amount. SECTION 4.02 Payments and Computations. Etc. (a) All amounts payable to the Administrative Agent, any Lender, any Affected Person or any Borrower Indemnified Party hereunder shall be paid no later than 2:00 p.m. (New York City time) on the day when due in same day funds to the applicable party to which such amounts are due. (b) [Reserved.] (c) All computations of Interest, Fees and other amounts hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit. (d) All payments (including prepayments) to be made by each Credit Party on account of principal, interest, fees and other amounts required hereunder shall be made without set-off, recoupment, counterclaim or deduction of any kind, shall, except as otherwise expressly provided herein, be made to the Administrative Agent (for the ratable account of the Persons entitled thereto) at the address for payment specified in the signature page hereof in relation to the Administrative Agent (or such other address as the Administrative Agent may from time to time specify), including payments utilizing the ACH system, and shall be made in U.S. dollars and by wire transfer in immediately available funds (which shall be the exclusive means of payment hereunder). ARTICLE V INCREASED COSTS; FUNDING LOSSES; TAXES; ILLEGALITY SECTION 5.01 Increased Costs. (a) Increased Costs Generally. If any Change in Law shall: (i) impose, modify or deem applicable any reserve, special deposit, liquidity, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Affected Person; (ii) subject any Affected Person to any Taxes (except to the extent such Taxes are (A) Indemnified Taxes for which relief is sought under Section 5,03, (B) Taxes described in clause (b) through (d) of the definition of Excluded Taxes or (C) Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes; the Taxes described in this parenthetical, “Covered Taxes”) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or (iii) impose on any Affected Person any other condition, cost or expense (other than Taxes) (A) affecting the Collateral, this Agreement, any other Transaction Document, any Loan or any participation therein or (B) affecting its obligations or rights to make Loans; 33 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 80 of 381

and the result of any of the foregoing shall be to increase the cost to such Affected Person of (A) acting as the Administrative Agent or a Lender hereunder, (B) funding or maintaining any Loan or (C) maintaining its obligation to fund or maintain any Loan, or to reduce the amount of any sum received or receivable by such Affected Person hereunder, then, upon request of such Affected Person, the Borrower shall pay to such Affected Person such additional amount or amounts as will compensate such Affected Person for such additional costs incurred or reduction suffered. (b) Capital Adequacy. If any Lender shall reasonably determine that any Change in Law regarding capital adequacy, or the compliance by any Lender or any Person controlling such Lender with any request, guideline or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency adopted or otherwise taking effect after the Effective Date, has or would have the effect of reducing the rate of return on such Lender’s or such controlling Person’s capital as a consequence of such Lender’s obligations hereunder to a level below that which such Lender or such controlling Person could have achieved but for such Change in Law or compliance (taking into consideration such Lender’s or such controlling Person’s policies with respect to capital adequacy) then from time to time, upon demand by such Lender (which demand shall be accompanied by a certificate setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to the Administrative Agent), the Borrower shall promptly pay to such Lender such additional amount as will compensate such Lender or such controlling Person for such reduction, so long as such amounts have accrued on or after the day which is two hundred seventy (270) days prior to the date on which such Lender first made demand therefor. (c) [Reserved]. (d) Certificates for Reimbursement. A certificate of an Affected Person setting forth the amount or amounts necessary to compensate such Affected Person or its holding company, as the case may be, as specified in clause (a), (b) or (c) of this Section and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall, subject to the priorities of payment set forth in Section 4,01. pay such Affected Person the amount shown as due on any such certificate on the first Payment Date occurring after the Borrower’s receipt of such certificate; provided, that any such certificate shall state the basis upon which such amount has been calculated and certify that such Affected Person’s method of allocation is not inconsistent with its method of allocation used for other trade receivable securitization facilities or debt facilities which are subject to similar provisions for which reimbursement is being sought. (e) Delay in Requests. Failure or delay on the part of any Affected Person to demand compensation pursuant to this Section shall not constitute a waiver of such Affected Person’s right to demand such compensation; provided, that the Borrower shall not be required to compensate a Lender pursuant to this Section 5,01 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided, further, that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof. SECTION 5.02 [Reserved], SECTION 5.03 Taxes. (a) Payments Free of Taxes. All payments of principal and interest on the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by 34 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 81 of 381

the applicable withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and if any such withholding or deduction is in respect of any Indemnified Taxes, then the Borrower or other Credit Party shall pay such additional amount or amounts as is necessary to ensure that the net amount actually received by the applicable Affected Person will equal the full amount such Affected Person would have received had no such withholding or deduction of Indemnified Taxes been required (including, without limitation, such withholdings and deductions applicable to additional sums payable under this Section 5.03). After payment of any Tax by the Borrower to a Governmental Authority pursuant to this Section 5,03, the Borrower shall promptly forward to the Administrative Agent the original or a certified copy of an official receipt, a copy of the return reporting such payment, or other documentation satisfactory to the Administrative Agent evidencing such payment to such authority. (b) Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or, at the option of the Administrative Agent, timely reimburse the Administrative Agent for the payment of, any Other Taxes. (c) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent and the Lenders, within ten (10) days after demand thereof, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5,03) payable or paid by the Administrative Agent or any Lender or required to be withheld or deducted from a payment to the Administrative Agent or any Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes and Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate in reasonable detail as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. (d) Status of Lenders. Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments made under any Transaction Document shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 5.03(d)(i), 5.03(d)(ii) and 5.03(f) below) shall not be required if in such Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. (i) Each Lender that is not a "United States person" (as such term is defined in Section 770 l(a)(30) of the Code) for U.S. federal income tax purposes and is a party hereto on the Effective Date or purports to become an assignee of an interest pursuant to Section 14,03 after the Effective Date (unless such Lender was already a Lender hereunder immediately prior to such assignment) (each such Lender a “Foreign Lender”) shall, to the extent permitted by Applicable Law, execute and deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender 35 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 82 of 381

under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent) whichever of the following is applicable: (A) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments of interest under any Transaction Document, two (2) properly completed and executed copies of United States Internal Revenue Service (“IRS”) Forms W-8BEN or W-8BEN- E (or successor form) establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the "interest" article of such tax treaty and (y) with respect to any other applicable payments under any Transaction Documents, two (2) properly completed and executed copies of IRS Forms W-8BEN or W-8BEN-E (or successor form) establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the "business profits" or "other income" article of such tax treaty; (B) two (2) executed copies of Form W-8ECI (or successor form); (C) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-l to the effect that such Foreign Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, a "10 percent shareholder" of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) two (2) executed copies of IRS Forms W-8BEN or W-8BEN-E (or successor form); (D) to the extent a Foreign Lender is not the beneficial owner, two (2) executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W- 8BEN-E (or successor form), a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3. IRS Form W-9 (or successor form), and/or other certification documents from each beneficial owner, as applicable; provided, that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner; or (E) other applicable forms, certificates or documents prescribed by the IRS. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so. In addition, to the extent permitted by Applicable Law, such forms shall be delivered by each Foreign Lender upon the obsolescence or invalidity of any form previously delivered by such Foreign Lender. Each Foreign Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). (ii) Each Lender that is a "United States person" (as such term is defined in Section 7701(a)(30) of the Code) for U.S. federal income tax purposes and is a party hereto on the Effective Date or purports to become an assignee of an interest pursuant to Section 14,03 after the Effective Date (unless such Lender was already a Lender hereunder immediately prior to such assignment) shall provide to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), a properly completed and executed copy of IRS Form W-9 or any successor form certifying as to such Lender's entitlement to an exemption from U.S. backup withholding and, to the extent permitted by Applicable Law, other applicable forms, certificates or documents prescribed by the IRS or reasonably requested by the Borrower or Administrative Agent. Each such Lender shall promptly notify the Borrower at any time it determines that any certificate previously delivered to the Borrower (or any other form of certification adopted by the U.S. governmental authorities for such purposes) is no longer valid. (iii) Any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the 36 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 83 of 381

recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or Administrative Agent to determine the withholding or deduction required to be made. (iv) The Administrative Agent shall deliver to the Borrower, on or prior to the date on which it becomes a party to this Agreement, a duly completed IRS Form W-9, with the effect that the Borrower may make payments to the Administrative Agent, to the extent such payments are received by the Administrative Agent as an intermediary, without deduction or withholding of any Taxes imposed by the United States (and the Administrative Agent will serve as a U.S. withholding agent (and complete associated reporting responsibilities) with respect to Chapter 3 and Chapter 4 withholding on amounts paid to the Administrative Agent in respect of the Loans (or any other amounts payable hereunder). (e) Treatment of Certain Refunds. If any Lender determines, in its sole discretion exercised in good faith, that it has received a refund in respect of any Taxes as to which it has been indemnified by the Borrower or other Credit Party pursuant to this Section 5,3 (including by the payment of additional amounts pursuant to this Section 5,3), then it shall promptly pay an amount equal to such refund to the Borrower or other Credit Party, net of all reasonable out-of-pocket expenses of such Lender or of the Administrative Agent with respect thereto, including any Taxes; provided, however, that the Borrower or other Credit Party, upon the written request of such Lender or the Administrative Agent, agrees to repay any amount paid over to the Borrower or other Credit Party to such Lender or to the Administrative Agent (plus any related penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such Lender or the Administrative Agent is required, for any reason, to disgorge or otherwise repay such refund. Notwithstanding anything to the contrary in this Section 5,3, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 5.3(e) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 5,3 shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person. (f) Documentation Required by FATCA. If a payment made to an Affected Person under any Transaction Document would be subject to U.S. federal withholding tax imposed by FATCA if such Affected Person were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Affected Person shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Borrower or Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 147 l(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Affected Person has complied with its obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (f), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. (g) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable 37 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 84 of 381

to such Lender (but only to the extent that any Credit Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 14.03(e) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Transaction Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Transaction Document or otherwise payable by the Administrative Agent to such Lender from any other source against any amount due to the Administrative Agent under this paragraph (g). (h) Survival. Each party’s obligations under Section 5.03(a) through (g) shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, and the repayment, satisfaction or discharge of all Borrower Obligations hereunder. ARTICLE VI CONDITIONS TO EFFECTIVENESS AND CREDIT EXTENSIONS SECTION 6.01 Conditions Precedent to Effectiveness of this Agreement. This Agreement shall be effective on the date (the “Effective Date”) on which the conditions precedent are satisfied: (a) Transaction Documents. The Administrative Agent shall have received on or before the Effective Date all of the agreements, documents, instruments and other items set forth on the closing checklist attached hereto as Exhibit J other than those that are specified therein as permitted to be delivered after the Effective Date, each in form and substance reasonably satisfactory to the Administrative Agent. (b) Fees. The Credit Parties shall have executed and delivered the Fee Letters to the Administrative Agent and the Lenders. (c) No Litigation. There shall not exist any order, injunction or decree of any Governmental Authority restraining or prohibiting the funding of the Loans hereunder. (d) Debtor-in-Possession. Each of (i) Bird Global, Inc., (ii) Bird Rides, Inc., (iii) Bird US Holdco, LLC, (iv) Bird US Opco, LLC, and (v) Skinny Labs, Inc. shall be a debtor and a debtor-in- possession under Chapter 11 of the Bankruptcy Code. (e) Interim Order. The Bankruptcy Court shall have entered the Interim Order, and such Interim Order shall be in full force and effect and shall not have been stayed, vacated, reversed, amended or otherwise modified without the prior written consent of the Administrative Agent and the Required DIP Lenders in their sole discretion. (f) No Other Relief No motion, pleading or application seeking relief affecting the provision of the financing contemplated hereunder shall have been filed in the Bankruptcy Court by any Credit Party without the prior written consent of the Administrative Agent in its sole discretion. 38 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 85 of 381

(g) Cash Management Order. The Bankruptcy Court shall have entered a cash management order in form and substance reasonably acceptable to the Administrative Agent no later than two (2) Business Days after the Petition Date, and such order shall be in full force and effect and shall not have been stayed, vacated, reversed, amended or otherwise modified without the prior written consent of the Administrative Agent in its sole discretion. (h) Payment of Pre-Petition Interest and Fees. The Administrative Agent shall have received evidence reasonably satisfactory to the Administrative Agent that the Credit Parties have paid in full all pre-petition interest and pre-petition fees that have accrued pursuant to the Pre-Petition Transaction Documents but remain unpaid and for which payment thereof is provided for in the Approved Budget. (i) Initial Approved Budget. The Administrative Agent and Lenders shall have received the initial 13-week cash flow budget, attached as Exhibit A to the Interim Order, setting forth, on a weekly and a line-item basis, in each case as required by the Interim Order (i) projected cash receipts and (ii) projected disbursements and the amount of ordinary course operating expenses, bankruptcy-related expenses under the Chapter 11 Cases (including professional fees of the Credit Parties with respect thereto), capital expenditures, asset sales, and estimated fees and expenses of the Administrative Agent (including fees and expenses of its legal counsel and financial advisors), estimated fees and expenses of the Pre Petition Agent and Pre-Petition Lenders (including fees and expenses of their legal counsel and financial advisors), estimated fees and expenses of the members of any statutory committee and any professionals engaged by any such statutory committee) and any other fees and expenses relating to this Agreement or the other Transaction Documents), in each case for each week from the first day of the week in which the Petition Date occurs through the last day of the week that is 13 weeks thereafter, to be attached to the Interim Order which shall be in form and substance satisfactory to the Agent and Required DIP Lenders (the “Initial Approved Budget”). (j) DIP Order Conditions. All other conditions to borrowing in the Interim Order shall have been satisfied. (k) Second Lien DIP Loan Agreement. The Borrower shall have executed and delivered the Second Lien DIP Loan Agreement and provided a copy of such agreement to the Administrative Agent. (l) Asset Purchase Agreement. The Administrative Agent shall have received an executed copy of the Asset Purchase Agreement in form and substance satisfactory to the Required DIP Lenders. (m) Restructuring Support Agreement. The Administrative Agent shall have received Restructuring Support Agreement in form and substance satisfactory to the Required DIP Lenders. SECTION 6.02 Conditions Precedent to Each Credit Extension. Each Credit Extension hereunder on or after the Effective Date shall be subject to the conditions precedent that: (a) the Borrower shall have delivered to the Administrative Agent a Loan Request for such Loan in accordance with Section 2.03(a). (b) the conditions precedent to such Credit Extension specified in Section 2,03 shall be satisfied; 39 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 86 of 381

(c) on the date of such Credit Extension the following statements shall be true and correct (and upon the occurrence of such Credit Extension, the Credit Parties shall be deemed to have represented and warranted that such statements are then true and correct): (i) any representation or warranty by any Credit Party contained herein or in any other Transaction Document is untrue or incorrect in any material respect (without duplication of any materiality qualifier contained therein) as of such date, except to the extent that such representation or warranty expressly relates to an earlier date (in which event such representations and warranties were untrue or incorrect in any material respect (without duplication of any materiality qualifier contained therein) as of such earlier date), and Administrative Agent or Required DIP Lenders have determined not to make such DIP Term Loan as a result of the fact that such representation or warranty is untrue or incorrect in any material respect (without duplication of any materiality qualifier contained therein); (ii) the Borrower will use the proceeds of the Credit Extension solely in accordance with Section 2.03(a) of this Agreement; and (iii) no Default or Event of Default has occurred and is continuing or would result immediately after giving effect to any DIP Term Loan. (d) (i) if such date is on or after the Interim Period Outside Date, the Bankruptcy Court shall not have entered the Final Order, (ii) if the Interim Order has expired, the Bankruptcy Court shall not have entered the Final Order, (iii) the Interim Order or the Final Order, as the case may be, shall have been vacated, stayed, reversed, modified or amended without the Administrative Agent’s and Required DIP Lenders’ consent or shall otherwise not be in full force and effect or (iv) the Interim Order or the Final Order, as the case may be, in any respect shall be the subject of a stay pending either appeal or a motion for reconsideration thereof. (e) for any DIP Term Loan to be made prior to the entry of the Final Order, the outstanding principal amount of the DIP Term Loans (after giving effect to the amount of the requested DIP Term Loan) will not exceed the amount permitted by the Interim Order. (f) the proceeds of any requested DIP Term Loan shall be necessary to be drawn in order to comply with the Approved Budget. (g) no less than $5,600,000 shall have been advanced to the Borrower pursuant to the Second Lien DIP Loan Agreement. ARTICLE VII REPRESENTATIONS AND WARRANTIES SECTION 7.01 Representations and Warranties of the Credit Parties. On the Effective Date and on each date on which representations and warranties are required to be made hereunder, the Credit Parties party hereto represent and warrant to the Administrative Agent and each Lender: (a) Organization and Good Standing. Parent and each of its Subsidiaries is an entity duly organized and validly existing and in good standing under the laws of the jurisdiction of its organization and has full power and authority under its organizational documents and under the laws of the jurisdiction of its organization to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted. 40 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 87 of 381

(b) Due Qualification. Parent and each of its Subsidiaries is duly qualified to do business as a limited liability company and has obtained all necessary licenses and approvals in all jurisdictions in which the conduct of its business requires such qualification, licenses or approvals, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. (c) Power and Authority; Due Authorization. Each Credit Party (i) has all necessary limited liability company power and authority to (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party, (B) perform its obligations under this Agreement and the other Transaction Documents to which it is a party and (C) grant a security interest in the Collateral to the Administrative Agent on the terms and subject to the conditions herein provided and (ii) has duly authorized by all necessary limited liability company action such grant and the execution, delivery and performance of, and the consummation of the transactions provided for in, this Agreement and the other Transaction Documents to which it is a party. (d) Binding Obligations. This Agreement and each of the other Transaction Documents to which each Credit Party is a party, when executed and delivered by such Credit Party and each other party thereto, will constitute legal, valid and binding obligations of such Credit Party, enforceable against such Credit Party in accordance with their respective terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law. (e) No Conflict or Violation. The execution, delivery and performance of, and the consummation of the transactions contemplated by, this Agreement and the other Transaction Documents to which each Credit Party is a party, and the fulfillment of the terms hereof and thereof, will not (i) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under its organizational documents, any Government Approval, or any indenture, sale agreement, credit agreement, loan agreement, security agreement, mortgage, deed of trust, or other agreement or instrument to which such Credit Party is a party or by which it or any of its properties is bound, (ii) result in the creation or imposition of any Adverse Claim upon any of the Collateral pursuant to the terms of any such indenture, credit agreement, loan agreement, security agreement, mortgage, deed of trust, or other agreement or instrument other than this Agreement and the other Transaction Documents or (iii) conflict with or violate any Applicable Law, except in the case of each of the foregoing clauses (i) through (iii) to the extent that any such conflict, breach, default, Adverse Claim or violation, as applicable, could not reasonably be expected to have a Material Adverse Effect. (f) Litigation and Other Proceedings, (i) There is no action, suit, proceeding or investigation pending or, to the knowledge of the Credit Parties, threatened in writing, against Parent or any of its Subsidiaries before any Governmental Authority and (ii) none of the Parent or any of its Subsidiaries is subject to any order, judgment, decree, injunction, stipulation or consent order of or with any Governmental Authority that, in the case of either of the foregoing clauses (i) and (ii), (A) asserts the invalidity or unenforceability of this Agreement, any other Transaction Document or any Pre-Petition Transaction Document, (B) seeks to prevent the grant of a security interest in any of the Collateral by any Credit Party to the Administrative Agent, the ownership or acquisition by any Credit Party of any Collateral, or the consummation of any of the transactions contemplated by this Agreement, any other Transaction Document or any Pre-Petition Transaction Document, (C) other than to the extent disclosed to the Administrative Agent on or prior to the Effective Date, seeks any determination or ruling that could materially and adversely affect the performance by any of the Credit Parties of its obligations under this Agreement, any other Transaction Document or any Pre-Petition Transaction Document or (D) other than to the extent disclosed to the Administrative Agent on or prior to the Effective Date, individually or in the 41 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 88 of 381

aggregate for all such actions, suits, proceedings and investigations could reasonably be expected to have a Material Adverse Effect. (g) Government Approvals. Except where the failure to obtain or make such authorization, consent, order, approval or action could not reasonably be expected to have a Material Adverse Effect, all authorizations, consents, orders and approvals of, or other actions by, any Governmental Authority that are required to be obtained by the Credit Parties in connection with the operation of its scooters, including, without limitation, any applicable Government Approvals (including the entry by the Bankruptcy Court of the Interim Order (or the Final Order) when applicable), the grant of a security interest to the Administrative Agent under the Pre-Petition Transaction Documents or the due execution, delivery and performance by the Credit Parties of this Agreement or any other Transaction Document to which they are a party and the consummation by the Credit Parties of the transactions contemplated by this Agreement and the other Transaction Documents to which they are a party have been obtained or made and are in full force and effect. (h) Margin Regulations. The Credit Parties are not engaged, principally or as one of their important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meanings of Regulations T, U and X of the Board of Governors of the Federal Reserve System). No part of the proceeds of the Loans made to any Credit Party will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U, or X of the Board of Governors of the Federal Reserve System. (i) [reserved]. (j) [reserved]. (k) Investment Company Act; Volcker Rule. None of the Credit Parties (i) is, and is not controlled by, an “investment company” registered or required to be registered under the Investment Company Act and (ii) is a “covered fund” under the Volcker Rule. (1) [reserved]. Accuracy of Information. All written information (including Loan Requests, statements, and other documents) (other than forward looking information and (m) certificates, reports, information of a general economic nature or general industry nature) furnished to the Administrative Agent or any Lender by or on behalf of a Credit Party pursuant to any provision of this Agreement or any other Transaction Document, or in connection with or pursuant to any amendment or modification of, or waiver under this Agreement or any other Transaction Document, is at the time the same are so furnished (or as of any earlier date or later date (in the case of any certifications in any Loan Request to be made on the date the related Credit Extension is made) specified therein), when taken as a whole, true and correct in all material respects on the date the same are furnished to the Administrative Agent or such Lender (or, in the case of any certifications in any Loan Request to be made on the date the related Credit Extension is made, on the date such Credit Extension is made), and does not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which such statements are made. Any forward looking information and information of a general economic nature prepared by or on behalf of the Credit Parties or any of their respective representatives and that have been made available to the Administrative Agent or any Lender in connection with the Transaction Documents have been prepared in good faith based upon assumptions believed by such Credit Party to be reasonable (it being understood that such forward looking information are as to future events and are not to be viewed as facts, such forward looking information is subject to 42 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 89 of 381

significant uncertainties and contingencies and that actual results during the period or periods covered by any such forward looking information may differ significantly from the projected results, and that no assurance can be given that the projected results will be realized) as of the date such forward looking information is furnished to the Administrative Agent or such Lender. (n) Anti-Money Laundering/Intemational Trade Law Compliance. None of the Credit Parties and, to the knowledge of the Credit Parties, none of their Affiliates (i) is in violation of any Anti Terrorism Law, (ii) engages in or conspires to engage in any transaction that violates or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law, (iii) is a Sanctioned Person, or is controlled by a Sanctioned Person, (iv) is acting or will act for or on behalf of a Sanctioned Person, (v) is associated with, or will become associated with, a Sanctioned Person or (vi) is providing, or will provide, material, financial or technical support or other services to or in support of acts of terrorism of a Sanctioned Person. No Credit Party nor, to the knowledge of any Credit Party, any of their Affiliates or agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement, (A) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Sanctioned Person, or (B) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law. (o) [Reserved]. (p) [Reserved]. (q) [Reserved]. (r) Compliance with Law. Parent and its Subsidiaries have complied with all Applicable Laws to which each of them may be subject, except where any such failure to comply with Applicable Laws could not reasonably be expected to have a Material Adverse Effect. (s) Bulk Sales Act. No transaction contemplated by this Agreement requires compliance by it with any bulk sales act or similar law. (t) Taxes. Except as disclosed to the Administrative Agent prior to the Effective Date, the Credit Parties have (i) timely filed all material tax returns (federal, state and local) required to be filed by them, (ii) paid, or caused to be paid, all material taxes, assessments and other governmental charges, if any, other than taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP, and (iii) paid all fees and expenses required to be paid by it in connection with the conduct of its business, the maintenance of its existence and its qualification to do business in each state in which it is required to so qualify, except with respect to this clause (iii), where any such failure to pay such fees and expenses could not reasonably be expected to have a Material Adverse Effect. (u) No Default. No Default or Event of Default exists or would result from the incurring of any Borrower Obligations by any Credit Party or the grant or perfection of Administrative Agent’s Liens on the Collateral, except for Defaults and Events of Default occasioned by the filing of the Chapter 11 Cases and Defaults and Events of Default resulting from obligations with respect to which the Bankruptcy Code prohibits the Credit Parties from complying or permits the Credit Parties not to comply. No Credit Party and no Subsidiary of any Credit Party is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, would reasonably be expected to have a Material Adverse Effect, except for Defaults and Events of Default resulting from 43 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 90 of 381

obligations with respect to which the Bankruptcy Code prohibits the Credit Parties from complying or permits the Credit Parties not to comply. (v) Bankruptcy Matters. (i) The Chapter 11 Cases were commenced on the Petition Date in accordance with applicable law and proper notice thereof and the proper notice, to the extent given or required to be given prior to the date hereof, was given for (x) the motions seeking approval of the Transaction Documents and the Interim Order and Final Order, (y) the hearings for the approval of the Interim Order, and (z) the hearings for the approval of the Final Order. (ii) From and after the entry of the Interim Order, and pursuant to and to the extent permitted in the Interim Order and the Final Order, the Borrower Obligations will constitute allowed administrative expenses in the Chapter 11 Cases having priority over all administrative expenses and unsecured claims against the Credit Parties as set forth in the DIP Orders. (hi) From and after the entry of the Interim Order and pursuant to and to the extent provided in the Interim Order and the Final Order, the Borrower Obligations will be secured by a valid and perfected first priority lien on all of the Collateral, subject, as to priority only, to the Carve-Out and the Pre-Petition Prior Liens, as set forth in the DIP Orders. (iv) The Interim Order (with respect to the period prior to entry of the Final Order) or the Final Order (with respect to the period on and after entry of the Final Order), as the case may be, is in full force and effect has not been reversed, stayed, modified or amended without the Administrative Agent’s and Required DIP Lenders’ consent in their sole discretion. (w) Other Transaction Documents. Each representation and warranty made by the Credit Parties under each other Transaction Document to which it is a party is true and correct in all material respects as of the date when made. ARTICLEVIII COVENANTS SECTION 8.01 Affirmative Covenants of the Credit Parties. At all times from the Effective Date until the Final Payout Date: (a) Payment of Principal and Interest. The Borrower shall duly and punctually pay Interest, Fees, principal of the Loans, and all other amounts payable by the Borrower hereunder in accordance with the terms of this Agreement. (b) Existence. Parent shall, and shall cause each of its Subsidiaries to, keep in full force and effect its existence and rights as a duly organized entity under applicable law, and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the other Transaction Documents and the Collateral, except where failure to maintain such qualification could not reasonably be expected to have a Material Adverse Effect. 44 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 91 of 381

(c) Financial Reporting. Parent shall furnish to the Administrative Agent: (i) [reserved]; (ii) Quarterly Reporting, within forty-five (45) days after the end of each fiscal quarter of each fiscal year of Parent, commencing with the fiscal quarter ending December 31, 2023, a consolidated balance sheet of Parent and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations and cash flows for such fiscal quarter and for the portion of the fiscal quarter then ended and setting forth in comparative form the figures for such fiscal quarter and the annual budget for the related fiscal year, and, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail (together with, in all cases, customary management discussion and analysis) and certified by a responsible officer of Parent as fairly presenting in all material respects the financial position, results of operations and cash flows of Parent and its Subsidiaries on a consolidated basis in accordance with GAAP, subject only to year-end audit adjustments and the absence of footnotes; (iii) Monthly Reporting, within thirty (30) days after the end of each of the first two months of each fiscal quarter of Parent, commencing with the month ending November 30, 2023, a consolidated balance sheet of Parent and its Subsidiaries as at the end of such month, and the related consolidated statements of income or operations and cash flows for such month, all in reasonable detail and certified by a responsible officer of Parent as fairly presenting in all material respects the financial position, results of operations and cash flows of Parent and its Subsidiaries on a consolidated basis in accordance with GAAP, subject only to year-end audit adjustments and the absence of footnotes; (iv) Compliance Certificate, concurrently with the financial statements referred to in the foregoing clauses (i) - (iii), a fully and properly completed certificate in the form of Exhibit H (a “Compliance Certificate”), certified on behalf of the Parent by a Responsible Officer of Parent, in each instance, as of the last day of the period covered by such financial statements; (v) Liquidity, on each Wednesday following the Effective Date (commencing with December 22, 2023, each such weekly period, a “Budget Testing Period”) (each such Wednesday, a “Liquidity Reporting Date”), a thirteen (13) week cash flow forecast on a consolidated basis of the Credit Parties and their Subsidiaries (each, a “Cash Forecast”) (commencing with the week in which such cash flow forecast is delivered to the Administrative Agent), which shall (i) be in form and detail reasonably satisfactory to the Administrative Agent, (ii) reflect the Credit Parties’ good faith projection of all weekly cash receipts and disbursements in connection with the operation of their business for the relevant thirteen-week period, (iii) include a summary of description of variance for cash receipts and disbursements as compared to the Cash Forecast delivered on the preceding Liquidity Reporting Date and (iv) include the calculation of Liquidity as of the immediately preceding Friday; (vi) Other Information. Such other non-privileged information (including non- financial information) as the Administrative Agent or any DIP Term Lender may from time to time reasonably request to the extent such information is not otherwise already provided to the Administrative Agent or DIP Term Lenders pursuant to a report or covenant set forth herein. (d) Notices. Each Credit Party party hereto (or the Parent on its behalf) will notify the Administrative Agent and each Lender in writing of any of the following events promptly upon (but in no event later than three (3) Business Days after) a Financial Officer leams of the occurrence thereof, with 45 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 92 of 381

such notice describing the same, and if applicable, the steps being taken by the Person(s) affected with respect thereto; provided, that notice delivered by any Credit Party (notwithstanding the requirement below as to delivery from the Borrower or officer thereof) as to a given event shall be deemed to satisfy such requirement: (i) Notice of Events of Default. Any Event of Default or Potential Event of Default that has occurred and is continuing. (ii) Representations and Warranties. The failure of any representation or warranty made or deemed to be made by any of the Credit Parties under this Agreement or any other Transaction Document to be true and correct in any material respect when made. (hi) Litigation. The institution of any litigation, arbitration proceeding, or governmental proceeding with respect to any Credit Party, provided that notice is only required to the extent such litigation, arbitration proceeding, or governmental proceeding could reasonably be expected to have a Material Adverse Effect if adversely determined, or is a governmental proceeding involving a monetary claim to the extent the claimed amount is $500,000 or more. (iv) (reservedl. (v) Change in Accountants or Accounting Policy. Any change in (A) the external accountants of any Credit Party or (B) any material accounting policy of any Credit Party that is relevant to the transactions contemplated by this Agreement or any other Transaction Document. (vi) Note Documents. The (x) occurrence of any Default or Event of Default under the Note Documents (each as defined therein), (y) notice of any material amendment to any Note Document and (z) any material notice, waiver, consent, modification, amendment or other material information delivered to the Note Agent or the Purchasers (as defined in the Note Purchase Agreement). (vii) DIP Reports. As soon as available, but not later than the date such reports or certificates are required to be delivered pursuant to the terms of the DIP Orders, copies of all other reports and certificates required to be delivered by the Credit Parties pursuant to the terms of the DIP Orders. (viii) Second Lien DIP Loan Documents. The (x) occurrence of any Default or Event of Default under the Second Lien DIP Loan Agreement (each as defined therein), (y) notice of any material amendment to any Second Lien DIP Loan Document and (z) any material notice, waiver, consent, modification, amendment or other material information delivered to the Second Lien DIP Agent or the Second Lien DIP Lenders. (e) Compliance with Laws. Parent shall, and shall cause each of its Subsidiaries to, comply with all Applicable Laws to which they may be subject if the failure to comply could reasonably be expected to have a Material Adverse Effect. (f) Lumishing of Information and Inspection of Records. The Credit Parties party hereto will (and will cause the other Credit Parties to), at the Credit Parties’ expense, (i) permit the Administrative Agent and each Lender or their respective agents or representatives to (A) examine and make copies of and abstracts from all books and records relating to the Collateral, (B) visit the offices and properties of the Credit Parties for the purpose of examining such books and records and (C) discuss matters relating to the Collateral or the Credit Parties’ performance hereunder or under the other Transaction 46 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 93 of 381

Documents with any of the senior management of the Credit Parties having knowledge of such matters, (ii) without limiting the provisions of clause (i) above, at the Credit Parties’ expense, permit certified public accountants or other auditors acceptable to the Administrative Agent to conduct a review of its books and records with respect to the Collateral; provided, that neither the Administrative Agent nor any accountants or auditors engaged by the Administrative Agent shall be entitled to take copies, extracts, or photos of any information that contains trade secrets, is subject to legal privilege, or is otherwise of strategic importance to the business of the Parent and its Subsidiaries, in each case, as determined by the Borrower acting reasonably and in good faith and (hi) cause each of its officers, directors, employees, attorneys and advisors to fully cooperate with the Administrative Agent in regards to any inspection, examination, audit or records request made by the Administrative Agent or any of its Affiliates. (g) Use of Proceeds. The Borrower shall use the proceeds of the Loans and the proceeds of the Collateral solely for (i) working capital (excluding capital expenditures) to the extent set forth in, and in accordance with, the Approved Budget, (ii) maintenance capital expenditures to the extent set forth in, and in accordance with, the Approved Budget, (hi) payment of costs of administration of the Chapter 11 Cases to the extent set forth in, and in accordance with, the Approved Budget, (iv) Permitted Expenses, (v) the unpaid fees, costs, and disbursements of professionals in the Chapter 11 Cases as set forth in the definition of the term “Carve-Out” in the DIP Order, (vi) such Pre-Petition Obligations as the Administrative Agent consents to and the Bankruptcy Court approves, in each case in a manner consistent with the terms and conditions contained herein and in the DIP Orders, and to the extent set forth, and in accordance with, the Approved Budget, or as otherwise expressly permitted under this Agreement and (vii) the roll-up of the Pre-Petition Obligations upon entry of the Final Order as contemplated herein and in the DIP Orders. (h) [Reserved] (i) [Reserved]. (j) Books and Records. The Borrower shall maintain and implement (or cause the Parent to maintain and implement) administrative and operating procedures, and keep and maintain (or cause the Parent to keep and maintain) all documents, books and records and other information reasonably necessary or advisable in connection with the operation of its business. (k) Security Interest. Etc. The Credit Parties will (and will cause the Parent and the other Credit Parties to), at their expense, take all action necessary to establish and maintain a valid and enforceable first priority perfected security interest in the Collateral, in each case free and clear of any Adverse Claim except for Liens permitted to exist under this Agreement or the other Transaction Documents, in favor of the Administrative Agent (on behalf of the Secured Parties), including taking such action to perfect, protect or more fully evidence the security interest of the Administrative Agent (on behalf of the Secured Parties) as the Administrative Agent or any Secured Party may reasonably request, in each case consistent with the terms of this Agreement or the other Transaction Documents. In order to evidence the security interests of the Administrative Agent under this Agreement, the Credit Parties party hereto shall (and shall cause the other Credit Parties to), from time to time take such action, or execute and deliver such instruments as may be necessary (including, without limitation, such actions as are reasonably requested by the Administrative Agent) to maintain and perfect, as a first-priority interest, the Administrative Agent’s security interest in the Collateral. The Credit Parties party hereto shall (and shall cause the other Credit Parties to), from time to time and within the time limits established by law, prepare and present to the Administrative Agent for the Administrative Agent’s authorization and approval, all financing statements, amendments, continuations or initial financing statements in lieu of a continuation statement, or other filings necessary to continue, maintain and perfect the Administrative Agent’s security interest as a first- priority interest. The Administrative Agent’s approval of such filings shall authorize the Credit Parties to 47 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 94 of 381

file such financing statements under the UCC without the signature of the Credit Parties or the Administrative Agent where allowed by Applicable Law. Notwithstanding anything else in the Transaction Documents to the contrary, the Credit Parties shall not have any authority to file a termination, partial termination, release, partial release, or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements filed in connection with the Transaction Documents, without the prior written consent of the Administrative Agent. (l) Certain Agreements. Without the prior written consent of the Administrative Agent and the Lenders, the Credit Parties will not (and will not permit the Parent or the other Credit Parties to) (x) amend, modify, waive, revoke or terminate any Transaction Document or any provision of their organizational documents, or (y) exercise any remedies in respect of the Transaction Documents. (m) [reservedl. (n) [reservedl. (o) Change in Name or Jurisdiction of Origination, etc. (i) The Credit Parties shall not (nor shall they allow any other Credit Party to) take any action to change their jurisdiction of organization. (ii) The Credit Parties will not (nor will they allow any other Credit Party to) change their respective name, location, identity or corporate structure unless (w) such Credit Party provides the Administrative Agent and Lenders at least thirty (30) days prior notice thereof, (x) such Credit Party, at its own expense, shall have taken all action necessary to perfect or maintain the perfection of the security interest under this Agreement (including, without limitation, the filing of all financing statements and the taking of such other action as the Administrative Agent may request in connection with such change or relocation), (y) the Administrative Agent and the Lenders have consented thereto in writing, and (z) if requested by the Administrative Agent, such Credit Party shall cause to be delivered to the Administrative Agent, an opinion, in form and substance satisfactory to the Administrative Agent as to such UCC perfection and priority matters as the Administrative Agent may request at such time. (p) Taxes. Parent will, and will cause each of its Subsidiaries to, (i) timely file all material tax returns (foreign, federal, state and local) required to be filed by it and (ii) pay, or cause to be paid, all material taxes, assessments and other governmental charges, if any, other than taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP. (q) [Reserved]. (r) Compliance with Anti-Terrorism Laws. The Administrative Agent hereby notifies the Credit Parties that pursuant to the requirements of Anti-Terrorism Laws, and the Administrative Agent’s policies and practices, the Administrative Agent is required to obtain, verify and record certain information and documentation that identifies the Credit Parties and their respective principals, which information includes the name and address of each Credit Party and its principals and such other information that will allow Agent to identify such party in accordance with Anti-Terrorism Laws. No Credit Party will, directly or indirectly, knowingly enter into any contract with any Sanctioned Person or any Person listed on the OFAC Lists. Each Credit Party shall immediately notify the Administrative Agent if such Credit Party has actual knowledge that any Credit Party or any of their respective Affiliates or agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement is or becomes a 48 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 95 of 381

Sanctioned Person or (i) is convicted on, (ii) pleads nolo contendere to, (iii) is indicted on, or (iv) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering. No Credit Party will, directly or indirectly, (i) conduct any business or engage in any transaction or dealing with any Sanctioned Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Sanctioned Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that violates or attempts to violate any of the prohibitions set forth in Executive Order No. 13224 or other Anti-Terrorism Law. (s) [reserved] (t) Certificate of Title Acts. Bird OpCo will not operate and will not permit the Parent or any of its Subsidiaries to operate any of the scooters owned or operated by it in a jurisdiction in which the scooters may or are required to be registered under any certificate of title act or similar law, statute, or regulation. (u) Insurance. The Parent will keep the Parent’s and its Subsidiaries’ business and the Collateral insured for risks and in amounts standard for companies in the Parent’s and its Subsidiaries’ industry and location and as the Administrative Agent may reasonably request. Insurance policies shall be in a form, with companies, and in amounts that are reasonably satisfactory to the Administrative Agent. All property policies shall have a lender’s loss payable endorsement showing the Administrative Agent (for the ratable benefit of the Secured Parties) as lender loss payee and shall waive subrogation against the Administrative Agent, and all liability policies shall show, or have endorsements showing, the Administrative Agent (for the ratable benefit of the Secured Parties), as additional insured. Within no less than thirty (30) days after the Effective Date and at all times thereafter, the Administrative Agent shall be named as lender loss payee and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent, that it will give the Administrative Agent 30 days (and 10 days for nonpayment of premium) prior written notice before any such policy or policies shall be canceled. At the reasonable request of the Administrative Agent, the Parent shall deliver to the Administrative Agent certified copies of policies and evidence of all premium payments. Subject to the Intercreditor Agreement, proceeds payable under any policy shall, at the option of the Administrative Agent, be payable to the Administrative Agent, for the ratable benefit of the Secured Parties, on account of the then-outstanding Borrower Obligations. If the Parent or any of its Subsidiaries fails to obtain insurance as required under this Section 8.01(u) or to pay any amount or furnish any required proof of payment to third persons, the Administrative Agent may make (but has no obligation to do so), at the Parent’s expense, all or part of such payment or obtain such insurance policies required in this Section 8,0Ku), and take any action under the policies the Administrative Agent deems prudent. (v) [reserved]. (w) Budget Testing. Subject to the terms and conditions set forth below, no Credit Party shall, nor shall it permit any of its Subsidiaries to, from and after the Effective Date, make any payment or otherwise disburse any funds or fail to collect revenues or funds in an amount, in each case, in a manner such that the unrestricted cash and Cash Equivalents of the Credit Parties and their Subsidiaries is less than the amount set forth in each Approved Budget for any Budget Testing Period, subject to the Permitted Variance; provided that this provision shall disregard non-recurring one-time receipts and/or disbursements. 49 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 96 of 381

The Administrative Agent and Lenders (i) may assume that the Credit Parties will comply with the Approved Budget to the extent required by this clause (s) and shall have no duty to monitor such compliance and (ii) shall not be obligated to pay (directly or indirectly from the Collateral) any unpaid expenses incurred or authorized to be incurred pursuant to the Approved Budget. The line items in the Approved Budget for payment of interest, expenses and other amounts to Administrative Agent and Lenders are estimates only, and the Credit Parties remain obligated to pay any and all Borrower Obligations in accordance with the terms of the Transaction Documents. Nothing in the Approved Budget shall constitute an amendment or other modification of this Agreement or any of such restrictions or other lending limits set forth therein. (x) Bankruptcy Court Filings. As soon as practicable in advance of filing with the Bankruptcy Court, the Credit Parties shall provide the Administrative Agent with copies of (i) the motion seeking approval of and proposed forms of the Interim Order and the Final Order, which motion shall be in form and substance reasonably satisfactory to the Administrative Agent, and which orders shall be in form and substance satisfactory to the Administrative Agent and the Required DIP Lenders in their sole discretion, (ii) the Bid Procedures Motion, which motion shall be in form and substance reasonably satisfactory to the Administrative Agent, and the proposed form of the Bid Procedures Order, which order shall be in form and substance satisfactory to Administrative Agent in its sole discretion, (iii) all other proposed orders and pleadings related to the financing contemplated hereunder, which orders and pleadings shall be in form and substance satisfactory to the Administrative Agent, (iv) any plan of reorganization or liquidation, and/or any disclosure statement related to such plan (which plan or disclosure statement shall comply with the requirements set forth herein), which plan of reorganization or liquidation and any related disclosure statement shall be in form and substance satisfactory to Administrative Agent and the Required DIP Lenders, (v) any motion, and proposed form of order, seeking to extend or otherwise modify the Credit Parties' exclusive periods set forth in section 1121 of the Bankruptcy Code, which motion and proposed order shall be in form and substance satisfactory to Administrative Agent, (vi) any motion, other than the Bid Procedures Motion, seeking approval of any sale of any Credit Party's assets, which motion shall be in form and substance acceptable to the Administrative Agent and any proposed form of a bidding procedures order and sale order, which orders shall be in form and substance satisfactory to the Administrative Agent and the Required DIP Lenders in their respective sole discretion and (vii) any motion and proposed form of order filed with the Bankruptcy Court relating to the assumption, rejection, modification or amendment of any employment agreement, or the assumption, rejection, modification or amendment of any material contract, each of which motions and orders must be in form and substance satisfactory to the Administrative Agent in its sole respective sole discretion. (y) Bankruptcy Covenants. Notwithstanding anything in the Transaction Documents to the contrary, the Credit Parties shall comply with all covenants, terms and conditions and otherwise perform all obligations set forth in the DIP Orders. (z) Chapter 11 Cases. In connection with the Chapter 11 Cases, the Credit Parties shall give the proper notice for (i) the motions seeking approval of the Transaction Documents and the Interim Order and Final Order, (ii) the hearings for the approval of the Interim Order, (iii) the hearings for the approval of the Final Order, (iv) the motions seeking approval of the sale of all or substantially all of the assets or the Equity Interests of the Credit Parties and (v) the hearings for the approval of the sale of all or substantially all of the assets or the Equity Interests of the Credit Parties. The Credit Parties shall give, on a timely basis as specified in the Interim Order or the Final Order, as applicable, all notices required to be given to all parties specified in the Interim Order or Final Order, as applicable. (aa) Sales Process Timeline. The Credit Parties shall timely comply with the sale process milestones set forth in the DIP Orders and shall incorporate such milestones into a bidding procedures motion and order, each of which shall be in form and substance acceptable to the Administrative Agent (the “Bid Procedures Motion" and “Bid Procedures Order", respectively). Promptly upon receipt by 50 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 97 of 381

any Credit Party, such Credit Party shall deliver to the Administrative Agent copies of all written indications of interest in the sale (by proposal, letter of intent or otherwise), term sheets, asset purchase agreements and other documents from prospective bidders, other interested parties or their representatives, and such other information and documents as the Administrative Agent may from time to time request. (bb) Payment of Borrower Obligations. To the extent permitted by the DIP Orders, each Credit Party shall, and shall cause each of its Subsidiaries to, pay or discharge before they become delinquent (a) all material Post-Petition claims, taxes, assessments, charges and levies imposed by any Governmental Authority and (b) all other lawful Post-Petition claims, in each case, that if unpaid would, by the operation of applicable Requirements of Law, become a Lien upon any property of any Credit Party, except, in each case, for those whose amount or validity is being contested in good faith by proper proceedings diligently conducted and for which adequate reserves are maintained on the books of the Credit Parties in accordance with GAAP. SECTION 8.02 Negative Covenants of the Credit Parties. At all times from the Effective Date until the Final Payout Date, each Credit Party party hereto shall not (and shall not permit any other Credit Party to), unless the Required DIP Lenders shall otherwise consent in writing: (a) Fundamental Changes; Dispositions. (i) Wind-up, liquidate or dissolve, or merge, consolidate or amalgamate with any Person, including by means of a "plan of division" under the Delaware Limited Liability Company Act or any comparable transaction under any similar law, or permit any of its Subsidiaries to do any of the foregoing; provided, however, that, to the extent permitted by the DIP Orders and consistent with the Approved Budget, any wholly owned Subsidiary of any Credit Party may be merged into such Credit Party or another wholly owned Subsidiary of such Credit Party, or any Credit Party may consolidate or amalgamate with another wholly owned Subsidiary of such Credit Party, so long as (A) no other provision of this Agreement or the DIP Orders would be violated thereby, (B) such Credit Party gives the Administrative Agent at least 30 days’ prior written notice of such merger, consolidation or amalgamation accompanied by true, correct and complete copies of all material agreements, documents and instruments relating to such merger, consolidation or amalgamation, including the certificate or certificates of merger or amalgamation or other documents to be filed with each appropriate Secretary of State or equivalent authority (with a copy as filed promptly after such filing), (C) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such transaction, (D) the Lenders’ rights in any Collateral, including the existence, perfection and priority of any Lien thereon, are not adversely affected by such merger, consolidation or amalgamation and (E) the surviving or amalgamated Subsidiary, if any, if not already a Credit Party, delivers a guaranty and a pledge and security agreement, in each case, satisfactory to the Administrative Agent, which is in full force and effect on the date of and immediately after giving effect to such merger, consolidation or amalgamation, and in the case of any amalgamation, together with (w) an officer's certificate from an authorized officer of the surviving or amalgamated Subsidiary, (x) resolutions of the board of directors (or equivalent governing body) of the surviving or amalgamated Subsidiary, (y) an opinion letter from counsel to such surviving or amalgamated Subsidiary opining as to such matters as the Administrative Agent may reasonably request and (z) such lien filings as the Administrative Agent may reasonably request, and (F) in the case of any such merger or consolidation involving Parent or the Borrower, Parent or the Borrower, as applicable, shall be the continuing or surviving entity. (ii) Make any Disposition, whether in one transaction or a series of related transactions, of all or any part of its business, property or assets, whether now owned or hereafter acquired (or agree to do any of the foregoing) (including issuances of Equity Interests by 51 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 98 of 381

Subsidiaries that do not result in a Change in Control and Dispositions of interests in Subsidiaries), or permit any of its Subsidiaries to do any of the foregoing; provided, however, that any Credit Party and its Subsidiaries may make Permitted Dispositions to the extent permitted by the DIP Orders and the Approved Budget. (b) Mergers or Acquisitions. The Parent shall not consolidate with or merge with or into, or (directly, or indirectly through one or more of the Parent’s Subsidiaries) sell, lease, or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Parent and its Subsidiaries, taken as a whole, to another Person (a “Business Combination Event”), unless: (a) the resulting, surviving, or transferee Person is the Parent, (b) immediately after giving effect to such Business Combination Event, no Default or Event of Default will have occurred and be continuing and (c) such Business Combination Event is permitted by the DIP Orders. (c) Debt. The Parent shall not, and shall not permit any of its Subsidiaries to, create, incur, assume, guarantee or suffer to exist, or otherwise become or remain liable with respect to, or permit any of its Subsidiaries to create, incur, assume, guarantee or suffer to exist or otherwise become or remain liable with respect to, any Indebtedness (including, for certainty, any Indebtedness incurred on a contingent basis) other than Permitted Indebtedness to the extent permitted by the DIP Orders and consistent with the Approved Budget. (d) Liens. The Parent shall not, and shall not permit any of its Subsidiaries to, incur any Lien (other than Permitted Liens to the extent permitted by the DIP Orders and consistent with the Approved Budget). (e) Restricted Payments. The Parent shall not, and shall not permit any of its Subsidiaries to, make or effect or permit any of its Subsidiaries to make or effect any Restricted Payment other than, to the extent permitted by the DIP Orders and consistent with the Approved Budget, Permitted Restricted Payments. (f) Transactions with Affiliates. Parent shall not, and shall not permit any of its Subsidiaries to enter into, renew, extend or be a party to, or permit any of its Subsidiaries to enter into, renew, extend or be a party to, any Affiliate Transaction, other than, to the extent permitted by the DIP Orders and the Approved Budget, (i) any transactions solely between or among Parent and/or any of its Subsidiaries which are Credit Parties (or an entity that becomes a Credit Party as a result of such transaction) or (ii) any transactions with any Lender in such Lender’s position as a Lender, unless such transaction is on terms that are no less favorable to the Parent or the relevant Subsidiary than those that could have been obtained in a comparable transaction by the Parent or such Subsidiary with an unrelated Person on an arm’s- length basis (as determined in good faith by the Parent), and, to the extent permitted by the DIP Orders and the Approved Budget: (i) with respect to any such transaction or series of related transactions involving aggregate consideration in excess of $ 1.0 million, the transaction has been approved by a resolution adopted by a majority of the disinterested members of the Board of Directors. (g) Hedging Agreements. Parent shall not, and shall not permit any of its Subsidiaries to, enter into any Hedging Agreement other than, to the extent permitted by the DIP Orders and the Approved Budget, Hedging Agreements entered into in the ordinary course of business for hedging actual foreign exchange requirements in the following six months and actual interest rate or foreign exchange exposure in connection with financing agreements and not for speculative purposes. 52 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 99 of 381

(h) KEIP Plan. No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, enter into any key employee incentive or retention plan, or other similar plan or agreement (any such agreement, a “KEIP”). unless such KEIP has been approved in writing by the Required DIP Lenders. (i) Chapter 11 Claims. None of the Credit Parties will, and none will permit any of its Subsidiaries to, incur, create, assume, suffer to exist or permit (other than those existing, and disclosed to the Administrative Agent, on the date hereof) any administrative expense, unsecured claim, or other super priority claim or lien (except for the Carve-Out and Pre-Petition Prior Liens to the extent such liens had priority over the liens granted under the Pre-Petition Loan Agreement) that are pari passu with or senior to the administrative expenses or the claims of the Secured Parties against the Credit Parties hereunder, or apply to the Bankruptcy Court for authority to do so. (j) Critical Vendor and Other Payments. None of the Credit Parties shall, and none will permit any of its Subsidiaries to, make (i) any pre-petition “critical vendor” payments or other payments on account of any creditor’s pre-petition unsecured claims, (ii) payments on account of claims or expenses arising under section 503(b)(9) of the Bankruptcy Code, (iii) payments in respect of a reclamation program or (iv) payments under any management incentive plan or on account of claims or expenses arising under Section 503(c) of the Bankruptcy Code, except, in each case, in amounts and on terms and conditions that are permitted by the Approved Budget and by the DIP Orders. ARTICLE IX [RESERVED] ARTICLE X EVENTS OF DEFAULT SECTION 10.01 Events of Default. If any of the following events (each an “Event of Default”) shall occur: (a) the Borrower fails to pay (i) any amount on the DIP Term Loan Maturity Date, or (ii) any Interest or any other amount due and payable under this Agreement (other than the amounts specified in clause (i) hereof); (b) [reserved]; (c) Except for defaults occasioned by the filing of the Chapter 11 Cases and defaults resulting from obligations with respect to which the Bankruptcy Code prohibits the Credit Parties from complying or permits the Credit Parties not to comply, any the Parent or any of its Subsidiaries shall fail to pay when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) any principal, interest or other amount payable in respect of any Post-Petition Material Indebtedness, and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness without waiver or consent prior to the Administrative Agent delivering notice of a reservation of rights or other potential action in respect thereof, or any other default under any agreement or instrument relating to any such Indebtedness, or any other event, shall occur and shall continue after the applicable grace or cure period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased or an offer to prepay, redeem, 53 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 100 of 381

purchase or defease such Indebtedness shall be required to be made, in each case, prior to the stated maturity thereof; (d) [reserved]; (e) [reserved]; (f) [reserved]; (g) [reserved]; (h) [reserved]; (i) any Credit Party shall fail to perform or observe any other material term, covenant or agreement under this Agreement or any other Transaction Document (other than with respect to the events listed in subsections (a) through (h) above or the event listed in subsection (v) below), and such failure, solely to the extent capable of cure, shall continue for three (3) days following the earlier of (x) the actual knowledge of any Responsible Officer of any Credit Party of such failure and (y) the Administrative Agent’s written notice to any Credit Party of such failure; (j) any representation or warranty made or deemed made by any Credit Party (or any of their respective officers) under or in connection with this Agreement or any other Transaction Document or any information or report delivered by any Credit Party pursuant to this Agreement or any other Transaction Document, shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered, which, solely to the extent capable of cure, remains unremedied for thirty (30) days following the earlier of (x) any Credit Party’s actual knowledge of such breach and (y) the Administrative Agent’s written notice to any Credit Party of such breach; (k) any security interest granted pursuant to the Pre-Petition Transaction Documents or any other Transaction Document shall for any reason cease to create, or for any reason cease to be, a valid and enforceable first priority perfected security interest in favor of the Borrower or the Administrative Agent with respect to the Collateral, free and clear of any Adverse Claim (other than Permitted Liens); (l) [reserved]; (m) a Change in Control shall occur; (n) either (i) the Internal Revenue Service shall file notice of a lien (other than Permitted Liens) pursuant to Section 6323 of the Code with regard to any assets of any Credit Party or (ii) the PBGC shall, or shall indicate its intention to, file notice of a lien pursuant to Section 303(k) or 4068 of ERISA with regard to any of the assets of any Credit Party; (o) (i) the occurrence of a Reportable Event; (ii) the adoption of an amendment to a Pension Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code; (iii) the existence with respect to any Multiemployer Plan of an “accumulated funding deficiency” (as defined in Section 431 of the Code or Section 304 of ERISA), whether or not waived; (iv) the failure to satisfy the minimum funding standard under Section 412 of the Code with respect to any Pension Plan (v) the incurrence of any liability under Title IV of ERISA with respect to the termination of any Pension Plan or the withdrawal or partial withdrawal of any Credit Party or any of their respective Subsidiaries or ERISA Affiliates from any Multiemployer Plan; (vi) the receipt by any Credit Party or any of their respective ERISA Affiliates from the PBGC or any plan administrator of any notice relating to the intention to 54 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 101 of 381

terminate any Pension Plan or Multiemployer Plan or to appoint a trustee to administer any Pension Plan or Multiemployer Plan; (vii) the receipt by any Credit Party or any of their respective Subsidiaries or ERISA Affiliates of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA; (viii) the occurrence of a prohibited transaction with respect to any Credit Party or any of their respective Subsidiaries or ERISA Affiliates (pursuant to Section 4975 of the Code); or (ix) the occurrence or existence of any other similar event or condition with respect to a Pension Plan or a Multiemployer Plan, with respect to each of clause (i) through (ix). either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect; (p) a Material Adverse Effect shall occur with respect to any Credit Party; (q) any Credit Party shall (i) be required to register as an “investment company” within the meaning of the Investment Company Act or (ii) become a “covered fund” within the meaning of the Volcker Rule; (r) any material provision of this Agreement or any other Transaction Document shall cease to be in full force and effect or any Credit Party (or any of their respective Affiliates) shall so state in writing; (s) one or more Post-Petition judgments or decrees shall be entered against any Credit Party involving in the aggregate a liability (not paid or to the extent not covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of forty-five (45) consecutive days, and the aggregate amount of all such judgments equals or exceeds $1,000,000; (t) any Transaction Document covering a material portion of the Collateral for any reason (other than pursuant to the terms thereof) ceases to create a valid and perfected Lien on, and security interest in, any material portion of the Collateral covered thereby with respect to the Loans, subject to Permitted Liens, except to the extent that any such perfection or priority is not required pursuant to the Transaction Documents or results from the failure of the Administrative Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Transaction Documents; (u) [Reserved] (v) any of the Credit Parties shall fail to comply with any of the covenants (and the timeframes for compliance therewith) set forth in 8.01(c), 8,0l(d)(i), 8.01(u). 8,01(w), 8,01(x), 8.01(y), 8.01(z). 8,01(aa). 8,01(bb). Section 8,02 or Article IX; provided, that, any breach of Section 8.01(w) may be cured if within five (5) Business Days of the last day of the applicable Budget Testing Period for which such breach arose, one or more Second Lien DIP Lenders advance additional Second Lien DIP Loans or other funds in a manner (and on terms) satisfactory to the Required DIP Lenders in an amount equal to the amount by which the unrestricted cash and Cash Equivalents of the Credit Parties and their Subsidiaries was less than the amount set forth in each Approved Budget for such applicable Budget Testing Period; (w) Parent shall (i) fail to make any payment beyond the applicable grace period, if any, whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise, in respect of the Notes issued under the Note Purchase Agreement or the Second Lien DIP Loans under the Second Lien DIP Loan Agreement, (ii) fail to observe or perform any other agreement or condition under the Note Documents, or any other event occurs, the effect of which failure or other event is to cause, or to permit the holder or holders of the Notes or the Note Collateral Agent to cause, with the giving of notice if required, the Borrower Obligations (as defined in the Note Purchase Agreement) to become due and payable 55 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 102 of 381

(automatically or otherwise) prior to their stated maturity, or (iii) fail to observe or perform any other agreement or condition under the Second Lien DIP Documents, or any other event occurs, the effect of which failure or other event is to cause, or to permit the holder or holders of the Second Lien DIP Loans or the Second Lien DIP Agent to cause, with the giving of notice if required, the Borrower Obligations (as defined in the Second Lien DIP Loan Agreement) to become due and payable (automatically or otherwise) prior to their stated maturity; in each case, regardless of whether any such failure or default is remedied or waived; (x) The holders of all or any part of the Indebtedness arising under the Note Purchase Agreement shall be granted adequate protection other than as consented to by the Administrative Agent and as set forth in the DIP Orders; (y) Bankruptcy Defaults. The occurrence of any of the following in the Chapter 11 Cases: (i) the payment by the Credit Parties of expenses (A) in excess of the amounts permitted by Section 8.0 l(w), or (B) otherwise in violation of the terms and conditions of Section 8.0I(w); (ii) obtaining after the Petition Date credit or incurring Indebtedness that is (i) secured by a security interest, mortgage or other hen on all or any portion of Collateral which is equal or senior to any security interest, mortgage or other lien of the Administrative Agent, or (ii) entitled to priority administrative status which is equal or senior to that granted to the Administrative Agent in the DIP Orders, unless used to indefensibly repay the Borrower Obligations in full in cash; (iii) the bringing of a motion, taking of any action or the filing of any plan of reorganization or disclosure statement attendant thereto by the Credit Parties in the Chapter 11 Cases, or the entry of an order (A) to obtain additional financing under Section 364(c) or Section 364(d) of the Bankruptcy Code from any Person other than the Lenders not otherwise permitted by this Agreement, or (B) to authorize any Person to recover from any portions of the Collateral any costs or expenses of preserving or disposing of such Collateral under Section 506(c) of the Bankruptcy Code, or (C) except as provided in the DIP Orders, to use Cash Collateral without the Administrative Agent’s prior written consent under Section 363(c) of the Bankruptcy Code or (D) except as provided in the DIP Orders, to grant any lien other than Permitted Liens upon or affecting any Collateral; (iv) the dismissal of any of the Chapter 11 Cases or the conversion of any of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code; (v) any failure by the Credit Parties to make adequate protection payments or other payments to the Pre-Petition Agent or Pre-Petition Secured Parties as set forth in the DIP Orders when due; (vi) any failure by the Credit Parties to perform, in any respect and subject to any applicable cure periods, any of the terms, provisions, conditions, covenants, or obligations under any DIP Order or a Termination Event under any DIP Order shall occur; (vii) the entry of an order which has not been withdrawn, dismissed or reversed (a) appointing an interim or permanent trustee in the Chapter 11 Cases or the appointment of an examiner or other responsible person with expanded powers in the Chapter 11 Cases, (b) granting relief from or modifying the automatic stay of Section 362 of the Bankruptcy Code (x) to allow any 56 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 103 of 381

creditor to execute upon or enforce a lien on or security interest in any Collateral in excess of $25,000 or (ii) with respect to any lien of or the granting of any lien on any Collateral to any state or local environmental or regulatory agency or authority, (in each case with a value in excess of $250,000), (c) amending, supplementing, staying, reversing, vacating or otherwise modifying any of the Interim Order, the Final Order, this Agreement or any other Transaction Document, or Administrative Agent’s, any Secured Party’s, Pre-Petition Agent’s or Pre-Petition Secured Parties’ rights, benefits, privileges or remedies under the Interim Order, the Final Order, this Agreement, any other Transaction Document or any Pre-Petition Transaction Document or (d) approving a sale of any assets of any Credit Party pursuant to section 363 of the Bankruptcy Code or approving bidding procedures therefor other than in each case as required in the DIP Orders; (viii) Credit Parties consolidating or combining with any other Person except pursuant to a confirmed plan of reorganization with the prior written consent of the Administrative Agent and Required DIP Lenders; (ix) reversal, vacatur, or modification (without the express prior written consent of the Administrative Agent and the Required DIP Lenders, in their sole discretion) of any DIP Order or any provision thereof, or reversal, vacatur, or modification (without the express prior written consent of the Pre-Petition Agent and the Required Lenders (under and as defined in the Pre Petition Loan Agreement) in their sole discretion) of any provision of any DIP Order directly and adversely affecting the rights of the Pre-Petition Secured Parties; (x) the challenge by the Credit Parties (or the support by the Credit Parties of the challenge by any other Person) to the Administrative Agent’s, any Secured Party’s, the Pre-Petition Agent’s, or any Pre-Petition Secured Party’s claim or the validity, extent, perfection, priority or characterization of any obligations incurred or liens granted under or in connection with the Pre Petition Loan Agreement; (xi) the challenge by the Credit Parties (or the support by the Credit Parties of the challenge by any other Person) to (a) disallow in whole or in part the claim of the Pre-Petition Agent or the Pre-Petition Secured Parties under the Pre-Petition Loan Agreement or the claim of the Administrative Agent or any Secured Party in respect of Borrower Obligations or to challenge the validity, perfection and enforceability of any of the hens in favor of any of them, or (b) equitably subordinate or re-characterize in whole or in part the claim of the Administrative Agent or any Secured Party in respect of the Borrower Obligations or the Pre-Petition Agent or any Pre-Petition Secured Party in respect of the Pre-Petition Indebtedness, or in each case the entry of an order by the Bankruptcy Court granting the relief described above; (xii) the filing of a lawsuit, adversary proceeding, claim or counterclaim related to the Credit Parties or Collateral or pre-petition collateral against the Administrative Agent, any Secured Party, Pre-Petition Agent, or any Pre-Petition Secured Party by the Credit Parties; (xiii) the application by the Credit Parties for authority to make any Pre-Petition Payment not contemplated by the Approved Budget without the Administrative Agent’s prior written consent; (xiv) the entry of an order in the Chapter 11 Cases avoiding or requiring disgorgement of any portion of the Pre-Petition Obligations; (xv) the use, remittance or the application of Collateral or proceeds of Collateral in contravention of the terms of the Transaction Documents or the DIP Orders; 57 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 104 of 381

(xvi) the entry of an order in the Chapter 11 Cases authorizing procedures for interim compensation of professionals that is not in form and substance customary for the Southern District of Florida or otherwise not in form and substance acceptable to the Administrative Agent; (xvii) without the prior written consent of the Administrative Agent and the Required DIP Lenders, the Credit Parties incur, create, assume, suffer to exist or permit any superpriority claim in the Chapter 11 Cases that is pari passu with or senior to the claims of the Secured Parties and Administrative Agent, other than the Carve-Out; (xviii) the Bankruptcy Court enters an order (a) resulting in the marshaling of any Collateral, or (b) precluding the attachment of liens to Post-Petition property based on the “equities of the case” under Section 552(b) of the Bankruptcy Code; (xix) the Credit Parties requesting or seeking authority for or entry of an order that approves or provides authority to take any other action or actions adverse to the Administrative Agent or any Secured Party or its rights and remedies under the Transaction Documents or its interest in the Collateral; (xx) the termination or modification of the Borrower’s exclusivity as to the proposal of any plan or reorganization or liquidation; or (xxi) the change of venue of any of the Chapter 11 Cases from the Bankruptcy Court to any other court without the prior written consent of the Administrative Agent; then, and in any such event, the Administrative Agent may (or, at the direction of the Lenders shall) by notice to the Borrower declare (y) the DIP Term Loan Maturity Date with respect to all or any portion of the Loans to have occurred and (z) all or any portion of the Borrower Obligations to be immediately due and payable; provided, that automatically upon the occurrence of any event (without any requirement for the giving of notice) described in subsection (1) of this Section 10,01, the DIP Term Loan Maturity Date shall occur and all Borrower Obligations shall be immediately due and payable. Upon any such declaration or designation or upon such automatic termination, the Administrative Agent and the other Secured Parties shall have, in addition to the rights and remedies which they may have under this Agreement and the other Transaction Documents, all other rights and remedies provided after default under the UCC and under other Applicable Law, which rights and remedies shall be cumulative. Any proceeds from liquidation of the Collateral shall be applied in the order of priority set forth in Section 4,01. SECTION 10.02 Remedies. Upon the occurrence and during the continuance of any Event of Default, upon written notice thereof by Administrative Agent (which such notice shall be made to Borrower, the official committee(s) of creditors of the Credit Parties and the United States Trustee for the Southern District of Florida and shall be referred to herein as a “Termination Declaration” and the date which is the earliest to occur of any such Termination Declaration (excluding the notice period) being herein referred to as the “Termination Declaration Date”). Administrative Agent may, and shall at the request of the Required DIP Lenders, in each case provided such Event(s) of Default are not cured by the Credit Parties pursuant to the terms of this Agreement: (a) declare all or any portion of any one or more of the Commitments of each Lender to make Loans to be suspended or terminated, whereupon all or such portion of such Commitments shall forthwith be suspended or terminated; (b) declare all or any portion of the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any 58 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 105 of 381

other Transaction Document to be immediately due and payable; without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Credit Party; and/or (c) subject to the terms of the Interim Order or Final Order, as applicable, exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Transaction Documents or applicable law; provided, however. Agent shall not credit bid any portion of the Borrower Obligations without the consent of the Required DIP Lenders. (d) In addition, five (5) Business Days following the Termination Declaration Date (such 5 Business Day period, the “Remedies Notice Period”), absent the Credit Parties curing all such existing Events of Default during such Remedies Notice Period, the Administrative Agent shall have automatic relief from the automatic stay and may foreclose on all or any portion of the Collateral, collect accounts receivable and apply the proceeds thereof to the Borrower Obligations, occupy the Credit Parties’ premises to sell or otherwise dispose of the Collateral or otherwise exercise remedies against the Collateral permitted by applicable nonbankruptcy law. During the Remedies Notice Period, the Credit Parties and any statutory committee shall be entitled to an emergency hearing before the Bankruptcy Court for the sole purpose of contesting whether an Event of Default has occurred. Unless during such period the Bankruptcy Court determines that an Event of Default has not occurred and/or is not continuing, the automatic stay, as to the Lenders and the Administrative Agent, shall automatically terminate at the end of the Remedies Notice Period, without further notice or order. During the Remedies Notice Period, the Credit Parties may not use the proceeds of Loans hereunder, or other Collateral proceeds except to the limited extent permitted by the DIP Orders. SECTION 10.03 Rights Not Exclusive. The rights provided for in this Agreement and the other Transaction Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising. ARTICLE XI THE ADMINISTOTIVE AGENT SECTION 11.01 Appointment and Authorization. Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to enter into each of the Transaction Documents to which it is a party (other than this Agreement) on its behalf and to take such actions as the Administrative Agent on its behalf and to exercise such powers under the Transaction Documents as are delegated to the Administrative Agent by the terms thereof, together with all such powers as are reasonably incidental thereto. Subject to the terms of Section 14.01 and to the terms of the other Transaction Documents, the Administrative Agent is authorized and empowered to amend, modify, or waive any provisions of this Agreement or the other Transaction Documents on behalf of Lenders. Except for Sections 11.09, 11.12, and 11.14 the provisions of this Article XI are solely for the benefit of the Administrative Agent and Lenders and neither the Borrower nor any other Credit Party shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Administrative Agent shall act solely as agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Borrower or any other Credit Party. The Administrative Agent may perform any of its duties hereunder, or under the Transaction Documents, by or through its agents, servicers, trustees, investment managers or employees. SECTION 11.02 The Administrative Agent and Affiliates. The Administrative Agent shall have the same rights and powers under the Transaction Documents as any other Lender and may exercise or refrain from exercising the same as though it were not the Administrative Agent, and the Administrative 59 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 106 of 381

Agent and its Affiliates may lend money to, invest in and generally engage in any kind of business with each Credit Party or Affiliate of any Credit Party as if it were not the Administrative Agent hereunder. SECTION 11.03 Action by the Administrative Agent. The duties of the Administrative Agent shall be mechanical and administrative in nature. The Administrative Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any of the Transaction Documents is intended to or shall be construed to impose upon the Administrative Agent any obligations in respect of this Agreement or any of the Transaction Documents except as expressly set forth herein or therein. SECTION 11.04 Consultation with Experts. The Administrative Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts. SECTION 11.05 Liability of the Administrative Agent. Neither the Administrative Agent nor any of its directors, officers, agents, trustees, investment managers, servicers or employees shall be liable to any Lender for any action taken or not taken by it in connection with the Transaction Documents, except that the Administrative Agent shall be liable with respect to its specific duties set forth hereunder but only to the extent of its own gross negligence or willful misconduct in the discharge thereof as determined by a final non-appealable judgment of a court of competent jurisdiction. Neither the Administrative Agent nor any of its directors, officers, agents, trustees, investment managers, servicers or employees shall be responsible for or have any duty to ascertain, inquire into or verify (a) any statement, warranty or representation made in connection with any Transaction Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements specified in any Transaction Document; (c) the satisfaction of any condition specified in any Transaction Document; (d) the validity, effectiveness, sufficiency or genuineness of any Transaction Document, any Lien purported to be created or perfected thereby or any other instrument or writing furnished in connection therewith; (e) the existence or non existence of any Event of Default or Potential Event of Default; or (f) the financial condition of any Credit Party. The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, facsimile or electronic transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties. The Administrative Agent shall not be liable for any apportionment or distribution of payments made by it in good faith and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount to which they are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them). SECTION 11.06 Indemnification. Each Lender shall, in accordance with its pro rata share of the total unfunded Commitment and funded Loans hereunder, indemnify the Administrative Agent (to the extent not reimbursed by the Borrower) upon demand against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Administrative Agent’s gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction) that the Administrative Agent may suffer or incur in connection with the Transaction Documents or any action taken or omitted by the Administrative Agent hereunder or thereunder. If any indemnity furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against even if so directed by the Lenders until such additional indemnity is furnished. 60 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 107 of 381

SECTION 11.07 Right to Request and Act on Instructions. The Administrative Agent may at any time request instructions from Required DIP Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Transaction Documents the Administrative Agent is permitted or desires to take or to grant, and if such instructions are promptly requested, the Administrative Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Transaction Documents until it shall have received such instructions from the Required DIP Lenders or all or such other portion of the DIP Term Lenders as shall be prescribed by this Agreement. Without limiting the foregoing, no DIP Term Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting under this Agreement or any of the other Transaction Documents in accordance with the instructions of the Required DIP Lenders (or all or such other portion of the DIP Term Lenders as shall be prescribed by this Agreement) and, notwithstanding the instructions of the Required DIP Lenders (or such other applicable portion of the DIP Term Lenders), the Administrative Agent shall have no obligation to take any action if it believes, in good faith, that such action would violate Applicable Law or exposes the Administrative Agent to any liability for which it has not received satisfactory indemnification in accordance with the provisions of Section 11,06. SECTION 11.08 Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Transaction Documents. SECTION 11.09 Collateral Matters. The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent under any Transaction Document (a) upon termination of the Loans and payment in full of all Borrower Obligations; or (b) constituting property sold or disposed of as part of or in connection with any disposition permitted under any Transaction Document, including pursuant to Section 8.01(s) (it being understood and agreed that the Administrative Agent may conclusively rely without further inquiry on a certificate of a Responsible Officer as to the sale or other disposition of property being made in full compliance with the provisions of the Transaction Documents). Upon request by the Administrative Agent at any time, Lenders will confirm the Administrative Agent’s authority to release particular types or items of Collateral pursuant to this Section 11,09. SECTION 11.10 Agency for Perfection. The Administrative Agent and each Lender hereby appoint each other Lender as agent for the purpose of perfecting the Administrative Agent’s security interest in assets which, in accordance with the Uniform Commercial Code in any applicable jurisdiction, can be perfected by possession or control. Should any Lender (other than the Administrative Agent) obtain possession or control of any such assets, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor, shall deliver such assets to the Administrative Agent or in accordance with the Administrative Agent’s instructions or transfer control to the Administrative Agent in accordance with the Administrative Agent’s instructions. Each Lender agrees that it will not have any right individually to enforce or seek to enforce any security interest hereunder or to realize upon any Collateral for the Loans unless instructed to do so by the Administrative Agent (or consented to by the Administrative Agent), it being understood and agreed that such rights and remedies may be exercised only by the Administrative Agent. 61 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 108 of 381

SECTION 11.11 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Potential Event of Default or Event of Default except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of Lenders, unless the Administrative Agent shall have received written notice from a Lender or a Credit Party referring to this Agreement, describing such Potential Event Default or Event of Default and stating that such notice is a “notice of default”. The Administrative Agent will notify each Lender of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Potential Event of Default or Event of Default as may be requested by the Lenders (or all or such other portion of the Lenders as shall be prescribed by this Agreement) in accordance with the terms hereof. Unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Potential Event Default or Event of Default as it shall deem advisable or in the best interests of Lenders. SECTION 11.12 Assignment by the Administrative Agent; Resignation of the Administrative Agent; Successor the Administrative Agent. (a) The Administrative Agent may at any time assign its rights, powers, privileges and duties hereunder to (i) another Lender, or (ii) any Person to whom the Administrative Agent, in its capacity as a Lender, has assigned (or will assign, in conjunction with such assignment of agency rights hereunder) 50% or more of its Loans, in each case without the consent of the Lenders or the Borrower. Following any such assignment, the Administrative Agent shall give notice to the Lenders and the Borrower. An assignment by the Administrative Agent pursuant to this subsection (a) shall not be deemed a resignation by the Administrative Agent for purposes of subsection (b) below. (b) Without limiting the rights of the Administrative Agent to designate an assignee pursuant to subsection (a) above, the Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required DIP Lenders shall have the right to appoint a successor the Administrative Agent. If no such successor shall have been so appointed by the Required DIP Lenders and shall have accepted such appointment within ten (10) Business Days after the retiring the Administrative Agent gives notice of its resignation, then the retiring the Administrative Agent may on behalf of the Required DIP Lenders, appoint a successor the Administrative Agent; provided, however, that if the Administrative Agent shall notify the Borrower and the Required DIP Lenders that no Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice from the Administrative Agent that no Person has accepted such appointment and, from and following delivery of such notice, (i) the retiring the Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents, and (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required DIP Lenders appoint a successor the Administrative Agent as provided for above in this paragraph. (c) Upon (i) an assignment permitted by subsection (a) above, or (ii) the acceptance of a successor’s appointment as the Administrative Agent pursuant to subsection (b) above, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) the Administrative Agent, and the retiring the Administrative Agent shall be discharged from all of its duties and obligations hereunder and under the other Transaction Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor the Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring the Administrative Agent’s resignation hereunder and under the other Transaction Documents, the provisions of this Article and Section 11,12 shall continue in effect for the benefit of such retiring the Administrative Agent and its sub-agents in respect of any actions 62 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 109 of 381

taken or omitted to be taken by any of them while the retiring the Administrative Agent was acting or was continuing to act as the Administrative Agent. SECTION 11.13 Payment and Sharing of Payment. (a) On the date of any Credit Extension, the Administrative Agent, on behalf of Lenders, may elect to advance to the Borrower the full amount of the Loan to be made on such date prior to receiving funds from Lenders, in reliance upon each Lender’s commitment to make its Loan Commitment Percentage of the applicable Loan to the Borrower in a timely manner on such date. If the Administrative Agent elects to advance the applicable Loan to the Borrower in such manner, the Administrative Agent shall be entitled to receive all interest that accrues on the date of any such Credit Extension on each Lender’s Loan Commitment Percentage of the applicable Loan unless the Administrative Agent receives such Lender’s Loan Commitment Percentage of the applicable Loan before 3:00 p.m. (Eastern time) on the date of any such Credit Extension. (b) It is understood that for purposes of advances to the Borrower made pursuant to this Section 11,13. the Administrative Agent will be using the funds of the Administrative Agent, and pending settlement, all interest accruing on such advances shall be payable to the Administrative Agent. (c) The provisions of this Section 11,13 shall be deemed to be binding upon the Administrative Agent and Lenders notwithstanding the occurrence of any Potential Event of Default or Event of Default, or any insolvency or bankruptcy proceeding pertaining to the Borrower or any other Credit Party. SECTION 11.14 Loan Payments. Payments of principal, interest and fees in respect of the Loans will be settled on the date of receipt if received by the Administrative Agent on the last Business Day of a month or on the Business Day immediately following the date of receipt if received on any day other than the last Business Day of a month. SECTION 11.15 Return of Payments. (a) If the Administrative Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by the Administrative Agent from the Borrower and such related payment is not received by the Administrative Agent, then the Administrative Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind, together with interest accruing on a daily basis at the Lederal Lunds Rate. (b) If the Administrative Agent determines at any time that any amount received by the Administrative Agent under this Agreement must be returned to the Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Transaction Document, the Administrative Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to the Administrative Agent on demand any portion of such amount that the Administrative Agent has distributed to such Lender, together with interest at such rate, if any, as the Administrative Agent is required to pay to the Borrower or such other Person, without setoff, counterclaim or deduction of any kind. SECTION 11.16 Sharing of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of the Loans (other than pursuant to the terms of Section 5.03(e)) in excess of its pro rata share of the total funded Loans hereunder of payments entitled pursuant to the other provisions of this Section 11.16, such Lender shall purchase from 63 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 110 of 381

the other Lenders such participations in extensions of credit made by such other Lenders (without recourse, representation or warranty) as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter required to be returned or otherwise recovered from such purchasing Lender, such portion of such purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such return or recovery, without interest. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 11.16 may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 14.16) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation). If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 11.16 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 11.16 to share in the benefits of any recovery on such secured claim. SECTION 11.17 Right to Perform. Preserve, and Protect. If any Credit Party fails to perform any obligation hereunder or under any other Transaction Document, the Administrative Agent itself may, but shall not be obligated to, cause such obligation to be performed at the Borrower’s expense. The Administrative Agent is further authorized by the Borrower and the Lenders to make expenditures from time to time which the Administrative Agent, in its reasonable business judgment, deems necessary or desirable to (a) preserve or protect the business conducted by the Borrower, the Collateral, or any portion thereof, and/or (b) enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Borrower Obligations. The Borrower hereby agrees to reimburse the Administrative Agent on demand for any and all costs, liabilities and obligations incurred by the Administrative Agent pursuant to this Section 11.17. Each Lender hereby agrees to indemnify the Administrative Agent upon demand for any and all costs, liabilities and obligations incurred by the Administrative Agent pursuant to this Section 11.17, in accordance with the provisions of Section 11.06. ARTICLE XII [RESER^h] ARTICLE XIII INDEMNIFICATION SECTION 13.01 Indemnities by the Borrower. (a) Without limiting any other rights that the Administrative Agent, the Lenders, the Affected Persons and their respective assigns, officers, directors, agents and employees (each, a “Borrower Indemnified Party”) may have hereunder or under Applicable Law, the Borrower hereby agrees to indemnify each Borrower Indemnified Party from and against any and all claims, losses and liabilities (including Attorney Costs (excluding the allocated costs of in house counsel and limited to not more than one firm of counsel for all such Borrower Indemnified Parties, taken as a whole, and, if necessary, a single local firm of counsel in each appropriate jurisdiction for all such Borrower Indemnified Parties, taken as a whole (and, in the case of an actual or perceived conflict of interest, of another firm of counsel for such affected Borrower Indemnified Party)) (all of the foregoing being collectively referred to as “Borrower Indemnified Amounts”) arising out of or resulting from this Agreement, any other Transaction Document or any Pre-Petition Transaction Document or the use of proceeds of the Loans or the security interest in respect of any of the Collateral; excluding, however, (i) Borrower Indemnified Amounts to the extent a final non-appealable judgment of a court of competent jurisdiction holds that such Borrower Indemnified 64 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 111 of 381

Amounts resulted solely from the fraud, gross negligence or willful misconduct by the Borrower Indemnified Party seeking indemnification and (ii) Borrower Indemnified Amounts to the extent arising from a claim, action, litigation, investigation, or other proceeding that does not arise from any act or omission by any Credit Party or any officer, partner, director, trustee, employee, or agent of any Credit Party and that is brought by any Borrower Indemnified Party against another Borrower Indemnified Party (other than any such claim, action, litigation, investigation, or other proceeding brought against the Administrative Agent in its capacity as such). (b) [Reserved]. (c) If for any reason the foregoing indemnification is unavailable to any Borrower Indemnified Party or insufficient to hold it harmless, then the Borrower shall contribute to such Borrower Indemnified Party the amount paid or payable by such Borrower Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative economic interests of the Borrower and its Affiliates on the one hand and such Borrower Indemnified Party on the other hand in the matters contemplated by this Agreement as well as the relative fault of the Borrower and its Affiliates and such Borrower Indemnified Party with respect to such loss, claim, damage or liability and any other relevant equitable considerations. The reimbursement, indemnity and contribution obligations of the Borrower under this Section shall be in addition to any liability which the Borrower may otherwise have, shall extend upon the same terms and conditions to each Borrower Indemnified Party, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Borrower and the Borrower Indemnified Parties. (d) Any indemnification or contribution under this Section shall survive the termination of this Agreement. For the avoidance of doubt, the indemnity provided pursuant to this Section 13,01 and Section 14,04 shall not apply to claims for Indemnified Taxes or Excluded Taxes. ARTICLE XIV MISCELLANEOUS SECTION 14.01 Amendments. Etc. (a) No provision of this Agreement or any other Transaction Document may be amended, waived or otherwise modified unless such amendment, waiver or other modification is in writing and is signed or otherwise approved by Borrower and the Required DIP Lenders (and, if any amendment, waiver or other modification would either increase a Lender’s Commitment, by such Lender and (y) the rights or duties of Administrative Agent are affected thereby, by Administrative Agent); provided that no such amendment, waiver or other modification shall, unless signed by all Lenders directly affected thereby, (i) reduce the principal of, rate of interest (excluding, for the avoidance of doubt, any amendment, waiver or other modification to Article IX or the defined terms used therein, which shall be subject to the approval of Required DIP Lenders) on or any fees or prepayment premium with respect to any Loan or forgive any principal, interest or fees or prepayment premium with respect to any Loan (provided that this clause (i) shall not apply to the waiver of default interest); (ii) postpone or waive the date fixed for any payment of principal of any Loan or of interest on any Loan or any fees or prepayment premium hereunder or for any termination of any commitment; (iii) change the definition of the term Required DIP Lenders or the percentage of Lenders which shall be required for Lenders to take any action hereunder; (iv) release, or subordinate Administrative Agent’s lien in respect of, all or substantially all of the Collateral, authorize any Credit Party to sell or otherwise dispose of all or substantially all of the Collateral, or release any Guarantor from all or any portion of its obligations under the Guaranty or any similar Transaction Document, except as otherwise may be provided in this Agreement or the other Transaction Documents (including, without 65 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 112 of 381

limitation, in connection with any disposition permitted hereunder); (v) amend, waive or otherwise modify either of Section 4.01(a), Section 11.16, this Section 14.01, Section 14.03 or the definitions of the terms used in such Sections insofar as the definitions affect the substance of such Sections; (vi) consent to the assignment, delegation or other transfer by any Credit Party of any of its rights and obligations under any Transaction Document or release any Credit Party of its payment obligations under any Transaction Document, except pursuant to a merger, consolidation or other transaction permitted pursuant to this Agreement (it being understood and agreed that all Lenders shall be deemed directly affected by an amendment, waiver or other modification of the type described in the preceding clauses (iii), (iv), (v) and (vi)), or (vii) change any provision in respect of any Credit Party or its Affiliates acquiring any interest in any of the Borrower Obligations. (b) Notwithstanding the foregoing in this Section 14.01, Administrative Agent and the Borrower may amend or modify this Agreement and any other Transaction Document to (i) cure any factual or typographical error, omission, defect or inconsistency therein if such amendment, modification or supplement does not adversely affect any Lender or (ii) grant a new Lien, for the benefit of the Lenders, extend an existing Lien over additional property, for the benefit of the Lenders, or join additional Persons as Credit Parties. In addition, the Transaction Documents and related documents executed by the Credit Parties in connection with this Agreement may be in a form reasonably determined by Administrative Agent and may be, together with this Agreement, amended and waived with the consent of Administrative Agent at the request of the Borrower without the need to obtain the consent of any other Lender solely to the extent such amendment or waiver is required in order (i) to comply with local law or (ii) to cause such Transaction Document or other document to be consistent with this Agreement and the other Transaction Documents. SECTION 14.02 Notices. Etc. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile and email communication) and faxed, emailed or delivered, to each party hereto, at its address set forth under its name on Schedule V hereto or at such other address, facsimile number or email address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile or email shall be effective when sent receipt confirmed by electronic or other means (such as by the “return receipt requested” function, as available, return electronic mail or other acknowledgement), and notices and communications sent by other means shall be effective when received. SECTION 14.03 Assignability; Addition of Lenders. (a) Assignment by Lenders. Each Lender may assign to any Eligible Assignee or to any other Lender all or a portion of its rights and obligations under this Agreement (including, but not limited to, (A) all or a portion of its unfunded Commitment hereunder without the necessity of transferring any portion of any Loan funded by such Lender or other obligations owed to it hereunder, or (B) all or a portion of any Loan funded by such Lender or other obligations owed to it hereunder without the necessity of transferring any portion of its unfunded Commitment hereunder); provided, however, that (i) except for an assignment by a Lender to either an Affiliate of such Lender or any other Lender, each such assignment shall require the prior written consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed); provided, that such consent shall be deemed to be given if the Borrower does not respond within five (5) Business Days of a request for consent; and provided, further, that such consent shall not be required if an Event of Default has occurred and is continuing; (ii) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement; and 66 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 113 of 381

(iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance Agreement. Upon such execution, delivery, acceptance and recording from and after the effective date specified in such Assignment and Acceptance Agreement, (x) the assignee thereunder shall be a party to this Agreement, and to the extent that rights and obligations under this Agreement have been assigned to it pursuant to such Assignment and Acceptance Agreement, have the rights and obligations of a Lender hereunder and (y) the assigning Lender shall, to the extent that rights and obligations have been assigned by it pursuant to such Assignment and Acceptance Agreement, relinquish such rights and be released from such obligations under this Agreement (and, in the case of an Assignment and Acceptance Agreement covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto). (b) Register. The Administrative Agent shall, acting solely for this purpose as an agent of the Borrower, maintain at its address referred to on Schedule V of this Agreement (or such other address of the Administrative Agent notified by the Administrative Agent to the other parties hereto) a copy of each Assignment and Acceptance Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders, the Commitment of each Lender and the aggregate outstanding principal amount (and stated interest) of the Loans of each Lender from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Credit Parties, the Administrative Agent, and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms of this Agreement as a Lender under this Agreement for all purposes of this Agreement. The Register shall be available for inspection by the Credit Parties or any Lender at any reasonable time and from time to time upon reasonable prior notice. (c) Procedure. Upon its receipt of an Assignment and Acceptance Agreement executed and delivered by an assigning Lender and an Eligible Assignee or assignee Lender, the Administrative Agent shall, if such Assignment and Acceptance Agreement has been duly completed, (i) accept such Assignment and Acceptance Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Credit Parties. (d) Participations. Each Lender may sell participations to one or more Eligible Assignees (each, a “Participant”) in or to all or a portion of its rights and/or obligations under this Agreement (including, without limitation, all or a portion of its Commitment or the interests in the Loans owned by it); provided, however, that (i) such Lender’s obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, and (ii) such Lender shall remain solely responsible to the other parties to this Agreement for the performance of such obligations. The Administrative Agent, the Lenders, and the Credit Parties shall have the right to continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. The Credit Parties agree that each Participant shall be entitled to the benefits of Sections 5,01 and 5,03 (subject to the requirements and limitations therein, including the requirements under Section 5.03(f) (it being understood that the documentation required under Section 5.03(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided, that such Participant shall not be entitled to receive any greater payment under Section 5,01 or 5,03, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a 67 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 114 of 381

greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. (e) Participant Register. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Credit Parties, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided, that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any this Agreement) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5flO3-l(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. Lor the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. (f) Assignments by Administrative Agent. This Agreement and the rights and obligations of the Administrative Agent herein shall be assignable by the Administrative Agent and its successors and assigns; provided, that in the case of an assignment to a Person that is not an Affiliate of the Administrative Agent or a Lender, so long as no Event of Default has occurred and is continuing, such assignment shall require the Credit Parties’ consent (not to be unreasonably withheld, conditioned or delayed). (g) Assignments by the Credit Parties. The Credit Parties may not assign any of their respective rights or obligations hereunder or any interest herein without the prior written consent of the Administrative Agent and each Lender (such consent to be provided or withheld in the sole discretion of such Person). (h) Pledge to Secure Obligations of Lender. Notwithstanding anything to the contrary set forth herein, any Lender or any of their respective Affiliates may at any time pledge or grant a security interest in all or any portion of its interest in, to and under this Agreement and any other Transaction Document to secure obligations of such Lender to any Person providing any extension of credit or financial arrangement to or for the account of such Lender or any of its Affiliates and any agent, trustee, or representative of such Person (without notice to or the consent of the Credit Parties, any other Lender, or the Administrative Agent); provided, that no such pledge shall relieve such Lender of its obligations under this Agreement or substitute any such pledgee for such Lender as a party hereto. SECTION 14.04 Costs and Expenses. In addition to the rights of indemnification granted under Section 13,01 hereof, the Credit Parties agree to pay on demand all reasonable and documented out-of pocket costs and expenses in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Transaction Documents (together with all amendments, restatements, supplements, consents and waivers, if any, from time to time hereto and thereto) and any costs incurred in connection with the Chapter 11 Cases, including, without limitation, (i) the reasonable and documented out-of-pocket Attorney Costs for the Administrative Agent and the Lenders and any of their respective Affiliates with respect thereto and with respect to advising the Administrative Agent and the Lenders and their respective Affiliates as to their rights and remedies under this Agreement and the other Transaction Documents and (ii) reasonable and documented out-of-pocket accountants’, auditors’ and consultants’ fees and expenses for the Administrative Agent and the Lenders and any of their respective Affiliates incurred in connection with the administration and maintenance of this Agreement or advising the Administrative Agent or any Lender as to their rights and remedies under this Agreement or as to any 68 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 115 of 381

actual or reasonably claimed breach of this Agreement or any other Transaction Document. In addition, the Borrower agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented Attorney Costs), of the Administrative Agent and the Lenders and their respective Affiliates, incurred in connection with the enforcement of any of their respective rights or remedies under the provisions of this Agreement and the other Transaction Documents. SECTION 14.05 Invoices for Indemnified Amounts. To the extent invoiced to the Borrower at least seven (7) Business Days prior to a Payment Date, any indemnification amounts under this Agreement shall be paid pursuant to the Priority of Payments on such Payment Date (it being agreed and understood, for the avoidance of doubt, that if any such amount is invoiced less than seven (7) Business Days prior to a Payment Date, such amount shall be paid on the next Payment Date). SECTION 14.06 Confidentiality. (a) [reserved]. (b) Each of the Administrative Agent and each Lender, severally and with respect to itself only, agrees to hold in confidence, and not disclose to any Person, any confidential and proprietary information concerning the Credit Parties and their respective Affiliates and their businesses or the terms of this Agreement (including any fees payable in connection with this Agreement or the other Transaction Documents), except as the Credit Parties may have consented to in writing prior to any proposed disclosure; provided, however, that it may disclose such information (i) to its Advisors and Representatives, (ii) to its assignees and Participants and potential assignees and Participants and their respective counsel if they agree in writing to hold it confidential, (iii) to the extent such information has become available to the public other than as a result of a disclosure by or through it or its Representatives or Advisors, (iv) at the request of a bank examiner or other regulatory authority or in connection with an examination of any of the Administrative Agent or any Lender or their respective Affiliates or (v) to the extent it should be (A) required by Applicable Law, or in connection with any legal or regulatory proceeding or (B) requested by any Governmental Authority to disclose such information; provided, that in the case of clause (v) above, the Administrative Agent and each Lender will use reasonable efforts to maintain confidentiality and will (unless otherwise prohibited by Applicable Law) notify the Credit Parties of its making any such disclosure as promptly as reasonably practicable thereafter. Each of the Administrative Agent and each Lender, severally and with respect to itself only, agrees to be responsible for any breach of this Section by its Representatives and Advisors and agrees that its Representatives and Advisors will be advised by it of the confidential nature of such information and shall agree to comply with this Section. (c) As used in this Section, (i) “Advisors” means, with respect to any Person, such Person’s accountants, attorneys and other confidential advisors and (ii) “Representatives” means, with respect to any Person, such Person’s Affiliates, Subsidiaries, directors, managers, officers, employees, members, investors, financing sources, insurers, professional advisors, representatives and agents; provided, that such Persons shall not be deemed to Representatives of a Person unless (and solely to the extent that) confidential information is furnished to such Person. (d) Notwithstanding the foregoing, to the extent not inconsistent with applicable securities laws, each party hereto (and each of its employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as defined in Section 1.6011-4 of the Treasury Regulations) of the transactions contemplated by the Transaction Documents and all materials of any kind (including opinions or other tax analyses) that are provided to such Person relating to such tax treatment and tax structure. 69 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 116 of 381

SECTION 14.07 GOVERNING LAW. TO THE EXTENT NOT GOVERNED BY THE PROVISIONS OF THE BANKRUPTCY CODE, THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5 1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF, EXCEPT TO THE EXTENT THAT THE PERFECTION, THE EFFECT OF PERFECTION OR PRIORITY OF THE INTERESTS OF ADMINISTRATIVE AGENT OR ANY LENDER IN THE COLLATERAL IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK). SECTION 14.08 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Execution of any such counterpart may be by means of (a) an electronic signature) that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, or any other relevant and applicable electronic signatures law; (b) an original manual signature; or (c) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. The Administrative Agent reserves the right, in its sole discretion, to accept, deny, or condition acceptance of any electronic signature on this Agreement or other Transaction Document. The foregoing shall apply to each other Transaction Document, and any notice delivered hereunder or thereunder, mutatis mutandis. SECTION 14.09 Integration; Binding Effect; Survival of Termination. This Agreement and the other Transaction Documents contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until the Final Payout Date; provided, however, that the provisions of Sections 5.01. 5.02, 5.03, Article XI, 13.01, 13.02, 14.04, 14.05, 14.06, 14.09, 14.11 and 14.13 shall survive any termination of this Agreement. SECTION 14.10 CONSENT TO JURISDICTION. (a) EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO (I) WITH RESPECT TO THE CREDIT PARTIES, THE EXCLUSIVE JURISDICTION, AND (II) WITH RESPECT TO EACH OF THE OTHER PARTIES HERETO, THE NON-EXCLUSIVE JURISDICTION, IN EACH CASE, IF THE BANKRUPTCY COURT DOES NOT HAVE OR DOES NOT EXERCISE JURISDICTION, OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING (I) IF BROUGHT BY THE CREDIT PARTIES OR ANY AFFILIATE THEREOF, SHALL BE HEARD AND DETERMINED, AND (II) IF BROUGHT BY ANY OTHER PARTY TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, MAY BE HEARD AND DETERMINED, IN EACH CASE, IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. NOTHING IN THIS SECTION 14,10 SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY OTHER CREDIT PARTY TO BRING ANY ACTION OR PROCEEDING AGAINST ANY CREDIT PARTY OR ANY OF THEIR RESPECTIVE PROPERTY IN THE COURTS OF OTHER JURISDICTIONS. EACH CREDIT PARTY 70 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 117 of 381

HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. (b) EACH OF THE CREDIT PARTIES CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO IT AT ITS ADDRESS SPECIFIED A SECTION14.Q2. NOTHING IN THIS SECTION 14,10 SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY OTHER CREDIT PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. SECTION 14.11 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT. SECTION 14.12 Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it with respect to any Borrower Obligations in a greater proportion than that received by any other Lender entitled to receive a ratable share of such Borrower Obligations, such Lender agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of such Borrower Obligations held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of such Borrower Obligations; provided, that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. SECTION 14.13 Limitation of Liability. (a) Except as provided in paragraph 32 of the Interim Order, no claim may be made by the Borrower or any Affiliate thereof or any other Person against any Lender, the Administrative Agent, or their respective Affiliates, members, directors, officers, employees, incorporators, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Transaction Document, or any act, omission or event occurring in connection herewith or therewith; and each of the Credit Parties hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. None of the Lenders, the Administrative Agent, and their respective Affiliates shall have any liability to the Borrower or any Affiliate thereof or any other Person asserting claims on behalf of or in right of the Borrower or any Affiliate thereof in connection with or as a result of this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby, except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Credit Parties or any Affiliate thereof result from the breach of contract, gross negligence or willful misconduct of such Lender or the Administrative Agent or any of their respective Affiliates in performing its duties and obligations hereunder and under the other Transaction Documents to which it is a party. (b) No claim may be made by the Administrative Agent, any Lender, or any Affiliate thereof or any other Person against any Credit Party, or their respective Affiliates, members, directors, officers, employees, incorporators, attorneys or agents for any special, indirect, consequential or punitive 71 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 118 of 381

damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Transaction Document, or any act, omission or event occurring in connection herewith or therewith; and each of the Administrative Agent and each Lender hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. None of the Credit Parties, and their respective Affiliates shall have any liability to the Administrative Agent, any Lender or any Affiliate thereof or any other Person asserting claims on behalf of or in right of the Borrower or any Affiliate thereof in connection with or as a result of this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby, except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Administrative Agent, such Lender, or any Affiliate thereof result from the breach of contract, gross negligence or willful misconduct of such Credit Party or Affiliate in performing its duties and obligations hereunder and under the other Transaction Documents to which it is a party. (c) The obligations of the Administrative Agent, each Lender and each Credit Party under this Agreement and each of the Transaction Documents are solely the corporate obligations of such Person. No recourse shall be had for any obligation or claim arising out of or based upon this Agreement or any other Transaction Document against any member, director, officer, employee or incorporator of any such Person. SECTION 14.14 Intent of the Parties. The Borrower has structured this Agreement with the intention that the Loans and the obligations of the Borrower hereunder will be treated under United States federal, and applicable state, local and foreign tax law as debt (the “Intended Tax Treatment”). The Borrower, the Lenders, and the Administrative Agent agree to file no tax return, or take any action, inconsistent with the Intended Tax Treatment unless required by law. Each assignee and each Participant acquiring an interest in a Credit Extension, by its acceptance of such assignment or participation, agrees to comply with the immediately preceding sentence. SECTION 14.15 USA Patriot Act. Each of the Administrative Agent and each of the Lenders hereby notifies the Credit Parties that pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “PATRIOT Act”), the Administrative Agent and the Lenders may be required to obtain, verify and record information that identifies the Credit Parties and the Parent, which information includes the name, address, tax identification number and other information regarding the Credit Parties and the Parent that will allow the Administrative Agent and the Lenders to identify the Credit Parties and the Parent in accordance with the PATRIOT Act. This notice is given in accordance with the requirements of the PATRIOT Act. Each of the Credit Parties agrees to provide the Administrative Agent and each Lender, from time to time, with all documentation and other information required by bank regulatory authorities under “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act. SECTION 14.16 Right of Setoff. Each Lender is hereby authorized (in addition to any other rights it may have), at any time during the continuance of an Event of Default, to setoff, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by such Lender (including by any branches or agencies of such Lender) to, or for the account of, the Borrower against amounts owing by the Borrower hereunder (even if contingent or unmatured); provided, that such Lender shall notify the Borrower promptly following such setoff. SECTION 14.17 Severability. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such 72 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 119 of 381

prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. SECTION 14.18 Mutual Negotiations. This Agreement and the other Transaction Documents are the product of mutual negotiations by the parties thereto and their counsel, and no party shall be deemed the draftsperson of this Agreement or any other Transaction Document or any provision hereof or thereof or to have provided the same. Accordingly, in the event of any inconsistency or ambiguity of any provision of this Agreement or any other Transaction Document, such inconsistency or ambiguity shall not be interpreted against any party because of such party’s involvement in the drafting thereof. SECTION 14.19 Captions and Cross References. The various captions (including the table of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement. Unless otherwise indicated, references in this Agreement to any Section, Schedule or Exhibit are to such Section Schedule or Exhibit to this Agreement, as the case may be, and references in any Section, subsection, or clause to any subsection, clause or subclause are to such subsection, clause or subclause of such Section, subsection or clause. SECTION 14.20 Parties Including Trustees; Bankruptcy Court Proceedings. This Agreement, the other Transaction Documents, and all Liens and other rights and privileges created hereby or pursuant hereto or to any other Transaction Document shall be binding upon the Credit Parties, the estate of each Credit Party, and any trustee, other estate representative or any successor in interest of each Credit Party in the Chapter 11 Cases or any subsequent case commenced under Chapter 7 of the Bankruptcy Code. This Agreement and the other Transaction Documents shall be binding upon, and inure to the benefit of, the successors of the Administrative Agent and the Secured Parties and their respective assigns, transferees and endorsees. The Liens created by this Agreement and the other Transaction Documents shall be and remain valid and perfected in the event of the substantive consolidation or conversion of the Chapter 11 Cases or any other bankruptcy case of the Credit Parties to a case under Chapter 7 of the Bankruptcy Code or in the event of dismissal of the Chapter 11 Cases or the release of any Collateral from the jurisdiction of the Bankruptcy Court for any reason, without the necessity that the Administrative Agent file financing statements or otherwise perfect its Liens under applicable law. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of the Credit Parties, the Administrative Agent and Secured Parties with respect to the transactions contemplated hereby and no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement or any of the other Transaction Documents. SECTION 14.21 Inconsistency. In the event of any inconsistency between the terms and conditions of this Agreement and of the DIP Orders, the provisions of the DIP Orders shall govern and control. SECTION 14.22 Pre-Petition Lender Consent. Each Pre-Petition Lender signatory hereto hereby irrevocably (x) consents, in their capacity as a Pre-Petition Lender, to the terms of this Agreement and the other Transaction Documents and the entry of the Interim Order and the Final Order, (y) authorizes and directs the Administrative Agent to, in a manner determined by the Administrative Agent, credit bid all or any portion of the Pre-Petition Obligations in connection with any proposed sale of all or any portion of the assets of any or all of the Credit Parties (a “Credit Bid Transaction”) and (z) in connection with any Credit Bid Transaction, consents to the assignment and delegation to a Qualified Purchaser of such rights and obligations under the Pre-Petition Loan Agreement, the other Pre-Petition Transaction Documents, this Agreement and the other Transaction Documents, in each case as the Administrative Agent determines in order to consummate such Credit Bid Transaction (and each such Pre-Petition Lender shall execute and deliver such documents as the Administrative Agent reasonably requests to evidence such assignment and delegation). 73 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 120 of 381

SECTION 14.23 Lender Consent to Credit Bid. Each Lender hereby irrevocably (x) authorizes and directs the Administrative Agent to, in a manner determined by the Administrative Agent, credit bid all or any portion of the Borrower Obligations in connection with any Credit Bid Transaction and (y) in connection with any Credit Bid Transaction, consents to the assignment and delegation to a Qualified Purchaser of such rights and obligations under this Agreement and the other Transaction Documents, in each case as the Administrative Agent determines in order to consummate such Credit Bid Transaction (and each such Lender shall execute and deliver such documents as the Administrative Agent reasonably requests to evidence such assignment and delegation). [Signature Pages Lollow]. 74 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 121 of 381

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written. BIRD US OPCO, LLC, as a Credit Party By: Name: Title: BIRD US HOLDCO, LLC, as a Credit Party By: Name: Title: BIRD GLOBAL, INC., as a Credit Party By: Name: Title: BIRD RIDES, INC., as the Borrower By: Name: Title: SKINNY LABS, INC., as a Credit Party By: Name: Title: [Signature Page to Senior Secured Priming and Superpriority Debtor-In-Possession Loan Agreement} Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 122 of 381

MIDCAP FINANCIAL TRUST, as Administrative Agent By: Apollo Capital Management, L.P., its investment manager By: Apollo Capital Management, GP, LLC, its general partner By: Name: Title: MIDCAP FINANCIAL TRUST, as a Lender By: Apollo Capital Management, L.P., its investment manager By: Apollo Capital Management, GP, LLC, its general partner By: Name: Title: [Signature Page to Senior Secured Priming and Superpriority Debtor-In-Possession Loan Agreement} Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 123 of 381

MIDCAP FINANCIAL INVESTMENT CORPORATION (formerly known as Apollo Investment Corporation), as a Lender By: Name: Kristin Hester Title: Chief Legal Officer [Signature Page to Senior Secured Priming and Superpriority Debtor-In-Possession Loan Agreement} Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 124 of 381

SCHEDULE I DIP Term Loan Commitments Lender Loans MidCap Financial Trust $19,500,000 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 125 of 381

SCHEDULE II [Reserved] Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 126 of 381

SCHEDULE III [Reserved] Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 127 of 381

SCHEDULE IV Notice Addresses Borrower and Parent if to Parent, to: Bird Global, Inc. 392 NE 191st Street, #20388 Miami, FL. 33179 Attn: John Bitove with a copy (which shall not constitute notice) to: Attn: Michael Washinushi Email: michael.washinushi@bird. co Telephone No.: (866) 205-2442 (b) if to the Borrower, to: Bird Rides, Inc. 392 NE 191st Street, #20388 Miami, FL. 33179 Attn: John Bitove with a copy (which shall not constitute notice) to: Attn: Michael Washinushi Email: michael.washinushi@bird. co Telephone No.: (866) 205-2442 Administrative Agent MidCap Financial Trust c/o MidCap Financial Services, LLC, as servicer 7255 Woodmont Avenue, Suite 300 Bethesda, Maryland 20814 Attn: Account Manager for Bird transaction Facsimile: 301-941-1450 Email: notices@midcapfmancial.com With a copy to: MidCap Financial Trust c/o MidCap Financial Services, LLC, as servicer 7255 Woodmont Avenue, Suite 300 Bethesda, Maryland 20814 Attn: General Counsel Facsimile: 301-941-1450 Email: legalnotices@midcapfmancial.com Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 128 of 381

SCHEDULE V [Reserved] Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 129 of 381

SCHEDULE VI [reserved] Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 130 of 381

Exhibit C SECOND LIEN DIP CREDIT AGREEMENT (See attached.) Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 131 of 381

SENIOR SECURED PRIMING AND SUPER-PRIORITY DEBTOR-IN-POSSESSION NOTE PURCHASE AGREEMENT by and among BIRD GLOBAL, INC., as Debtor, Debtor-in Possession and Issuer THE SEVERAL PURCHASERS FROM TIME TO TIME PARTY HERETO AND U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Agent Dated as of December [ ], 2023 12640916-7 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 132 of 381

Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 133 of 381

TABLE OF CONTENTS

Page

1. DEFINITIONS AND OTHER TERMS 1

1.1 Terms 1
1.2 Section References 2
1.3 Divisions 2
1.4 Definitions 2
1.5 Material Adverse Effect .... **Error! Bookmark not defined.**

2. NOTES AND TERMS OF PAYMENT 26

2.1 Issuance of Notes 26
2.2 Payment of Interest on the Notes 27
2.3 Purchasers' Expenses 28
2.4 Collateral Agent Fees 28
2.5 Taxes; Increased Costs 28
2.6 Notes 28
2.7 Redemption .... **Error! Bookmark not defined.**
2.8 Conversion .... **Error! Bookmark not defined.**
2.9 Limitation on Conversion .... **Error! Bookmark not defined.**
2.10 Effect of Common Stock Change Event .... **Error! Bookmark not defined.**

3. CONDITIONS OF NOTES 29

3.1 Conditions Precedent to Closing 29
3.2 Conditions Precedent to Acquisition Closing .... **Error! Bookmark not defined.**
3.3 Covenant to Deliver 30
3.4 Post-Closing Obligations .... **Error! Bookmark not defined.**

4. CREATION OF SECURITY INTEREST 30

4.1 Grant of Security Interest 30
4.2 Representations, Warranties and Covenants 31
4.3 Registration in Nominee Name 32
4.4 Voting Rights; Dividends and Interest 32
4.5 Other Collateral 33
4.6 Release of Issuer Pledged Collateral 33

5. REPRESENTATIONS AND WARRANTIES OF THE ISSUER 33

5.1 Organization and Good Standing 33
5.2 Due Qualification 33
5.3 Power and Authority; Due Authorization 33
5.4 Binding Obligations 34
5.5 No Conflict or Violation 34

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5.6 Litigation and Other Proceedings 34
5.7 Government Approvals 34
5.8 Solvency 35
5.9 Offices; Legal Name 35
5.10 Investment Company Act 35
5.11 Accuracy of Information 35
5.12 Anti-Money Laundering/International Trade Law Compliance 35
5.13 Perfection Representations 35
5.14 Compliance with Applicable Laws 36
5.15 Taxes 36
5.16 No Broker's Fees 36
5.17 No General Solicitation 36

6. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS 37

6.1 Organization and Good Standing 37
6.2 Power and Authority; Due Authorization 37
6.3 Binding Obligations 37
6.4 No Conflict or Violation 38
6.5 Litigation and Other Proceedings 38
6.6 Government Approvals 38
6.7 Evaluation of Risks 39
6.8 No Legal, Investment, or Tax Advice from the Issuer 39
6.9 Investment Purpose 39
6.10 Accredited Investor 39
6.11 Reliance on Exemptions 39
6.12 No Governmental Review 40
6.13 Information 40
6.14 Not an Affiliate 41
6.15 No Prior Short Sales 41
6.16 General Solicitation 41
6.17 ERISA 41

7. AFFIRMATIVE COVENANTS 41

7.1 Financial Reporting; Notices 41
7.2 Security Interest, Etc 42
7.3 Taxes 43
7.4 Insurance 43
7.5 Use of Proceeds 43

8. NEGATIVE COVENANTS 45

8.1 Fundamental Changes; Dispositions 45
8.2 Mergers or Acquisitions 46
8.3 Incurrence of Indebtedness and Issuance of Preferred Stock 47
8.4 Incurrence of Liens 47

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8.5 Restricted Payments.......................................................................................................47 8.6 Transactions with Affiliates..........................................................................................47 8.7 Anti-Lay ering..................................................................................................................47 8.8 Hedging Agreements......................................................................................................48 9. EVENTS OF DEFAULT........................................................................................................... 48 9.1 Payment Default.............................................................................................................. 48 9.2 Covenant Default........................................................................................................... 49 9.3 Other Default..................................................................................................................49 9.4 Cross-Default..................................................................................................................49 9.5 Insolvency........................................................................................................................49 9.6 Note Documents............................................................................................................. 49 9.7 Collateral......................................................................................................................... 49 9.8 Judgments....................................................................................................................... 49 9.9 Material Adverse Effect................................................................................................ 50 9.10 Change of Control.......................................................................................................... 50 10. RIGHTS AND REMEDIES......................................................................................................52 10.1 Rights and Remedies......................................................................................................52 10.2 Power of Attorney.......................................................................................................... 55 10.3 Protective Payments....................................................................................................... 56 10.4 Application of Payments and Proceeds....................................................................... 56 10.5 Liability for Collateral...................................................................................................57 10.6 No Waiver; Remedies Cumulative..............................................................................57 10.7 Demand Waiver..............................................................................................................58 10.8 Setoff and Sharing of Payments................................................................................... 58 11. NOTICES......................................................................................................................................58 12. CHOICE OF LAW; VENUE; JURY TRIAL WAIVER....................................................... 59 12.1 Waiver of Jury Trial....................................................................................................... 59 12.2 Governing Law and Jurisdiction.................................................................................. 60 12.3 Submission to Jurisdiction............................................................................................ 60 12.4 Service of Process.......................................................................................................... 60 12.5 Non-Exclusive Jurisdiction........................................................................................... 60 13. GENERAL PROVISIONS..........................................................................................................61 13.1 Successors and Assigns..................................................................................................61 13.2 Indemnification; Waivers.............................................................................................. 61 13.3 Severability of Provisions............................................................................................. 62 13.4 Correction of Note Documents.................................................................................... 62 13.5 Amendments in Writing; Integration...........................................................................62 13.6 Counterparts.................................................................................................................... 65 13.7 Survival............................................................................................................................65 iii 12640916-7 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 135 of 381

13.8 Confidentiality................................................................................................................65 13.9 Public Announcement....................................................................................................66 13.10 Collateral Agent and Purchaser Agreement................................................................66 13.11 Time of Essence............................................................................................................. 66 13.12 Several Obligations........................................................................................................ 66 13.13 Termination Prior to Maturity Date; Survival........................................................... 66 13.14 Withholding.................................................................................................................... 66 EXHIBITS A Description of Collateral B Form of Note C Collateral Agent Terms D Taxes; Increased Costs E Interim Order F Closing Checklist SCHEDULES 2.1- A DIP Note Purchasers 2.1- B Bridge Note Purchasers 2.1 -C Other Note Purchasers iv 12640916-7 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 136 of 381

THIS SENIOR SECURED PRIMING AND SUPER-PRIORITY DEBTOR-IN- POSSESSION NOTE PURCHASE AGREEMENT (including all exhibits and schedules hereto, as the same may be amended, supplemented, or otherwise modified, this “Agreement”), dated as of December [ ], 2023 (the “Closing Date”), is entered into by and among the “Purchasers” (as defined below) signatory hereto, Bird Global, Inc., a Delaware corporation (the “Issuer”), and U.S. Bank Trust Company, National Association, as collateral agent (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”), provides the terms on which the Purchasers, on the date hereof, shall purchase the Notes (as defined below) as set forth herein. WHEREAS, on December 19, 2023 (“Petition Date”), certain of the Note Parties filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code with the Bankruptcy Court; WHEREAS, from and after the Petition Date, the Note Parties are continuing to operate their business and manage their properties as debtors in possession under Sections 1107 and 1108 of the Bankruptcy Code; WHEREAS, the Issuer has requested, and the Purchasers have agreed to purchase from the Issuer, $[ ] DIP notes subject to the terms and conditions set forth in this Agreement, the proceeds of which will be used in accordance with Section 7.5 hereof; WHEREAS, the Issuer, the Persons named therein as credit parties, the Pre-Petition Financing Agent (defined herein), as administrative agent, and the financial institutions party thereto as lenders are parties to that certain Amended and Restated Loan Agreement dated as of September 19,2023 (as amended or otherwise modified on or prior to the Petition Date, the “Pre-Petition Financing Credit Agreement”); WHEREAS, on the Closing Date (defined herein), the Issuer, the Persons named therein as credit parties, the DIP Financing Agent (defined herein), as administrative agent, and the financial institutions party thereto as lenders are entering into to that certain Senior Secured Priming and Super-Priority Debtor In-Possession Loan Agreement (as amended or otherwise modified, the “DIP Financing Credit Agreement”); and WHEREAS, the Note Parties desire to secure all of the Obligations under the Note Documents by granting to the Collateral Agent, for the benefit of the Purchasers, guarantees and security interests in and liens upon property, as provided herein, in the other Note Documents, and in the DIP Orders. The parties agree as follows: 1. DEFINITIONS AND OTHER TERMS 1.1 Terms. Capitalized terms used herein shall have the meanings set forth in Section 1,4 to the extent defined therein. All other capitalized terms used but not defined herein shall have the meaning given to such terms in the Code. Any accounting term used but not defined herein shall be construed in accordance with GAAP, and all calculations shall be made in accordance with GAAP. The term “financial statements” shall include the accompanying notes and schedules. Notwithstanding anything to the contrary contained herein, for purposes of determining compliance with any covenant all obligations of any Person that are or would have been treated as operating leases for purposes of GAAP prior to the effectiveness of ASC 842 (or any other ASC having a similar result or effect) (and related interpretations) shall continue to be 12640916-7 1 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 137 of 381

accounted for as operating leases (whether or not such operating lease obligations were in effect on such date), notwithstanding the fact that such obligations are required in accordance with ASC 842 or otherwise (on a prospective or retroactive basis or otherwise) to be treated as capital lease obligations in the financial statements. 1.2 Section References. Any section, subsection, schedule, or exhibit references are to the sections, subsections, schedules, or exhibits of this Agreement unless otherwise specified. 1.3 Divisions. For all purposes under the Note Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation, or liability of any Person becomes the asset, right, obligation, or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person; and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time. 1.4 Definitions. The following subsections referenced opposite such terms: “Agreement” “Bid Procedures Motion” “Bid Procedures Order” “Budget Testing Period” “Business Combination Event” “Claims” “Closing” “Closing Date” “Collateral Agent” “Communications” “Credit Bid Transaction” “Default Rate” “Event of Default” “Indemnified Person” “Issuer” “KEIP” “NI 45-106” “PIK Interest” “Register” “Representation Letter” “Successor Corporation” “Termination Declaration Date” terms are defined in the sections or Preamble Section 7.10 Section 7.10 Section 7.6 Section 8.2 Section 13.2(a) Section 2. l(a)(iii) Preamble Preamble Section 11 Section 2.2(b) Section 9 Section 13.2(a) Preamble Section 8.9 Section 6.11 Section 2.2(d) Section 13.1 Section 6.11 Section 8.2 Section 10.1 In addition to the terms defined elsewhere in this Agreement, the following terms have the following meanings: 12640916-7 2 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 138 of 381

“Acquisition” means the acquisition (whether by means of a merger, consolidation or otherwise) of all of the Equity Interests of any Person or all or substantially all of the assets of (or any division or business line of) any Person. “Acquisition Purchase Price” means, with respect to any Acquisition, an amount equal to the sum of (a) the aggregate consideration, whether cash, property or securities (including the fair market value of any Equity Interests of any Note Party or any of its Subsidiaries issued in connection with such Acquisition), paid or delivered by a Note Party or any of its Subsidiaries (whether as initial consideration or through the payment or disposition of deferred consideration, including in the form of seller financing, royalty payments, payments allocated towards non compete covenants, payments to principals for consulting services or other similar payments) in connection with such Acquisition, plus (b) the aggregate amount of liabilities of the acquired business (net of current assets of the acquired business) that would be reflected on a balance sheet (if such were to be prepared) of the Parent and its Subsidiaries after giving effect to such Acquisition, plus (c) the aggregate amount of all transaction fees, costs and expenses incurred by the Parent or any of its Subsidiaries in connection with such Acquisition. “Affiliate” means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote 25% or more of the securities having ordinary voting power for the election of directors or managers of such Person or (y) to direct or cause the direction of the management and policies of such Person, in either case whether by ownership of securities, contract, proxy or otherwise. “Affiliate Transaction” means any transaction or series of transactions, including any transaction or series of transactions in which the Issuer or any of its Subsidiaries acts to, directly or indirectly, make any payment to, or sell, lease, transfer, or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance, or guarantee with, or for the benefit of, any Affiliate of the Issuer or its Subsidiaries. “Anti-Terrorism Law” means any Applicable Law relating to terrorism financing, trade sanctions programs, and embargoes, import/export licensing, money laundering, or bribery and any regulation, order, or directive promulgated, issued or enforced pursuant to such Applicable Laws, all as amended, supplemented or replaced from time to time. “Applicable Law” means, with respect to any Person, (x) all provisions of law, statute, treaty, constitution, ordinance, rule, regulation, requirement, restriction, permit, executive order, certificate, decision, directive, or order of any Governmental Authority applicable to such Person or any of its property and (y) all judgments, injunctions, orders, writs, decrees, and awards of all courts and arbitrators in proceedings or actions in which such Person is a party or by which any of its property is bound. “Approved Budget” means, (i) initially and until such time as the Purchasers’ Representative shall have provided the Issuer with written confirmation that a Cash Forecast delivered in accordance with the DIP Financing Agreement in form and substance satisfactory to it, the Initial Approved Budget and (ii) upon the Purchasers’ Representative providing the Issuer 12640916-7 3 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 139 of 381

with written confirmation that a Cash Forecast delivered in accordance with Section [ ] is in form and substance satisfactory to it, then such Cash Forecast; provided that if the Purchasers’ Representative does not provide written confirmation that any Cash Forecast is in form and substance satisfactory to them, then the Approved Budget shall be the last delivered Cash Forecast that constituted the Approved Budget hereunder. “ASC” means an Accounting Standards Codification issued by the Financial Accounting Standards Board. “Asset Purchase Agreement” means that certain Asset Purchase Agreement dated as of the Petition Date by and among Bird Global, Inc., certain Subsidiaries of Bird Global, Inc. and Bird Scooter Acquisition Corp. “Authorized Denomination” means, with respect to a Note, a principal amount thereof equal to $1,000 or any integral multiple of $1.00 in excess thereof. “Bankruptcy Code” means Title 11 of the United States Code, as amended. “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of Florida. “Bird Canada Share Purchase Agreement” means that certain Share Purchase Agreement, dated as of [January 3, 2023], by and among 1393631 B.C. Unlimited Liability Company, Bird Canada Inc., certain of the Purchasers and/or certain of their Affiliates, and the sellers’ representative named therein, as the same may be amended, restated, supplemented, or otherwise modified from time to time. “Bird Rides” means Bird Rides, Inc., a Delaware corporation and direct, wholly owned subsidiary of the Issuer. “Board of Directors” means the board of directors of the Issuer or any duly authorized committee or subcommittee of such board of directors. “Bridge Note Purchasers” means purchasers of the Bridge Notes pursuant to the Pre Petition Note Purchaser Agreement, as set forth in Schedule 2.1-B. “Bridge Notes” has the meaning set forth in the Pre-Petition Note Purchase Agreement. “Business Day” means a day other than a Saturday, Sunday, or other day on which banking institutions are authorized or required by law or regulation to close in the State of New York or, with respect to any payments to be made under this Agreement or any other Note Document, the place of payment. "Capitalized Lease" means, with respect to any Person, any lease of (or other arrangement conveying the right to use) real or personal property by such Person as lessee that is required under GAAP to be capitalized on the balance sheet of such Person. 12640916-7 4 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 140 of 381

"Capitalized Lease Obligations" means, with respect to any Person, obligations of such Person and its Subsidiaries under Capitalized Leases, and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP. “Capital Stock” means: (1) in the case of a corporation or company, corporate stock or share capital; (2) in the case of an association or business entity, any and all shares, interests, participations, rights, or other equivalents (however designated) of corporate stock; (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person (it being understood and agreed, for the avoidance of doubt, that “cash-settled phantom appreciation programs” in connection with employee benefits that do not require a dividend or distribution shall not constitute Capital Stock). “Carve-Out” shall have the meaning set forth in the DIP Orders. “Cash Collateral” shall have the meaning set forth in the DIP Orders. “Cash Consideration” means consideration paid by the Purchasers for the purchase of Notes in immediately available funds. “Cash Equivalents” means: (1) U.S. dollars or Canadian dollars, pounds sterling or euros; (2) marketable direct obligations issued by any state of the United States or the District of Columbia or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and having one of the two highest ratings obtainable from either S&P Global Ratings, a division of S&P Global Inc. or its affiliates ("S&P"), or Moody's Investors Service, Inc. or its affiliates ("Moody's"); (3) commercial paper, maturing not more than one year after the date of issue rated P 1 by Moody's or A-l by S&P; (4) certificates of deposit maturing not more than one year after the date of issue, issued by commercial banking institutions and money market or demand deposit accounts maintained at commercial banking institutions, each of which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000; 12640916-7 5 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 141 of 381

(5) repurchase agreements having maturities of not more than 90 days from the date of acquisition which are entered into with major money center banks included in the commercial banking institutions described in clause (4) above and which are secured by readily marketable direct obligations of the United States or any agency thereof; (6) money market accounts maintained with mutual funds having assets in excess of $2,500,000,000, which assets are primarily comprised of Cash Equivalents described in another clause of this definition; (7) marketable tax exempt securities rated A-l or higher by Moody's or A or higher by S&P, in each case, maturing within one year from the date of acquisition thereof; and (h) in the case of any Foreign Subsidiary, cash and cash equivalents that are substantially equivalent in such jurisdiction to those described in clauses (a) through (g) above in respect of each country that is a member of the Organization for Economic Co-operation and Development. Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause (1) above. “Cash Forecast” shall have the meaning set forth in the DIP Financing Credit Agreement. “Cash Management Services” means any of the following to the extent not constituting a line of credit (other than an overnight draft facility): automated clearing house transactions, treasury and/or cash management services, including, without limitation, treasury, depository, overdraft, credit, purchasing or debit card, non-card e-payables services, electronic funds transfer, treasury management services (including controlled disbursement services, overdraft automatic clearinghouse fund transfer services, return items, and interstate depository network services), other demand deposit or operating account relationships, foreign exchange facilities, and merchant services. “Change of Control” means the occurrence of any of the following: (1) (i) the Issuer ceases to own, directly or indirectly, 100% of the issued and outstanding Equity Interests of Bird Rides; (ii) Bird Rides ceases to own, directly or indirectly, 100% of the issued and outstanding Equity Interests of the Bird US Holdco, LLC; (iii) Bird US Holdco, LLC ceases to own, directly, 100% of the issued and outstanding Equity Interests of Bird US Opco, LLC, in each case free and clear of all Liens other than non-voluntary Liens arising under applicable statutes, Liens in favor of the Collateral Agent and, in the case of (ii) or (iii), Liens in favor of the Senior Financing Agents; or 12640916-7 6 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 142 of 381

(2) (i) any Person (other than a Permitted Holder) or (ii) Persons (other than one or more Permitted Holders) constituting a “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under such Exchange Act), directly or indirectly, of Equity Interests representing more than forty percent (40%) of the aggregate ordinary Voting Stock of Issuer and the percentage of aggregate ordinary Voting Stock so held is greater than the percentage of the aggregate ordinary Voting Stock represented by the Equity Interests of Issuer beneficially owned, directly or indirectly, in the aggregate by the Permitted Holders; unless, in the case of this clause (2), the Permitted Holders have, at such time, the right or the ability by voting power, contract or otherwise to elect or designate for election at least a majority of the Board of Directors. “Chapter 11 Cases” means the Chapter 11 cases filed on December 19, 2023, by certain of the Note Parties by voluntary petitions with the Bankruptcy Court. “Code” means the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of New York; provided that, to the extent that the Code is used to define any term herein or in any Note Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided, further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, the Collateral Agent’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions. “Collateral” means any and all properties, rights, and assets of the Issuer or any of its Subsidiaries subj ect to a Lien under the Note Documents in favor of the Collateral Agent, on behalf of the Secured Parties, to secure the Obligations. Without limiting the generality of the foregoing, “Collateral” shall include all rights under section 506(c) of the Bankruptcy Code (solely upon entry of the Final Order), all “property of the estate” (within the meaning of the Bankruptcy Code) of any kind or nature, real or personal, tangible, intangible or mixed, and all rents, products, substitutions, accessions, profits, replacements and cash and non-cash proceeds of all of the foregoing. “Common Stock” means the Class A common stock, par value $0.0001 per share, of the Issuer. "Contingent Indemnity Obligations" means any Obligation constituting a contingent, unliquidated indemnification obligation of any Note Party, in each case, to the extent (a) such obligation has not accrued and is not yet due and payable and (b) no claim has been made or is reasonably anticipated to be made with respect thereto. "Contingent Obligation" means, with respect to any Person, any obligation of such Person guaranteeing or intending to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including (a) the direct or indirect guaranty, endorsement (other than for 12640916-7 7 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 143 of 381

collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (b) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, and (c) any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term "Contingent Obligation" shall not include any product warranties extended in the ordinary course of business. The amount of any Person's obligation under any Contingent Obligation shall be determined in accordance with GAAP. "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound. “Default” means any Event of Default or any event, occurrence or circumstance that, after notice or passage of time, or both, would be, an Event of Default. “DIP Financing Agent” means MidCap Financial Trust, in its capacity as administrative agent under the DIP Financing Debt Documents, or any successor administrative agent permitted by the terms thereof. “DIP Financing Credit Agreement” has the meaning set forth in the recitals. “DIP Financing Debt” means the “Borrower Obligations” (under and as defined in the DIP Financing Credit Agreement). “DIP Financing Debt Documents” means, collectively, the DIP Financing Credit Agreement and the other agreements, guaranties, instruments, and documents delivered in connection with the DIP Financing Debt, in each case, as amended, restated, supplemented, modified, extended, restructured, renewed, refinanced, increased, replaced, or refunded in whole or in part from time to time and whether by the same or any other agent, lender, or investor or group of lenders or investors. “DIP Financing Lenders” means the “Lenders” (under and as defined in the DIP Financing Credit Agreement). “DIP Note Purchasers” means the purchasers of the Notes set forth in Schedule 2.1-A. “DIP Orders” means the Interim Order and the Final Order, as applicable, based on which such order is then in effect. “Disposition” means any transaction, or series of related transactions, pursuant to which any Person or any of its Subsidiaries sells, assigns, transfers, leases, licenses (as licensor) or 12640916-7 8 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 144 of 381

otherwise disposes of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case, whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person. For purposes of clarification, “Disposition” shall include (a) the sale or other disposition for value of any contracts, (b) any disposition of property through a "plan of division" under the Delaware Limited Liability Company Act or any comparable transaction under any similar law, (c) the early termination or modification of any contract resulting in the receipt by any Note Party of a cash payment or other consideration in exchange for such event (other than payments in the ordinary course for accrued and unpaid amounts due through the date of termination or modification) or (d) any sale of merchant accounts (or any rights thereto (including any rights to any residual payment stream with respect thereto)) by any Note Party. “Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interest into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale, in each case, so long as any rights of the holders thereof upon the occurrence of such change of control or asset sale event is subject to the prior repayment in full of the Obligations), (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for the obligation (not deferrable at the sole option of the issuer) to make scheduled payments of dividends or distributions in cash, or (d) is convertible into or exchangeable for (i) Indebtedness or (ii) any other Equity Interests that would constitute Disqualified Equity Interests, in each case of clauses (a) through (d), prior to the date that is six months after the date referenced in clause (a) of the definition of “Maturity Date”; provided that if such Equity Interest is issued pursuant to a plan for the benefit of employees of any Note Party or by any such plan to such employees, such Equity Interest shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by a Note Party in order to satisfy applicable statutory or regulatory obligations. “Equity Interests” means Capital Stock and all warrants, options, or other rights to acquire Capital Stock (but excluding any Capital Stock that arises only by reason of the happening of a contingency or any debt security that is convertible into, or exchangeable for, Capital Stock). “ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder. “Exchange Act” means the U.S. Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. “Fair Market Value” means, with respect to any asset or property, the price that could be negotiated in an arm’s-length, free-market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction (as determined in good faith by the Issuer). “Fee Letter” means the fee letter agreement dated the date hereof between the Issuer and the Collateral Agent. 12640916-7 9 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 145 of 381

“Final Order” means an order of the Bankruptcy Court with respect to the Note Parties after a final hearing, in form and substance acceptable to the Required Purchasers in their sole discretion (and to the extent affecting the rights, duties, benefits, privileges, protections, indemnities or immunities of the Collateral Agent, the Collateral Agent), which order is in effect and not stayed, together with all extensions, supplements modifications and amendments thereto, in each case in form and substance acceptable to the Required Purchasers (and to the extent affecting the rights, duties, benefits, privileges, protections, indemnities or immunities of the Collateral Agent, the Collateral Agent), in their sole discretion, which, among other things, provides that the relief requested in the motions seeking approval of the Note Documents and the Interim Order and Final Order and granted on an interim basis in the Interim Order is granted on a final basis (including any additional relief required by the Bankruptcy Court or agreed to by the Required Purchasers) and provides for the roll-up of the Pre-Petition Obligations as contemplated herein, all on a final basis. “Foreign Subsidiary” means any Subsidiary that is not a Person incorporated or organized under the laws of the United States, any state of the United States, or the District of Colombia or the federal laws of Canada or any province or territory of Canada. “GAAP” means generally accepted accounting principles in the United States of America, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession in the United States, which are applicable to the circumstances as of the date of determination. “Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank, or other entity exercising executive, legislative, judicial, taxing, regulatory, or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank). “Guarantee” means the Guarantee Agreement and any other guarantee of all or any part of the Obligations, as the same may from time to time be amended, restated, supplemented, or otherwise modified from time to time. “Guarantee Agreement” means that certain Guarantee, dated as of the date hereof, by the Borrower, the Parent and the other Note Parties party thereto in favor of the Collateral Agent and the Secured Parties. “Guarantor” means any Person party to the Note Documents as of the date hereof (or from time to time) providing a Guarantee in favor of the Collateral Agent for the ratable benefit of the Secured Parties. “Hedging Agreement” means any interest rate, foreign currency, commodity or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity or equity values (including 12640916-7 10 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 146 of 381

any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation executed in connection with any such agreement or arrangement. “Indebtedness” means, with respect to any Person, without duplication: (a) all indebtedness of such Person for borrowed money; (b) all obligations of such Person for the deferred purchase price of property or services to the extent constituting liabilities under GAAP (other than (i) trade payables or other accounts payable incurred in the ordinary course of such Person’s business and not outstanding for more than 120 days after the date such payable was due and other trade payables or other accounts payable agreed in writing between the Issuer and the Purchaser Representative and (ii) any earn-out, purchase price adjustment or similar obligation until such obligation is required to be reflected on the balance sheet of such Person in accordance with GAAP); (c) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or upon which interest payments are customarily made; (d) all reimbursement, payment or other obligations and liabilities of such Person created or arising under any conditional sales or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder may be limited to repossession or sale of such property; (e) all Capitalized Lease Obligations of such Person; (f) all obligations and liabilities, contingent or otherwise, of such Person, in respect of letters of credit, acceptances and similar facilities; (g) all obligations and liabilities, calculated on a basis satisfactory to the Collateral Agent and in accordance with accepted practice, of such Person under Hedging Agreements; (h) all monetary obligations under any receivables factoring, receivable sales or similar transactions and all monetary obligations under any synthetic lease, tax ownership/operating lease, off-balance sheet financing or similar financing; (i) all Contingent Obligations; (j) all Disqualified Equity Interests; and (k) all obligations referred to in clauses (a) through (j) of this definition of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. “Insolvency Proceeding” means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors or (b) any general assignment for the benefit of creditors of a Person, composition, marshaling of assets for creditors of a Person, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each of clauses (a) and (b) undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code. “Interest Payment Date” means the last Business Day of each calendar month and the Maturity Date. “Interim Order” means the order of the Bankruptcy Court with respect to the Note Parties, in substantially the form of Exhibit E hereto, with such extensions, amendments, modifications or supplements acceptable to the Required Purchasers in their sole discretion (and to the extent 12640916-7 11 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 147 of 381

affecting the rights, duties, benefits, privileges, protections, indemnities or immunities of the Collateral Agent, the Collateral Agent), which order is in effect and not stayed. “Interim Period Outside Date” has the meaning assigned to such term in the Interim Order. “Internal Revenue Code” means the U.S. Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder. “Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of (a) loans (including guarantees of Indebtedness), advances, or capital contributions (excluding accounts receivable, credit card and debit card receivables, trade credit and advances, or other payments made to customers, dealers, suppliers, contractors, and distributors, and payroll, commission, travel, and similar advances to officers, directors, managers, employees, consultants, and independent contractors) and (b) purchases or other acquisitions for consideration of Indebtedness, Equity Interests, or other securities issued by any other such Person. The amount of any Investment outstanding at any time shall be the amount actually invested in such Investment (determined, in the case of any Investment made with assets of the Issuer or any Subsidiary, based on the Fair Market Value of the assets invested and without taking into account subsequent increases or decreases in value), reduced by any dividend, distribution, interest payment, return of capital, repayment, or other amount received in cash by the Issuer or a Subsidiary in respect of such Investment and shall be net of any Investment by such Person in the Issuer or any Subsidiary. “IRS” means the U.S. Internal Revenue Service. “Issuer Pledged Collateral” means all of the Issuer’s right, title and interest in, to and under: (a) (i) the Equity Interests in the capital of Bird Rides owned by the Issuer on the date hereof, (ii) any other Equity Interests in the capital of Bird Rides obtained in the future by the Issuer and (iii) the certificates or other instruments representing all such Equity Interests (if any); (b) subject to Section 2,5, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds (as defined in the Code) received in respect of, the securities referred to in clause (a) above; (c) subject to Section 2,5, all rights and privileges of the Issuer with respect to the securities and other property referred to in clauses (a) and (b) above; and (d) all Proceeds (as defined in the Code) of any of the foregoing. “Issuer Pledged Securities” means any promissory notes, stock certificates, unit certificates, limited liability membership certificates or other securities (to the extent certificated) now or hereafter included in the Issuer Pledged Collateral. 12640916-7 12 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 148 of 381

“Junior Financing” means any Indebtedness (other than any permitted intercompany Indebtedness owing to the Note Parties) that is (i) subordinated in right of payment to the Obligations, (ii) secured by a Lien that is junior in priority to the Lien securing the Obligations or (iii) unsecured Indebtedness for borrowed money. "Lease" means any lease, sublease or license of, or other agreement granting an exclusive or non-exclusive possessory interest in, real property to which any Note Party or any of its Subsidiaries is a party as lessor, lessee, sublessor, sublessee, licensor or licensee. “Lien” means, means any ownership interest or claim, mortgage, deed of trust, pledge, lien, security interest, hypothecation, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including, but not limited to, any conditional sale or title retention arrangement, any Capitalized Lease, any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing). “Material Adverse Effect” means relative to any Person (provided that if no particular Person is specified, “Material Adverse Effect” shall be deemed to be relative to the Note Parties individually) with respect to any event or circumstance, a material adverse effect on any of the following: (1) the assets, operations, business or financial condition of the Note Parties and their Subsidiaries, taken as a whole; (2) the ability of the Issuer or any Guarantor to perform its obligations (taken as a whole) under this Agreement, or any of the other Note Documents; (3) the validity or enforceability of this Agreement or any other Note Document; (4) the perfection, enforceability or priority of the security interest in a material portion of the Collateral; or (5) the rights and remedies of the Purchasers or the Collateral Agent under the Note Documents taken as a whole or associated with their respective interest in the Collateral. “Material Indebtedness” means Indebtedness (other than the Obligations) of the Note Parties in an aggregate principal amount exceeding $2.0 million. Notwithstanding the foregoing, the Senior Financing Credit Agreements shall at all times be deemed Material Indebtedness hereunder. For purposes of determining the amount of Material Indebtedness at any time, (a) undrawn and committed amounts shall be included, and (b) all amounts owing to all creditors under any combined or syndicated credit arrangement shall be included. “Maturity Date” means the earliest to occur of: (a) March 18, 2024; provided that if as of the foregoing date a plan of reorganization in the Chapter 11 Cases that is reasonably satisfactory to the Required Purchasers shall have been solicited, but not yet approved, then such date shall be automatically (and without any further action of any party hereto), extend to May 18, 2024; (b) the 12640916-7 13 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 149 of 381

occurrence of the date that is 30 days after the entry of the Interim Order if as of such date, the Final Order shall not have been entered, (c) the Termination Declaration Date, (d) the date of the consummation of the sale of all or substantially all of the assets or Equity Interests of the Note Parties pursuant to Section 363 of the Bankruptcy Code, and (e) the date all Obligations are indefeasibly paid in full in cash and this Agreement and the other Note Documents are terminated. “Net Cash Proceeds” means, with respect to, any issuance or incurrence of any Indebtedness, any Disposition by the Issuer and its Subsidiaries, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of the Issuer and its Subsidiaries, in connection therewith after deducting therefrom only (a) reasonable expenses related thereto incurred or payable by the Issuer or any such Subsidiary in connection therewith, (b) taxes paid or to be paid in connection therewith (after taking into account any tax credits or deductions and any tax sharing arrangements), in each case, to the extent, but only to the extent, that the amounts so deducted are (i) actually paid to a Person that, except in the case of reasonable out-of-pocket expenses, is not an Affiliate of the Issuer or any of its Subsidiaries and (ii) properly attributable to such transaction or to the asset that is the subject thereof and (c) in the case of any Disposition, the amount of any reasonable reserves established by the Issuer in accordance with GAAP against (i) any liabilities under any indemnification obligations associated with such Disposition or (ii) any other liabilities retained by the Issuer or any of its Subsidiaries associated with the properties or assets sold in such Disposition. “Note Documents” means collectively, this Agreement, the Notes, the Guarantees, the Security Documents, the DIP Orders and the Restructuring Support Agreement, all as amended, restated, supplemented, or otherwise modified from time to time in accordance with this Agreement. “Note Parties” means the Issuer and the Guarantors and “Note Party” means any one of them. “Notes” means the Secured DIP Promissory Notes issued by the Issuer on the Closing Date, subject to and in accordance with this Agreement. “NYSE” means The New York Stock Exchange. “Obligations” means all present and future indebtedness, reimbursement obligations, and other liabilities and obligations (howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or due or to become due) of the Issuer to any Purchaser or the Collateral Agent arising under or in connection with this Agreement or any other Note Document or the transactions contemplated hereby or thereby, and shall include, without limitation, any debts, principal, interest, Purchasers’ Expenses, Collateral Agent Expenses, indemnification expenses, and any other amounts the Issuer owes the Collateral Agent or the Purchasers. “OF AC” means the U.S. Department of Treasury Office of Foreign Assets Control. “Operating Documents” are, for any Person, such Person’s formation documents, as certified by the Secretary of State (or equivalent agency) of such Person’s jurisdiction of organization on a date that is no earlier than thirty (30) days prior to the Closing Date, and, (a) if 12640916-7 14 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 150 of 381

such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto. “Other Note Purchasers” means purchasers of the Other Notes pursuant to the Pre Petition Note Purchase Agreement set forth in Schedule 2.1-C. “Other Notes” has the meaning set forth in the Pre-Petition Note Purchase Agreement. “Permitted Business” means any business conducted by the Issuer or any of the Subsidiaries (including Bird Canada Inc.) on the date hereof and any business that, in the good faith determination of the Board of Directors, is similar or reasonably related, ancillary, supplemental, or complementary thereto or a reasonable extension, development, or expansion thereof. “Permitted Disposition” means: (1) licensing, on a non-exclusive basis, intellectual property rights in the ordinary course of business; (2) leasing or subleasing assets in the ordinary course of business; (3) (i) the lapse of registered intellectual property of the Issuer and its Subsidiaries to the extent not economically desirable in the conduct of their business or (ii) the abandonment of intellectual property rights in the ordinary course of business so long as, (A) with respect to copyrights, such copyrights are not material revenue generating copyrights, and (B) such lapse is not materially adverse to the interests of the Secured Parties; (4) any involuntary loss, damage or destruction of property; (5) any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property; (6) transfers of assets from the Issuer or any of its wholly owned Subsidiaries to the Issuer or any other of its wholly owned Subsidiaries; (7) the termination or expiration of any contract in accordance with its terms or any settlement, release, waiver or surrender of contractual rights or other litigation claims in the ordinary course of business; (8) use or transfer of money or Cash Equivalents in the ordinary course of business and in a manner that is not prohibited by the terms of this Agreement, the other Note Documents or the DIP Orders; (9) the granting of Permitted Liens and the making of Permitted Investments and Permitted Restricted Payments; 12640916-7 15 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 151 of 381

(10) Disposition of accounts receivable in the ordinary course of business or bankruptcy in connection with the collection or compromise thereof; (11) Disposition of any assets of, or Equity Interest issued by, the Note Parties pursuant to the Asset Purchase Agreement; (12) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or litigation claims (including in tort) in the ordinary course of business; and (13) the Disposition of obsolete, worn out or surplus property or property (including leasehold property interests) that is no longer economically practical in its business or commercially desirable to maintain or no longer used or useful equipment in the ordinary course of business. “Permitted Expenses” means reasonable legal, accounting, collateral examination, monitoring and appraisal fees, financial advisory fees, fees and expenses of other consultants, and other reasonable out of pocket expenses of the Collateral Agent in connection with the Chapter 11 Cases, this Agreement, the Note Documents, and all documents related thereto, and all costs and expenses of the Collateral Agent (including reasonable, documented attorney fees, expenses and disbursements in accordance herewith) in connection with the enforcement of remedies under the Note Documents to be reimbursed on a current basis by the Note Parties from the proceeds of Notes hereunder. “Permitted Holders” means (i) means (i) each of the Persons owning Voting Stock of the Issuer on the Closing Date, (ii) each of the Persons owning Voting Stock of Bird Canada Inc. immediately prior to the January 3, 2023 and (iii) those individuals acting from time to time as officers, directors, managers, employees or members, or in any similar capacity, for any entity referred to in clause (i) above, together with, in the case of clause (iii), any entities owned or controlled by any such individuals, independently or together with one or more entities referred to above. “Permitted Indebtedness” means: (1) the Indebtedness owing to Purchasers under this Agreement and the other Note Documents; (2) Indebtedness arising under the Pre-Petition Financing Credit Agreement; (3) Indebtedness of Bird Canada Inc. existing on January 3, 2023; (4) Indebtedness existing on the Closing Date; (5) Indebtedness arising under the DIP Financing Credit Agreement; (6) Permitted Intercompany Investments; 12640916-7 16 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 152 of 381

(7) Indebtedness incurred in the ordinary course of business under performance, surety, statutory, and appeal bonds; (8) Indebtedness owed to any Person providing property, casualty, liability, environmental or other insurance to the Note Parties, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the period in which such Indebtedness is incurred and such Indebtedness is outstanding only during such period; (9) Indebtedness arising under the Pre-Petition Note Documents; (10) Indebtedness incurred in respect of credit cards, credit card processing services, debit cards, stored value cards, purchase cards or other similar Cash Management Services, in each case, incurred in the ordinary course of business; (11) [reserved]; (12) [reserved]; (13) Indebtedness in respect of netting services, overdraft protections and otherwise in connection with deposit accounts; (14) [reserved]; (15) to the extent constituting Indebtedness, operating leases incurred in the ordinary course of business; (16) letters of credit incurred in the ordinary course of business with cities and pursuant to import/export duties incurred in the ordinary course of business; (17) the VTB Note (as defined in the Spin Stock Purchase Agreement); and (18) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, other Indebtedness in an aggregate principal amount not to exceed $5.0 million at any time outstanding. “Permitted Intercompany Investments” means Investments made by (a) a Note Party to or in another Note Party, (b) a Subsidiary that is not a Note Party to or in another Subsidiary that is not a Note Party, (c) a Subsidiary that is not a Note Party to or in a Note Party, so long as, in the case of a loan or advance, the Indebtedness is subordinated to the satisfaction of the Collateral Agent, and (d) a Note Party to or in a Subsidiary that is not a Note Party so long as (i) the aggregate amount of all such Investments made by the Note Parties to or in Subsidiaries that are not Note Parties does not exceed $400,000 at any time outstanding and (ii) no Default or Event of Default has occurred and is continuing either before or after giving effect to such Investment. “Permitted Investments” means: 12640916-7 17 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 153 of 381

(1) Investments in cash and Cash Equivalents; (2) Investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business; (3) advances made in connection with purchases of goods or services in the ordinary course of business; (4) Investments received in settlement of amounts due to any Note Party or any of its Subsidiaries effected in the ordinary course of business or owing to any Note Party or any of its Subsidiaries as a result of Insolvency Proceedings involving an Account Debtor or upon the foreclosure or enforcement of any Lien in favor of a Note Party or its Subsidiaries; (5) Investments existing on the Closing Date; (6) Permitted Intercompany Investments; (7) [reserved]; (8) [reserved]; (9) loans or advances to directors and employees of any Note Party or any of its Subsidiaries made in the ordinary course of business; provided that the aggregate amount of such loans and advances outstanding at any time shall not exceed $100,000; (10) [reserved]; (11) Investments consisting of guarantees or other contingent obligations permitted under Section 8,3; (12) any Investments held by Bird Canada Inc. on January 3, 2023; (13) any Investment contemplated by the transactions pursuant to the Spin Stock Purchase Agreement; and (14) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, other Investments in an aggregate amount not to exceed $250,000 at any time outstanding. “Permitted Liens” means, with respect to any Person: (1) Liens securing the Obligations; (2) Liens for Taxes, assessments and governmental charges or levies not yet due or payable or the payment of which is not required under Section 7,3; 12640916-7 18 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 154 of 381

(3) Liens imposed by law, such as carriers', warehousemen's, mechanics', worker's, materialmen's, construction and other similar Liens arising in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money) that are not overdue by more than 60 days or are being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted, and a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor; (4) Liens existing on the Closing Date; provided that any such Lien shall only secure the Indebtedness, and encumber the assets, that it secures on the Closing Date; (5) [reserved]; (6) deposits and pledges of cash securing (i) obligations incurred in respect of workers' compensation, unemployment insurance, social security or other forms of governmental insurance or benefits, (ii) the performance of bids, tenders, leases, contracts (other than for the payment of money) permits, licenses or statutory obligations or (iii) obligations on surety or appeal bonds or letters of credit, but only to the extent such deposits or pledges are made or letters of credit are made or otherwise arise or issued in the ordinary course of business and secure obligations not past due; (7) easements, rights of way, servitudes, zoning, building or similar restrictions and similar encumbrances on real property and exceptions, imperfections and irregularities in the title thereto that do not (i) secure obligations for the payment of money or (ii) materially impair the value of such property or its use by any Note Party or any of its Subsidiaries in the normal conduct of such Person's business; (8) Liens of landlords and mortgagees of landlords (i) arising by statute or under any Lease or related Contractual Obligation entered into in the ordinary course of business, (ii) on fixtures and movable tangible property located on the real property leased or subleased from such landlord, or (iii) for amounts not yet due or that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves or other appropriate provisions are maintained on the books of such Person in accordance with GAAP; (9) the title and interest of (i) a lessor or sublessor in and to personal property leased or subleased (other than through a Capitalized Lease) extending only to such personal property, or (ii) a licensor or sublicensor in or to the property subject to any license or sublicense or concession agreement permitted by this Agreement extending only to such property; (10) non-exclusive licenses of intellectual property rights in the ordinary course of business; (11) any encumbrances or restrictions (including put and call agreements) with respect to any Equity Interests constituting a Permitted Investment as required pursuant to 12640916-7 19 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 155 of 381

the terms of the shareholder, joint venture or other agreement governing such Permitted Investment as in effect on the Closing Date; (12) judgment liens (other than for the payment of taxes, assessments or other governmental charges) securing judgments and other proceedings not constituting an Event of Default under Section 9,8; (13) rights of set-off or bankers' liens upon deposits of cash in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such deposit accounts in the ordinary course of business; (14) Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under the definition of Permitted Indebtedness; (15) [reserved]; (16) Liens securing Permitted Indebtedness under clause (2), clause (9), clause (5) and clause (10) of the definition of “Permitted Indebtedness,” including Liens securing Cash Management Services secured under the documentation governing such Indebtedness, so long as any such Liens are subject to the Pre-Petition Intercreditor Agreement; (17) UCC or PPSA financing statements filed (or similar filings under applicable law) solely as a precautionary measure in connection with operating leases; (18) in connection with the sale or transfer of any assets in a transaction not prohibited hereunder, customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof; (19) receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien on the related inventory and proceeds thereof; (20) Liens in the nature of the right of setoff in favor of counterparties to contractual agreements not otherwise prohibited hereunder with the Parent or any of its Subsidiaries in the ordinary course of business; (21) Liens on cash pledged to secure obligations in respect of letters of credit incurred in the ordinary course of business with cities and pursuant to import/export duties incurred in the ordinary course of business; (22) Liens arising out of consignment or similar arrangements for the sale of goods in the ordinary course of business; (23) Liens on goods in favor of customs and revenues authorities imposed by applicable law arising in the ordinary course of business in connection with the importation of such goods; 12640916-7 20 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 156 of 381

(24) Liens arising by operation of law under Article 2 of the UCC in favor of a reclaiming seller of goods or buyer of goods; (25) Liens on securities that are the subject of repurchase agreements constituting Cash Equivalents; (26) Liens in favor of banking institutions arising as a matter of law or under general terms and conditions encumbering deposits (including the right of set off) and which are within the general parameters customary in the banking industry; (27) the VLB Security (as defined in the Spin Stock Purchase Agreement); and (28) other Liens which do not secure Indebtedness for borrowed money or letters of credit and as to which the aggregate amount of the obligations secured thereby does not exceed $1.0 million at any time outstanding. “Permitted Restricted Payments” means any of the following Restricted Payments made by: (a) any Note Party to another Note Party; (b) any Subsidiary of the Issuer to the Issuer (and any necessary Restricted Payments to another Subsidiary in order to ultimately make such Restricted Payment to the Issuer); (c) the Issuer and any of its Subsidiaries to pay dividends or make other distributions in the form of common Equity Interests; and (d) the redemption, repurchase, retirement or other acquisition of any Equity Interests or Junior Financing of any Note Party, in exchange for, or out of the proceeds of the substantially concurrent sale of, Equity Interests (other than any Disqualified Equity Interests) of the Issuer. “Permitted Variance” means, a negative variance in the aggregate amount of unrestricted cash and Cash Equivalents of the Credit Parties and their Subsidiaries set forth in an Approved Budget for any Budget Testing Period (calculated as of the close of business of the Borrower on the last Business Day of each Budget Testing Period) of the greater of (x) $500,000 and (y) 10% of such budgeted amount; provided, that, the negative variance may not exceed $1,000,000 for any Budget Testing Period. “Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firmjoint stock company, estate, entity, or Government Authority. “Petition Date” has the meaning set forth in the recitals. “Post-Petition” means the time period beginning immediately upon the filing of the Chapter 11 Cases and ending upon the closing of the Chapter 11 Cases. 12640916-7 21 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 157 of 381

“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up. “Pre-Petition Collateral Agent” means the Collateral Agent as defined in the Pre-Petition Note Purchase Agreement. “Pre-Petition Financing Agent” means MidCap Financial Trust, in its capacity as administrative agent under the Pre-Petition Financing Debt Documents, or any successor administrative agent permitted by the terms thereof. “Pre-Petition Financing Credit Agreement” has the meaning set forth in the recitals. “Pre-Petition Financing Debt” means the “Borrower Obligations” (under and as defined in the Pre-Petition Financing Credit Agreement). “Pre-Petition Financing Debt Documents” means, collectively, the Pre-Petition Financing Credit Agreement, the Pre-Petition Intercreditor Agreement and the other agreements, guaranties, instruments, and documents delivered in connection with the Pre-Petition Financing Debt, in each case, as amended, restated, supplemented, modified, extended, restructured, renewed, refinanced, increased, replaced, or refunded in whole or in part from time to time and whether by the same or any other agent, lender, or investor or group of lenders or investors. “Pre-Petition Financing Lenders” means the “Lenders” (under and as defined in the Pre Petition Financing Credit Agreement). “Pre-Petition Indebtedness” means any and all Indebtedness of the Note Parties incurred prior to the Petition Date and outstanding as of the Petition Date. “Pre-Petition Intercreditor Agreement” means that certain Amended and Restated Subordination and Intercreditor Agreement dated as of December 11, 2023, by and among the Pre Petition Financing Agent, the Pre-Petition Collateral Agent, the Issuer and the other Persons party thereto. “Pre-Petition Note Documents” means the “Note Documents” as defined in the Pre Petition Note Purchase Agreement. “Pre-Petition Note Purchase Agreement” means the Note Purchase Agreement dated as of December 30, 2022 among the Issuer, each of the note purchasers party thereto and the Pre Petition Collateral Agent, as amended, supplemented or otherwise modified. “Pre-Petition Obligations” means all Obligations outstanding under (and as defined in) the Pre-Petition Note Purchase Agreement with respect to the Bridge Notes. “Pre-Petition Payments” means any payment (by way of adequate protection or otherwise) of principal or interest or otherwise on account of any Pre-Petition Indebtedness or other obligations or claims (including trade payables and payments in respect of reclamation and/or Section 503(b)(9) claims) of the Note Parties. 12640916-7 22 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 158 of 381

“Pre-Petition Prior Liens” shall have the meaning set forth in the DIP Orders. “Pre-Petition Secured Parties” means the Secured Parties as defined in the Pre-Petition Note Purchase Agreement. “Purchasers” means (a) the DIP Note Purchasers, (b) the Bridge Note Purchasers, (c) the Other Note Purchasers and (d) such other Persons, if any, that may from time to time become a party hereto as a purchaser pursuant to the terms of this Agreement (including, for the avoidance of doubt, any Pre-Petition Secured Party). “Purchasers’ Expenses” are (a) all reasonable audit fees and expenses, costs, and expenses (including reasonable attorneys’ fees and expenses (whether generated in house or by outside counsel), as well as appraisal fees, fees incurred on account of lien searches, inspection fees, and filing fees) for preparing, amending, negotiating and administering the Note Documents, and (b) all fees and expenses (including attorneys’ fees and expenses, as well as appraisal fees, fees incurred on account of lien searches, inspection fees, and filing fees) for defending and enforcing the Note Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred by Collateral Agent and/or the Purchasers in connection with the Note Documents. “Purchasers’ Representative” has the meaning set forth in Section 13.5(d). “Qualified Purchaser” means a Person satisfactory to the Required Purchasers. “Required Purchasers” means DIP Note Purchasers holding more than 50% in aggregate principal amount of the Notes (including, for the avoidance of doubt, any PIK Interest paid with respect thereto). “Restricted Investment” means an Investment other than a Permitted Investment. “Restricted Payment” means the Issuer or any Subsidiary acting to: (1) declare or pay any dividend or make any payment or distribution on account of the Issuer’s or any of its Subsidiaries’ Equity Interests, including any payment made in connection with any merger, amalgamation, or consolidation involving the Issuer (other than (A) dividends or distributions by the Issuer payable solely in Equity Interests of the Issuer or (B) dividends or distributions by a Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Subsidiary other than a wholly owned Subsidiary, the Issuer or a Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities); (2) purchase, redeem, defease, or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent of the Issuer, including in connection with any merger, amalgamation, or consolidation; 12640916-7 23 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 159 of 381

(3) make any principal payment on, or redeem, repurchase, defease, or otherwise acquire or retire for value, in each case, prior to any scheduled repayment, sinking fund payment, or maturity, any Subordinated Indebtedness of the Issuer or any Guarantor (other than the payment, redemption, repurchase, defeasance, acquisition, or retirement of (A) Subordinated Indebtedness of the Issuer or any Guarantor in anticipation of satisfying a sinking fund obligation, principal installment, or final maturity, in each case, due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition, or retirement and (B) Indebtedness permitted under clause (7) of the definition of “Permitted Indebtedness”; or (4) make any Restricted Investment. “Restructuring Support Agreement” means that certain Restructuring Support Agreement dated as of December 19, 2023, by and among the Pre-Petition Financing Agent, the Pre-Petition Financing Lenders, the Purchasers and the other Persons party thereto. “Roll-Up Effective Time” means the moment in time immediately following of the entry of the Final Order by the Bankruptcy Court approving the roll-up of certain of the Pre-Petition Obligations as contemplated therein and herein. “Sanctioned Country” means a country subject to a sanctions program maintained under any Anti-Terrorism Law, including any such country identified on the list maintained by OF AC and available at http://www.treasury.gov/resource-center/sanctions/Programs/ Pages/Programs.aspx, or as otherwise published from time to time. “Sanctioned Person” means (a) a person named on the list of “Specially Designated Nationals” or “Blocked Persons” maintained by OF AC available at http://www.treasury.gov/ resource-center/sanctions/SDN-List/Pages/default.aspx, or as otherwise published from time to time, (b) (i) an agency of the government of a Sanctioned Country, (ii) an organization controlled by a Sanctioned Country, or (iii) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OF AC, or (c) any individual person, group, regime, entity, or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned, or debarred person, group, regime, entity, or thing, or subject to any limitations or prohibitions (including, but not limited, to the blocking of property or rejection of transactions), under any Anti Terrorism Law. “SEC” means the U.S. Securities and Exchange Commission. “Security Agreement” means that certain Pledge and Collateral Agreement dated as of the date hereof among the Borrower, the Parent and the other Note Parties thereto and the Collateral Agent. “Security Documents” means the Security Agreement and any other security agreements, pledge agreements, mortgages, charges, control agreements, any note, notes, or guarantees executed by the Issuer or any other Person, any agreements creating or perfecting rights in the Collateral and other collateral securing any of the Obligations, and any other present or future 12640916-7 24 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 160 of 381

agreement entered into by the Issuer, any Guarantor, or any other Person for the benefit of the Purchasers and Collateral Agent. “Secured Parties” means the Collateral Agent, the DIP Note Purchasers and, after the occurrence of the Roll-Up Effective Time, the Bridge Note Purchasers. “Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. “Senior Financing Agents” means the Pre-Petition Financing Agent and the DIP Financing Agent. “Senior Financing Credit Agreements” means the Pre-Petition Financing Credit Agreement and the DIP Financing Credit Agreement. “Senior Financing Debts” means the Pre-Petition Financing Debt and the DIP Financing Debt. “Senior Financing Lenders” means the Pre-Petition Financing Lenders and the DIP Financing Lenders. “Spin Stock Purchase Agreement” means that certain Stock Purchase Agreement dated as of September 19, 2023 between Bird Global, Inc., a Delaware corporation, Bird Rides, Inc., a Delaware corporation, Skinny Labs, Inc., a Delaware corporation (d/b/a “SPIN”) and Tier Mobility SE. “Subordinated Indebtedness” means (a) with respect to the Issuer, any Indebtedness of the Issuer which is, by its terms, expressly subordinated in right of payment to the Notes, and (b) with respect to any Guarantor, any Indebtedness of such Guarantor which is, by its terms, expressly subordinated in right of payment to its Guarantee. “Subsidiary” means, with respect to any Person, any Person (a) of which more than 50% of the voting power of the Voting Stock or other Capital Stock is owned or controlled, directly or indirectly, by such Person or through one or more intermediaries (b) of which shares of stock of each class or other interests having ordinary voting power (other than stock or other interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors or other managers of such entity are at the time owned, or management of which is otherwise controlled: (i) by such Person, (ii) by one or more Subsidiaries of such Person or (iii) by such Person and one or more Subsidiaries of such Person. Where such term is used without a referent Person, such term shall be deemed to mean a Subsidiary of the Issuer, unless the context otherwise requires. “Termination Event” shall have the meaning set forth in the DIP Orders. “Transactions” means the issuance of Notes contemplated by this Agreement on the Closing Date. “U.S. dollars” and each mean lawful money of the United States. 12640916-7 25 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 161 of 381

“Voting Agreement” means that certain Voting Agreement, dated as of [December 30, 2022], among the Issuer, certain of the Purchasers and/or certain of their Affiliates, and the other parties thereto, as the same may be amended, restated, supplemented, or otherwise modified from time to time. “Voting Stock” means, with respect to any Person, such Person’s Capital Stock having the right to vote for the election of directors of such Person under ordinary circumstances. 2. NOTES AND TERMS OF PAYMENT 2.1 Issuance of Notes. (a) Purchase and Sale of Notes. (i) Subject to the terms and conditions of this Agreement, on the Closing Date, the Issuer shall issue and sell to each applicable DIP Note Purchaser, and each applicable DIP Note Purchaser shall severally purchase and acquire from the Issuer, for the Cash Consideration specified in Schedule 2,1-A, Notes in an aggregate principal amount of $5,600,000. (ii) The Issuer and each DIP Note Purchaser agrees that Schedule 2.1-A hereto sets forth, with respect to each DIP Note Purchaser, the aggregate principal amount of Notes to be issued and sold by the Issuer to such DIP Note Purchaser and the Cash Consideration to be paid or delivered by such DIP Note Purchaser for the Notes. The closing of the purchase and sale of the Notes to the Cash Consideration Purchasers (the “Closing”) shall occur on the Closing Date. (iii) On the Closing Date, (1) each applicable DIP Note Purchaser shall cause a wire transfer to be made in same day funds to an account of the Issuer designated in writing by the Issuer to the DIP Note Purchasers in an amount specified opposite such DIP Note Purchasers name on Schedule 2,1-A hereto and (2) the Issuer shall deliver to each DIP Note Purchaser the principal amount of Notes specified for Cash Consideration on Schedule 2,1-1 hereto. (b) Repayment; Principal and Interest Adjustments. The Issuer shall make monthly payments of interest only on each Interest Payment Date, commencing on January 31, 2024, and continuing on each Interest Payment Date thereafter to and including the Maturity Date. All outstanding principal and accrued and unpaid interest with respect to the Notes shall be due and payable in full on the Maturity Date. (c) Open-Market Purchases. The Issuer or its Affiliates may at any time and from time to time purchase Notes in the open market, through privately negotiated transactions with third parties, pursuant to one or more tender or exchange offers, or otherwise, upon such terms, and at such prices, as well as with such consideration, as the Issuer or any such Affiliates may determine or otherwise. (d) Priority of Payments. (i) Until the payment or redemption in full of the Notes and the Bridge Notes, the payment of the Other Notes shall be postponed and subordinated to the payment or redemption in full of the Notes and the Bridge Notes, and no payments of or other distributions 12640916-7 26 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 162 of 381

whatsoever on account of the Other Notes shall be made by the Issuer or any other party until the Notes and the Bridge Notes are paid or redeemed in full. So long as the Notes and the Bridge Notes remain outstanding, interest payable in respect of the Other Notes and the Bridge Notes shall accrue as PIK Interest. (ii) Until all of the Notes and the Bridge Notes are paid or redeemed in full, the holders of any Other Notes shall not be entitled to receive cash payments or distributions of any kind in respect of the Other Notes (including, without limitation, payments of principal, interest other than PIK Interest, and dividends). Without limiting the foregoing, as between the holders of the Notes and the Bridge Notes, on the one hand, and the holders of any Other Notes, on the other hand, the holders of the Notes and the Bridge Notes shall be entitled to priority payments of Net Cash Proceeds from any Disposition prior to payment of any Net Cash Proceeds from any Disposition to the holders of any Other Notes; it being understood and agreed among the Purchasers that no Net Cash Proceeds from any Disposition shall be paid to the holders of the Other Notes unless and until all of the Notes and the Bridge Notes have been paid or redeemed in full. (iii) No holder of an Other Note shall be entitled to require the Issuer to purchase or redeem all or any part of such Other Notes prior to the payment or redemption in full of all of the Notes and the Bridge Notes, and the Issuer shall not purchase or redeem any of such Other Notes unless and until all of the Notes and the Bridge Notes have been paid or redeemed in full. (iv) On the Closing Date, Issuer shall pay to each DIP Note Purchaser a deferred fee equal to three percent (3.0%) of the Cash Consideration paid by each such DIP Note Purchaser in respect of the Notes purchased by it, which fee shall be capitalized to the outstanding principal amount of the Notes issued to such DIP Note Purchaser pursuant to this Agreement. (e) Rollup. Effective upon the occurrence of the Roll-Up Effective Time, without any further action by any party to this Agreement, the Bankruptcy Court or any other Person, to the extent set forth in the Final Order, all Pre-Petition Obligations owing to each Bridge Note Purchaser at the Roll Up Effective Time shall be rolled-up into and constitute Obligations hereunder and shall constitute a portion of the outstanding amount of the Obligations owing to the DIP Note Purchasers hereunder. At any time upon the occurrence of the Roll-Up Effective time, the Issuer shall, upon request from any DIP Note Purchaser, deliver a replacement Note, substantially in the form of Exhibit B hereof, to such DIP Note Purchaser evidencing the total outstanding principal amount under the Notes and the Bridge Notes held by such DIP Note Purchaser. 2.2 Payment of Interest on the Notes. (a) Interest Rate. Subject to Section 2.2(b), the principal amount outstanding under the Notes (including, for the avoidance of doubt, any PIK Interest paid with respect thereto) shall accrue interest at a per annum rate equal to 18.0%, which interest shall be payable monthly in arrears in accordance with Sections 2.1(b) and 2.2(d). Such interest shall accrue commencing on, and including, the Closing Date and shall accrue on the principal amount outstanding under 12640916-7 27 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 163 of 381

such Notes to, but excluding, the day on which such Notes are paid in full (or any payment is made hereunder). (b) Default Rate. Immediately upon the occurrence and during the continuance of an Event of Default, all Obligations shall accrue interest at a per annum rate equal to 24.0% (the “Default Rate”). Payment or acceptance of the increased interest rate provided in this Section 2.2(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Purchasers. (c) 360-Day Year. Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed. (d) Payments. Except as otherwise expressly provided herein, all payments by the Issuer under the Note Documents shall be made to the respective Purchaser to which such payments are owed in immediately available funds on the date specified herein. Unless otherwise provided, interest is payable on each Interest Payment Date. Payments of principal and/or interest received after 12:00 noon Eastern time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest, as applicable, shall continue to accrue until paid. All payments to be made by Issuer hereunder or under any other Note Document, including payments of principal and interest, and all fees, expenses, indemnities and reimbursements, shall be made without set-off, recoupment or counterclaim, in lawful money of the United States and in immediately available funds. Notwithstanding the foregoing, all interest on the principal amount outstanding under the Notes payable pursuant to this Section 2,2 shall be paid as paid-in-kind interest, and shall be added to the aggregate principal amount of the Note on the date such interest would otherwise be due hereunder (the amount of any such paid-in kind interest being “PIK Interest”). 2.3 Purchasers’ Expenses. The Issuer shall pay to the Purchasers all Purchasers’ Expenses (including reasonable attorneys’ fees and expenses for documentation and negotiation of this Agreement) incurred through and after the Closing Date, when due. 2.4 Collateral Agent Fees. Issuer shall pay all fees payable to Collateral Agent as set forth in the Fee Letter at the times and in the amounts specified therein (such fees being referred to herein collectively as the “Collateral Agent Fees”). The Collateral Agent Fees are in addition to reimbursement of the Collateral Agent Expenses in accordance with Exhibit C. The Collateral Agent Fees shall be fully earned when due and shall not be refundable for any reason whatsoever. 2.5 Taxes; Increased Costs. The Issuer, the Collateral Agent, and the Purchasers each hereby agree to the terms and conditions set forth on Exhibit D attached hereto. 2.6 Notes. The Notes shall be substantially in the form attached as Exhibit B hereto, and the terms of this Agreement shall be incorporated by reference into the Notes as if set forth therein; provided that, in the event of any conflict between the terms of this Agreement and the Notes, the terms of this Agreement shall control. The Issuer irrevocably authorizes each Purchaser 12640916-7 28 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 164 of 381

to make or cause to be made, on or about the Closing Date, or at the time of receipt of any payment of principal on such Purchaser’s Note, an appropriate notation on such Purchaser’s Note (the “Purchaser’s Note Record”) reflecting the purchase of such Notes or (as the case may be) the receipt of such payment. The outstanding amount of the Notes set forth on such Purchaser’s Note Record shall be, absent manifest error, prima facie evidence of the principal amount thereof owing and unpaid to such Purchaser, but the failure to record, or any error in so recording, any such amount on such Purchaser’s Note Record shall not limit or otherwise affect the obligations of Issuer under any Note or any other Note Document to make payments of principal of or interest on, any Note when due. Upon receipt of an affidavit of an officer of a Purchaser as to the loss, theft, destruction, or mutilation of its Note, the Issuer shall issue, in lieu thereof, a replacement Note in the same principal amount thereof and of like tenor. 3. CONDITIONS OF NOTES 3.1 Conditions Precedent to Closing. The effectiveness of this Agreement and Closing are subject to the condition precedent that each Purchaser shall have received, in form and substance satisfactory to such Purchaser, such documents, and completion of such other matters, as each Purchaser may reasonably deem necessary or appropriate, including, without limitation: (a) all of the agreements, documents, instruments and other items set forth on the closing checklist attached hereto as Exhibit E other than those that are specified therein as permitted to be delivered after the Closing Date, each in form and substance reasonably satisfactory to such Purchaser; (b) to the extent requested by the Purchasers or Collateral Agent, a properly completed and duly executed IRS Form W-9 (or other applicable tax form) from Issuer and all other documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations; (c) the representations and warranties in Section 5 hereof shall be true, accurate and complete in all material respects on the Closing Date; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (d) no Event of Default or an event that with the passage of time could result in an Event of Default shall exist; (e) payment of the fees, Purchasers’ Expenses, Collateral Agent Expenses and Collateral Agent Fees then due as specified in Section 2,4 hereof; (I) substantially simultaneously with the effectiveness of this Agreement, the Issuer shall have executed the DIP Financing Credit Agreement; (g) substantially simultaneously with the effectiveness of this Agreement, the Issuer shall have executed the Restructuring Support Agreement in form and substance satisfactory to the Purchasers; 12640916-7 29 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 165 of 381

(h) there shall not exist any order, injunction or decree of any Governmental Authority restraining or prohibiting the issuance of Notes hereunder; (i) each of (i) Bird Global, Inc., (ii) Bird Rides, Inc., (iii) Bird US Holdco, LLC, (iv) Bird US Opco, LLC, and (v) Skinny Labs, Inc. Chapter 11 of the Bankruptcy Code; (j) the Bankruptcy Court shall have entered the Interim Order, and such Interim Order shall be in full force and effect and shall not have been stayed, vacated, reversed, amended or otherwise modified without the prior written consent of the Required Purchasers in their sole discretion; (k) no motion, pleading or application seeking relief affecting the provision of the financing contemplated hereunder shall have been filed in the Bankruptcy Court by any Note Party without the prior written consent of the Required Purchasers in their sole discretion; (l) the Bankruptcy Court shall have entered a cash management order in form and substance reasonably acceptable to the Required Purchasers no later than two (2) Business Days after the Petition Date, and such order shall be in full force and effect and shall not have been stayed, vacated, reversed, amended or otherwise modified without the prior written consent of the Required Purchasers in their sole discretion; (m) the initial 13-week cash flow budget, attached as Exhibit A to the Interim Order, setting forth, on a weekly and a line-item basis, in each case as required by the Interim Order (i) projected cash receipts and (ii) projected disbursements and the amount of ordinary course operating expenses, bankruptcy-related expenses under the Chapter 11 Cases (including professional fees of the Note Parties with respect thereto), capital expenditures, asset sales, and estimated fees and expenses of the Purchasers (including fees and expenses of its their counsel and financial advisors), estimated fees and expenses of the members of any statutory committee and any professionals engaged by any such statutory committee) and any other fees and expenses relating to this Agreement or the other Note Documents), in each case for each week from the first day of the week in which the Petition Date occurs through the last day of the week that is 13 weeks thereafter, to be attached to the Interim Order which shall be in form and substance satisfactory to the Agent and Required DIP Lenders (the “Initial Approved Budget”); and (n) all other conditions to borrowing in the Interim Order shall have been satisfied. 3.2 Covenant to Deliver. The Issuer agrees to deliver to the Purchasers each item required to be delivered to the Purchasers under this Agreement as a condition precedent to the purchase of Notes. The Issuer expressly agrees that any purchase of Notes made prior to the receipt by any Purchaser of any such item shall not constitute a waiver by any Purchaser of the Issuer’s obligation to deliver such item, and any such Note in the absence of a required item shall be made in each Purchaser’s sole discretion. 4. CREATION OF SECURITY INTEREST 4.1 Grant of Security Interest. The Issuer hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, to secure the payment and performance in full of all of 12640916-7 30 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 166 of 381

the Obligations, a continuing security interest in, and pledges to the Collateral Agent, for the ratable benefit of the Secured Parties, the Issuer Pledged Collateral. The Collateral Agent’s Lien on the Issuer Pledged Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are repaid or converted in full. 4.2 Representations, Warranties and Covenants. The Issuer represents, warrants and covenants to and with the Collateral Agent, for the benefit of the Secured Parties, that: (a) Exhibit A hereto includes a true and complete list of all the Issuer Pledged Collateral and the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Issuer Pledged Collateral owned by the Issuer; (b) (i) the Issuer Pledged Collateral has been duly and validly authorized and issued by the issuer thereof and (ii) the Issuer Pledged Collateral (if applicable) is fully paid and nonassessable; (c) except for the security interests granted hereunder and under any other Note Documents, the Issuer (i) is and will continue to be the direct owner, beneficially and of record, of the Issuer Pledged Collateral, (ii) holds the same free and clear of all Liens, other than Permitted Liens, (hi) will make no further assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Issuer Pledged Collateral, other than Permitted Liens, and (iv) will use commercially reasonable efforts to defend its title or interest thereto or therein against any and all Liens (other than Permitted Liens), however arising, of all Persons whomsoever; (d) except for restrictions and limitations imposed or permitted by the Note Documents, contracts and agreements permitted by the Note Purchase Agreement, or securities laws generally, the Issuer Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Issuer Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement or organizational document provisions of any nature that would prohibit, impair, delay or otherwise affect the pledge of such Issuer Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder; (e) the Issuer has the organizational power and authority to pledge the Issuer Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated; (f) by virtue of the execution and delivery by the Issuer of this Agreement, and subject to the rights set forth in the Pre-Petition Intercreditor Agreement, when any Issuer Pledged Securities are delivered to the Collateral Agent in accordance with this Agreement, the Collateral Agent will obtain a legal, valid and perfected lien upon and security interest in such Issuer Pledged Securities, free of any adverse claims (except Permitted Liens), under the UCC to the extent such lien and security interest may be created and perfected under the UCC, as security for the payment and performance of the Obligations; and (g) subject to the terms of this Agreement and the Pre-Petition Intercreditor Agreement, and to the extent permitted by applicable law, the Issuer hereby agrees that 12640916-7 31 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 167 of 381

upon the occurrence and during the continuance of an Event of Default, it will comply with the instructions of the Collateral Agent with respect to the Equity Interests that constitute Issuer Pledged Collateral hereunder that are not certificated without further consent by the applicable owner or holder of such Equity Interests. 4.3 Registration in Nominee Name. If an Event of Default shall have occurred and is continuing, the Collateral Agent (at the direction of the Required Purchasers), on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold and have the Issuer Pledged Securities registered in the name of the Collateral Agent or in its own name as pledgee or in the name of its nominee (as pledgee or as sub-agent), and the Issuer will promptly give to the Collateral Agent copies of any notices or other written communications received by it with respect to Issuer Pledged Securities registered in the name of the Issuer. Upon the occurrence and during the continuance of an Event of Default notice to the Issuer, the Collateral Agent shall at all times have the right to exchange the certificates representing Issuer Pledged Securities for certificates of smaller or larger denominations for any reasonable purpose consistent with this Agreement. 4.4 Voting Rights; Dividends and Interest. (a) Unless and until an Event of Default shall have occurred: (i) the Issuer shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Issuer Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement and the other Note Documents; (ii) the Collateral Agent shall promptly execute and deliver to the Issuer, or cause to be promptly executed and delivered to the Issuer, all such proxies, powers of attorney and other instruments as the Issuer may reasonably request for the purpose of enabling the Issuer to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to clause (a)(i) of this Section 4,4; and (iii) the Issuer shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Issuer Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are not prohibited by, and are otherwise paid or distributed in accordance with, the terms and conditions of this Agreement and the other Note Documents and Applicable Laws; provided that any non-cash dividends, interest, principal or other distributions that would constitute Issuer Pledged Collateral, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests in the issuer of any Issuer Pledged Securities or received in exchange for Issuer Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Issuer Pledged Collateral and, if received by the Issuer, shall be held for the benefit of the Collateral Agent and the other Secured Parties. 12640916-7 32 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 168 of 381

4.5 Other Collateral. The Notes and related Guarantees will be secured from time to time by other collateral, pledged by the Guarantors under the other Note Documents. 4.6 Release of Issuer Pledged Collateral. Upon payment or conversion in full of the Obligations (other than inchoate indemnity obligations), the Collateral Agent’s Lien on all the Issuer Pledged Collateral shall terminate and be released automatically without further action of any Person, and all rights therein shall revert to the Issuer. Upon any sale or other transfer of any Issuer Pledged Collateral in a transaction permitted under and in accordance with the terms of this Agreement, or upon the effectiveness of any written consent to the release of the Liens granted hereby on any Issuer Pledged Collateral, the Collateral Agent’s Lien on such Issuer Pledged Collateral shall be automatically released, and all rights therein shall revert to the Issuer. In connection with any of the foregoing terminations or releases, at the request of the Issuer and at the sole cost and expense of the Issuer, the Collateral Agent shall promptly execute and deliver to, and authorize the filing by, the Issuer of all financing statement amendments or termination statements and similar documents that the Issuer shall reasonably request to evidence such termination or release, and the Collateral Agent shall promptly deliver to the Issuer all applicable Issuer Pledged Collateral in its possession. 5. REPRESENTATIONS AND WARRANTIES OF THE ISSUER The Issuer represent and warrant to the Purchasers and the Collateral Agent that, as of the date hereof: 5.1 Organization and Good Standing. The Issuer and each of its Subsidiaries is an entity duly organized and validly existing and in good standing under the laws of the jurisdiction of its organization and has full power and authority under its organizational documents and under the laws of the jurisdiction of its organization to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted. 5.2 Due Qualification. The Issuer and each of its Subsidiaries is duly qualified to do business, and has obtained all necessary licenses and approvals, in all jurisdictions in which the conduct of its business requires such qualification, licenses, or approvals, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect on the ability of the Issuer or such Subsidiaries to perform its obligations (taken as a whole) under this Agreement or any other Note Document to which it is a party or the validity or enforceability of this Agreement or any other Note Document. 5.3 Power and Authority; Due Authorization. The Issuer (a) has all necessary power and authority to (i) execute and deliver this Agreement and the other Note Documents to which it is a party, (ii) perform its obligations under this Agreement and the other Note Documents to which it is a party, and (iii) grant a security interest in the Collateral to the Collateral Agent on the terms and subject to the conditions herein provided, and (b) has duly authorized by all necessary corporation action such grant and the execution, delivery, and performance of, and the consummation of the transactions provided for in, this Agreement and the other Note Documents to which it is a party. The shares of Common Stock issuable upon conversion of the Notes have been duly and validly authorized and reserved by the Issuer and, when issued upon conversion of the Notes in accordance with this Agreement, will be validly issued, fully paid, and non-assessable, 12640916-7 33 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 169 of 381

and the issuance of any such shares of Common Stock shall not be subject to any preemptive or similar rights. 5.4 Binding Obligations. This Agreement and each of the other Note Documents to which the Issuer is a party, when executed and delivered by the Issuer and each other party thereto (and, with respect to the Notes, when issued against payment of the Cash Consideration therefor), will constitute legal, valid, and binding obligations of the Issuer, enforceable against the Issuer in accordance with their respective terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law. 5.5 No Conflict or Violation. The execution, delivery, and performance of, and the consummation of the transactions contemplated by, this Agreement and the other Note Documents to which the Issuer is a party, and the fulfillment of the terms hereof and thereof, will not (a) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under its organizational documents, any Government Approval, or any indenture, sale agreement, credit agreement, loan agreement, security agreement, mortgage, deed of trust, or other agreement or instrument to which the Issuer is a party or by which it or any of its properties is bound, (b) result in the creation or imposition of any Lien upon any of the Collateral pursuant to the terms of any such indenture, sale agreement, credit agreement, loan agreement, security agreement, mortgage, deed of trust, or other agreement or instrument (other than this Agreement and the other Note Documents), or (c) conflict with or violate any Applicable Law, except, in the case of each of the foregoing clauses (a) through (c), to the extent that any such conflict, breach, default, Lien, or violation, as applicable, would not reasonably be expected to have a Material Adverse Effect. 5.6 Litigation and Other Proceedings, (a) There is no action, suit, proceeding, or investigation pending or, to the knowledge of the Issuer, threatened in writing, against the Issuer or any of its Subsidiaries before any Governmental Authority and (b) the Issuer is not subject to any order, judgment, decree, injunction, stipulation, or consent order of or with any Governmental Authority that, in the case of either of the foregoing clauses (a) and (b), (i) asserts the invalidity or unenforceability of this Agreement, any other Note Document or any Pre-Petition Note Document, (ii) seeks to prevent the grant of a security interest in any of the Collateral by the Issuer to the Collateral Agent or the consummation of any of the transactions contemplated by this Agreement, any other Note Document or any Pre-Petition Note Document, (iii) seeks any determination or ruling that could materially and adversely affect the performance by the Issuer of its obligations under this Agreement, any other Note Document or any Pre-Petition Note Document, or (iv) individually or in the aggregate for all such actions, suits, proceedings, and investigations would reasonably be expected to have a Material Adverse Effect. 5.7 Government Approvals. Except where the failure to obtain or make such authorization, consent, order, approval, or action would not reasonably be expected to have a Material Adverse Effect, all authorizations, consents, orders, and approvals of, or other actions by, any Governmental Authority (including the entry by the Bankruptcy Court of the Interim Order (or the Final Order) when applicable) that are required to be obtained by the Issuer in connection 12640916-7 34 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 170 of 381

with the grant of a security interest to the Collateral Agent hereunder or the due execution, delivery, and performance by the Issuer of this Agreement or any other Note Document to which it is a party and the consummation by the Issuer of the transactions contemplated by this Agreement and the other Note Documents to which it is a party have been obtained or made and are in full force and effect, except for such authorizations, consents, orders, approvals, or actions (a) as have been obtained or made, or (b) as may be required under applicable state securities laws in connection with the issuance and sale of the Notes. 5.8 [reserved]. 5.9 Offices; Legal Name. The Issuer’s sole jurisdiction of organization is the State of Delaware and such jurisdiction has not changed within four months prior to the date of this Agreement. The chief executive office of the Issuer is 392 NE 191st Street, #20388, Miami, Florida. The legal name of the Issuer is Bird Global, Inc. 5.10 Investment Company Act. The Issuer is not, and is not controlled by, an “investment company” registered or required to be registered under the U.S. Investment Company Act of 1940, as amended. 5.11 Accuracy of Information. All written information (other than any projections, forward-looking information, and information of a general economic nature or general industry nature) furnished to the Purchasers by or on behalf of the Issuer pursuant to any provision of this Agreement or any other Note Document, or in connection with or pursuant to any amendment or modification of, or waiver under this Agreement or any other Note Document, is at the time the same are so furnished (or as of any earlier date or later date specified therein),was, at the time the same was so furnished (or as of any earlier date specified therein), when taken as a whole, true and correct in all material respects on the date the same was furnished to the Purchasers, and does not contain any material misstatement of fact or omit to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances in which such statements were made. 5.12 Anti-Money Laundering/International Trade Law Compliance. Neither the Issuer nor, to the knowledge of the Issuer, any of its Affiliates, (a) is in violation of any Anti Terrorism Law, (b) engages in or conspires to engage in any transaction that violates or attempts to violate any of the prohibitions set forth in any Anti-Terrorism Law, (c) is a Sanctioned Person, or is controlled by a Sanctioned Person, (d) is acting for or on behalf of a Sanctioned Person, (e) is associated with a Sanctioned Person, or (vi) is providing material, financial, or technical support or other services to or in support of acts of terrorism of a Sanctioned Person. Neither the Issuer nor, to the knowledge of the Issuer, any of its Affiliates or agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement, (i) conducts any business or engages in making or receiving any contribution of funds, goods, or services to or for the benefit of any Sanctioned Person or (ii) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order, or other Anti-Terrorism Law. 5.13 Perfection Representations. 12640916-7 35 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 171 of 381

(a) This Agreement creates a valid and continuing security interest in the Issuer’s right, title, and interest in, to, and under the Issuer Pledged Collateral which, (i) upon the filing of any required financing statements, will constitute a perfected security interest and (ii) will be free of all Liens, other than Permitted Liens. (b) The Issuer owns and has good and marketable title to the Issuer Pledged Collateral free and clear of any Lien, other than Permitted Liens. (c) Other than the security interest granted to the Collateral Agent pursuant to this Agreement, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Issuer Pledged Collateral except as permitted by this Agreement and the other Note Documents. The Issuer is not aware of any judgment lien, ERISA lien, or tax lien filings against the Issuer that are not permitted by this Agreement and the other Note Documents. 5.14 Compliance with Applicable Laws. The Issuer has complied with all Applicable Laws to which it may be subject, except where any such failure to comply with Applicable Laws would not reasonably be expected to have a Material Adverse Effect. 5.15 Taxes. Except as disclosed to the Purchasers prior to the Closing Date, the Issuer has (a) timely filed all material tax returns (federal, state, and local) required to be filed by it, (b) paid, or caused to be paid, all material taxes, assessments, and other governmental charges, if any, other than taxes, assessments, and other governmental charges being contested in good faith, and (c) paid all fees and expenses required to be paid by it in connection with the maintenance of its existence, and its qualification as a foreign corporation authorized to do business in each state in which it is required to so qualify, except with respect to this clause (c), where any such failure to pay such fees and expenses would not reasonably be expected to have a Material Adverse Effect. 5.16 No Broker’s Fees. Except as set forth in or contemplated by the Bird Canada Share Purchase Agreement, the Issuer is not a party to any contract, agreement, or understanding with any Person that would give rise to a valid claim against them or the Purchasers for a brokerage commission, finder’s fee, or like payment in connection with the Note Documents and the transactions contemplated thereby. 5.17 No General Solicitation. Neither the Issuer nor any of its affiliates (as defined in Rule 501(b) of Regulation D promulgated under the Securities Act), or any Person acting on its or their behalf, has engaged directly or indirectly in any form of general solicitation or general advertising (within the meaning of Rule 502(c) of Regulation D) in connection with the offering, issuance, and sale of the Notes in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act. 5.18 No Default. No Default or Event of Default exists or would result from the incurring of any Obligations by any Note Party or the grant or perfection of the Collateral Agent’s Liens on the Collateral, except for Defaults and Events of Default occasioned by the filing of the Chapter 11 Cases and Defaults and Events of Default resulting from obligations with respect to which the Bankruptcy Code prohibits the Note Parties from complying or permits the Note Parties not to comply. No Note Party and no Subsidiary of any Note Party is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, would reasonably be expected to have a 12640916-7 36 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 172 of 381

Material Adverse Effect, except for Defaults and Events of Default resulting from obligations with respect to which the Bankruptcy Code prohibits the Note Parties from complying or permits the Note Parties not to comply. 5.19 Bankruptcy Matters. (a) The Chapter 11 Cases were commenced on the Petition Date in accordance with applicable law and proper notice thereof and the proper notice, to the extent given or required to be given prior to the date hereof, was given for (x) the motions seeking approval of the Note Documents and the Interim Order and Final Order, (y) the hearings for the approval of the Interim Order, and (z) the hearings for the approval of the Final Order. (b) From and after the entry of the Interim Order, and pursuant to and to the extent permitted in the Interim Order and the Final Order, the Obligations will constitute allowed administrative expenses in the Chapter 11 Cases having priority over all administrative expenses and unsecured claims against the Note Parties as set forth in the DIP Orders. (c) From and after the entry of the Interim Order and pursuant to and to the extent provided in the Interim Order and the Final Order, the Obligations will be secured by a valid and perfected first priority lien on all of the Collateral, subject, as to priority only, [to the Carve-Out and the Prepetition Prior Liens], as set forth in the DIP Orders. (d) The Interim Order (with respect to the period prior to entry of the Final Order) or the Final Order (with respect to the period on and after entry of the Final Order), as the case may be, is in full force and effect has not been reversed, stayed, modified or amended without the Required Purchasers’ consent in their sole discretion. 6. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS Each Purchaser, severally and not jointly, represents and warrants to the Issuer as of the Closing Date and as of the date such Person becomes a Purchaser, as follows: 6.1 Organization and Good Standing. Such Purchaser is an entity duly organized and validly existing and in good standing under the laws of the jurisdiction of its organization and has full power and authority under its organizational documents and under the laws of the jurisdiction of its organization to enter into this Agreement and perform its obligations hereunder. 6.2 Power and Authority; Due Authorization. Such Purchaser (a) has all necessary power and authority to (i) execute and deliver this Agreement and the other Note Documents to which it is a party and (ii) perform its obligations under this Agreement and the other Note Documents to which it is a party and (b) has duly authorized by all necessary organizational action the execution, delivery, and performance of, and the consummation of the transactions provided for in, this Agreement and the other Note Documents to which it is a party. 6.3 Binding Obligations. This Agreement and each of the other Note Documents to which such Purchaser is a party, when executed and delivered by such Purchaser and each other party thereto (and, with respect to the Notes, when issued against payment of the Purchase Consideration therefor), will constitute legal, valid, and binding obligations of such Purchaser, 12640916-7 37 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 173 of 381

enforceable against such Purchaser in accordance with their respective terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law. 6.4 No Conflict or Violation. The execution, delivery, and performance of, and the consummation of the transactions contemplated by, this Agreement and the other Note Documents to which such Purchaser is a party will not (a) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under its organizational documents or any indenture, sale agreement, credit agreement, loan agreement, security agreement, mortgage, deed of trust, or other agreement or instrument to which such Purchaser is a party or by which it or any of its properties is bound, (b) result in the creation or imposition of any Lien upon any of the Collateral pursuant to the terms of any such indenture, sale agreement, credit agreement, loan agreement, security agreement, mortgage, deed of trust, or other agreement or instrument (other than this Agreement and the other Note Documents), or (c) conflict with or violate any Applicable Law, except, in the case of each of the foregoing clauses (a) through (c), to the extent that any such conflict, breach, default, Lien, or violation, as applicable, would not reasonably be expected to have a material adverse effect on the ability of such Purchaser to perform its obligations (taken as a whole) under this Agreement or any other Note Document to which it is a party or the validity or enforceability of this Agreement or any other Note Document. 6.5 Litigation and Other Proceedings. Except for the Chapter 11 Cases, (a) there is no action, suit, proceeding, or investigation pending or, to the knowledge of such Purchaser, threatened in writing, against such Purchaser before any Governmental Authority and (b) such Purchaser is not subject to any orderjudgment, decree, injunction, stipulation, or consent order of or with any Governmental Authority that, in the case of either of the foregoing clauses (a) and (b), (i) asserts the invalidity or unenforceability of this Agreement or any other Note Document, (ii) seeks to prevent the consummation of any of the transactions contemplated by this Agreement or any other Note Document, (iii) seeks any determination or ruling that could materially and adversely affect the performance by such Purchaser of its obligations under this Agreement or any other Note Document, or (iv) individually or in the aggregate for all such actions, suits, proceedings, and investigations would reasonably be expected to have a material adverse effect on the ability of such Purchaser to perform its obligations (taken as a whole) under this Agreement or any other Note Document to which it is a party or the validity or enforceability of this Agreement or any other Note Document. 6.6 Government Approvals. Except where the failure to obtain or make such authorization, consent, order, approval, or action would not reasonably be expected to have a material adverse effect on the ability of such Purchaser to perform its obligations (taken as a whole) under this Agreement or any other Note Document to which it is a party or the validity or enforceability of this Agreement or any other Note Document, all authorizations, consents, orders, and approvals of, or other actions by, any Governmental Authority that are required to be obtained by such Purchaser in connection with the due execution, delivery, and performance by such Purchaser of this Agreement or any other Note Document to which it is a party and the consummation by such Purchaser of the transactions contemplated by this Agreement and the other Note Documents to which it is a party have been obtained or made and are in full force and effect, 12640916-7 38 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 174 of 381

except for such authorizations, consents, orders, approvals, or actions (a) as have been obtained or made, (b) as may be required under applicable state securities laws in connection with the issuance and sale of the Notes, or (c) to perfect the Collateral Agent’s security interests granted hereby and any financing statements related thereto. 6.7 Evaluation of Risks. Such Purchaser has such knowledge and experience in financial, tax, and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Notes and the underlying shares of Common Stock and of protecting its interests in connection with the transactions contemplated hereby. Such Purchaser acknowledges and agrees that its investment in the Issuer involves a high degree of risk, and that such Purchaser may lose all or a part of its investment. 6.8 No Legal, Investment, or Tax Advice from the Issuer. Such Purchaser acknowledges that it had the opportunity to review the Note Documents and the transactions contemplated by the Note Documents with its own legal counsel and investment and tax advisors. Such Purchaser is relying solely on such counsel and advisors and not on any statements or representations of the Issuer or any of the Issuer’s representatives or agents for legal, tax, investment or other advice with respect to such Purchaser’s acquisition of the Notes hereunder or any shares of Common Stock issuable upon conversion thereof, the transactions contemplated by this Agreement and the other Note Documents, or the laws of any jurisdiction. 6.9 Investment Purpose. Such Purchaser is acquiring the Notes and the shares of Common Stock issuable upon conversion of the Notes for its own account, for investment purposes, and not with a view towards, or for resale in connection with, the public sale or distribution thereof, in violation of the Securities Act or any applicable state securities laws. Such Purchaser agrees not to sell, hypothecate, or otherwise transfer the Notes or any shares of Common Stock issuable upon conversion of the Notes except pursuant to a registration statement in which the resale of such securities is registered under the Securities Act and in a manner in compliance with all applicable federal and state securities laws, rules, and regulations, or unless, in the opinion of counsel satisfactory to the Issuer, an exemption from such registration is available. Such Purchaser does not presently have any agreement or understanding, directly or indirectly, with any Person to sell or distribute any of the Notes or any shares of Common Stock issuable upon conversion of the Notes. Such Purchaser is acquiring the Notes and the shares of Common Stock issuable upon conversion of the Notes hereunder in the ordinary course of its business. 6.10 Accredited Investor. Such Purchaser is an institutional “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act. 6.11 Reliance on Exemptions. Such Purchaser understands that the Notes and the shares of Common Stock issuable upon conversion of the Notes are being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and are characterized as “restricted securities” under the U.S. federal securities laws. Such Purchaser is purchasing the Notes as principal for its own account, not for the benefit of any other person, for investment only and not with a view to the resale or distribution of all or any of the Notes or underlying Common Stock. If such Purchaser is resident in a jurisdiction of Canada, it is an “accredited investor,” as such term is defined in National Instrument 45-106 Prospectus Exemptions (“NI 45-106”) or, where applicable, section 73.3 (1) of the Securities Act 12640916-7 39 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 175 of 381

(Ontario), it was not created and is not being used solely to purchase or hold securities as an accredited investor as described in paragraph (m) of the definition of “accredited investor” in NI 45-106 and has concurrently executed and delivered an accredited investor representation letter certifying its status as an accredited investor (the “Representation Letter”) and specifically represents and warrants that one or more of the categories set forth in the Representation Letter correctly, and in all respects, describes such Purchaser, and will describe such Purchaser as at the Closing Date and such Purchaser has so indicated by initialling next to the category in such Representation Letter which so describes it. Such Purchaser understands that the Issuer is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments, and understandings of such Purchaser set forth herein and in the other Note Documents in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Notes and the shares of Common Stock issuable upon conversion of the Notes. 6.12 No Governmental Review. Such Purchaser understands that no U.S. federal or state agency or any other Governmental Authority has passed on or made any recommendation or endorsement of the Notes and the shares of Common Stock issuable upon conversion of the Notes or the fairness or suitability of an investment in the Notes and the shares of Common Stock issuable upon conversion of the Notes, nor have such authorities passed upon or endorsed the merits of the offering of the Notes and the shares of Common Stock issuable upon conversion of the Notes. In addition, such Purchaser acknowledges that: (a) there are restrictions on such Purchaser’s ability to resell the Notes and the underlying shares of Common Stock and it is the responsibility of such Purchaser to find out what those restrictions are and to comply with them before selling the Notes or shares Common Stock; (b) if such Purchaser is located in Canada, the Issuer has advised such Purchaser that the Issuer is relying on an exemption from the requirements to provide such Purchaser with a prospectus under the Securities Act (Ontario) and other applicable securities laws of each other province and territory of Canada, as applicable, and, as a consequence of acquiring securities pursuant to this exemption, certain protections, rights and remedies provided by the Securities Act (Ontario) and any other applicable securities laws of each other province and territory of Canada, including statutory rights of rescission or damages, will not be available to such Purchaser; and (c) any certificates representing the Notes and, if applicable, the shares of Common Stock that are purchased by any Canadian Purchasers will be endorsed with a legend stating that such securities will be subject to restrictions on resale in accordance with applicable Canadian securities legislation. 6.13 Information. Such Purchaser and its advisors (including its counsel), if any, have been furnished with all materials relating to the business, finances, and operations of the Issuer and information such Purchaser deemed material to making an informed investment decision. Such Purchaser and its advisors (including its counsel), if any, have been afforded the opportunity to ask questions of the Issuer and its management and have received answers to such questions and conducted and completed their own independent due diligence. Based on the information such Purchaser has deemed appropriate, it has independently made its own analysis and decision to invest in the Notes and the shares of Common Stock issuable upon conversion of the Notes and to enter into the Note Documents. Such Purchaser acknowledges and agrees that the Issuer has not made to such Purchaser, and such Purchaser acknowledges and agrees it has not relied upon, any representations and warranties of the Issuer, its employees, or any third party other than the representations and warranties of the Issuer contained in this Agreement. 12640916-7 40 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 176 of 381

6.14 Not an Affiliate. Such Purchaser is not an officer, director, or a person that, directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Issuer or any “affiliate” of the Issuer (as that term is defined in Rule 405 promulgated under the Securities Act). 6.15 No Prior Short Sales. At no time prior to the date of this Agreement has such Purchaser, any of its Affiliates, or any of their respective directors, officers, or any entity managed or controlled by such Purchaser or any of its Affiliates, engaged in or effected, in any manner whatsoever, directly or indirectly, for its own principal account, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock that remains in effect as of the date of this Agreement. 6.16 General Solicitation. Such Purchaser is not purchasing or acquiring the Notes or the shares of Common Stock issuable upon conversion of the Notes as a result of, and neither such Purchaser nor any of its Affiliates, nor any person acting on its or their behalf, has engaged or will engage in, any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act) in connection with any offer or sale of the Notes or the shares of Common Stock issuable upon conversion of the Notes. 6.17 ERISA. Such Purchaser is not, and is not acquiring or holding the Notes for or on behalf of, or with the assets of, an entity deemed to hold “plan assets” within the meaning of Section 3(42) of ERISA and (b) neither the execution of this Agreement or any other Note Document nor the undertaking of any of the transactions contemplated hereunder or thereunder will give rise to a non-exempt prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code or a violation of any applicable similar law. 7. AFFIRMATIVE COVENANTS So long as any Obligations (other than inchoate indemnification obligations) remain outstanding: 7.1 Financial Reporting; Notices. The Issuer shall deliver to the Purchasers: (a) within three Business Days after delivering any reporting, notice, waiver, consent, modification, amendment or material information to the Senior Finance Agents or the Senior Financing Lenders, a copy of such document; (b) within three (3) days after the same are sent or received) copies of all material correspondence, reports, documents and other filings with any Governmental Authority that could reasonably be expected to have a material adverse effect on any of the Governmental Approvals material to Issuer’s business or that otherwise could reasonably be expected to have a Material Adverse Change; (c) at least ten (10) days’ prior to Issuer’s creation of a new Subsidiary; 12640916-7 41 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 177 of 381

(d) at least twenty (20) days’ prior to Issuer’s or Subsidiaries (A) changing its respective jurisdiction of organization, (B) changing its organizational structure or type, (C) changing its respective legal name, or (D) changing any organizational number(s) (if any) assigned by its respective jurisdiction of organization; (e) promptly (and in any event within three (3) Business Days) upon Issuer becoming aware of the existence of any Default or Event of Default, notice of such occurrence, which such notice shall include a reasonably detailed description of such Event of Default or event which, with the giving of notice or passage of time, or both, would constitute an Event of Default, and Issuer’s proposal regarding how to cure such Event of Default or event; (f) within one Business Day, the (x) occurrence of any Default or Event of Default under the Pre-Petition Financing Debt Documents (each as defined therein), (y) notice of any material amendment to any Pre-Petition Financing Debt Document and (z) any material notice, waiver, consent, modification, amendment or other material information delivered to the Pre Petition Financing Agent or the Lenders (as defined in the Pre-Petition Financing Credit Agreement); (g) as soon as available, but not later than the date such reports or certificates are required to be delivered pursuant to the terms of the DIP Orders, copies of all other reports and certificates required to be delivered by the Note Parties pursuant to the terms of the DIP Orders; (h) within one Business Day, the (x) occurrence of any Default or Event of Default under the DIP Financing Debt Documents (each as defined therein), (y) notice of any material amendment to any DIP Financing Debt Document and (z) any material notice, waiver, consent, modification, amendment or other material information delivered to the DIP Financing Agent or the Lenders (as defined in the DIP Financing Credit Agreement); and (i) prompt written notice of any material litigation or governmental proceedings pending or threatened (in writing) against Issuer or any of its Subsidiaries. 7.2 Security Interest, Etc. The Issuer shall take all action reasonably necessary to establish and maintain a perfected security interest in the Collateral, in each case, free and clear of any Lien except for Liens permitted to exist under this Agreement or the other Note Documents, in favor of the Collateral Agent (on behalf of the Secured Parties), including taking such action to perfect or more fully evidence the security interest of the Collateral Agent (on behalf of the Secured Parties) as the Collateral Agent or any Secured Party may reasonably request, in each case, consistent with the terms of this Agreement or the other Note Documents. In order to evidence the security interests of the Collateral Agent under this Agreement, the Issuer shall, from time to time, take such action or execute and deliver such instruments as may be reasonably necessary to maintain and perfect, as a security interest, the Collateral Agent’s security interest in the Collateral. The Collateral Agent’s approval of such instruments shall authorize the Issuer to make any necessary filings under the Code without the signature of the Issuer or the Collateral Agent where allowed by Applicable Law. 12640916-7 42 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 178 of 381

7.3 Taxes. The Issuer will timely file, and require each of its Subsidiaries to timely file (or obtain timely extensions therefor), all required material tax returns, and timely pay, and require each of its Subsidiaries to timely pay, all material foreign, federal, state, and local taxes, assessments, and other governmental charges owed by Issuer or its Subsidiaries, except to the extent failing to do so would not constitute a breach of the representation in Section 5,15 hereof; deliver to the Purchasers, on reasonable demand, appropriate certificates attesting to such payments; and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with the terms of such plans. 7.4 Insurance. The Issuer will keep the Issuer’s and its Subsidiaries’ business and the Collateral insured for risks and in amounts standard for companies in Issuer’s and its Subsidiaries’ industry and location and as the Required Purchasers may reasonably request. Insurance policies shall be in a form, with companies, and in amounts that are reasonably satisfactory to the Purchasers. All property policies shall have a lender’s loss payable endorsement showing the Collateral Agent (for the ratable benefit of the Secured Parties) as lender loss payee and shall waive subrogation against the Collateral Agent, and all liability policies shall show, or have endorsements showing, the Collateral Agent (for the ratable benefit of the Secured Parties), as additional insured. Subject to Section 3,4, the Collateral Agent shall be named as lender loss payee and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Purchasers, that it will give the Collateral Agent 30 days (and 10 days for nonpayment of premium) prior written notice before any such policy or policies shall be canceled. At the reasonable request of the Required Purchasers, the Issuer shall deliver to the Purchasers certified copies of policies and evidence of all premium payments. Subject to the Pre-Petition Intercreditor Agreement, proceeds payable under any policy shall, at the option of the Required Purchasers, be payable to the Collateral Agent, for the ratable benefit of the Secured Parties, on account of the then-outstanding Obligations. If the Issuer or any of its Subsidiaries fails to obtain insurance as required under this Section 7,4 or to pay any amount or furnish any required proof of payment to third persons, the Collateral Agent may make (but has no obligation to do so), at the Issuer’s expense, all or part of such payment or obtain such insurance policies required in this Section 7,4, and take any action under the policies the Collateral Agent (at the direction of the Required Purchasers) deems prudent. 7.5 Use of Proceeds. The Issuer shall use the proceeds from the issuance of the Notes solely in accordance with the Approved Budget and the DIP Orders. 7.6 Budget Testing. Subject to the terms and conditions set forth below, no Note Party shall, nor shall it permit any of its Subsidiaries to make any payment or otherwise disburse any funds or fail to collect revenues or funds in an amount, in each case, in a manner such that the unrestricted cash and Cash Equivalents of the Note Parties and their Subsidiaries is less than the amount set forth in each Approved Budget for any Budget Testing Period, subject to the Permitted Variance; provided that this provision shall disregard non-recurring one-time receipts and disbursements. The Purchasers (i) may assume that the Note Parties will comply with the Approved Budget to the extent required by this clause (s) and shall have no duty to monitor such compliance and (ii) 12640916-7 43 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 179 of 381

shall not be obligated to pay (directly or indirectly from the Collateral) any unpaid expenses incurred or authorized to be incurred pursuant to the Approved Budget. The line items in the Approved Budget for payment of interest, expenses and other amounts to the Secured Parties are estimates only, and the Note Parties remain obligated to pay any and all Obligations in accordance with the terms of the Note Documents. Nothing in the Approved Budget shall constitute an amendment or other modification of this Agreement or any of such restrictions or other lending limits set forth therein. 7.7 Bankruptcy Court Filings. As soon as practicable in advance of filing with the Bankruptcy Court, the Note Parties shall provide each Purchaser with copies of (i) the motion seeking approval of and proposed forms of the Interim Order and the Final Order, which motion shall be in form and substance reasonably satisfactory to the Purchasers’ Representative, and which orders shall be in form and substance satisfactory to the Required Purchasers in their sole discretion, (ii) the Bid Procedures Motion, which motion shall be in form and substance reasonably satisfactory to the Required Purchasers, and the proposed form of the Bid Procedures Order, which order shall be in form and substance satisfactory to Purchasers’ Representative in its sole discretion (and to the extent affecting the rights, duties, benefits, privileges, protections, indemnities or immunities of the Collateral Agent, the Collateral Agent), (iii) all other proposed orders and pleadings related to the financing contemplated hereunder, which orders and pleadings shall be in form and substance satisfactory to the Purchasers’ Representative, (iv) any plan of reorganization or liquidation, and/or any disclosure statement related to such plan (which plan or disclosure statement shall comply with the requirements set forth herein), which plan of reorganization or liquidation and any related disclosure statement shall be in form and substance satisfactory to the Required Purchasers (and to the extent affecting the rights, duties, benefits, privileges, protections, indemnities or immunities of the Collateral Agent, the Collateral Agent), (v) any motion, and proposed form of order, seeking to extend or otherwise modify the Note Parties’ exclusive periods set forth in section 1121 of the Bankruptcy Code, which motion and proposed order shall be in form and substance satisfactory to the Purchasers’ Representative, (vi) any motion, other than the Bid Procedures Motion, seeking approval of any sale of any Note Party’s assets, which motion shall be in form and substance acceptable to the Purchasers’ Representative and any proposed form of a bidding procedures order and sale order, which orders shall be in form and substance satisfactory to the Required Purchasers (and to the extent affecting the rights, duties, benefits, privileges, protections, indemnities or immunities of the Collateral Agent, the Collateral Agent) in their respective sole discretion and (vii) any motion and proposed form of order filed with the Bankruptcy Court relating to the assumption, rejection, modification or amendment of any employment agreement, or the assumption, rejection, modification or amendment of any material contract, each of which motions and orders must be in form and substance satisfactory to the Purchasers’ Representative in its sole respective sole discretion. 7.8 Bankruptcy Covenants. Notwithstanding anything in the Note Documents to the contrary, the Note Parties shall comply with all covenants, terms and conditions and otherwise perform all obligations set forth in the DIP Orders. 12640916-7 44 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 180 of 381

7.9 Chapter 11 Cases. In connection with the Chapter 11 Cases, the Note Parties shall give the proper notice for (i) the motions seeking approval of the Note Documents and the Interim Order and Final Order, (ii) the hearings for the approval of the Interim Order, (iii) the hearings for the approval of the Final Order, (iv) the motions seeking approval of the sale of all or substantially all of the assets or the Equity Interests of the Note Parties and (v) the hearings for the approval of the sale of all or substantially all of the assets or the Equity Interests of the Note Parties. The Note Parties shall give, on a timely basis as specified in the Interim Order or the Final Order, as applicable, all notices required to be given to all parties specified in the Interim Order or Final Order, as applicable. 7.10 Sales Process Timeline. The Note Parties shall timely comply with the sale process milestones set forth in the DIP Orders and shall incorporate such milestones into a bidding procedures motion and order, each of which shall be in form and substance acceptable to the Purchasers’ Representative (the “Bid Procedures Motion” and “Bid Procedures Order”, respectively). Promptly upon receipt by any Note Party, such Note Party shall deliver to each Purchaser copies of all written indications of interest in the sale (by proposal, letter of intent or otherwise), term sheets, asset purchase agreements and other documents from prospective bidders, other interested parties or their representatives, and such other information and documents as any Purchaser may from time to time request. 7.11 Payment of Borrower Obligations. To the extent permitted by the DIP Orders, each Note Party shall, and shall cause each of its Subsidiaries to, pay or discharge before they become delinquent (a) all material Post-Petition claims, taxes, assessments, charges and levies imposed by any Governmental Authority and (b) all other lawful Post-Petition claims, in each case, that if unpaid would, by the operation of applicable Requirements of Law, become a Lien upon any property of any Note Party, except, in each case, for those whose amount or validity is being contested in good faith by proper proceedings diligently conducted and for which adequate reserves are maintained on the books of the Note Parties in accordance with GAAP. 8. NEGATIVE COVENANTS So long as any principal of or interest on the Notes or any other Obligation (whether or not due) shall remain unpaid (other than Contingent Indemnity Obligations), each Note Party shall not, unless the Required Purchasers shall otherwise consent in writing: 8.1 Fundamental Changes; Dispositions. (a) Wind-up, liquidate or dissolve, or merge, consolidate or amalgamate with any Person, including by means of a "plan of division" under the Delaware Limited Liability Company Act or any comparable transaction under any similar law, or permit any of its Subsidiaries to do any of the foregoing; provided, however, that, to the extent permitted by the DIP Orders and consistent with the Approved Budget, any wholly owned 12640916-7 45 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 181 of 381

Subsidiary of any Note Party may be merged into such Note Party or another wholly owned Subsidiary of such Note Party, or any Note Party may consolidate or amalgamate with another wholly owned Subsidiary of such Note Party, so long as (A) no other provision of this Agreement or the DIP Orders would be violated thereby, (B) such Note Party gives the Collateral Agent at least 30 days’ prior written notice of such merger, consolidation or amalgamation accompanied by true, correct and complete copies of all material agreements, documents and instruments relating to such merger, consolidation or amalgamation, including the certificate or certificates of merger or amalgamation or other documents to be filed with each appropriate Secretary of State or equivalent authority (with a copy as filed promptly after such filing), (C) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such transaction, (D) the Purchaser’s rights in any Collateral, including the existence, perfection and priority of any Lien thereon, are not adversely affected by such merger, consolidation or amalgamation and (E) the surviving or amalgamated Subsidiary, if any, if not already a Note Party, delivers a guaranty and a pledge and security agreement, in each case, satisfactory to the Collateral Agent (at the direction of the Required Purchasers), which is in full force and effect on the date of and immediately after giving effect to such merger, consolidation or amalgamation, and in the case of any amalgamation, together with (w) an officer's certificate from an authorized officer of the surviving or amalgamated Subsidiary, (x) resolutions of the board of directors (or equivalent governing body) of the surviving or amalgamated Subsidiary, (y) an opinion letter from counsel to such surviving or amalgamated Subsidiary opining as to such matters as the Collateral Agent (at the direction of the Required Purchasers) may reasonably request and (z) such lien filings as the Collateral Agents (at the direction of the Required Purchasers) may reasonably request, and (F) in the case of any such merger or consolidation involving the Issuer, the Issuer shall be the continuing or surviving entity. (b) Make any Disposition, whether in one transaction or a series of related transactions, of all or any part of its business, property or assets, whether now owned or hereafter acquired (or agree to do any of the foregoing) (including issuances of Equity Interests by Subsidiaries that do not result in a Change of Control and Dispositions of interests in Subsidiaries), or permit any of its Subsidiaries to do any of the foregoing; provided, however, that any Note Party and its Subsidiaries may make Permitted Dispositions to the extent permitted by the DIP Orders and the Approved Budget. 8.2 Mergers or Acquisitions. The Issuer shall not consolidate with or merge with or into, or (directly, or indirectly through one or more of the Issuer’s Subsidiaries) sell, lease, or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to another Person (a “Business Combination Event”), unless: (a) the resulting, surviving, or transferee Person either (x) is the Issuer or (y) if not the Issuer, is a corporation (the “Successor Corporation”) duly organized and existing under the laws of the United States of America, any state thereof, or the District of Columbia that expressly assumes all of the Issuer’s obligations under this Agreement and the other Note Documents; (b) immediately after giving effect to such Business Combination Event, no Default or Event of Default will have occurred and be continuing; and (c) such Business Combination Event is permitted by the DIP Orders; provided that the Issuer and its Subsidiaries may undertake any merger, consolidation, or other similar transaction involving any Subsidiaries of the Issuer for 12640916-7 46 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 182 of 381

bona fide tax planning purposes so long as such merger, consolidation, or other transaction does not have any adverse effect (other than de minimis adverse effects) on the Purchasers. At the effective time of any Business Combination Event that complies with this Section 8,2, the Successor Corporation (if not the Issuer) will succeed to, and may exercise every right and power of, the Issuer under this Agreement and the other Note Documents with the same effect as if such Successor Corporation had been named as the Issuer in this Agreement and the other Note Documents, and, the predecessor Issuer will be discharged from its obligations under this Agreement and the other Note Documents. 8.3 Incurrence of Indebtedness and Issuance of Preferred Stock.The Issuer shall not, and shall not permit any of its Subsidiaries to, create, incur, assume, guarantee or suffer to exist, or otherwise become or remain liable with respect to, or permit any of its Subsidiaries to create, incur, assume, guarantee or suffer to exist or otherwise become or remain liable with respect to, any Indebtedness (including, for certainty, any Indebtedness incurred on a contingent basis) other than Permitted Indebtedness to the extent permitted by the DIP Orders and consistent with the Approved Budget. 8.4 Incurrence of Liens. The Issuer shall not, and shall not permit any of the Guarantors to, incur any Lien (other than Permitted Liens to the extent permitted by the DIP Orders and consistent with the Approved Budget) on any asset or property of the Issuer or such Guarantor. 8.5 Restricted Payments. The Issuer shall not, and shall not permit any of its Subsidiaries to, make or effect or permit any of its Subsidiaries to make or effect any Restricted Payment other than, to the extent permitted by the DIP Orders and consistent with the Approved Budget, Permitted Restricted Payments. 8.6 Transactions with Affiliates. The Issuer shall not, and shall not permit any of its Subsidiaries to enter into, renew, extend or be a party to, or permit any of its Subsidiaries to enter into, renew, extend or be a party to, any Affiliate Transaction, other than, to the extent permitted by the DIP Orders and the Approved Budget, (i) any transactions solely between or among the Issuer and/or any of its Subsidiaries (or an entity that becomes a Subsidiary as a result of such transaction), (ii) any transactions with any Purchaser in such Purchaser’s position as a holder of Notes, or (iii) any transactions in connection with the transactions contemplated by the Bird Canada Share Purchase Agreement, unless such transaction is on terms that are no less favorable to the Issuer or the relevant Subsidiary than those that could have been obtained in a comparable transaction by the Issuer or such Subsidiary with an unrelated Person on an arm’s-length basis (as determined in good faith by the Issuer) and, to the extent permitted by the DIP Orders and the Approved Budget: (1) with respect to any such transaction or series of related transactions involving aggregate consideration in excess of $1.0 million, the transaction has been approved by a resolution adopted by a majority of the disinterested members of the Board of Directors. 8.7 Anti-Layering. For so long as the Notes are secured by a Lien with a junior priority to the Lien securing the Senior Financing Debts, the Issuer will not create, incur, assume, or suffer to exist any Indebtedness that is contractually subordinated or junior in right of payment to the 12640916-7 47 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 183 of 381

Senior Financing Debts and senior in right of payment to the Notes. No such Indebtedness will be considered to be contractually subordinated or junior in right of payment to the Senior Financing Debts by virtue of being unsecured or by virtue of being secured on a junior-priority basis. 8.8 Hedging Agreements. The Issuer shall not, and shall not permit any of its Subsidiaries to, enter into any Hedging Agreement other than, to the extent permitted by the DIP Orders and the Approved Budget, Hedging Agreements entered into in the ordinary course of business for hedging actual foreign exchange requirements in the following six months and actual interest rate or foreign exchange exposure in connection with financing agreements and not for speculative purposes. 8.9 KEIP Plan. No Note Party shall, and no Note Party shall permit any of its Subsidiaries to, enter into any key employee incentive or retention plan, or other similar plan or agreement (any such agreement, a “KEIP”), unless such KEIP has been approved in writing by the Required Purchasers. 8.10 Chapter 11 Claims. None of the Note Parties will, and none will permit any of its Subsidiaries to, incur, create, assume, suffer to exist or permit (other than those existing, and disclosed to the Purchasers, on the date hereof) any administrative expense, unsecured claim, or other super-priority claim or lien (except for the Carve-Out and Prepetition Prior Liens to the extent such liens had priority over the liens granted under the [Pre-Petition Financing Credit Agreement]) that are pari passu with or senior to the administrative expenses or the claims of the Secured Parties against the Note Parties hereunder, or apply to the Bankruptcy Court for authority to do so. 8.11 Critical Vendor and Other Payments. None of the Note Parties shall, and none will permit any of its Subsidiaries to, make (i) any pre-petition “critical vendor” payments or other payments on account of any creditor’s pre-petition unsecured claims, (ii) payments on account of claims or expenses arising under section 503(b)(9) of the Bankruptcy Code, (hi) payments in respect of a reclamation program or (iv) payments under any management incentive plan or on account of claims or expenses arising under Section 503(c) of the Bankruptcy Code, except, in each case, in amounts and on terms and conditions that are permitted by the Approved Budget and by the DIP Orders. 9. EVENTS OF DEFAULT Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement: 9.1 Payment Default. The Issuer or any other Note Party shall fail to pay, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), (i) any interest on, any Note or any fee, indemnity or other amount payable under this Agreement (other than any portion thereof constituting principal of the Notes) or any other Note Document, or (ii) all or any portion of the principal of the Notes. 12640916-7 48 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 184 of 381

9.2 [reserved]. 9.3 Other Default. The Issuer or any other Note Party fails to perform or comply with any term, covenant or agreement contained in any Note Document to be performed or observed by it and such failure, if capable of being remedied, shall remain unremedied for 5 days after the earlier of actual knowledge by any Note Party of such failure and the date written notice of such default shall have been given by any Purchaser to such Note Party. 9.4 Cross-Default. Except for defaults occasioned by the filing of the Chapter 11 Cases and defaults resulting from obligations with respect to which the Bankruptcy Code prohibits the Note Parties from complying or permits the Note Parties not to comply, the Issuer or any of its Subsidiaries shall fail to pay when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) any principal, interest or other amount payable in respect of any Material Indebtedness, and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or any other default under any agreement or instrument relating to any such Indebtedness, or any other event, shall occur and shall continue after the applicable grace or cure period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case, prior to the stated maturity thereof. 9.5 [reserved]. 9.6 Note Documents. Any material provision of any Note Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against any Note Party intended to be a party thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by any Note Party or any Governmental Authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or any Note Party shall deny in writing that it has any liability or obligation purported to be created under any material Note Document. 9.7 Collateral. Any Note Document or Pre-Petition Note Document covering a material portion of the Collateral for any reason (other than pursuant to the terms thereof) ceases to create a valid and perfected Lien on, and security interest in, any material portion of the Collateral covered thereby with respect to the Notes, subject to Permitted Liens, except to the extent that any such perfection or priority is not required pursuant to the Note Documents or results from the failure of the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Note Documents. 9.8 Judgments. One or more final, non-appealable Post-Petition monetary judgments, orders or awards (or any settlement of any litigation or other proceeding that, if breached, could result in a judgment, order or award) for the payment of money exceeding $1.0 million in the aggregate (except to the extent fully covered (other than to the extent of customary deductibles) by insurance pursuant to which the insurer has been notified and has not denied coverage) shall be rendered against the Issuer or any of its Subsidiaries and remain unsatisfied and (i) enforcement 12640916-7 49 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 185 of 381

proceedings shall have been commenced by any creditor upon any such judgment, order, award or settlement or (ii) there shall be a period of 30 consecutive days after entry thereof during which (A) a stay of enforcement thereof is not be in effect or (B) the same is not vacated, discharged, stayed or bonded. 9.9 Material Adverse Effect. A Material Adverse Effect shall occur with respect to any Note Party. 9.10 Change of Control. A “Change of Control” as defined in the Senior Finance Agreements occurs. 9.11 Certain Grants. The holders of all or any part of the Indebtedness arising under the Senior Financing Credit Agreements shall be granted adequate protection other than as consented to by the Purchasers and as set forth in the DIP Orders. 9.13 Bankruptcy Defaults. The occurrence of any of the following in the Chapter 11 Cases: (a) the payment by the Note Parties of expenses (A) in excess of the amounts permitted by Section 7.6, or (B) otherwise in violation of the terms and conditions of Section 7.6; (ii) obtaining after the Petition Date credit or incurring Indebtedness that is (i) secured by a security interest, mortgage or other lien on all or any portion of Collateral which is equal or senior to any security interest, mortgage or other lien of the Collateral Agent, or (ii) entitled to priority administrative status which is equal or senior to that granted to the Collateral Agent in the DIP Orders, unless used to indefeasibly repay the Obligations in full in cash; (iii) the bringing of a motion, taking of any action or the filing of any plan of reorganization or disclosure statement attendant thereto by the Note Parties in the Chapter 11 Cases, or the entry of an order (A) to obtain additional financing under Section 364(c) or Section 364(d) of the Bankruptcy Code from any Person other than the Purchasers not otherwise permitted by this Agreement, or (B) to authorize any Person to recover from any portions of the Collateral any costs or expenses of preserving or disposing of such Collateral under Section 506(c) of the Bankruptcy Code, or (C) except as provided in the DIP Orders, to use Cash Collateral without the Purchasers Representatives’ prior written consent under Section 363(c) of the Bankruptcy Code or (D) except as provided in the DIP Orders, to grant any lien other than Permitted Liens upon or affecting any Collateral; (iv) the dismissal of any of the Chapter 11 Cases or the conversion of any of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code; (v) any failure by the Note Parties to make adequate protection payments or other payments to the Pre-Petition Collateral Agent or Pre-Petition Secured Parties as set forth in the DIP Orders when due; 12640916-7 50 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 186 of 381

(vi) any failure by the Credit Parties to perform, in any respect and subject to any applicable cure periods, any of the terms, provisions, conditions, covenants, or obligations under any DIP Order or a Termination Event under any DIP Order shall occur; (vii) the entry of an order which has not been withdrawn, dismissed or reversed (a) appointing an interim or permanent trustee in the Chapter 11 Cases or the appointment of an examiner or other responsible person with expanded powers in the Chapter 11 Cases, (b) granting relief from or modifying the automatic stay of Section 362 of the Bankruptcy Code (x) to allow any creditor to execute upon or enforce a lien on or security interest in any Collateral in excess of $25,000 or (ii) with respect to any lien of or the granting of any lien on any Collateral to any state or local environmental or regulatory agency or authority, (in each case with a value in excess of $250,000), (c) amending, supplementing, staying, reversing, vacating or otherwise modifying any of the Interim Order, the Final Order, this Agreement or any other Note Document, or any Secured Party’s, Pre-Petition Collateral Agent’s or Pre-Petition Secured Parties’ rights, benefits, privileges or remedies under the Interim Order, the Final Order, this Agreement, any other Note Document or any Pre-Petition Note Document or (d) approving a sale of any assets of any Note Party pursuant to section 363 of the Bankruptcy Code or approving bidding procedures therefor other than in each case as required in the DIP Orders; (viii) Note Parties consolidating or combining with any other Person except pursuant to a confirmed plan of reorganization with the prior written consent of the Required Purchasers; (ix) reversal, vacatur, or modification (without the express prior written consent of the Required Purchasers in their sole discretion) of any DIP Order or any provision thereof, or reversal, vacatur, or modification (without the express prior written consent of the Required Purchasers (under and as defined in the Pre-Petition Note Purchase Agreement) in their sole discretion) of any provision of any DIP Order directly and adversely affecting the rights of the Pre-Petition Secured Parties; (x) the challenge by the Note Parties (or the support by the Note Parties of the challenge by any other Person) to any Secured Party’s, or any Pre-Petition Secured Party’s, claim or the validity, extent, perfection, priority or characterization of any obligations incurred or liens granted under or in connection with the Pre-Petition Note Purchase Agreement; (xi) the challenge by the Note Parties (or the support by the Note Parties of the challenge by any other Person) to (a) disallow in whole or in part the claim of the Pre-Petition Secured Parties under the Pre-Petition Note Purchase Agreement or the claim of any Secured Party in respect of Obligations or to challenge the validity, perfection and enforceability of any of the liens in favor of any of them, or (b) equitably subordinate or re-characterize in whole or in part the claim of any Secured Party in respect of the Obligations or any Pre-Petition Secured Party in respect of the Pre Petition Indebtedness, or in each case the entry of an order by the Bankruptcy Court granting the relief described above; (xii) the filing of a lawsuit, adversary proceeding, claim or counterclaim related to the Note Parties or Collateral or pre-petition collateral against any Secured Party or any Pre-Petition Secured Party by the Note Parties; 12640916-7 51 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 187 of 381

(xiii) the application by the Note Parties for authority to make any Pre-Petition Payment not contemplated by the Approved Budget without the Required Purchasers’ prior written consent; (xiv) the entry of an order in the Chapter 11 Cases avoiding or requiring disgorgement of any portion of the Pre-Petition Obligations; (xv) the use, remittance or the application of Collateral or proceeds of Collateral in contravention of the terms of the Note Documents or the DIP Orders; (xvi) the entry of an order in the Chapter 11 Cases authorizing procedures for interim compensation of professionals that is not in form and substance customary for the Southern District of Florida or otherwise not in form and substance acceptable to the Purchasers’ Representative; (xvii) without the prior written consent of the Required Purchasers, the Note Parties incur, create, assume, suffer to exist or permit any superpriority claim in the Chapter 11 Cases that is pari passu with or senior to the claims of the Secured Parties, other than the Carve-Out; (xviii) the Bankruptcy Court enters an order (a) resulting in the marshaling of any Collateral, or (b) precluding the attachment of liens to Post-Petition property based on the “equities of the case” under Section 552(b) of the Bankruptcy Code; (xix) the Note Parties requesting or seeking authority for or entry of an order that approves or provides authority to take any other action or actions adverse to any Secured Party or its rights and remedies under the Note Documents or its interest in the Collateral; (xx) the termination or modification of the Issuer’s exclusivity as to the proposal of any plan or reorganization or liquidation; or (xxi) the change of venue of any of the Chapter 11 Cases from the Bankruptcy Court to any other court without the prior written consent of the Required Purchasers. 10. RIGHTS AND REMEDIES 10.1 Rights and Remedies. (a) Upon the occurrence and during the continuance of any Event of Default, upon written notice thereof by the Required Purchasers (which such notice shall be made to the Issuer, the official committee(s) of creditors of the Note Parties and the United States Trustee for the Southern District of Florida and shall be referred to herein as a “Termination Declaration” and the date which is the earliest to occur of any such Termination Declaration (excluding the notice period) being herein referred to as the “Termination Declaration Date”), the Required Purchasers may, provided such Event(s) of Default are not cured by the Note Parties pursuant to the terms of this Agreement: (i) [reserved]; (ii) declare all or any portion of the unpaid principal amount of all outstanding Notes, all interest accrued and unpaid thereon, and all other amounts owing or payable 12640916-7 52 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 188 of 381

hereunder or under any other Note Document to be immediately due and payable; without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Note Party; and/or (iii) subject to the terms of the Interim Order or Final Order, as applicable, direct the Collateral Agent to exercise all rights and remedies available to it and the Purchasers under the Notes Documents or applicable law; provided, however, the Collateral Agent shall (or its designee) not credit bid any portion of the Obligations without the consent of the Purchasers’ Representative. In addition, five (5) Business Days following the Termination Declaration Date (such 5 Business Day period, the “Remedies Notice Period”), absent the Note Parties curing all such existing Events of Default during such Remedies Notice Period, the Collateral Agent shall have automatic relief from the automatic stay and may foreclose on all or any portion of the Collateral, collect accounts receivable and apply the proceeds thereof to the Obligations, occupy the Note Parties’ premises to sell or otherwise dispose of the Collateral or otherwise exercise remedies against the Collateral permitted by applicable nonbankruptcy law. During the Remedies Notice Period, the Note Parties and any statutory committee shall be entitled to an emergency hearing before the Bankruptcy Court for the sole purpose of contesting whether an Event of Default has occurred. Unless during such period the Bankruptcy Court determines that an Event of Default has not occurred and/or is not continuing, the automatic stay, as to the Purchasers and the Collateral Agent, shall automatically terminate at the end of the Remedies Notice Period, without further notice or order. During the Remedies Notice Period, the Note Parties may not use the proceeds of Loans hereunder, or other Collateral proceeds except to the limited extent permitted by the DIP Orders. (b) Subj ect to Section 10.1(a) above and subj ect to the terms of the DIP Orders, upon the occurrence and during the continuance of an Event of Default, the Required Purchasers may, without notice or demand, do any or all of the following: (i) direct the Collateral Agent to foreclose upon and/or sell or otherwise liquidate the Collateral; (ii) direct the Collateral Agent to make a demand for payment upon any Guarantor pursuant to the Guarantee delivered by such Guarantor; (iii) direct Collateral Agent to apply to the Obligations any (A) balances and deposits of Issuer that Collateral Agent or any Purchaser holds or controls, (B) any amount held or controlled by Collateral Agent or any Purchaser owing to or for the credit or the account of Issuer; and/or (iv) commence and prosecute an Insolvency Proceeding or consent to the Issuer commencing any Insolvency Proceeding. (c) Subj ect to Sections 10.1(a) and subj ect to the terms of the DIP Orders, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right to, at the written direction of the Required Purchasers, without notice or demand, do any or all of the following: 12640916-7 53 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 189 of 381

(i) settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Collateral Agent considers advisable, notify any Person owing Issuer money of Collateral Agent’s security interest in such funds, and verify the amount of such account; (ii) make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its Liens in the Collateral (held for the ratable benefit of the Secured Parties). Issuer shall assemble the Collateral if Collateral Agent requests and make it available at such location as Collateral Agent reasonably designates. Collateral Agent (or its designee) may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Issuer grants Collateral Agent a license to enter and occupy any of its premises, without charge, to exercise any of Collateral Agent’s rights or remedies; (iii) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, and/or advertise for sale, any of the Collateral. Collateral Agent is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Issuer’s and each of its Subsidiaries’ labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Collateral Agent’s exercise of its rights under this Section 10.1, Issuer’s and each of its Subsidiaries’ rights under all licenses and all franchise agreements inure to Collateral Agent, for the benefit of the Purchasers; (iv) place a “hold” on any Collateral Account maintained with Collateral Agent or any Purchaser or otherwise in respect of which a Control Agreement has been delivered in favor of Collateral Agent (for the ratable benefit of the Secured Parties) and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral; (v) demand and receive possession or copies of the Issuer’s or any of its Subsidiaries’ books and records; (vi) appoint a receiver to seize, manage, and realize any of the Collateral, and such receiver shall have any right and authority as any competent court will grant or authorize in accordance with any Applicable Law, including any power or authority to manage the business of the Issuer or any Guarantor; (vii) sell or otherwise dispose of all or any part of the Issuer Pledged Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent (at the direction of the Required Purchasers) shall deem appropriate; and 12640916-7 54 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 190 of 381

(viii) subject to clauses (a) and (b) of this Section 10.1, exercise all rights and remedies available to the Collateral Agent and each Purchaser under the Note Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof). The Collateral Agent shall be authorized at any sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. The Collateral Agent shall give the Issuer no less than ten (10) days’ prior written notice of the Collateral Agent’s intention to make any sale of Collateral. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent (at the direction of the Required Purchasers) may (in their sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent and the other Secured Parties shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of the Issuer (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from the Note Party as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to the Note Party therefor. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent (at the direction of the Required Purchasers) may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 10,01 shall be deemed to in accordance with any requirements under the Code. 10.2 Power of Attorney. Issuer hereby irrevocably appoints Collateral Agent as its lawful attorney-in-fact, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) endorse Issuer’s or any of its Subsidiaries’ name on any checks or other forms of payment or security; (b) sign Issuer’s or any of its Subsidiaries’ name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Accounts of Issuer directly with the applicable Account Debtors, for amounts and on 12640916-7 55 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 191 of 381

terms Collateral Agent determines reasonable; (d) make, settle, and adjust all claims under Issuer’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Collateral Agent or a third party as the Code or any applicable law permits (including by filing assignment agreements with the United States Patent and Trademark Office, United States Copyright Office or equivalent in any jurisdiction outside of the United States). Issuer hereby appoints Collateral Agent as its lawful attorney-in-fact to sign Issuer’s or any of its Subsidiaries’ name on any documents necessary to perfect or continue the perfection of Collateral Agent’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations (other than inchoate indemnity obligations) have been satisfied in full and Purchasers are under no further obligation to purchase Notes hereunder. Collateral Agent’s foregoing appointment as Issuer’s or any of its Subsidiaries’ attorney in fact, and all of Collateral Agent’s rights and powers, coupled with an interest, are irrevocable until all Obligations (other than inchoate indemnity obligations) have been fully repaid and performed and the Purchasers’ obligation to purchase the Notes terminates. 10.3 Protective Payments. If Issuer or any of its Subsidiaries fail to obtain the insurance called for by Section 7,4 or fails to pay any premium thereon or fails to pay any other amount which Issuer or any of its Subsidiaries is obligated to pay under this Agreement or any other Note Document, Collateral Agent may (but shall not be obligated to) obtain such insurance or make such payment, and all amounts so paid by Collateral Agent are Purchasers’ Expenses and immediately due and payable, bearing interest at the Default Rate, and secured by the Collateral. Collateral Agent will make reasonable efforts to provide Issuer with notice of Collateral Agent obtaining such insurance or making such payment at the time it is obtained or paid or within a reasonable time thereafter. No such payments by Collateral Agent are deemed an agreement to make similar payments in the future or Collateral Agent’s waiver of any Event of Default. 10.4 Application of Payments and Proceeds. Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, (a) the Issuer irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by the Collateral Agent or the Purchasers from or on behalf of the Issuer or any of its Subsidiaries of all or any part of the Obligations, and, as between the Issuer, on the one hand, and the Collateral Agent and Purchasers, on the other, the Collateral Agent and the Purchasers shall have the continuing and exclusive right to apply and to reapply any and all payments received against the Obligations in such manner as the Collateral Agent or the Purchasers may deem advisable notwithstanding any previous application by the Collateral Agent or the Purchasers, and (b) subject to the provisions of Section 2.1(f), the proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied by the Collateral Agent: first, to any Collateral Agent fees and expenses (including, any fees, expenses and disbursements of counsel); second, to accrued and unpaid interest on the Obligations (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued on such amounts); third, to the principal amount of the Obligations outstanding; and fourth, to any other Obligations owing to the Collateral Agent or any Purchaser under the Note Documents. Any balance remaining shall be delivered to the Issuer or to whomever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct. In carrying out the foregoing, (x) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next 12640916-7 56 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 192 of 381

succeeding category, and (y) each of the Persons entitled to receive a payment in any particular category shall receive an amount equal to its pro rata share of amounts available to be applied pursuant thereto for such category. Any reference in this Agreement to an allocation between or sharing by the Purchasers of any right, interest, or obligation “ratably,” “proportionally,” or in similar terms shall refer to the Purchasers’ pro rata share unless expressly provided otherwise. Each Purchaser shall promptly remit to the other Purchasers such sums as may be necessary to ensure the ratable repayment of each Purchaser’s pro rata share of the Notes and the ratable distribution of interest, fees, and reimbursements paid or made by the Issuer. Notwithstanding the foregoing, a Purchaser receiving a scheduled payment shall not be responsible for determining whether the other Purchasers also received their scheduled payment on such date; provided, however, if it is later determined that a Purchaser received more than its pro rata share of scheduled payments made on any date or dates, then such Purchaser shall remit to the other Purchasers such sums as may be necessary to ensure the ratable payment of such scheduled payments. If any payment or distribution of any kind or character, whether in cash, properties, or securities, shall be received by a Purchaser in excess of its pro rata share, then the portion of such payment or distribution in excess of such Purchaser’s pro rata share shall be received and held by such Purchaser in trust for and shall be promptly paid over to the other Purchasers (in accordance with their respective pro rata shares) for application to the payments of amounts due on such other Purchasers’ claims. To the extent any payment for the account of the Issuer is required to be returned as a voidable transfer or otherwise, the Purchasers shall contribute to one another as is necessary to ensure that such return of payment is on a pro rata basis. If any Purchaser shall obtain possession of any Collateral, it shall hold such Collateral for itself and as agent and bailee for the Secured Parties for purposes of perfecting the Collateral Agent’s security interest therein (held for the ratable benefit of the Secured Parties). 10.5 Liability for Collateral. So long as the Collateral Agent complies with reasonable practices regarding the safekeeping of the Collateral in the possession or under the control of the Collateral Agent, the Collateral Agent shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. The Issuer bears all risk of loss, damage, or destruction of the Collateral. 10.6 No Waiver; Remedies Cumulative. Failure by the Collateral Agent or any Purchaser, at any time or times, to require strict performance by the Issuer of any provision of this Agreement or any other Note Document shall not waive, affect, or diminish any right of the Collateral Agent or any Purchaser thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by the Collateral Agent and the Required Purchasers, and then is only effective for the specific instance and purpose for which it is given. The rights and remedies of the Collateral Agent and the Purchasers under this Agreement and the other Note Documents are cumulative. The Collateral Agent and the Purchasers have all rights and remedies provided under the Code, any Applicable Law, by law, or in equity. The exercise by the Collateral Agent or any Purchaser of one right or remedy is not an election, and any Purchaser’s waiver of any Event of Default is not a continuing waiver. The Collateral Agent’s or any Purchaser’s delay in exercising any remedy is not a waiver, election, or acquiescence. 12640916-7 57 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 193 of 381

10.7 Demand Waiver. Issuer waives, to the fullest extent permitted by law, demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Collateral Agent or any Purchaser on which Issuer or any Subsidiary is liable. 10.8 Setoff and Sharing of Payments. In addition to any rights now or hereafter granted under any Applicable Law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Purchaser is hereby authorized at any time or from time to time upon the direction of the Required Purchasers, without notice to Issuer or any other Person, any such notice being hereby expressly waived, to setoff and to appropriate and to apply any and all balances held by it at any of its offices for the account of Issuer (regardless of whether such balances are then due to Issuer) and any other properties or assets at any time held or owing by that Purchaser or that holder to or for the credit or for the account of Issuer against and on account of any of the Obligations that are not paid when due. Any Purchaser exercising a right of setoff or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof shall purchase for cash (and the other Purchasers or holders shall sell) such participations in each such other Purchaser’s or holder’s Pro Rata Share of the Obligations as would be necessary to cause such Purchaser to share the amount so offset or otherwise received with each other Purchaser or holder in accordance with their respective Pro Rata Shares of the Obligations. Issuer agrees, to the fullest extent permitted by law, that (a) any Purchaser may exercise its right to offset with respect to amounts in excess of its Pro Rata Share of the Obligations and may purchase participations in accordance with the preceding sentence and (b) any Purchaser so purchasing a participation in the Notes made or other Obligations held by other Purchasers or holders may exercise all rights of offset, bankers’ liens, counterclaims or similar rights with respect to such participation as fully as if such Purchaser or holder were a direct holder of the Notes and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the offset amount or payment otherwise received is thereafter recovered from the Purchaser that has exercised the right of offset, the purchase of participations by that Purchaser shall be rescinded and the purchase price restored without interest. 11. NOTICES Other than as specifically provided herein, all notices, consents, approvals, requests, demands, or other communication (collectively, “Communications”) by any party to this Agreement or any other Note Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by email; (c) one Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand- delivered by messenger; all of which shall be addressed to the party to be notified and sent to the address or email address indicated below (and, if delivered pursuant to clause (a), (c), or (d) above, together with a copy of such Communications by email). Any of the Collateral Agent, any Purchaser or the Issuer may change its mailing address or email address by giving the other party written notice thereof in accordance with the terms of this Section 11. 12640916-7 58 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 194 of 381

If to the Issuer: Bird Global, Inc. 392 NE 191st Street #20388 Miami, Florida 33179 Attn: General Counsel; Chief Financial Officer Email: clint@bird.co; joe.prodan@bird.co with a copy (which shall not constitute notice) to: Jordi Guso, Esq. Berger Singerman 1450 Brickell Avenue Suite 1900 Miami, FL 33131 Email: juguso@bergersingerman.com If to the Collateral Agent: U.S. Bank Trust Company, National Association EP-MN-WS3C West Side Flats St. Paul 60 Livingston Ave. St. Paul, MN 55107 Attn: Bird Global Notes Administrator Email: brandon.bonfig@usbank.com with a copy (which shall not constitute notice) to: Covington & Burling LLP The New York Times Building 620 Eighth Ave. New York, NY 10018 Attn: Ronald A. Hewitt Email: rhewitt@cov.com If to any Purchaser, to it at its address or email address as set forth in Schedule 2,1-A, Schedule 2,1-B, or Schedule 2,1-C, as applicable. 12. CHOICE OF LAW; VENUE; JURY TRIAL WAIVER 12.1 Waiver of Jury Trial. EACH OF THE ISSUER, THE COLLATERAL AGENT, AND EACH PURCHASER UNCONDITIONALLY WAIVES ANY AND ALL RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE OTHER NOTE DOCUMENTS, ANY OF THE INDEBTEDNESS SECURED HEREBY, ANY DEALINGS AMONG THE ISSUER, THE COLLATERAL AGENT, AND/OR ANY PURCHASER RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED AMONG THE ISSUER, THE COLLATERAL AGENT, AND/OR ANY PURCHASER. THE SCOPE OF THIS WAIVER 12640916-7 59 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 195 of 381

IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT. THIS WAIVER IS IRREVOCABLE. THIS WAIVER MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITmG. THISWAIVER ALSO SH^L APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, OR MODIFICATIONS TO THIS AGREEMENT, ANY OTHER NOTE DOCUMENTS, OR ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY RELATED TRANSACTION. 12.2 Governing Law and Jurisdiction. THIS AGREEMENT, THE OTHER NOTE DOCUMENTS, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY, AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE COLLATERAL; PROVIDED, HOWEVER, THAT IF THE LAWS OF ANY JURISDICTION OTHER THAN NEW YORK SHALL GOVERN IN REGARD TO THE VALIDITY, PERFECTION, OR EFFECT OF PERFECTION OF ANY LIEN OR IN REGARD TO PROCEDURAL MATTERS AFFECTING ENFORCEMENT OF ANY LIENS IN COLLATERAL, SUCH LAWS OF SUCH OTHER JURISDICTIONS SHALL CONTINUE TO APPLY TO THAT EXTENT. 12.3 Submission to Jurisdiction. Each Party hereto hereby irrevocably submits to the jurisdiction of the Bankruptcy Court or, if the Bankruptcy Court does not have or does not exercise jurisdiction, then any legal action or proceeding with respect to the Note Documents shall be brought exclusively in the courts of the State of New York located in the City of New York, Borough of Manhattan, or of the United States of America for the Southern District of New York and, by execution and delivery of this Agreement, the Issuer hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Notwithstanding the foregoing, Collateral Agent and Purchasers shall have the right to bring any action or proceeding against Issuer (or any property of Issuer) in the court of any other jurisdiction Collateral Agent or Purchasers deem necessary or appropriate in order to realize on the Collateral or other security for the Obligations. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions. 12.4 Service of Process. The Issuer irrevocably waives personal service of any and all legal process, summons, notices, and other documents and other service of process of any kind and consents to such service in any suit, action or proceeding brought in the United States of America with respect to or otherwise arising out of or in connection with any Note Document by any means permitted by Applicable Law, including by the mailing thereof (by registered or certified mail, postage prepaid) to the address of the Issuer specified herein (and shall be effective when such mailing shall be effective, as provided therein). The Issuer agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. 12.5 Non-Exclusive Jurisdiction. Nothing contained in this Section 12 shall affect the right of the Collateral Agent, or the Purchasers to serve process in any other manner permitted by 12640916-7 60 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 196 of 381

Applicable Law or commence legal proceedings or otherwise proceed against the Issuer in any other jurisdiction. 13. GENERAL PROVISIONS 13.1 Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. The Issuer may not transfer, pledge, or assign this Agreement or any other Note Document or any of its rights or obligations hereunder or under any other Note Document without the prior written consent of the Required Purchasers (which may be granted or withheld in the Required Purchasers’ discretion, subject to Section 13,5). The Purchasers may not sell, transfer, assign, or pledge any Notes or all or any part of the Purchasers’ obligations, rights, and benefits under this Agreement and the other Note Documents (any such sale, transfer, assignment, or pledge, a “Purchaser Transfer”) [without the prior written consent of the Issuer (such consent not to be unreasonably withheld, conditioned, or delayed)] [Purchasers to confirm]; provided that such consent shall not be required for a Purchaser Transfer to (i) a Person who at such time is an existing Purchaser, (ii) to an Affiliate of such transferring Purchaser, or (iii) to any other Person at any time during which an Event of Default has occurred and is continuing. The Issuer and the Collateral Agent shall be entitled to continue to deal solely and directly with such Purchaser in connection with the interests so assigned until the Required Purchasers shall have received and accepted an effective assignment agreement in form satisfactory to the Required Purchasers executed, delivered and fully completed by the applicable parties thereto (with a copy to the Collateral Agent), and shall have received such other information regarding such assignee as the Required Purchasers reasonably shall require. Each transferee of Notes will be deemed to have made the representations and warranties of a Purchaser hereunder, with effect as of the date of transfer. The Issuer shall maintain at one of its offices in the United States a register for the recordation of the names and addresses of the Purchasers and principal amounts (and stated interest) of the Notes owing to each Purchaser pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Issuer, the Collateral Agent, and the Purchasers shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Purchaser hereunder for all purposes of this Agreement and the other Note Documents. The Register shall be available for inspection by any Purchaser and the Collateral Agent at any reasonable time and from time to time upon reasonable prior notice. Notwithstanding any other language to the contrary contained herein or in any other Note Documents, as of any particular date, the Collateral Agent shall be entitled to rely conclusively upon the Register (including without limitation in connection with any determination as to which Purchasers constitute the Required Purchasers under this Agreement). For the avoidance of doubt, the Collateral Agent (in its capacity as the Collateral Agent) shall have no responsibility for maintaining the Register. If the Issuer fails to provide the Collateral Agent with the Register upon the Collateral Agent’s request thereof, the Collateral Agent shall be entitled to rely conclusively upon information provided by any Purchaser as to the unpaid principal, interest and other amounts due and owing to such Purchaser. 13.2 Indemnification; Waivers. (a) Indemnification by the Issuer. The Issuer agrees to indemnify, reimburse, defend, and hold the Collateral Agent and its directors, officers, employees, consultants, agents, attorneys, or any other Person affiliated with or representing the Collateral Agent (each, an 12640916-7 61 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 197 of 381

“Indemnified Person”) harmless against: (i) all liabilities, obligations, demands, and claims asserted by any other party in connection with, related to, following, or arising from, out of, or under the transactions contemplated by the Note Documents, whether in contract, tort, or otherwise (collectively, “Claims”); and (ii) all Purchasers’ Expenses and other losses and expenses incurred, or paid by Indemnified Person in connection with, related to, following, or arising from, out of, or under, the transactions contemplated by the Note Documents (including reasonable attorneys’ fees and expenses and, if necessary or appropriate, one local counsel in each reasonably necessary and materially relevant jurisdiction for the Indemnified Persons as a whole), except, in each case, for Claims and/or losses directly caused by such Indemnified Person’s gross negligence, fraud, or willful misconduct, in each case, as determined by a court of competent jurisdiction by final and non-appealable judgment. The Issuer hereby further agrees to indemnify, reimburse, defend, and hold each Indemnified Person harmless from and against any and all liabilities, obligations, demands, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses, and disbursements of any kind or nature whatsoever (including the fees and disbursements of one counsel for and, if necessary or appropriate, one local counsel in each reasonably necessary and materially relevant jurisdiction for the Indemnified Persons, taken as a whole) in connection with any investigative, response, remedial, administrative, or judicial matter or proceeding, whether or not such Indemnified Person shall be designated a party thereto and including any such proceeding initiated by or on behalf of the Issuer or its stockholders, except for liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses, and disbursements directly caused by such Indemnified Person’s gross negligence, fraud, or willful misconduct, in each case, as determined by a court of competent jurisdiction by final and non-appealable judgment. This Section 13.2(a) shall not apply with respect to taxes, assessments, or other governmental charges other than any taxes, assessments, and other governmental charges that represent Claims arising from any non-tax claim. (b) Waiver of Consequential Damages. To the fullest extent permitted by Applicable Law, no party hereto shall assert, and each party hereto hereby waives, any claim against any Indemnified Person or any other party hereto, on any theory of liability, for special, indirect, consequential, or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Note Document, or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, or the use of the proceeds thereof. No Indemnified Person shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Note Documents or the transactions contemplated hereby or thereby. 13.3 Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision. 13.4 Correction of Note Documents. The Required Purchasers may correct patent errors and fill in any blanks in this Agreement and the other Note Documents consistent with the agreement of the parties. 13.5 Amendments in Writing; Integration. 12640916-7 62 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 198 of 381

(a) No amendment, waiver, modification, or termination of any provision of this Agreement or any other Note Document, no approval or consent hereunder or thereunder, or any consent to any departure by the Issuer or any of its Subsidiaries herefrom or therefrom, shall in any event be effective unless the same shall be in writing and signed by the Issuer, the Collateral Agent, and the Required Purchasers; provided that: (i) no such amendment, waiver, or other modification that would have the effect of increasing or reducing the amount outstanding under the Notes held by a Purchaser shall be effective as to such Purchaser without such Purchaser’s written consent; (ii) no such amendment, waiver, or modification that would affect the rights, duties, benefits, privileges, protections, indemnities or immunities of the Collateral Agent shall be effective without the Collateral Agent’s written consent or signature; (iii) no such amendment, waiver, or other modification shall, unless signed by all the Purchasers directly affected thereby and: (A) reduce the principal of, rate of interest on, or any fees with respect to the Notes or forgive any principal, or fees, or interest (other than default interest) with respect to the Notes; (B) postpone the date fixed for, or waive, any payment of principal of any Note or of interest on any Note (other than default interest); (C) change the definition of the term “Required Purchasers” or the percentage of Purchasers that shall be required for the Purchasers to take any action hereunder; (D) release all or substantially all of or any material portion of the Collateral, authorize the Issuer to sell or otherwise dispose of all or substantially all of or any material portion of the Collateral, or release any Guarantor of all or any portion of the Obligations or its Guarantee obligations with respect thereto, except, in each case with respect to this clause (D), as otherwise may be expressly permitted under this Agreement or the other Note Documents (including in connection with any disposition permitted hereunder); (E) amend, waive, or otherwise modify this Section 13,5 or the definitions of the terms used in this Section 13,5 insofar as the definitions affect the substance of this Section 13,5; (F) consent to the assignment, delegation, or other transfer by the Issuer of any of its rights and obligations under any Note Document or release the Issuer of its payment obligations under any Note Document, except, in each case with respect to this clause (F), pursuant to a merger or consolidation permitted pursuant to this Agreement; (G) amend any of the provisions of Section 10.4 that provide for the Purchasers to receive their pro rata share of any fees, payments, setoffs, or proceeds of Collateral hereunder; (H) subordinate the Liens granted in favor of Collateral Agent securing the Obligations; or (I) amend any of the provisions of Section 13.5 (J) make any change that materially adversely affects the conversion rights of any Note; and (iv) It is hereby understood and agreed that all Purchasers shall be deemed directly affected by an amendment, waiver or other modification of the type described in the preceding clauses (C), (D), (E), (F), (G) and (H) of the immediately preceding sentence 12640916-7 63 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 199 of 381

(b) Other than as expressly provided for in Section 13.5(a)(i)-('iii), the Required Purchasers may from time to time designate covenants or other terms in this Agreement less restrictive on the Issuer or its Subsidiaries by notification to a representative of the Issuer. The Required Purchasers (or the Purchasers’ Representative on their behalf) may from time to time consent to the creation and issuance of additional notes having the same terms and conditions as the Notes in all respects (or in all respects except for the issue date, issue price, the initial Interest Payment Date (if applicable) and the payment of interest accruing prior to the issue date of the additional notes), and any limitation on the aggregate principal amount of the Notes in this Indenture or any of the Notes shall, upon such consent, be deemed to be amended accordingly. (c) For so long as the Voting Agreement is in effect and the Investors (as defined in the Voting Agreement) have appointed any Investor Designees (as defined in the Voting Agreement) who are members of the Board of Directors, the approval of a written consent signed on behalf of each of the directors (including such Investor Designees) or the approval of a resolution of the Board of Directors including such Investor Designees at a properly constituted meeting of the Board of Directors shall be deemed to be an approval (or consent or waiver, as the case may be) of the Required Purchasers of any event, occurrence, transaction or state of affairs which would otherwise be in conflict or breach of any of the covenants in Section 7 or Section 8 of this Agreement, to the extent expressly approved by the Board of Directors in such resolution(s). (d) Each of the Purchasers hereby irrevocably appoints John Bitove to act on its behalf as representative (the “Purchasers’ Representative”) hereunder and under the other Note Documents and authorizes the Purchasers’ Representative to take any actions on its behalf and to exercise such powers as are delegated to the Required Purchasers by the terms hereof or thereof from time to time, but shall not be obligated to exercise such discretion. The Person serving as the Purchasers’ Representative hereunder shall have the same rights and powers in its capacity as a Purchaser as any other Purchaser and may exercise the same as though it were not the Purchasers’ Representative, and the term “Purchaser” or “Purchasers” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Purchasers’ Representative hereunder in its individual capacity. The Purchasers’ Representative shall not have any duties or obligations except those expressly set forth herein, and its duties hereunder shall be administrative in nature. The Purchasers’ Representative shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing and shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby. The Purchasers’ Representative shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Purchasers. The Purchasers’ Representative may at any time give notice of its resignation to the Purchasers and the Issuer. Upon receipt of any such notice of resignation, the Required Purchasers shall have the right to appoint a successor. (e) This Agreement and the Note Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements with respect to such subject matter. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Note Documents merge into this Agreement and the Note Documents. 12640916-7 64 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 200 of 381

13.6 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile, portable document format (.pdf), or other electronic transmission will be as effective as delivery of a manually executed counterpart hereof. Unless otherwise provided herein or in any other related document, the words “execute,” “execution,” “signed,” and “signature” and words of similar import used in or related to any document to be signed in connection with this Agreement, any other Note Document, any other related document, or any of the transactions contemplated hereby (including amendments, waivers, consents, and other modifications) shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity, or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other similar state laws based on the Uniform Electronic Transactions Act. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm, or otherwise verify the validity or authenticity thereof. 13.7 Survival. All covenants, representations, and warranties made in this Agreement will continue in full force and effect until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations) have been satisfied. The obligation of the Issuer in Section 13,2 to indemnify the Collateral Agent, the confidentiality provisions in Section 13,8, and the provisions of Section 13,12 shall survive the termination of the Note Documents and the payment in full of the Obligations hereunder. 13.8 Confidentiality. In handling any confidential information of Issuer, each of the Purchasers and Collateral Agent shall exercise the same degree of care that it exercises for their own proprietary information, but disclosure of information may be made: (a) subject to the terms and conditions of this Agreement, to the Purchasers’ and Collateral Agent’s Subsidiaries or Affiliates, or in connection with a Purchaser’s own financing or securitization transactions and upon the occurrence of a default, event of default or similar occurrence with respect to such financing or securitization transaction; (b) to prospective transferees (other than those identified in (a) above) or purchasers of any interest in the Notes (provided, however, the Purchasers and Collateral Agent shall, except upon the occurrence and during the continuance of an Event of Default, obtain such prospective transferee’s or purchaser’s agreement to the terms of this provision or to similar confidentiality terms); (c) as required by law, rule, regulation, regulatory or self-regulatory authority, subpoena, or other order; (d) to Purchasers’ or Collateral Agent’s regulators or as otherwise required in connection with an examination or audit; (e) as Collateral Agent or the Required Purchasers may reasonably considers appropriate in exercising remedies under the Note Documents; and (I) to third party service providers of the Purchasers and/or Collateral Agent so long as such service providers have executed a confidentiality agreement or have agreed to similar confidentiality terms with the Purchasers and/or Collateral Agent, as applicable, with terms no less restrictive than those contained herein. Confidential information does not include information that either: (i) is in the public domain or in the Purchasers’ and/or Collateral Agent’s possession when disclosed to the Purchasers and/or Collateral Agent, or 12640916-7 65 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 201 of 381

becomes part of the public domain after disclosure to the Purchasers and/or Collateral Agent through no breach of this provision by the Purchasers or the Collateral Agent; or (ii) is disclosed to the Purchasers and/or Collateral Agent by a third party, if the Purchasers and/or Collateral Agent does not know that the third party is prohibited from disclosing the information. Collateral Agent and the Purchasers may use confidential information for any purpose, including, without limitation, for the development of client databases, reporting purposes, and market analysis so long as the Collateral Agent and the Purchasers do not disclose the identity of Issuer or the identity of any person associated with Issuer. The provisions of the immediately preceding sentence shall survive the termination of this Agreement. The agreements provided under this Section 13,8 supersede all prior agreements, understanding, representations, warranties, and negotiations between the parties about the subject matter of this Section 13,8. 13.9 Public Announcement. Issuer hereby agrees that Collateral Agent and each Purchaser, after consultation with Issuer, may make a public announcement of the transactions contemplated by this Agreement, and may publicize the same in marketing materials, newspapers and other publications, and otherwise, and in connection therewith may use Issuer’s name, tradenames and logos. Notwithstanding the foregoing, such consultation with Issuer shall not be required for any disclosures by Collateral Agent and the Purchasers may also make disclosures to the SEC or other governmental agency and any other public disclosure with investors, other governmental agencies or other related persons. 13.10 Collateral Agent and Purchaser Agreement. The Collateral Agent and the Purchasers hereby agree to the terms and conditions set forth on Exhibit C attached hereto. The Issuer acknowledges and agrees to the terms and conditions set forth on Exhibit C attached hereto. 13.11 Time of Essence. Time is of the essence for the performance of Obligations under this Agreement. 13.12 Several Obligations. All of the obligations and liabilities of the Purchasers under this Agreement are several and not joint or joint and several. 13.13 Termination Prior to Maturity Date; Survival. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations have been satisfied. So long as Issuer has satisfied the Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement and for which no claim has been made) in accordance with the terms of this Agreement, this Agreement may be terminated prior to the Maturity Date by Issuer, effective five (5) Business Days after written notice of termination is given to the Collateral Agent and the Purchasers. 13.14 Withholding In the event that the Issuer is required to remit any amounts to a taxing authority on account of taxes required to be deducted or withheld in respect of the Notes, the Issuer shall be entitled to withhold from or offset any such amounts against any amounts or value payable to such Purchaser (including any value deliverable to such Purchaser in connection with a conversion of a Note). The provisions of this Section 13,14 shall survive the performance or termination of this Agreement. For the avoidance of doubt, the provisions of this Section 13,14 12640916-7 66 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 202 of 381

shall not limit any obligation of the Issuer with respect to Indemnified Taxes set forth in Exhibit D 13.15 Parties Including Trustees; Bankruptcy Court Proceedings. This Agreement, the other Note Documents, and all Liens and other rights and privileges created hereby or pursuant hereto or to any other Note Document shall be binding upon the Note Parties, the estate of each Note Party, and any trustee, other estate representative or any successor in interest of each Note Party in the Chapter 11 Cases or any subsequent case commenced under Chapter 7 of the Bankruptcy Code. This Agreement and the other Note Documents shall be binding upon, and inure to the benefit of, the successors of the Secured Parties and their respective assigns, transferees and endorsees. The Liens created by this Agreement and the other Note Documents shall be and remain valid and perfected in the event of the substantive consolidation or conversion of the Chapter 11 Cases or any other bankruptcy case of the Note Parties to a case under Chapter 7 of the Bankruptcy Code or in the event of dismissal of the Chapter 11 Cases or the release of any Collateral from the jurisdiction of the Bankruptcy Court for any reason, without the necessity that the Collateral Agent file financing statements or otherwise perfect its Liens under applicable law. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of the Note Parties and Secured Parties with respect to the transactions contemplated hereby and no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement or any of the other Note Documents. 13.16 Inconsistency. In the event of any inconsistency between the terms and conditions of this Agreement and of the DIP Orders, the provisions of the DIP Orders shall govern and control. 13.17 Pre-Petition Purchaser Consent. Each Purchaser signatory hereto hereby irrevocably (x) consents, in their capacity as a Purchaser under the Pre-Petition Note Purchase Agreement, to the terms of this Agreement and the other Note Documents and the entry of the Interim Order and the Final Order, (y) authorizes and directs the Purchasers’ Representative to, in a manner determined by the Purchasers’ Representative, credit bid all or any portion of the Pre-Petition Obligations in connection with any proposed sale (including pursuant to the Asset Purchase Agreement) of all or any portion of the assets of any or all of the Note Parties (a “Credit Bid Transaction”) and (z) in connection with any Credit Bid Transaction, consents to the assignment and delegation to a Qualified Purchaser of such rights and obligations under the Pre-Petition Note Purchase Agreement, the other Pre-Petition Note Documents, this Agreement and the other Note Documents, in each case as the Purchasers’ Representative determines in order to consummate such Credit Bid Transaction (and each such Purchaser shall execute and deliver such documents as the Purchasers’ Representative reasonably requests to evidence such assignment and delegation). 13.18 Consent to Credit Bid. Each Purchaser hereby irrevocably (x) authorizes and directs the Purchasers’ Representative to, in a manner determined by the Purchasers’ Representative, credit bid all or any portion of the Obligations in connection with any Credit Bid Transaction and (y) in connection 12640916-7 67 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 203 of 381

with any Credit Bid Transaction, consents to the assignment and delegation to a Qualified Purchaser of such rights and obligations under this Agreement and the other Note Documents, in each case as the Purchasers’ Representative determines in order to consummate such Credit Bid Transaction (and each such Purchaser shall execute and deliver such documents as the Purchasers’ Representative reasonably requests to evidence such assignment and delegation). [Signature Pages Follow] 12640916-7 68 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 204 of 381

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Closing Date. ISSUER: BIRD GLOBAL, INC. By: Name: Title: 12640916-7 [Signature Page to Note Purchase Agreement] Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 205 of 381

PURCHASER: [•] By: Name: Title: 12640916-7 [Signature Page to Note Purchase Agreement] Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 206 of 381

COLLATERAL AGENT: U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION By: Name: Title: 12640916-7 [Signature Page to Note Purchase Agreement] Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 207 of 381

EXHIBIT A Description of Collateral Notes: 1. Second priority 2. Second priority Stock No. of Percentage Percentage of Holder Issuer Class of Stock Certificate No. Shares of Total Owned Issuer’s Stock Pledged Bird Global, Inc.1 Bird Rides, Inc. Common Stock N/A One 100% 100% Bird Global, Inc.2 1393631 B.C. Unlimited Liability Company Common Shares C-l One 100% 100% 12640916-7 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 208 of 381

EXHIBIT B [FORM OF DIP NOTE] THE OFFER AND SALE OF THE NOTES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND SUCH NOTES AND SHARES MAY NOT BE OFFERED, SOLD, PLEDGED, HEDGED, OR OTHERWISE TRANSFERRED, EXCEPT (X) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND A CURRENT PROSPECTUS, (Y) IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT, OR (Z) PURSUANT TO ANOTHER APPLICABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT. THE NOTES REPRESENTED HEREBY ARE GOVERNED BY THE PROVISIONS OF A SUBORDINATED SECURED AND SUPER PRIORITY DEBTOR IN-POSSESSION NOTE PURCHASE AGREEMENT, DATED AS OF DECEMBER 19, 2023 (THE “AGREEMENT”), BY AND AMONG BIRD GLOBAL, INC., AS ISSUER, THE PURCHASERS NAMED THEREIN, AND U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, AS COLLATERAL AGENT. BY ACCEPTING ANY NOTE REPRESENTED HEREBY, THE HOLDER THEREOF WILL BE DEEMED TO AGREE TO BE BOUND BY THE TERMS OF THE AGREEMENT AS A PURCHASER. THE INDEBTEDNESS EVIDENCED BY THIS NOTE IS SUBJECT TO THE SUBORDINATION AND INTERCREDITOR PROVISIONS SET FORTH IN THE DIP ORDERS (AS DEFINED IN THE AGREEMENT). THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR U.S. FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE, AND YIELD TO MATURITY WITH RESPECT TO THIS NOTE MAY BE OBTAINED BY WRITING TO THE ISSUER AT THE FOLLOWING ADDRESS: 392 NE 191ST STREET #20388, MIAMI, FLORIDA 33179; ATTENTION: CHIEF FINANCIAL OFFICER; EMAIL: BEN.LU@BIRD.CO. 12640916-7 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 209 of 381

Secured DIP Promissory Note No. [ ] U.S. $[ ] Bird Global, Inc., a Delaware corporation (herein called the “Issuer”), which term includes any successor corporation under the Agreement referred to on the reverse hereof, for value received, hereby promises to pay to [ ], or registered assigns, the principal sum of [ ] UNITED STATES DOLLARS (U.S. $[ ]) (which amount may from time to time be increased or decreased by adjustments made on the records of the Issuer in accordance with the Agreement) on the Maturity Date (as defined in the Agreement). The Issuer will pay all outstanding principal of any Note and accrued and unpaid interest thereon as provided in the Agreement. Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place. Capitalized terms used but not defined herein shall have such meanings as are ascribed to such terms in the Agreement. In the case of any conflict between this Note and the Agreement, the provisions of the Agreement shall control. [Signature Page Follows] 12640916-7 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 210 of 381

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed. BIRD GLOBAL, INC. Dated: Name: Title: 12640916-7 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 211 of 381

[FORM OF REVERSE OF NOTE] BIRD GLOBAL, INC. Secured DIP Promissory Note This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Secured Promissory Notes (the “Notes”), initially limited in aggregate principal amount to $[TBD], all issued under and pursuant to a Note Purchase Agreement, dated as of December [ ], 2023 (including all exhibits and schedules hereto, as the same may be amended, restated, supplemented, or otherwise modified from time to time, the “Agreement”), by and among the Issuer, the Purchasers named therein, and U.S. Bank Trust Company, National Association, as Collateral Agent, to which Agreement and all agreements supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties, and immunities thereunder of the Issuer and the Purchasers of the Notes. Except as provided for in the Agreement, the principal amount on this Note shall be payable, when and if due, only against surrender therefor, while payments of interest on this Note shall be made in accordance with the Agreement. 1. Interest. Interest will accrue on this Note at a rate of 18.0% per annum, payable as set forth in the Agreement. 2. Redemption. The Notes will be subject to Redemption as provided in the Agreement. 3. Acceleration of Maturity. The Agreement contains provisions for acceleration of the maturity of the unpaid principal amount of this Note upon the happening of certain stated events upon the terms and conditions specified therein. 4. Denominations. The Notes are issuable only in registered form in minimum denominations of $1,000 and any integral multiple of $1.00 in excess thereof, as provided in the Agreement and subject to certain limitations therein set forth. 5. Transfer. This Note is assignable or transferable, in whole or in part, solely to the extent such assignment or transfer is permitted pursuant to the terms of the Agreement. THIS NOTE, AND ANY CLAIM, CONTROVERSY, OR DISPUTE ARISING UNDER OR RELATED TO THIS NOTE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. 12640916-7 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 212 of 381

EXHIBIT C Collateral Agent Terms 1. Appointment of Collateral Agent. (a) Each Purchaser hereby appoints U.S. Bank Trust Company, National Association (together with any successor Collateral Agent pursuant to Section 7 of this Exhibit C) as Collateral Agent under the Note Documents and authorizes the Collateral Agent to (i) take such action on its behalf and to exercise such rights, powers, and remedies and perform such duties as are expressly delegated to the Collateral Agent under the Note Documents and (ii) exercise such powers as are reasonably incidental thereto. Except for Section 8 and the first sentence of Section 7 of this Exhibit C, the provisions of this Exhibit C are solely for the benefit of the Collateral Agent and the Purchasers, and the Issuer shall not have rights as a third-party beneficiary of any of such provisions. (b) Without limiting the generality of clause (a) above, the Collateral Agent is hereby authorized to (i) hold security interests in the Collateral for the ratable benefit of the Purchasers and otherwise act as collateral agent for the Secured Parties for purposes of the perfection of all Liens created by the Note Documents and all other purposes stated therein, (ii) take, at the direction of the Required Purchasers, such action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by the Note Documents, and (iii) except as may be otherwise specified in any Note Document, exercise, at the direction of the Required Purchasers, all remedies given to the Collateral Agent and the Purchasers with respect to the Issuer and/or the Collateral, whether under the Note Documents, Applicable Law, or otherwise. The Collateral Agent may, upon any term or condition it specifies, perform any and all of its duties and exercise its rights and powers hereunder or under any other Note Document by or through any one or more sub-agents appointed by the Collateral Agent. The Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective directors, officers, employees, agents, trustees, representatives, attorneys, accountants, or other advisors or consultants (each, a “Related Party”). The exculpatory, indemnification, and other provisions of this Exhibit C shall apply to any such sub-agent and to the Related Parties of the Collateral Agent and any such sub-agent. The Collateral Agent shall not be responsible for the negligence or misconduct of any sub agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Collateral Agent acted with gross negligence or willful misconduct in the selection of such sub-agents. (c) Each Purchaser hereby irrevocably appoints, designates, authorizes, and directs the Collateral Agent to enter into the Intercreditor Agreement on its behalf and to take action on its behalf pursuant to the provisions thereof as directed by the Required Purchasers. Each Purchaser further agrees to be bound by the terms and conditions of the Intercreditor Agreement. (d) Under the Note Documents, the Collateral Agent (i) is acting solely on behalf of the Purchasers, with duties that are entirely administrative in nature, 12640916-7 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 213 of 381

notwithstanding the use of the defined term “Collateral Agent,” the terms “agent,” “Collateral Agent,” and “collateral agent” and similar terms in any Note Document to refer to the Collateral Agent, which terms are used for title purposes only, are not intended to connote any fiduciary or other implied (or express) obligations arising under any agency doctrine of any Applicable Law, and are intended to create or reflect only an administrative relationship between contracting parties, (ii) is not assuming any obligation under any Note Document other than as expressly set forth therein or any role as agent, fiduciary, or trustee of or for any Purchaser or any other Person, and (iii) shall have no implied functions, responsibilities, duties, obligations, or other liabilities under any Note Document, and each Purchaser, by accepting the benefits of the Note Documents, hereby waives and agrees not to assert any claim against the Collateral Agent based on the roles, duties, and legal relationships expressly disclaimed in clauses (i) through (iii) above. Except as expressly set forth in the Note Documents, the Collateral Agent shall not have any duty to disclose, and shall not be liable for failure to disclose, any information relating to the Issuer or any of its Subsidiaries that is communicated to or obtained by U.S. Bank Trust Company, National Association or any of its Affiliates in any capacity. 2. Binding Effect; Reliance on Instructions from Required Purchasers. (a) Each Purchaser, by accepting the benefits of the Note Documents, agrees that (i) any action taken by the Collateral Agent, the Required Purchasers (or, if expressly required in any Note Document, a greater proportion of the Purchasers) or the Purchasers’ Representative in accordance with the provisions of the Note Documents, (ii) any action taken by the Collateral Agent in reliance upon the instructions of the Purchasers’ Representative or the Required Purchasers (or, where so required, such greater proportion), and (iii) the exercise by the Collateral Agent, the Purchasers’ Representative or the Required Purchasers (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Purchasers. (b) If the Collateral Agent shall request instructions from the Required Purchasers or all affected Purchasers with respect to any act or action (including failure to act) in connection with any Note Document, then the Collateral Agent shall be entitled to refrain from such act or taking such action unless and until the Collateral Agent shall have received instructions from the Required Purchasers or all affected Purchasers, as the case may be, and the Collateral Agent shall not incur liability to any Person by reason of so refraining. The Collateral Agent shall be fully justified in failing or refusing to take any action under any Note Document (i) if such action would, in the opinion of the Collateral Agent, be contrary to any Applicable Law or any Note Document, (ii) if such action would, in the opinion of the Collateral Agent, expose the Collateral Agent to any potential liability under any Applicable Law, or (iii) if the Collateral Agent shall not first be indemnified to its satisfaction against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Purchaser shall have any right of action whatsoever against the Collateral Agent as a result of the Collateral Agent acting or refraining from acting under any Note Document in accordance with the instructions of the Required Purchasers or all affected Purchasers, as applicable. 3. Collateral Agent’s Reliance, Etc. The Collateral Agent may, without incurring 12640916-7 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 214 of 381

any liability hereunder, (a) consult with any of its Related Parties and, whether or not selected by it, any other legal counsel, advisors, accountants, and other experts (including legal counsel and advisors to, and accountants and experts engaged by, the Issuer), and take or omit to take any action in accordance with the advice of any such legal counsel, advisors, accountants, and other experts, and (b) rely and act upon any document and information (including those transmitted by electronic transmission) and any telephone message or conversation or other oral statement, in each case, believed by it to be genuine and to have been transmitted, signed, or otherwise authenticated by the appropriate parties. None of the Collateral Agent or any of its Related Parties shall be liable for any action taken or omitted to be taken by any of them under or in connection with any Note Document, and each Purchaser and the Issuer hereby waives and shall not assert (and the Issuer shall cause its Subsidiaries to waive and agree not to assert) any right, claim, or cause of action based thereon, except to the extent of liabilities resulting from the gross negligence or willful misconduct of the Collateral Agent or, as the case may be, such Related Party (in each case, as determined in a final, non-appealable judgment of a court of competent jurisdiction) in connection with the duties of the Collateral Agent expressly set forth herein. Without limiting the foregoing, the Collateral Agent: (i) shall not be responsible or otherwise incur liability for any action or omission taken in reliance upon the instructions of the Purchasers’ Representative or the Required Purchasers or for the actions or omissions of any of its Related Parties, except to the extent that a court of competent jurisdiction determines in a final non-appealable judgment that the Collateral Agent acted with gross negligence or willful misconduct in the selection of such Related Party; (ii) shall not be responsible to any Purchaser or other Person for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency, or value of, or the attachment, perfection, or priority of any Lien created or purported to be created under or in connection with, any Note Document; (iii) makes no warranty or representation, and shall not be responsible, to any Purchaser or other Person for any statement, document, information, representation, or warranty made or furnished by or on behalf of the Issuer or any Related Party of the Issuer in connection with any Note Document or any transaction contemplated therein or any other document or information with respect to the Issuer, whether or not transmitted or (except for documents expressly required under any Note Document to be transmitted to the Purchasers) omitted to be transmitted by the Collateral Agent, including as to completeness, accuracy, scope, or adequacy thereof, or for the scope, nature, or results of any due diligence performed by the Collateral Agent in connection with the Note Documents; and (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any provision of any Note Document, whether any condition set forth in any Note Document is satisfied or waived, as to the financial condition of the Issuer or as to the existence or continuation or possible occurrence or continuation of any Event of Default, and shall not be deemed to have notice or knowledge of such occurrence or continuation unless it has received a notice from either the Issuer, the Purchasers’ Representative or the Required Purchasers describing such Event of Default that is clearly labeled “notice of default”; and, for each of the items set forth in clauses (i) through (iv) above, each Purchaser and the Issuer hereby waives and agrees not to assert, and the Issuer shall cause its Subsidiaries to waive and agree not to assert, any right, claim, or cause of action it might have against the Collateral Agent based thereon. 4. Collateral Agent Individually. The Collateral Agent and its Affiliates may make loans and other extensions of credit to, acquire stock and stock equivalents of, and engage in any kind of business with the Issuer as though it were not acting as the Collateral Agent and may receive separate fees and other payments therefor. To the extent the Collateral Agent or any of its 12640916-7 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 215 of 381

Affiliates becomes a Purchaser hereunder, it shall have and may exercise the same rights and powers hereunder and shall be subj ect to the same obligations and liabilities as any other Purchaser, and the terms “Purchaser,” “Required Purchaser,” and any similar terms shall, except where otherwise expressly provided in any Note Document, include, without limitation, the Collateral Agent or such Affiliate, as the case may be, in its individual capacity as Purchaser, or as one of the Required Purchasers. 5. Purchaser Credit Decision. Each Purchaser acknowledges that it has, independently and without reliance upon the Collateral Agent, any other Purchaser, or any of their Affiliates or upon any document solely or in part because such document was transmitted by the Collateral Agent or any of its Related Parties, conducted its own independent investigation of the financial condition and affairs of the Issuer and has made and will continue to make its own credit decisions in connection with entering into, and taking or not taking any action under, any Note Document or with respect to any transaction contemplated in any Note Document, in each case, based on such documents and information as it shall deem appropriate. The Collateral Agent shall not have any duty or responsibility to provide any Purchaser with any credit or other information concerning the business, prospects, operations, financial and other condition, or creditworthiness of the Issuer that may come into the possession of the Collateral Agent or any of its Related Parties. 6. Indemnification. Each Purchaser agrees to reimburse the Collateral Agent and each of its Related Parties (to the extent not reimbursed by the Issuer as required under the Note Documents (including pursuant to Section 13.2 of the Agreement)) promptly upon demand for its pro rata share, based on the principal amount of the outstanding Notes held by each of the Purchasers at such time (its “Pro Rata Share”), of any out-of-pocket costs and expenses (including, without limitation, fees, charges, and disbursements of financial, legal, and other advisors and any taxes or insurance paid in the name of, or on behalf of, the Issuer) incurred by the Collateral Agent or any of its Related Parties in connection with the preparation, syndication, execution, delivery, administration, modification, amendment, consent, waiver, or enforcement of, or the taking of any other action (whether through negotiations, through any work-out, bankruptcy, restructuring, or other legal or other proceeding (including, without limitation, preparation for and/or response to any subpoena or request for document production relating thereto) or otherwise) in respect of, or legal advice with respect to, its rights or responsibilities under, any Note Document (such costs and expenses, collectively, “Collateral Agent Expenses”). Each Purchaser further agrees to indemnify the Collateral Agent and each of its Related Parties (to the extent not reimbursed by the Issuer as required under the Note Documents (including pursuant to Section 13.2 of the Agreement)), ratably according to its Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, fees, charges, and disbursements of financial, legal, and other advisors), or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Collateral Agent or any of its Related Parties in any matter relating to or arising out of, in connection with, or as a result of any Note Document or any other act, event, or transaction related, contemplated in, or attendant to any such document, or, in each case, any action taken or omitted to be taken by the Collateral Agent or any of its Related Parties under or with respect to the foregoing; provided that no Purchaser shall be liable to the Collateral Agent or any of its Related Parties under this Section 6 of this Exhibit C to the extent such liability has resulted from the gross negligence or willful misconduct of the Collateral Agent or, as the case may be, such Related Party, in each case, as determined by a final non-appealable judgment of a court of competent jurisdiction. To the extent required by any Applicable Law, the Collateral 12640916-7 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 216 of 381

Agent may withhold from any payment to any Purchaser under a Note Document an amount equal to any applicable withholding tax. The Collateral Agent may offset against any payment to any Purchaser under a Note Document any applicable withholding tax that was required to be withheld from any prior payment to such Purchaser but which was not so withheld, as well as any other amounts for which the Collateral Agent is entitled to indemnification from such Purchaser under the immediately preceding sentence of this Section 6 of this Exhibit C. 7. Successor Collateral Agent. The Collateral Agent may resign at any time by delivering notice of such resignation to the Purchasers and the Issuer, effective on the date set forth in such notice or, if no such date is set forth therein, upon the date such notice shall be effective, in accordance with the terms of this Section 7 of this Exhibit C. The Required Purchasers may deliver notice of removal to the Collateral Agent, effective on the date set forth in such notice or, if no such date is set forth therein, upon the date such notice shall be effective, in accordance with the terms of this Section 7 of this Exhibit C. Upon receipt of any such notice of resignation or removal, the Required Purchasers shall have the right to appoint a successor Collateral Agent. If, after 30 days after the date of the retiring Collateral Agent’s notice of resignation, no successor Collateral Agent has been appointed by the Required Purchasers and has accepted such appointment, then the retiring Collateral Agent may, on behalf of the Purchasers, appoint a successor Collateral Agent from among the Purchasers. If no such successor Collateral Agent shall have been appointed by the Required Purchasers and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Purchasers) (the “Resignation Effective Date”), then such resignation shall nonetheless become effective in accordance with such notice on the Resignation Effective Date. Effective immediately upon its resignation, (a) the retiring Collateral Agent shall be discharged from its duties and obligations under the Note Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of the Purchasers under any of the Note Documents, the retiring Collateral Agent shall continue to hold such collateral security, as bailee, until such time as a successor Collateral Agent is appointed), (b) the Purchasers shall assume and perform all of the duties of the Collateral Agent until a successor Collateral Agent shall have accepted a valid appointment hereunder, (c) the retiring Collateral Agent and its Related Parties shall no longer have the benefit of any provision of any Note Document other than with respect to any actions taken or omitted to be taken while such retiring Collateral Agent was, or because such Collateral Agent had been, validly acting as Collateral Agent under the Note Documents, and (d) subject to its rights under Section 2(b) of this Exhibit C, the retiring Collateral Agent shall take such action as may be reasonably necessary to assign to the successor Collateral Agent its rights as Collateral Agent under the Note Documents. Effective immediately upon its acceptance of a valid appointment as Collateral Agent, a successor Collateral Agent shall succeed to, and become vested with, all the rights, powers, privileges, and duties of the retiring Collateral Agent under the Note Documents (other than any rights to indemnity payments owed to the retiring Collateral Agent). After the retiring Collateral Agent’s resignation or removal hereunder, the provisions of this Exhibit C and Article 12 and Section 13.2 of the Agreement shall continue in effect for the benefit of such retiring Collateral Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Collateral Agent was acting as Collateral Agent. 8. Release of Collateral. (a) Each Purchaser hereby consents to the release and hereby directs the Collateral Agent, at the sole cost and expense of the Issuer, to release (or in the case of 12640916-7 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 217 of 381

clause (ii) below, release or subordinate) the following: (i) any Guarantor if all of the stock of such Subsidiary owned directly or indirectly by the Issuer is sold or transferred in a transaction permitted under the Note Documents (including pursuant to a valid waiver or consent), to the extent that, after giving effect to such transaction, such Subsidiary would not be required to guaranty any Obligations pursuant to any Note Document; and (ii) any Lien held by the Collateral Agent for the benefit of the Secured Parties against any Collateral that is sold or otherwise disposed of by Issuer in a transaction permitted by the Note Documents (including pursuant to a valid waiver or consent); provided that the Issuer shall have provided to the Collateral Agent a certificate stating that such transaction is permitted under the Note Documents (and each Purchaser hereby authorizes and directs the Collateral Agent to conclusively rely on such certificate in performing its obligations under this clause (a)). (b) Each Purchaser hereby consents and directs the Collateral Agent, at the sole cost and expense of the Issuer, to enter into, and perform under, the Asset Purchase Agreement. (c) Upon request by the Collateral Agent at any time, the Required Purchasers will promptly confirm in writing (which shall not be unreasonably delayed) the Collateral Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guarantee pursuant to this Section 8. 9. Exculpatory Provisions. (a) The Collateral Agent shall not have any duties or obligations except those expressly set forth in the Agreement, including this Exhibit C, and in the other Note Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Collateral Agent shall not: (i) be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing; (ii) have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Agreement, including this Exhibit C, or by the other Note Documents that the Collateral Agent is required to exercise as directed in writing by the Purchasers’ Representative or the Required Purchasers (or such other number or percentage of the Purchasers as shall be expressly provided for in this Agreement or in the other Note Documents), and in all cases the Collateral Agent shall be fully justified in failing or refusing to act hereunder or under any other Note Documents unless it shall (a) receive written instructions from the Purchasers’ Representative or the Required Purchasers (or such other number or percentage of the Purchasers as shall be expressly provided for herein or in the other Note Documents) specifying the action to be taken and (b) be indemnified to its satisfaction by the Purchasers against any and all liability and expenses that may 12640916-7 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 218 of 381

be incurred by it by reason of taking or continuing to take any such action; provided that the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose it to liability or that is contrary to any applicable Note Document or Applicable Law; (iii) except as expressly set forth herein and in the other applicable Note Documents, (x) have any duty to disclose or (y) be liable for the failure to disclose, any information relating to the Issuer or any of its Affiliates that is communicated to or obtained by the Collateral Agent or any of its Affiliates in any capacity; or (iv) be liable for any apportionment or distribution of payments made by it in good faith and, if any such apportionment or distribution is subsequently determined to have been made in error, the sole recourse of any Purchaser to whom payment was due but not made shall be to recover from other Purchasers any payment in excess of the amount to which they are determined to be entitled (and such other Purchasers hereby agree to return to such Purchaser any such erroneous payments received by them). (b) The Collateral Agent shall not be liable for any action taken or not taken by it: (i) with the consent of, or at the request of, the Purchasers’ Representative or the Required Purchasers (or such other number or percentage of the Purchasers as shall be necessary, or as the Collateral Agent shall believe in good faith shall be necessary, under the circumstances, as provided for herein or in the other Note Documents); provided that no action, or any omission to act, taken by the Collateral Agent at the direction of the Purchasers’ Representative or the Required Purchasers (or such other number or percentage of the Purchasers as shall be expressly provided for herein or in the other Note Documents) shall constitute gross negligence or willful misconduct, including, without limitation, Section 6 of this Exhibit C; or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by a final and non-appealable judgment. The Collateral Agent shall be entitled to request written instructions, or clarification of any instruction or request, from the Purchasers’ Representative or the Required Purchasers (or, if the relevant Note Document stipulates the matter is a decision for any other Purchaser or group of Purchasers, from that Purchaser or group of Purchasers) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority, or discretion, and the Collateral Agent may without any liability hereunder or under any other Note Document refrain from acting unless and until it receives those written instructions or that clarification. In the absence of such written instructions, the Collateral Agent may act (or refrain from acting) as it considers to be in the best interests of the Purchasers. The instructions as aforesaid and any action taken or failure to act pursuant thereto by the Collateral Agent shall be binding on all of the Purchasers. (c) The Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty, or representation made in or in connection with the Agreement or any other Note Document, (ii) the contents of any certificate, report, or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements, or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness, or genuineness of this 12640916-7 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 219 of 381

Agreement, any other Note Document or any other agreement, instrument, or document, (v) the satisfaction of any condition set forth herein, other than to confirm receipt of items expressly required to be delivered to the Collateral Agent, (vi) the existence, value, perfection, or priority of any collateral security or the financial or other condition of the Issuer, any Guarantor, or any other obligor or guarantor, or (vii) any failure by the Issuer or Guarantor or any other Person (other than itself) to perform any of its obligations hereunder or under any other Note Document or the performance or observance of any covenants, agreements, or other terms or conditions set forth herein or therein. (d) The Collateral Agent shall not be obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations, or responsibilities or the exercise of any right, power, authority, or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it. (e) The Collateral Agent shall not be responsible for any unsuitability, inadequacy, expiration, or unfitness of any security interest created hereunder or pursuant to any other Note Document, nor shall it be obligated to make any investigation into, and shall be entitled to assume, the adequacy and fitness of any security interest created hereunder or pursuant to any other Note Document. (f) The Collateral Agent shall not be responsible or liable for any failure or delay in the performance of its obligations hereunder or any other Note Document arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, epidemics, pandemics, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss, or malfunctions of utilities, communications, or computer (software and hardware) services or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility. (g) The Collateral Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value, or collectability of the Collateral, the existence, priority, or perfection of the Collateral Agent’s Liens thereon, or any certificate prepared by any party in connection therewith, nor shall the Collateral Agent have any duty to, and shall not be responsible or liable to the Purchasers for any failure to, monitor, maintain, or preserve any portion of the Collateral, any security interests of the Collateral Agent therein, or any filings, registrations, or recordings made with respect thereto. The Collateral Agent shall not have any obligation whatsoever to any Purchaser or any other person to investigate, confirm, or assure that the Collateral exists or is owned by the Issuer or is insured or has been encumbered, or that the liens and security interests granted to the Collateral Agent pursuant hereto or any of the other Note Documents or otherwise have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority. 12640916-7 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 220 of 381

EXHIBIT D Taxes; Increased Costs 1. Defined Terms. For purposes of this Exhibit D: (a) “Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise taxes or branch profits taxes. (b) “Excluded Taxes” means any of the following taxes imposed on or with respect to a Purchaser or required to be withheld or deducted from a payment to a Purchaser, (i) taxes imposed on or measured by net income (however denominated), franchise taxes, and branch profits taxes, in each case, (A) imposed as a result of such Purchaser being organized under the laws of, or having its principal office or, in the case of any Purchaser, its applicable lending office located in, the jurisdiction imposing such tax (or any political subdivision thereof) or (B) that are Other Connection Taxes, (ii) in the case of a Purchaser, U.S. federal withholding taxes imposed on amounts payable to or for the account of such Purchaser with respect to an applicable interest in a Note pursuant to a law in effect on the date on which (A) such Purchaser acquires such interest in the Note or (B) such Purchaser changes its lending office, except in each case to the extent that, pursuant to Section 2 or Section 4 of this Exhibit D, amounts with respect to such taxes were payable either to such Purchaser’s assignor immediately before such Purchaser became a party hereto or to such Purchaser immediately before it changed its lending office, (iii) taxes attributable to such Purchaser’s failure to comply with Section 6 of this Exhibit D and (iv) any taxes imposed under FATCA. (c) “FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any applicable fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Internal Revenue Code. (d) “Foreign Purchaser” means a Purchaser that is not a U.S. Person. (e) “Indemnified Taxes” means (i) taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Issuer under any Note Document and (ii) to the extent not otherwise described in clause (i), Other Taxes. (f) “Other Connection Taxes” means, with respect to any Purchaser, taxes imposed as a result of a present or former connection between such Purchaser and the jurisdiction imposing such tax (other than connections arising from such Purchaser having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Note Document, or sold or assigned an interest in any Note or other Note Document). 12640916-7 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 221 of 381

(g) “Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Note Document, except any such taxes that are Other Connection Taxes imposed with respect to an assignment. (h) “U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Internal Revenue Code. (i) “Withholding Agent” means the Issuer and the Collateral Agent, as applicable. (j) The term “applicable law” includes FATCA, and the term “Note Document” does not include the Voting Agreement or the Bird Canada Share Purchase Agreement. 2. Payments Free of Taxes. Any and all payments by or on account of any obligation of the Issuer under any Note Document shall be made without deduction or withholding for any taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such tax is an Indemnified Tax, then the sum payable by the Issuer shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2 or Section 4 of this Exhibit D) the applicable Purchaser receives an amount equal to the sum it would have received had no such deduction or withholding of Indemnified Taxes been made. 3. Payment of Other Taxes by Issuer. The Issuer shall timely pay to the relevant Governmental Authority in accordance with applicable law any Other Taxes. 4. Indemnification by Issuer. The Issuer shall indemnify each Purchaser for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under Section 2 or this Section 4 of this Exhibit D) payable or paid by such Purchaser or required to be withheld or deducted from a payment to such Purchaser and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Issuer by a Purchaser shall be conclusive absent manifest error. 5. Evidence of Payments. As soon as commercially practicable after any payment of taxes by the Issuer to a Governmental Authority pursuant to the provisions of this Exhibit D, the Issuer shall deliver to the applicable Purchaser the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to such Purchaser. 12640916-7 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 222 of 381

6. Status of Purchasers. (a) Any Purchaser that is entitled to an exemption from or reduction of withholding tax with respect to payments made under any Note Document shall deliver to the Issuer, at the time or times reasonably requested by the Issuer, such properly completed and executed documentation reasonably requested by the Issuer as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Purchaser, if reasonably requested by the Issuer, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Issuer as will enable the Issuer to determine whether or not such Purchaser is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 6(b)(i\ 6(b)(ii) and 6(b)(iv) of this Exhibit D) shall not be required if in the Purchaser’s reasonable judgment such completion, execution or submission would subject such Purchaser to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Purchaser. (b) Without limiting the generality of the foregoing, in the event that Issuer is a U.S. Person, (i) any Purchaser that is a U. S. Person shall deliver to the Issuer on or prior to the date on which such Purchaser becomes a Purchaser under this Agreement (and from time to time thereafter upon the reasonable request of the Issuer), executed copies of IRS Form W-9 certifying that such Purchaser is exempt from U.S. federal backup withholding tax; (ii) any Foreign Purchaser shall, to the extent it is legally entitled to do so, deliver to the Issuer (in such number of copies as shall be requested by the Issuer) on or prior to the date on which such Foreign Purchaser becomes a Purchaser under this Agreement (and from time to time thereafter upon the reasonable request of the Issuer), whichever of the following is applicable: A. in the case of a Foreign Purchaser claiming the benefits of an income tax treaty to which the United States is a party, executed copies of IRS Form W-8BEN or IRS Form W- 8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the applicable article(s) of such tax treaty; B. executed copies of IRS Form W-8ECI; C. in the case of a Foreign Purchaser claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate in form and substance reasonably acceptable to the Issuer, to the effect that such Foreign Purchaser is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue 12640916-7 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 223 of 381

Code, a “10 percent shareholder” of the Issuer within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” related to the Issuer as described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W- 8BEN-E; or D. totheextentaForeignPurchaserisnotthebeneficial owner, executed copies of IRS Form W- 8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W- 8BEN-E, a U.S. Tax Compliance Certificate in form and substance reasonably acceptable to the Issuer, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Purchaser is a partnership and one or more direct or indirect partners of such Foreign Purchaser are claiming the portfolio interest exemption, such Foreign Purchaser may provide a U.S. Tax Compliance Certificate in form and substance reasonably acceptable to the Issuer on behalf of each such direct and indirect partner; (iii) any Foreign Purchaser shall, to the extent it is legally entitled to do so, deliver to the Issuer (in such number of copies as shall be requested by the Issuer) on or prior to the date on which such Foreign Purchaser becomes a Purchaser under this Agreement (and from time to time thereafter upon the reasonable request of the Issuer), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Issuer to determine the withholding or deduction required to be made; and (iv) if a payment made to a Purchaser under any Note Document would be subject to U.S. federal withholding tax imposed by FATCA if such Purchaser were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Purchaser shall deliver to the Issuer at the time or times prescribed by law and at such time or times reasonably requested by the Issuer such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Issuer as may be necessary for the Issuer to comply with its obligations under FATCA and to determine that such Purchaser has complied with such Purchaser’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. (c) Each Purchaser agrees that if any form or certification it previously delivered to the Issuer expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Issuer in writing of its legal inability to do so. 12640916-7 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 224 of 381

7. Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any taxes as to which it has been indemnified pursuant to the provisions of this Exhibit D (including by the payment of additional amounts pursuant to the provisions of this Exhibit D), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under the provisions of this Exhibit D with respect to the taxes giving rise to such refund), net of all out- of-pocket expenses (including taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 7 (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 7, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 7 the payment of which would place the indemnified party in a less favorable net after-tax position than the indemnified party would have been in if the tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such tax had never been paid. This Section 7 shall not be construed to require any indemnified party to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the indemnifying party or any other Person. 8. Survival. Each party’s obligations under the provisions of this Exhibit D shall survive the resignation or replacement of the Collateral Agent or any assignment of rights by, or the replacement of, a Purchaser and the repayment, satisfaction or discharge of all obligations under any Note Document. 12640916-7 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 225 of 381

SCHEDULE 2.1-A DIP Note Purchasers Purchaser Name Purchaser Notice Information Aggregate Principal Amount of Notes Cash Consideration Cash Consideration (Bridge Conversion) Share Consideration Issued on the Closing Date MKB Partners Fund II. LP 1 Place Ville Marie. Suite 3670, Montreal, QC H3B 3P2 Attention: Antonio Occhionero $2,952,399.31 $ 2,952,399.31 N/A MKB Partners Fund II International. LP 1 Place Ville Marie. Suite 3670, Montreal. QC H3B 3P2 Attention: Antonio Occhionero $47,600.69 $47,600.69 N/A Maple Beach Investment LLC TD Canada Trust Tower Brookfield Place. 161 Bay Street. Suite 2300, P.O. Box 222, Toronto ON M5J 2S1 Attention: John Bitove Email: bitove@obelysk.com $400,000.00 $400,000.00 N/A Relay Ventures Compass II LP 446 SpadinaRoad. Suite 303, Toronto. ON M5P 3M2 Kevin Talbot Kevin@relay ventures, com Jeannette Wiltse Jeannette@relayventures.com $1,900,000.00 $1,900,000.00 N/A Total $5,600,000.00 $5,600,000.00 12640916-7 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 226 of 381

SCHEDULE 2.1-B Bridge Note Purchasers Purchaser Name Purchaser Notice Information Aggregate Principal Amount of Notes Cash Consideration Cash Consideration (Bridge Conversion) Share Consideration MKB Partners Fund II, LP 1 Place Ville Marie, Suite 3670, Montreal, QC H3B 3P2 Attention: Antonio Occhionero $1,968,266.20 $1,968,266.20 N/A N/A MKB Partners Fund II International, LP 1 Place Ville Marie, Suite 3670, Montreal, QC H3B 3P2 Attention: Antonio Occhionero $31,733.80 $31,733.80 N/A N/A Maple Beach Investment LLC TD Canada Trust Tower Brookfield Place, 161 Bay Street, Suite 2300, P.O. Box 222, Toronto ONM5J2S1 Attention: John Bitove Email: bitove@obelysk.com $200,000.00 $200,000.00 N/A N/A Relay Ventures Compass II LP 446 SpadinaRoad, Suite 303, Toronto, ON M5P 3M2 Kevin Talbot Kevin@relayventmes.com Jeannette Wiltse Jeannette@relayventures.com $1,800,000 $1,800,000 N/A N/A Total $4,000,000 $4,000,000 - 12640916-7 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 227 of 381

SCHEDULE 2.1-C Other Note Purchasers Purchaser Name Purchaser Notice Information Aggregate Principal Amount of Notes Cash Consideration Cash Consideration (Bridge Conversion) Share Consideration Maple Beach Compass LP TD Canada Trust Tower Brookfield Place. 161 Bay Street. Suite 2300, P.O. Box 222, Toronto ONM5J2S1 Attention: John Bitove Email: bitove@obelysk.com $4,100,000 $4,100,000 N/A Relay Ventures Compass LP 446 SpadinaRoad. Suite 303, Toronto. ON M5P 3M2 Kevin Talbot Kevin@relay ventmes. com Jeannette Wiltse Jeannette@relayventures.com $12,000,000 $12,000,000 N/A MKB Partners Fund II LP 1 Place Ville Marie. Suite 3670, Montreal. QC H3B 3P2 Attention: Antonio Occhionero $15,219,989 $9,842,477 $671,808 • 2.826.674 Series 2 Seed Preferred Shares 12640916-7 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 228 of 381

MKB Partners Fund II International LP 1 Place Ville Marie, Suite 3670, Montreal, QC H3B 3P2 Attention: Antonio Occhionero $243,587 $157,523 $10,752 N/A Obelysk Transport L.P. TD Canada Trust Tower Brookfield Place, 161 Bay Street, Suite 2300, P.O. Box 222, Toronto ONM5J2S1 Attention: John Bitove Email: bitove@obelysk.com $12,757,050 $1,658,720 • 1,666,667 Common Shares • 4,000,000 Series 1 Seed Preferred Shares • 1,000,000 Series 1 Preferred Shares - Uncalled Relay Ventures Fund III L.P. 446 SpadinaRoad, Suite 303, Toronto, ON M5P 3M2 Kevin Talbot Kevin@relay ventures, com Jeannette Wiltse Jeannette@relayventures.com $10,106,134 $1,314,038 • 1,320,333 Common Shares • 3,168,800 Series 1 Seed Preferred Shares • 792,200 Series 1 Preferred Shares - Uncalled Relay Ventures Parallel Fund III, L.P. 446 SpadinaRoad, Suite 303, Toronto, ON M5P 3M2 Kevin Talbot Kevin@relay ventures, com Jeannette Wiltse Jeannette@relayventures.com $737,357 $95,874 • 96,333 Common Shares • 231,200 Series 1 Seed Preferred Shares • 57,800 Series 1 Preferred Shares - Uncalled 12640916-7 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 229 of 381

Alate ILP 446 SpadinaRoad. Suite 303, Toronto, ON M5P 3M2 Courtney Cooper courtnev(@alateDartners.com Jeannette Wiltse Jcanncttcrtrclayvcnturcs.com $1,913,557 $248,808 • 250,000 Common Shares • 600,000 Series 1 Seed Preferred Shares • 150,000 Series 1 Preferred Shares - Uncalled HVLKV, LLC 112 S Tryon Street, Suite 200 Charlotte, NC 28284 Attention: Kerry Vickar Email: kvickarrtthcvickargroup.com $1,000,000 $1,000,000 N/A Bennett Church Hill Capital Inc. 3670-1 Place Ville Marie CP H3B 3P2 Montreal Quebec H3B3P2 Canada Attention: Carl Bennett Email: ccc.bcnnctt rt bchci.com $1,500,000 $1,500,000 N/A Matthew Epp 107 Chevalier-de-Chaumont, Carignan, QC J3L 5S8 Canada Attention: Matthew Epp Email: investments@matthewepp.com $150,000 $150,000 N/A Gestion Holdrob Inc. 414 Kindersley Ave. Mont-Royal, QC H3R 1S2 Canada Attention: Benoit Robert Phone : 514-915-0028 Email: benoit.robert@evovest.com $100,000 $100,000 N/A Total: $59,827,674 $28,850,000 $4,000,000 12640916-7 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 230 of 381

Exhibit D INTERIM DIP ORDER (See attached.) Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 231 of 381

UNITED STATES BANKRUPTCY COURT SOUTHERN DISTRICT OF FLORIDA MIAMI DIVISION www.flsb.uscourts.gov In re: BIRD GLOBAL, INC., el al.,1 Debtors. Chapter 11 Cases Case No. 23- (Joint Administration Pending) INTERIM ORDER (I) AUTHORIZING THE DEBTORS TO (A) OBTAIN POSTPETITION FINANCING, (B) GRANT SENIOR SECURED LIENS AND SUPERPRIORITY ADMINISTRATIVE EXPENSE CLAIMS, AND (C) UTILIZE CASH COLLATERAL; (II) GRANTING ADEQUATE PROTECTION TO THE PREPETITION SECURED PARTIES; (III) MODIFYING THE AUTOMATIC STAY; (IV) SCHEDULING FINAL HEARING; AND (V) GRANTING RELATED RELIEF THIS MATTER came before this Court on December , 2023, at .m. in Miami, Florida (“Hearing”), upon the motion [ECF No. ] (the “DIP Motion”) filed by the debtors and debtors-in-possession (collectively, the “Debtors”) in the above-captioned chapter 11 cases (the 1 The address of the Debtors is 392 Northeast 191st Street. #20388, Miami, FL 33179. The last four digits of the Debtors’ federal tax identification numbers are: (i) Bird Global, Inc. (3155); (ii) Bird Rides, Inc. (9939); (iii) Bird US Holdco, LLC (8390); (iv) Bird US Opco, LLC (6873); and (v) Skinny Labs, Inc. (8176). US-DOCS\147131838.7 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 232 of 381

“Chapter 11 Cases”) commenced on December 19, 2023 (the “Petition Date”) for entry of an interim order (this “Interim Order”) and a final order under sections 105, 361, 362, 363, 364, 503, 506(c) and 507 of title 11 of the United States Code, 11 U.S.C. §§ 101, et seq. (as amended, the “Bankruptcy Code”), Rules 2002, 4001, 6003, 6004 and 9014 of the Federal Rules of Bankruptcy Procedure (as amended, the “Bankruptcy Rules”), and Rules 2002-1, 4001-1, 4001-2, 4001-3, and 9013-1 of the Local Rules of the United States Bankruptcy Court for the Southern District of Florida (the “Local Rules”) seeking, among other things: (a) authorization for Bird Global, Inc., in its capacity as borrower (the “Borrower”), to obtain postpetition financing, and for each of the other Debtors, and certain of their non-Debtor affiliates, to borrow or guarantee, as applicable, unconditionally (in their capacities as guarantors, the “Guarantors” and together with the Borrower and any other obligors, the “DIP Obligors”),2 on a joint and several basis, the Borrower’s obligations in connection with debtor in possession financing (the “DIP Facilities”), to be funded by certain Prepetition Secured Lenders (as defined herein) pursuant to the DIP Credit Agreements and other DIP Documents (each as defined herein), comprising: i. a postpetition senior secured priming and super-priority debtor-in- possession loan facility (the “DIP Credit Facility”) provided by the lenders (the “Prepetition First Lien Lenders”) party to the Prepetition Credit Agreement (as defined herein) pursuant to the terms and conditions of this Interim Order and the DIP Credit Agreement (as defined below), consisting of (a) new money loans up to $19,500,000 (the “New Money Senior DIP Loans”) of which up to $11,500,000 shall be available upon the entry of this Interim Order after exhaustion of the New Money Junior DIP Notes (as defined herein); and (b) subject to entry of the Final Order, loans under the Prepetition Credit Agreement, held by the Prepetition First Lien Lenders and rolled up into the DIP Credit Facility, in an aggregate principal amount of not less than $41,355,322.40, plus accrued and unpaid interest of not less than $2,833,148.50 and all other Prepetition First Lien Obligations (as defined herein) (such rolled-up debt, the “Roll-Up Loans” and together with the New Senior Money DIP Loans, the “Senior DIP Loans”); ii. a postpetition senior secured and super priority priming note purchase agreement (the “DIP Junior Notes Facility” and together with the DIP Credit 2 The DIP Obligors are: (i) Debtors (a) Bird Global, Inc.; (b) Bird Rides, Inc.; (c) Bird U.S. Holdco, LLC; (d) Bird US Opco, LLC; and (e) Skinny Labs, Inc.; and (ii) non-Debtors: (a) Bird Canada Scooters, Inc; (b) Bird Treasury Holdco, LLC; (c) Scoot Rides, Inc; (d) Bird Rides International Holdings, Inc.; (e) Bird Rides Holdings (US), LLC; (f) Bird Rides Europe B.V. US-DOCS\147131838.7 2 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 233 of 381

Agreement, the “DIP Facilities”) junior only to the DIP Credit Facility, the First Lien Adequate Protection Obligations (as defined herein), and the Prepetition First Lien Obligations, provided by certain note purchasers (the “Participating Second Lien Lenders”) party to the Prepetition Note Purchase Agreement (as defined herein) pursuant to the terms and conditions of this Interim Order and the DIP Note Purchase Agreement (as defined below) consisting of (a) up to $5,600,000 in new money notes (the “New Money Junior DIP Notes”) of which $5,600,000 shall be available upon the entry of this Interim Order pursuant to the terms and conditions of this Interim Order and the DIP Note Purchase Agreement (as defined herein); and (b) certain bridge notes issued under the Prepetition Note Purchase Agreement, held by the Participating Second Lien Lenders and rolled up into the DIP Junior Notes Facility, in an aggregate principal amount of $4,000,000 plus accrued interest and fees payable with respect thereto (such rolled-up debt, the “Roll-Up Notes” and together with the New Money Junior DIP Notes, the “Junior DIP Notes” and together with the First Lien DIP Loans, the “DIP Loans”); and (b) authorization for the Debtors to enter into and perform under: i. the Senior Secured Priming and Superpriority Debtor-In-Possession Credit Agreement (as amended, restated or otherwise modified from time to time in accordance with the terms thereof, the “DIP Credit Agreement” together with all agreements, documents and instruments delivered or executed in connection therewith, the “Senior DIP Documents”) among the DIP Obligors, the Prepetition First Lien Lenders as lenders under DIP Credit Facility (collectively, in their capacities as lenders under the DIP Credit Facility, the “Senior DIP Lenders”) and MidCap Financial Trust, as administrative agent (in such capacity, the “Senior DIP Agent” and together with the Senior DIP Lenders, the “Senior DIP Parties”), which credit agreement shall be in substantially the same form attached hereto as Exhibit 3, and all obligations arising thereunder including all “Borrower Obligations” as defined therein being “Senior DIP Obligations”; and ii. the Senior Secured Priming and Superpriority Debtor-In-Possession Note Purchase Agreement (as amended, restated or otherwise modified from time to time in accordance with the terms thereof, the “DIP Note Purchase Agreement” together with all agreements, documents and instruments delivered or executed in connection therewith, the “Junior DIP Documents,” and together with the Senior DIP Documents, the “DIP Documents”) among the DIP Obligors, the Participating Second Lien Lenders (collectively, in their capacities as note purchasers under the DIP Note Purchase Agreement, the “Junior DIP Lenders” and together with the Senior DIP Lenders, the “DIP Lenders”) and U.S. Bank Trust Company, National Association as collateral agent for the Junior DIP Lenders (in such capacity herein, the “Junior DIP Agent,” and together with (i) the Senior DIP Agent, the “DIP Agents,” and (ii) the Junior DIP Lenders, the “Junior US-DOCS\147131838.7 3 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 234 of 381

DIP Parties”; and the Junior DIP Parties together with the Senior DIP Parties, the “DIP Parties”), which agreement shall be in substantially the same form attached hereto as Exhibit 4, and all obligations arising thereunder including all “Obligations” as defined therein being “Junior DIP Obligations” and together with the Senior DIP Obligations, the “DIP Obligations”); and; (c) authorization for the Debtors to use the proceeds of the DIP Loans and the Prepetition Collateral (as defined herein), including Cash Collateral (as defined herein), in accordance with the terms hereof, including pursuant to the DIP Budget (as defined herein) as further described herein, to (i) pay principal, fees, interest, and other obligations under the DIP Facilities, (ii) upon entry of the Final Order, to roll up and grant Senior DIP Loan status to all Prepetition First Lien Obligations, (iii) upon entry of the Final Order, to roll-up and grant Junior DIP Note status to the Roll-Up Notes, and (iv) to provide working capital for, and for other general corporate purposes of, the Debtors, including for funding the Carve Out (as defined herein) and payment of any Adequate Protection Obligations (as defined herein); (d) the granting of adequate protection to the Prepetition First Lien Lenders for all principal, interest, indebtedness, fees, costs, expenses and obligations of any kind, (“Prepetition First Lien Obligations” and together with the Senior DIP Obligations, the “Senior Obligations”) arising under the Amended and Restated Loan Agreement among the Prepetition First Lien Lenders, the Debtors and certain non Debtor Affiliates as Borrowers, Parent, or guarantors thereto (as applicable), and MidCap Financial Trust as Administrative Agent (the “Prepetition First Lien Agent” and together with the Prepetition First Lien Lenders, the “Prepetition First Lien Parties”) dated as of September 19, 2023 (as amended, restated, amended and restated, or otherwise modified from time to time including by Amendment No. 1 thereto dated as of November 29, 2023, the “Prepetition Credit Agreement”) and, all security, pledge and guaranty agreements and all other documentation executed in connection with the foregoing, including without limitation all “Transaction Documents” as defined in the Prepetition Credit Agreement (each as amended, supplemented or otherwise modified, and together with the Prepetition Credit Agreement, the “Prepetition First Lien Credit Documents”), (e) the granting of adequate protection to the Participating Second Lien Lenders and any non-participating note purchasers under the Prepetition Note Purchase Agreement (defined below) (collectively with the Participating Second Lien Lenders, the “Prepetition Second Lien Lenders”) for all principal, interest, indebtedness, fees, costs, expenses and obligations of any kind, (“Prepetition Second Lien Obligations” and together with the Prepetition First Lien Obligations, the “Prepetition Obligations”) arising under the Note Purchase Agreement among the Prepetition Second Lien Lenders, Bird Global, Inc., and U.S. Bank Trust Company, National Association, as collateral agent for the Prepetition Second Lien Lenders (in such capacity herein, the “Prepetition Second Lien Agent” and together with the Prepetition Second Lien Lenders, the “Prepetition Second Lien Parties” and together with the Prepetition First Lien Parties, the “Prepetition Secured US-DOCS\147131838.7 4 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 235 of 381

Parties”), dated as of December 30, 2022 (as amended, restated, amended and restated, or otherwise modified from time to time including the First Amendment thereto dated as of March 17, 2023, the Second Amendment thereto dated as of September 19, 2023, the Third Amendment thereto dated as of December 11, 2023, and the Fourth Amendment (the “Fourth Amendment”) thereto dated as of December 18, 2023, the “Prepetition Note Purchase Agreement”) and, all security, pledge and guaranty agreements and all other documentation executed in connection with the foregoing (each as amended, supplemented or otherwise modified, and together with the Prepetition Credit Agreement, the “Prepetition Second Lien Credit Documents” and together with the Prepetition First Lien Credit Documents, the “Prepetition Credit Documents”); (f) authorization for the Debtors to pay, on a final and irrevocable basis, the principal, interest, fees, expenses and other amounts payable under the DIP Documents as such become earned, due and payable, including, without limitation, letter of credit fees, agency fees, audit fees, appraisal fees, valuation fees, administrative and collateral agents’ fees, and the reasonable fees and disbursements of the DIP Parties’ attorneys, advisors, accountants, appraisers, bankers and other consultants, all to the extent provided in, and in accordance with, the DIP Documents; (g) the granting of valid, enforceable, non-avoidable and fully perfected first priority liens on and security interests in all, if any, of the property, assets and other interests in property and assets of the Debtors that are not subject to a valid and perfected lien on the Petition Date (such property and assets, the “Unencumbered Assets”), except as otherwise specifically provided herein and in the applicable DIP Documents, whether such property is presently owned or after-acquired, and all other “property of the estate” (within the meaning of the Bankruptcy Code) of the Debtors, of any kind or nature whatsoever, real or personal, tangible, intangible or mixed, now existing or hereafter acquired or created, whether existing prior to or arising after the Petition Date, including actions to recover property transferred pursuant to section 549 of the Bankruptcy Code and, upon entry of the Final Order, the proceeds of any other claims or causes of action arising or assertable under chapter 5 of the Bankruptcy Code (the “Avoidance Actions”), subject only to the Carve Out and the priority of liens set forth in paragraph 12 of this Interim Order; (h) the granting of valid, enforceable, non-avoidable and fully perfected first priority priming liens on and security interests in all of the property, assets and other interests in property and assets of the Debtors, except as otherwise specifically provided herein and in the applicable DIP Documents, whether such property is presently owned or after-acquired, and all other “property of the estate” (within the meaning of the Bankruptcy Code) of the Debtors, of any kind or nature whatsoever, real or personal, tangible, intangible or mixed, now existing or hereafter acquired or created, whether existing prior to or arising after the Petition Date, that comprises the Prepetition Collateral (as defined herein), subject only to the Carve Out and the priority of liens set forth in paragraph 12 of this Interim Order, on the terms and conditions set forth herein and in the DIP Documents; US-DOCS\147131838.7 5 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 236 of 381

(i) the granting of valid, enforceable, non-avoidable and fully perfected junior liens on and security interests in all of the property, assets and other interests in property and assets of the Debtors, except as otherwise specifically provided herein and in the applicable DIP Documents, whether such property is presently owned or after acquired, and all other “property of the estate” (within the meaning of the Bankruptcy Code) of the Debtors, of any kind or nature whatsoever, real or personal, tangible, intangible or mixed, now existing or hereafter acquired or created, whether existing prior to or arising after the Petition Date, that is subject to Permitted Liens (as defined herein) (other than the Prepetition Liens (as defined herein)), subject only to the Carve Out and the priority of liens set forth in paragraph 12 of this Interim Order, on the terms and conditions set forth herein and in the DIP Documents; (j) subject to the terms of this Interim Order, the granting of superpriority administrative expense claims against each of the Debtors’ estates to the DIP Agents and the DIP Lenders, with respect to the DIP Obligations with the priorities set forth in paragraph 10 of this Interim Order over any and all administrative expenses of any kind or nature, subject and subordinate only to the Carve Out, on the terms and conditions set forth herein and in the DIP Documents; (k) the waiver of the Debtors’ and the estates’ rights to surcharge against the Prepetition Collateral pursuant to Bankruptcy Code section 506(c), the waiver of the “equities of the case” exception under Bankruptcy Code 552(b), and a waiver of the equitable doctrine of “marshalling”, subject in each case to entry of the Final Order (but retroactive to the Petition Date); (l) subject to the terms of this Interim Order, authorization for the DIP Agents and the DIP Lenders to exercise remedies under the DIP Documents on the terms described herein upon the occurrence and during the continuance of a Termination Event (as defined herein); (m) the modification of the automatic stay imposed pursuant to Bankruptcy Code section 362 to the extent necessary to implement and effectuate the terms of this Interim Order; (n) pursuant to Bankruptcy Rule 4001, that an interim hearing (the “Interim Hearing”) on the Motion be held before this Court to consider entry of this Interim Order, among other things, (i) authorizing the Borrower, on an interim basis, to (x) borrow New Money Junior DIP Notes in an amount up to $5,600,000, and (y) upon exhaustion of the proceeds of such interim New Money Junior DIP Notes borrowings, borrowing New Money Senior DIP Loans in an amount up to $11,500,000 and (ii) upon entry of the Final Order, to continue to borrow from the DIP Lenders in accordance with the DIP Documents, including, in subsequent draws, the New Money Senior DIP Loans in their full, authorized amount and the incurrence of the Roll-Up Loans and Roll-Up Notes as DIP Obligations; (iii) authorizing the Guarantors to guaranty the DIP Obligations, (iv) authorizing US-DOCS\147131838.7 6 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 237 of 381

the Debtors’ use of Cash Collateral, and (v) granting the adequate protection described in this Interim Order; and (o) that this Court schedule a final hearing (the “Final Hearing”) to consider entry of a final order (the “Final Order”) authorizing and approving, on a final basis, among other things, the Debtors’ entry into the DIP Facilities, the borrowings under the DIP Facilities, the continued use of Cash Collateral and granting adequate protection, in each case, as described in the Motion and as set forth in the DIP Documents. The Court having considered the Motion and the exhibits thereto, the Declaration of Christopher Rankin In Support of Chapter 11 Petitions and First Day Pleadings [ECF No. ] (the “First Day Declaration”), the evidence submitted or proffered and the arguments of counsel made at the Interim Hearing; and proper and sufficient notice of the Motion and the Interim Hearing having been given in accordance with Bankruptcy Rules 2002, 4001(b), (c) and (d), and 9014; and the Interim Hearing to consider the relief requested in the Motion having been held and concluded; and all objections, if any, to the relief requested in the Motion and to the entry of this Interim Order having been withdrawn, resolved or overruled by the Court; and it appearing to the Court that granting the relief requested is necessary to avoid immediate and irreparable harm to the Debtors and their estates pending the Final Hearing and otherwise is fair and reasonable and in the best interests of the Debtors, their estates, creditors and parties in interest; and after due deliberation and consideration, and for good and sufficient cause appearing therefor; IT IS FOUND, DETERMINED, ORDERED AND ADJUDGED, that:3 1. Disposition. The Motion is GRANTED on an interim basis in accordance with the terms of this Interim Order. Any objections to the Motion with respect to the entry of this Interim The findings and conclusions set forth herein constitute the Court’s findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable pursuant to Bankruptcy Rule 9014. To the extent that any of the following findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such. US-DOCS\147131838.7 7 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 238 of 381

Order that have not been withdrawn, waived or settled, and all reservation of rights included therein, are hereby denied and overruled. 2. Jurisdiction. This Court has core jurisdiction over the Chapter 11 Cases commenced on Petition Date, the Motion and the parties and property affected hereby pursuant to 28 U.S.C. §§ 157 and 1334. Venue is proper before this Court pursuant to 28 U.S.C. §§ 1408 and 1409. 3. Notice. Under the circumstances, the notice given by the Debtors of, and as described in, the Motion, the relief requested therein, and the Interim Hearing complies with Bankruptcy Rules 4001(b) and (c) and the Local Rules, and no further notice of the relief sought at the Interim Hearing and the relief granted herein is necessary or required. 4. Debtors’ Stipulations. Without prejudice to the rights of any other party, but subject to the limitations thereon contained in paragraphs 31 and 32 of this Interim Order, the Debtors represent, admit, stipulate and agree as follows: (a) Prepetition First Lien Obligations. As of the Petition Date, the Debtors and their non-Debtor affiliates party to the Prepetition First Lien Credit Documents (the “Prepetition First Lien Obligors”) without defense, counterclaim or offset of any kind, were jointly and severally indebted and liable to the Prepetition First Lien Parties under the Prepetition First Lien Credit Documents in the aggregate principal amount of loans of not less than $41,355,322.40, plus approximately $2,833,148.50 accrued and unpaid interest and fees thereon as of the Petition Date, plus all other Prepetition First Lien Obligations. The Prepetition First Lien Obligations constitute legal, valid, binding and non-avoidable obligations against each of the Prepetition First-Lien Obligors and are not subject to any avoidance, recharacterization, effect, counterclaim, defense, offset, subordination, other claim, cause of action or other challenge of any kind under the US-DOCS\147131838.7 8 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 239 of 381

Bankruptcy Code, under applicable non-bankruptcy law or otherwise. No payments or transfers made to or for the benefit of (or obligations incurred to or for the benefit of) the Prepetition First Lien Parties by or on behalf of any of the Prepetition First-Lien Obligors prior to the Petition Date under or in connection with any of the Prepetition First Lien Credit Documents are subject to avoidance, recharacterization, effect, counterclaim, defense, offset, subordination, other claim, cause of action or other challenge of any kind or nature under the Bankruptcy Code, under applicable non-bankruptcy law or otherwise. (b) Prepetition First Priority Liens. Pursuant to the Prepetition First Lien Credit Documents, the Prepetition First Lien Obligations are secured by valid, binding, perfected, non- avoidable and enforceable first priority liens on and security interests in (the “Prepetition First Priority Liens”) the “Collateral” (as defined in the Prepetition First Lien Credit Documents) (the “Prepetition Collateral”), subject only to certain permitted liens as permitted under the Prepetition First Lien Credit Documents. The Prepetition First Priority Liens (i) are valid, binding, perfected and enforceable first priority liens and security interests in the Prepetition Collateral, (ii) are not subject, pursuant to the Bankruptcy Code or other applicable law, to avoidance, recharacterization, recovery, subordination, attack, offset, objection, challenge, counterclaim, defense or any “claim” (as defined in the Bankruptcy Code) of any kind, (iii) as of the Petition Date are subject and/or subordinate only to certain permitted liens (if any) as permitted by the terms of the Prepetition First Lien Credit Documents, (iv) were granted to or for the benefit of the Prepetition First Lien Parties for fair consideration and reasonably equivalent value and were granted contemporaneously with, or covenanted to be provided as an inducement for, the making of the loans and/or commitments and other financial accommodations secured thereby(iv) constitute the legal, valid and binding obligation of the “Credit Parties” (as defined in the US-DOCS\147131838.7 9 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 240 of 381

Prepetition First Lien Credit Documents), enforceable in accordance with the terms of the applicable Prepetition First Lien Credit Documents, and (v) encumber all or substantially all of the Debtors’ assets as of the Petition Date (subject to certain limited exclusions set forth in the Prepetition First Lien Documents). (c) Prepetition Second Lien Obligations. As of the Petition Date, the Debtors and their non-Debtor affiliates party to the Prepetition Second Lien Credit Documents (the “Prepetition Second Lien Obligors” and together with the Prepetition First Lien Obligors, the “Prepetition Obligors”), without defense, counterclaim or offset of any kind, were jointly and severally indebted and liable to the Prepetition Second Lien Parties under the Prepetition Second Lien Credit Documents in the aggregate principal amount of notes not less than $63,850,000, plus approximately $7,180,000.00 accrued and unpaid interest thereon (including PIK interest) as of the Petition Date, plus all other Prepetition Second Lien Obligations. The Prepetition Second Lien Obligations constitute legal, valid, binding and non-avoidable obligations against each of the Debtors and the non-Debtor Prepetition Obligors and are not subject to any avoidance, recharacterization, effect, counterclaim, defense, offset, subordination, other claim, cause of action or other challenge of any kind under the Bankruptcy Code, under applicable non bankruptcy law or otherwise. No payments or transfers made to or for the benefit of (or obligations incurred to or for the benefit of) the Prepetition Second Lien Agent or Prepetition Second Lien Lenders by or on behalf of any of the Debtors or the non-Debtor Prepetition Obligors prior to the Petition Date under or in connection with any of the Prepetition Second Lien Credit Documents are subject to avoidance, recharacterization, effect, counterclaim, defense, offset, subordination, other claim, cause of action or other challenge of any kind or nature under the Bankruptcy Code, under applicable non-bankruptcy law or otherwise. US-DOCS\147131838.7 10 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 241 of 381

(d) Prepetition Second Priority Liens. Pursuant to the Prepetition Second Lien Credit Documents, the Prepetition Second Lien Obligations are secured by valid, binding, perfected and enforceable second priority liens on and security interests in the Prepetition Collateral (the “Prepetition Second Priority Liens” and, together with the Prepetition First Priority Liens, the “Prepetition Liens”), which Prepetition Second Priority Liens are subject and subordinate only to the Prepetition First Priority Liens and certain permitted liens as permitted by the terms of the Prepetition Second Lien Credit Documents. The Prepetition Second Priority Liens (i) are valid, binding, perfected, and enforceable second priority liens and security interests in the Prepetition Collateral, (ii) are not subject, pursuant to the Bankruptcy Code or other applicable law, to avoidance, recharacterization, recovery, subordination, attack, offset, counterclaim, defense or “claim” (as defined in the Bankruptcy Code) of any kind, (iii) as of the Petition Date are subject and/or subordinate only to the Prepetition First Priority Liens and certain permitted liens as permitted by the terms of the Prepetition Second Lien Credit Documents, and (iv) constitute the legal, valid and binding obligation of the “Note Parties” (as defined in the Prepetition Second Lien Credit Documents), enforceable in accordance with the terms of the applicable Prepetition Second Lien Credit Documents. (e) Prepetition Intercreditor Agreement. As of the Petition Date, the Prepetition First Lien Agent and the Prepetition Second Lien Agent were party to that certain Amended and Restated Subordination and Intercreditor Agreement dated as of September 19, 2023 (as amended, supplemented, amended and restated or otherwise modified from time to time prior to the date of this Interim Order, the “Prepetition Intercreditor Agreement”). The Prepetition Intercreditor Agreement governs the respective rights, interests, obligations, priority and positions of the Prepetition Secured Parties with respect to the Prepetition Collateral. The Prepetition US-DOCS\147131838.7 11 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 242 of 381

Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 243 of 381

Obligors, including the Debtors, have acknowledged and agreed to recognize all rights granted to the parties to the Prepetition Intercreditor Agreement.

(f) No Challenges/Claims. Subject to paragraph 32 below, no offsets, challenges, objections, defenses, claims or counterclaims of any kind or nature to any of the respective Prepetition Liens or Prepetition Obligations exist, and no portion of the respective Prepetition Liens or Prepetition Obligations is subject to any challenge or defense including, without limitation, avoidance, disallowance, disgorgement, recharacterization, or subordination (equitable or otherwise) pursuant to the Bankruptcy Code or applicable non-bankruptcy law. The Debtors and their estates have no valid Claims (as such term is defined in section 101(5) of the Bankruptcy Code), objections, challenges, causes of action,[4] and/or choses in action against any of the Prepetition Secured Parties, any of their respective Agents or any of their respective affiliates, agents, attorneys, advisors, professionals, officers, directors, and employees with respect to the Prepetition Credit Documents, the Prepetition Obligations, the Prepetition Liens, or otherwise, whether arising at law or at equity, including, without limitation, any challenge, recharacterization, subordination, avoidance, recovery, disallowance, reduction, or other claims

[4] As used in this Interim Order, "causes of action" means any action, claim, cause of action, controversy demand, right, action, lien, indemnity, interest, guaranty, suit, obligation, liability, damage, judgment, account, defense, offset, power, privilege, and license of any kind or character whatsoever, whether known, unknown, contingent or non-contingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, secured or unsecured, assertable directly or derivatively, whether arising before, on, or after the Closing Date (as defined herein), in contract or in tort, in law (whether local, state, or federal U.S. or non-U.S. law) or in equity, or pursuant to any other theory of local, state, or federal U.S. or non-U.S. law. For the avoidance of doubt, "cause of action" includes: (a) any right of setoff, counterclaim, or recoupment and any claim for breach of contract or for breach of duties imposed by law or in equity; (b) any claim based on or relating to, or in any manner arising from, in whole or in part, tort, breach of contract, breach of fiduciary duty, fraudulent transfer or fraudulent conveyance or voidable transaction law, violation of local, state, or federal or non-U.S. law or breach of any duty imposed by law or in equity, including securities laws, negligence, and gross negligence; (c) any Claim pursuant to section 362 or chapter 5 of the Bankruptcy Code or similar local, state, or federal U.S. or non-U.S. law; (d) any Claim or defense including fraud, mistake, duress, and usury, and any other defenses set forth in section 558 of title 11 of the United States Code; (e) any state or foreign law pertaining to actual or constructive fraudulent transfer, fraudulent conveyance, and (f) any "lender liability" or equitable subordination claims or defenses.

12

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arising under or pursuant to sections 105, 502, 510, 541, 542 through 553, inclusive, or 558 of the Bankruptcy Code or applicable state law equivalents. The Prepetition Secured Parties claims in respect of the Prepetition Obligations constitute allowed, secured claims, within the meaning of sections 502 and 506 of the Bankruptcy Code, subject to the value of the Prepetition Collateral. The Debtors have waived, discharged, and released any right to challenge any of the Prepetition Secured Indebtedness, the priority of the Debtors’ obligations thereunder, and the validity, extent, and priority of the Prepetition Liens. (g) Cash Collateral. Any and all of the Debtors’ cash, including cash and other amounts on deposit or maintained in any account or accounts by the Debtors, and any amounts generated by the collection of accounts receivable or other disposition of the Prepetition Collateral (as defined herein) existing as of the Petition Date or from time to time, and the proceeds of any of the foregoing, is the Prepetition Secured Parties’ cash collateral within the meaning of Bankruptcy Code section 363(a) (the “Cash Collateral”). 5. Findings Regarding the DIP Facilities and Use of Cash Collateral. (a) Good cause has been shown for the entry of this Interim Order. (b) As set forth in the First Day Declaration, the Debtors have an immediate need to obtain the DIP Facilities and to use the Cash Collateral in each case on an interim basis, in order to, among other things, (i) permit the orderly continuation of their respective businesses, (ii) maintain business relationships with their vendors, suppliers, regulators, customers and other parties, (iii) make payroll, (iv) make adequate protection payments, (v) pay the costs of the administration of the Chapter 11 Cases, including a process for the sale of the Debtors’ assets, and (vi) satisfy other working capital and general corporate purposes of the Debtors. The Debtors require immediate access to sufficient working capital and liquidity through the incurrence of the US-DOCS\147131838.7 13 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 244 of 381

new indebtedness for borrowed money and other financial accommodations to avoid irreparable harm by, among other things, preserving and maintaining the value of the Debtors’ assets. The Debtors will not have sufficient sources of working capital and financing to operate their business or maintain their properties in the ordinary course of business throughout the Chapter 11 Cases without the DIP Facilities and authorized use of Cash Collateral. (c) As set forth in the First Day Declaration, the Debtors are unable to obtain financing on more favorable terms from sources other than the DIP Lenders under the DIP Documents and are unable to obtain adequate unsecured credit allowable under Bankruptcy Code section 503(b)(1) as an administrative expense. The Debtors are unable to obtain secured credit allowable under Bankruptcy Code sections 364(c)(1), 364(c)(2) and 364(c)(3) for the purposes set forth in the DIP Documents. Financing on a postpetition basis is not otherwise available without the Debtors granting to the DIP Agents, for the benefit of itself and the DIP Lenders, the DIP Liens (as defined herein), in each case, under the terms and conditions set forth in this Interim Order and the DIP Documents. (d) The terms of the DIP Facilities, the DIP Documents and the use of Cash Collateral are fair and reasonable, reflect the Debtors’ exercise of prudent business judgment consistent with their fiduciary duties and constitute reasonably equivalent value and fair consideration. (e) The DIP Facilities have been negotiated in good faith and at arm’s length among the Debtors, the DIP Agents and the DIP Lenders, and all of the Debtors’ obligations and indebtedness arising under, in respect of or in connection with the DIP Facilities and the DIP Documents including, without limitation, the DIP Obligations, shall be deemed to have been extended by the DIP Agents and the DIP Lenders, respectively, in good faith as that term is used in Bankruptcy Code section 364(e) and in express reliance upon the protections offered by US-DOCS\147131838.7 14 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 245 of 381

Bankruptcy Code section 364(e). The DIP Obligations and the DIP Liens (as defined herein) shall be entitled to the full protection of Bankruptcy Code section 364(e) in the event that this Interim Order or any provision hereof is vacated, reversed or modified on appeal or otherwise, and any liens or claims granted to the DIP Agents or the DIP Lenders hereunder arising prior to the effective date of any such vacatur, reversal or modification of this Interim Order shall be governed in all respects by the original provisions of this Interim Order, including entitlement to all rights, remedies, privileges and benefits granted herein. (f) The Debtors have requested entry of this Interim Order pursuant to Bankruptcy Rules 4001(b)(2) and 4001(c)(2). For the reasons set forth in the Motion, the First Day Declaration, and the record presented to the Court at the Interim Hearing, absent granting the relief granted by this Interim Order, the Debtors’ estates will be immediately and irreparably harmed. Consummation of the DIP Facilities and authorization of the use of the Prepetition Collateral (including the Cash Collateral) in accordance with this Interim Order and the DIP Documents are, therefore, in the best interests of the Debtors’ estates and are consistent with the Debtors’ fiduciary duties. (g) (i) the Prepetition Second Lien Parties have consented to the terms of the DIP Facilities and entry of this Interim Order, and (ii) the Prepetition Second Priority Liens and the Second Lien Adequate Protection Liens (as defined herein) are subordinate to the Carve Out, the Permitted Liens (if any), the DIP Liens, the First Lien Adequate Protection Liens and the Prepetition First Priority Liens. 6. Authorization of the DIP Facilities and the DIP Documents. US-DOCS\147131838.7 15 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 246 of 381

(a) The Debtors are hereby expressly authorized and empowered to execute and deliver and, on such execution and delivery, perform under the DIP Documents, which are hereby approved and incorporated herein by reference. (b) The Borrower is authorized to borrow, and the Guarantors are authorized to guaranty and/or incur, borrowings of (i) upon entry of this Interim Order, (x) up to $5,600,000 in New Money Junior DIP Notes, and (y) up to $11,500,000 in the New Money Senior DIP Loans subject to exhaustion of the New Money Junior DIP Notes proceeds, and (ii) subject to entry of the Final Order, up to $19,500,000 in New Money Senior DIP Loans (inclusive of amounts advanced pursuant to this Interim Order), in all cases plus applicable interest, fees, indemnities and other expenses and other amounts provided for in the DIP Documents, and at all times subject to the provisions of the DIP documents, the Interim DIP Order or Final DIP Order, as applicable, and the DIP Budget. Nothing in this paragraph 6(b) shall be construed to restrict the ability of non-Debtor Guarantors and non-Debtor DIP Obligors to guaranty and/or incur borrowings under the DIP Facilities on the same basis as Debtor Guarantors and Debtor DIP Obligors, as set forth in the DIP Documents, or otherwise impair or effect in any way the obligations of non-Debtor Guarantors and non-Debtor DIP Obligors in connection therewith. (c) Proceeds of the DIP Loans and Cash Collateral shall be used solely for the purposes permitted under the DIP Documents, this Interim Order and in accordance with the DIP Budget, the DIP Documents and this Interim Order. (d) Subject to entry of the Final Order, the Debtors are authorized to (i) roll up in full any and all Prepetition First Lien Obligations, including any accrued and unpaid interest thereon, with such Prepetition First Lien Obligations becoming Senior DIP Obligations as Senior DIP Loans; and (ii) roll up $4,000,000 in principal amount of Prepetition Second Lien Obligations, US-DOCS\147131838.7 16 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 247 of 381

plus accrued and unpaid interest thereon, with such Prepetition Second Lien Obligations becoming Junior DIP Obligations as Junior DIP Notes. (e) In furtherance of the foregoing and without further approval of this Court, each Debtor is authorized, and the automatic stay imposed by Bankruptcy Code section 362 is hereby lifted to the extent necessary and applicable, to perform all acts and to make, execute and deliver all instruments and documents (including, without limitation, the DIP Documents), and to pay all fees, expenses, indemnities and other amounts contemplated thereby or that may be reasonably required or necessary for the Debtors’ performance of their obligations under the DIP Facilities including, without limitation: (i) the execution, delivery and performance of the DIP Documents, including, without limitation, the DIP Credit Agreement and DIP Note Purchase Agreement and any guarantees and collateral documents contemplated thereby; (ii) the execution, delivery and performance of one or more amendments, waivers, consents or other modifications to and under the DIP Documents (in each case in accordance with the terms of the DIP Documents and in such form as the Debtors, the DIP Agents and the Required DIP Lenders or Required Purchasers (as defined in the DIP Documents, as applicable) may agree in accordance with the DIP Documents), it being understood that no further approval of the Court shall be required for any amendments, waivers, consents or other modifications to and under the DIP Documents or the DIP Budget, except that any modifications or amendments to the DIP Documents that shorten the maturity thereof, increase the aggregate commitments thereunder or increase the rate of interest payable with respect thereto shall be on notice and subject to a hearing and Court approval, as necessary; (iii) the non-refundable and, upon entry of this Interim Order, irrevocable payment to each of the DIP Lenders or the DIP Agents, as applicable, of any amounts due (or that may become due) in respect of any indemnification obligations under the DIP Documents or any other amounts payable in connection with the DIP Documents, including, without limitation, the payment of all reasonable and documented fees, out of pocket expenses, and disbursements of counsel incurred by the DIP Agents and Lenders arising prior to, on, or after the Petition Date; US-DOCS\147131838.7 17 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 248 of 381

(iv) making any payments on account of the Adequate Protection Obligations provided for in this Interim Order; and (v) the performance of all other acts required under or in connection with the DIP Documents. (f) Upon execution and delivery of the DIP Credit Agreement, DIP Note Purchase Agreement and the other DIP Documents, such DIP Documents shall constitute valid, binding and non-avoidable obligations of the Debtors enforceable against each Debtor party thereto in accordance with their respective terms and the terms of this Interim Order for all purposes during the Chapter 11 Cases, any subsequently converted Chapter 11 Case of any Debtor to a case under chapter 7 of the Bankruptcy Code or after the dismissal of any Chapter 11 Case. No obligation, payment, transfer or grant of security under the DIP Credit Agreement, the DIP Note Purchase Agreement, the other DIP Documents or this Interim Order shall be stayed, restrained, subordinated, voidable, avoidable or recoverable under the Bankruptcy Code or under any applicable law (including, without limitation, under Bankruptcy Code sections 502(d), 510, 548 or 549 or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act, Uniform Voidable Transaction Act, or similar statute or common law), or subject to any Avoidance Action, defense, reduction, setoff, recoupment or counterclaim. (g) The Debtor Guarantors hereby are authorized and directed to jointly, severally and unconditionally guarantee in full all of the DIP Obligations of the Borrower and to incur any DIP Obligations and DIP Liens in connection therewith. Nothing in this paragraph 6(g) shall be construed to restrict the ability of non-Debtor Guarantors and non-Debtor DIP Obligors to guaranty and/or incur borrowings under the DIP Facilities on the same basis as Debtor Guarantors and Debtor DIP Obligors, as set forth in the DIP Documents. US-DOCS\147131838.7 18 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 249 of 381

7. Roll-Up Obligations. (a) Roll-Up Loans. Upon entry of the Final Order, all outstanding Prepetition First Lien Obligations shall immediately, automatically, and irrevocably (except as to third parties pursuant to paragraph 32 hereof) be deemed to have been converted into Senior DIP Obligations and shall be entitled to all the priorities, privileges, rights, and other benefits set forth in this Interim Order and the Final Order. (b) Roll-Up Notes. Upon entry of the Final Order, $4,000,000 in principal amount of Prepetition Second Lien Obligations, plus accrued and unpaid interest thereon, held by the Participating Second Lien Lenders (or their designated affiliates) shall immediately, automatically, and irrevocably (except as to third parties pursuant to paragraph 32 hereof) be deemed to have been converted into Junior DIP Obligations and shall be entitled to all the priorities, privileges, rights, and other benefits set forth in this Interim Order and the Final Order. 8. Budget. (a) Except as otherwise provided herein or in the DIP Documents, the Debtors may only use Cash Collateral and the proceeds of the DIP Facilities to fund payments benefitted by the Carve Out and otherwise in accordance with a projected statement of sources and uses of cash for the DIP Obligors and their subsidiaries (the “Company”) on a consolidated basis for the current and following 13 calendar weeks (but not any preceding weeks) attached hereto as Exhibit 1 (as may be amended, replaced, supplemented or otherwise modified in accordance with the terms of this Interim Order and the DIP Documents, the “DIP Budget”) as set forth in the DIP Documents. Three business days following the week in which the Petition Date occurs and thereafter three business days’ following the end of each prior week (each, a “Reporting Date”), the Debtors shall deliver a proposed updated DIP Budget, in each case, substantially in the form US-DOCS\147131838.7 19 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 250 of 381

attached hereto as Exhibit 1 (with only such changes thereto as the Senior DIP Agent shall each agree in its sole discretion in accordance with the DIP Documents). Upon approval of the proposed updated DIP Budget by the Senior DIP Agent, the proposed DIP Budget shall be deemed the “DIP Budget” for all purposes under this Interim Order and the DIP Documents. Unless and until a proposed updated DIP Budget is approved and accepted by the Senior DIP Agent, the existing DIP Budget shall remain in full force and effect and continue to govern the Debtors’ compliance with the Budget Covenants (as defined below). (b) On each Reporting Date, the Debtors shall deliver simultaneously to the DIP Parties a variance report/reconciliation report certified by the Chief Financial Officer or Chief Restructuring Officer of the Debtors, in form reasonably acceptable to the Senior DIP Agent, setting forth the actual sources and uses of cash and the ending unrestricted cash balance of the Company for the immediately preceding week, the variance expressed both in dollar amounts and percentages (on both an aggregate and line-item basis) of sources and uses of cash and in ending unrestricted cash for such week, and all post-petition expenses of the Debtors that are accrued and unpaid as of the end of such week (including accruals of fees of Professional Persons). (c) The Debtors shall only incur DIP Obligations and expend Cash Collateral and other DIP Collateral (as defined herein) proceeds to make payments benefitted by the Carve Out and otherwise in accordance with the specific purposes set forth in the DIP Budget, subject to the permitted variances as set forth in the DIP Documents (collectively referred to herein as the “Budget Covenants”). Notwithstanding anything to the contrary set forth in this Interim Order, the DIP Budget shall not constitute a limit on the amount of any fees payable to any of the DIP Advisors (as defined herein) pursuant to paragraph 30 of this Interim Order. US-DOCS\147131838.7 20 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 251 of 381

(d) The consent of the Senior DIP Parties to the DIP Budget shall not be construed as consent to the use of any Cash Collateral or DIP Loans after the occurrence of an Event of Default (as defined in the DIP Credit Agreement) or Termination Event, regardless of whether the aggregate funds shown on the DIP Budget have been expended, other than funds necessary to satisfy the Carve Out and solely during the Notice Period (as defined herein), to fund operations in accordance with the DIP Credit Agreement and Budget, as provided in paragraph 26 of this Interim Order. 9. ReportingRequirements/Access to Records. The Debtors shall provide (a) Latham & Watkins LLP (“Latham”), as counsel to the Prepetition First Lien Parties and the Senior DIP Parties, (b) Venable LLP (“Venable”) counsel to the Participating Second Lien Lenders and Junior DIP Lenders, and (c) advisors to the Committee, if one is appointed, with all reporting and other information required to be provided to the DIP Agents or DIP Lenders under the DIP Documents. In addition to, and without limitation, whatever rights to access the DIP Agents and the DIP Lenders have under the DIP Documents, upon reasonable notice, at reasonable times during normal business hours, the Debtors shall permit representatives, agents and employees of the DIP Agents and the DIP Lenders to (i) have access to and inspect the Debtors’ assets, (ii) examine the Debtors’ books and records, and (iii) discuss the Debtors’ affairs, finances and condition with the Debtors’ officers and financial advisors; provided, however, that nothing in this Interim Order requires the Debtors to disclose any information that is subject of or protected by any of the Debtors’ legal privileges. 10. DIP Superpriority Claims. Pursuant to Bankruptcy Code section 364(c)(1), all of the DIP Obligations shall constitute allowed senior administrative expense claims of the DIP Agents and the DIP Lenders, against each of the Debtors’ estates (the “DIP Superpriority US-DOCS\147131838.7 21 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 252 of 381

Claims”), without the need to file any proof of claim or request for payment of administrative expenses, with priority over any and all administrative expenses, adequate protection claims, diminution claims and all other claims against the Debtors, now existing or hereafter arising, of any kind whatsoever, including, without limitation, all administrative expenses of the kind specified in Bankruptcy Code sections 503(b) and 507(b), and over any and all administrative expenses or other claims arising under Bankruptcy Code sections 105, 326, 328, 330, 331, 503(b), 506(c), 507(a), 507(b), 726, 1113 or 1114 or otherwise, whether or not such expenses or claims may become secured by a judgment lien or other non-consensual lien, levy or attachment, which allowed claims shall for the purposes of Bankruptcy Code section 1129(a)(9)(A) be considered administrative expenses allowed under Bankruptcy Code section 503(b) and which shall be payable from and have recourse to all prepetition and postpetition property of the Debtors and all proceeds thereof, including actions to recover property transferred pursuant to section 549 of the Bankruptcy Code and, upon entry of the Final Order, the proceeds of any other Avoidance Actions, subordinate only to the Carve Out and with the priorities set forth in (a) - (d) below: (a) The DIP Superpriority Claims arising under the DIP Credit Facility (the “DIP Credit Facility Superpriority Claims”) shall be senior in right of payment to the First Lien Adequate Protection Superpriority Claims (as defined herein), the DIP Note Purchase Agreement Superpriority Claims (as defined herein); and the Second Lien Adequate Protection Superpriority Claims (as defined herein). (b) The First Lien Adequate Protection Superpriority Claims shall be junior in right of payment to the DIP Credit Facility Superpriority Claims and shall be senior in right of payment to the DIP Note Purchase Agreement Superpriority Claims and the Second Lien Adequate Protection Claims. US-DOCS\147131838.7 22 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 253 of 381

(c) The DIP Superpriority Claims arising under the DIP Note Purchase Agreement (the “DIP Note Purchase Agreement Superpriority Claims”) shall be junior in right of payment to the DIP Credit Facility Superpriority Claims and First Lien Adequate Protection Superpriority Claims, and shall be senior in right of payment to the Second Lien Adequate Protection Superpriority Claims. (d) The Second Lien Adequate Protection Superpriority Claims shall be junior in right of payment to the other DIP Superpriority Claims set forth above. (e) Except as set forth herein, or permitted by, this Interim Order, no other superpriority claims shall be granted or allowed in these chapter 11 cases. 11. DIP Liens. Pursuant to sections 364(c)(2), 364(c)(3), and 364(d)(1) of the Bankruptcy Code, as security for the DIP Obligations, effective and automatically perfected upon the date of this Interim Order, and without the necessity of the execution, recordation of filings by the Debtors of mortgages, security agreements, control agreements, pledge agreements, financing statements or other similar documents, or the possession or control by the DIP Agents or any DIP Lender of, or over, any DIP Collateral (as defined herein), the following security interests and liens are hereby granted by the Debtors to the DIP Agents, for the benefit of the DIP Agents and the DIP Lenders (the “DIP Liens” and, all property identified in clauses (a) - (c) below, collectively, the “DIP Collateral”), which shall be subordinate only to the Carve-Out, to the extent specifically provided for herein, and otherwise subject to the terms of this Interim Order and the DIP Documents, including paragraph 12 hereto. In addition, the DIP Obligations shall be secured by the assets of the non-Debtor DIP Obligors pursuant to and as provided in the DIP Documents, and the DIP Collateral shall include liens on all assets of the non-Debtor DIP Obligors in accordance with the applicable DIP Documents. US-DOCS\147131838.7 23 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 254 of 381

(a) Liens Priming the Prepetition Liens. Subject to the terms of this Interim Order, pursuant to Bankruptcy Code section 364(d)(1), in respect of the each of the DIP Facilities, valid, binding, continuing, enforceable, fully perfected first priority senior priming security interests in and upon (the “DIP Priming Liens”) all prepetition and postpetition property of the Debtors to the extent set forth in the DIP Documents, including, without limitation, the following (except to the extent constituting Excluded Assets (as defined in the DIP Documents)): the Prepetition Collateral, Cash Collateral, any investment of such cash, accounts, inventory, goods, contract rights, mineral rights, instruments, documents, chattel paper, patents, trademarks, copyrights, and licenses therefor, accounts receivable, receivables and receivables records, general intangibles, payment intangibles, tax or other refunds, insurance proceeds, letters of credit, intercompany claims, contracts, owned real estate, real property leaseholds, fixtures, deposit accounts, commercial tort claims, securities accounts, instruments, investment property, letter-of-credit rights, supporting obligations, vehicles, machinery and equipment, real property, leases (and proceeds from the disposition thereof), all of the issued and outstanding capital stock of each Debtor, other equity or ownership interests, including equity interests in subsidiaries and non- wholly-owned subsidiaries, money, investment property, causes of action, and all cash and non cash proceeds, rents, products, substitutions, accessions, profits and supporting obligations of any of the collateral described above, whether in existence on the Petition Date or thereafter created, acquired, or arising and wherever located, proceeds of Avoidance Actions and other causes of action, and proceeds relating thereto, rights under section 549 of the Bankruptcy Code (whether received by judgment, settlement, or otherwise), all other “Collateral” as defined in the Prepetition Credit Documents, and all other “property of the estate” (as defined in section 541 of the Bankruptcy Code) of any kind or nature, real or personal, tangible, intangible, or mixed, now US-DOCS\147131838.7 24 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 255 of 381

existing or hereafter acquired or created, and all rents, products, substitutions, accessions, profits, replacements, and cash and non-cash proceeds of all of the foregoing, in each case wherever located, provided, however, that the DIP Liens on proceeds of Avoidance Actions (which for the avoidance of doubt, excludes Debtors’ claims and causes of action under section 549 of the Bankruptcy Code or similar state or municipal law and the proceeds of each of the foregoing) shall be subject to entry of the Final Order. The DIP Priming Liens shall be subordinate only to the Carve Out and the Permitted Liens (if any) and have the priorities set forth in this paragraph 12 of this Interim Order, and otherwise subject to the terms of this Interim Order and the DIP Documents. (b) Liens Junior to Permitted Liens. Subject to the terms of this Interim Order and to the extent set forth in the DIP Documents, pursuant to Bankruptcy Code section 364(c)(3), with respect to each of the DIP Facilities, valid, binding, continuing, enforceable and fully-perfected security interests in and liens upon (“DIP Subordinated Liens”) (i) all prepetition and postpetition property of the Debtors (other than the property described in subparagraph (a) of this paragraph 11, as to which the liens and security interests in favor of the DIP Agents will be as described in such clauses), whether now existing or hereafter acquired, that is subject to (x) valid, perfected and unavoidable liens in existence immediately prior to the Petition Date, if any, that are senior to the liens securing the Prepetition First Lien Obligations and permitted under the Prepetition Credit Documents and/or (y) valid and unavoidable liens in existence immediately prior to the Petition Date, if any, that are perfected subsequent to the Petition Date as permitted by Bankruptcy Code section 546(b) that are senior to the liens securing the Prepetition First Lien Obligations and permitted under the Prepetition Credit Documents, which security interests and liens in favor of the DIP Agents and the DIP Lenders are junior only to such valid, perfected and unavoidable liens US-DOCS\147131838.7 25 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 256 of 381

(collectively, (x) and (y), the “Permitted Liens”). The DIP Subordinated Liens shall be subordinate only to the Carve Out and the Permitted Liens and have the priorities set forth in this paragraph 12 of this Interim DIP Order, and otherwise subject to the terms of this Interim Order and the DIP Documents. (c) Liens on Unencumbered Assets. Subject to the terms of this Interim Order and to the extent set forth in the DIP Documents, pursuant to Bankruptcy Code section 364(c)(2), in respect of each of the DIP Facilities, a valid, binding, continuing, enforceable and fully-perfected first priority senior security interest in and lien upon (the “DIP Unencumbered Asset Liens”) all Unencumbered Assets. The DIP Unencumbered Asset Liens will have the priorities set forth in paragraph 12 of this Interim Order. 12. Priority ofDIP Liens, Adequate Protection Liens, and Liens ofPrepetition Secured Parties. Subject to the Carve Out, on the basis set forth herein, the DIP Liens and Adequate Protection Liens shall have the following priorities: (a) As to Unencumbered Assets, including, subject to entry of the Final Order, proceeds of Avoidance Actions (which for the avoidance of doubt, excludes Debtors’ claims and causes of action under section 549 of the Bankruptcy Code or similar state or municipal law and the proceeds of each of the foregoing), whether received by judgment, settlement, or otherwise— first, the DIP Liens granted to the Senior DIP Parties (the “DIP Senior Liens”); second, the First Lien Adequate Protection Liens (as defined herein) (if any); third, the DIP Liens granted to the Junior DIP Parties (the “DIP Junior Liens”); and fourth, the Second Lien Adequate Protection Liens. (b) As to the other DIP Collateral—first, any Permitted Liens; second, the DIP Senior Liens; third, the First Lien Adequate Protection Liens (if any); fourth, the Prepetition First US-DOCS\147131838.7 26 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 257 of 381

Priority Liens (if any); fifth, the DIP Junior Liens; sixth, the Second Lien Adequate Protection Liens; and, seventh, the Prepetition Second Priority Liens. 13. Carve Out. (a) Carve Out. As used in this Interim Order, the “Carve Out” means (i) all fees required to be paid to the Clerk of the Court and to the Office of the United States Trustee for Region 3 (the “U.S. Trustee”) under section 1930(a) of title 28 of the United States Code plus interest at the statutory rate (without regard to the notice set forth in (iii) below); (ii) all reasonable fees and expenses up to $50,000.00 incurred by a trustee under Bankruptcy Code section 726(b) (without regard to the notice set forth in (iii) below); (iii) to the extent allowed, whether by interim order, procedural order or otherwise, all unpaid fees and expenses (the “Allowed Professional Fees”) incurred by persons or firms retained by the Debtors pursuant to Bankruptcy Code sections 327, 328 or 363 (the “Debtor Professionals”) and an official committee of unsecured creditors (the “Creditors’ Committee”) pursuant to Bankruptcy Code sections 328 or 1103 (the “Committee Professionals” and, together with the Debtor Professionals, the “Professional Persons”) at any time before or on the first business day following delivery of a Carve Out Trigger Notice (as defined herein), whether allowed by the Court prior to or after delivery of a Carve Out Trigger Notice and, subj ect to the cumulative amount set forth for such expenses in the DIP Budget for such period and reduced on a per-dollar basis on account of any retainers held by the applicable Professional Person; and (iv) Allowed Professional Fees of Professional Persons, in an aggregate amount not to exceed (a) $250,000 for the Debtor Professionals and (b) $50,000 for the Committee Professionals, incurred after the first business day following delivery of the Carve Out Trigger Notice, to the extent allowed, whether by interim order, procedural order or otherwise, but excluding any “success fee” or “transaction fee” payable to the Debtors’ or Creditors’ Committee’s US-DOCS\147131838.7 27 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 258 of 381

investment banker or financial advisor (the amounts set forth in this clause (iv) being the “Post Carve Out Trigger Notice Cap”). For purposes of the foregoing, “Carve Out Trigger Notice” shall mean a written notice delivered by the Senior DIP Agent in accordance with the DIP Documents to the Debtors, their lead restructuring counsel, the U.S. Trustee and lead restructuring counsel to the Creditors’ Committee (if appointed) providing that a Termination Event (as defined herein) has occurred and is continuing and stating that the Post-Carve Out Trigger Notice Cap has been invoked. (b) Carve Out Reserves. On a weekly basis, the Debtors shall fund into an account maintained by Berger Singerman LLP (the “Funded Reserve Account”) for the benefit of Professional Persons, an amount (the "Funded Reserve Amount") equal to the sum of the total weekly fees of Debtor Professionals and Committee Professionals (in the amount set forth in the Approved Budget for each Professional Person) for the current week subject to the Approved Budget. Funds in the Funded Reserve Account shall be allocated for the benefit of each Professional Person in the amount set forth in the Approved Budget for each Professional Person. For the avoidance of doubt, the DIP Lenders shall have no obligation to fund aggregate fees and expenses in excess of (i) the amounts set forth in the Approved Budget or (ii) the amount of the DIP Facilities. The Debtors shall use funds held in the Funded Reserve Account exclusively to pay Allowed Professional Fees as they become allowed and payable pursuant to the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure, the local bankruptcy rules of the Bankruptcy Court, and any interim or final orders of the Bankruptcy Court; provided that no Allowed Professional Fees shall be paid from the Funded Reserve Account in excess of the applicable line items in the Approved Budget. Notwithstanding the occurrence of an Event of Default or conditions to borrowing, on the day on which a Carve Out Trigger Notice is delivered (the “Termination US-DOCS\147131838.7 28 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 259 of 381

Declaration Date”), the Carve Out Trigger Notice shall (i) be deemed a draw request and notice of borrowing by the Debtors for DIP Loans under the DIP Facilities and (ii) also constitute a demand to the Debtors to utilize all cash on hand as of such date and any available cash thereafter held by any Debtor to deposit in the Funded Reserve Account an amount equal to the then unpaid amounts of (A) the Allowed Professional Fees of Debtor Professionals (subject to the DIP Budget and reduced for retainers held by such Professional Person as set forth in clause (iii) of the definition of Carve Out above), (B) the Allowed Professional Fees of the Committee Professionals (subject to the DIP Budget and reduced for retainers held by such Professional Person as set forth in clause (iii) of the definition of Carve Out above), and (C) the obligations accrued as of the Termination Declaration Date with respect to clauses (i) and (ii) of the definition of Carve Out set forth in paragraph 13(a) (the “Additional Carve Out Obligations”). The Debtors shall deposit such amounts in the Funded Reserve Account in trust to pay such then unpaid Allowed Professional Fees and Additional Carve Out Obligations (the “Pre-Carve Out Trigger Notice Reserve”) prior to the use of such reserve to pay any other claims. On the Termination Declaration Date, after funding the Pre-Carve Out Trigger Notice Reserve, the Debtors shall utilize all remaining cash on hand as of such date and any available cash thereafter held by any Debtor to fund a reserve in an amount equal to the Post-Carve Out Trigger Notice Cap (the “Post-Carve Out Trigger Notice Reserve” and, together with the Pre-Carve Out Trigger Notice Reserve, the “Carve Out Reserves”) prior to the use of such reserve to pay any other claims. All funds in the Pre-Carve Out Trigger Notice Reserve shall be used first to pay the obligations set forth in clauses (i) through (iii) of the definition of Carve Out set forth above in paragraph 13(a) (the “Pre-Carve Out Amounts”), but not, for the avoidance of doubt, the Post-Carve Out Trigger Notice Cap, until the Pre-Carve Out Amounts are paid in full, and then, to the extent the Pre-Carve Out Trigger Notice Reserve has not US-DOCS\147131838.7 29 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 260 of 381

been reduced to zero, subject to the terms of this Interim Order (including, without limitation, paragraph 14 hereof), to pay any other amounts (if owing) benefitted by the Carve Out and then to the applicable agent to be applied to the Senior DIP Obligations, Junior DIP Obligations, Adequate Protection Obligations, and Prepetition Secured Obligations (collectively, the “Obligations”) according to the priorities set forth in paragraphs 10 and 12 of this Interim Order. All funds in the Post-Carve Out Trigger Notice Reserve shall be used first to pay the obligations set forth in clause (iv) of the definition of Carve Out set forth above (the “Post-Carve Out Amounts”), and then, to the extent the Post-Carve Out Trigger Notice Reserve has not been reduced to zero, subject to the terms of this Interim Order (including, without limitation, paragraph 14 hereof), to the applicable agent to be applied to the Obligations according to the priorities set forth in paragraphs 10 and 12 of this Interim Order. Notwithstanding anything to the contrary in the DIP Documents or this Interim Order, if either of the Carve Out Reserves is not funded in full in the amounts set forth in this paragraph 13, then, any excess funds in one of the Carve Out Reserves following the payment of the Pre-Carve Out Amounts and Post-Carve Out Amounts, respectively, shall be used to fund the other Carve Out Reserve, up to the applicable amount set forth in this paragraph 13, prior to making any payments to any agent for the benefit of the DIP Parties or Prepetition Secured Parties, as applicable. Funds transferred to the Funded Reserve Account shall not be subject to any liens or claims granted to the DIP Lenders herein or any liens or claims granted as adequate protection, shall not constitute DIP Collateral, and shall not constitute cash collateral or assets of the Debtors' estates; provided, that, notwithstanding anything to the contrary herein or in the DIP Documents, the DIP Collateral shall include the Debtors' reversionary interest in funds held in the Funded Reserve Account and such reversionary interest shall be treated as DIP Collateral and subject to the DIP Liens and the DIP Superpriority Claims. US-DOCS\147131838.7 30 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 261 of 381

(c) No Direct Obligation To Pay Allowed Professional Fees. None of the DIP Agents, DIP Lenders or the Prepetition Secured Parties shall be responsible for the payment or reimbursement of any fees or disbursements of any Professional Person incurred in connection with the Chapter 11 Cases or any successor cases under any chapter of the Bankruptcy Code. Nothing in this Interim Order or otherwise shall be construed to obligate the DIP Agents, the DIP Lenders or the Prepetition Secured Parties, in any way, to pay compensation to, or to reimburse expenses of, any Professional Person or to guarantee that the Debtors have sufficient funds to pay such compensation or reimbursement. (d) Payment of Carve Out On or After the Termination Declaration Date. Any payment or reimbursement made on or after the occurrence of the Termination Declaration Date in respect of any Allowed Professional Fees shall permanently reduce the Carve Out on a dollar- for-dollar basis. Any funding of the Carve Out under the DIP Facilities shall be added to, and made a part of, the DIP Obligations secured by the DIP Collateral and shall be otherwise entitled to the protections granted under this Interim Order, the DIP Documents, the Bankruptcy Code and applicable law. 14. DIP Inter creditor Provisions (a) Standstill. (i) Until the Senior Obligations (other than contingent indemnification obligations as to which no claim has been asserted) have been indefeasibly paid in full, in cash, and all commitments under the Senior DIP Documents and Prepetition First Lien Credit Documents have been terminated, and all other “Borrower Obligations” under the DIP Credit Facility and Prepetition First Lien Credit Agreement have been satisfied (the “Discharge of Senior Obligations”), the Junior DIP Parties and Prepetition Second Lien Parties, will not: US-DOCS\147131838.7 31 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 262 of 381

1. exercise or seek to exercise any rights or remedies with respect to any DIP Collateral or take any action against any DIP Obligor (including taking any Enforcement Action (as defined below) with respect to DIP Collateral); provided that (1) the Junior DIP Agent may take Enforcement Actions with respect to the DIP Collateral after the passage of a period of one hundred and fifty (150) days (the “Standstill Period”) after the earlier of (x) the DIP Term Loan Maturity Date (as defined in the DIP Credit Agreement) and (y) the date on which the Junior DIP Agent provides written notice to the Senior DIP Agent stating that the Junior DIP Agent has declared all of the Junior DIP Obligations to be immediately due and payable (such earlier date, the “Standstill Commencement Date”) and (2) in no event shall the Junior DIP Parties or Prepetition Second Lien Parties exercise any rights or remedies with respect to the DIP Collateral on account of the Junior DIP Obligations or Prepetition Second Lien Obligations (including Second Lien Adequate Protection Liens or Second Lien Adequate Protection Superpriority Claims) if, notwithstanding the expiration of the Standstill Period, the Senior DIP Agent or any other Senior DIP Party shall have commenced prior to the expiration of the Standstill Period and be diligently pursuing in good faith any Enforcement Action with respect to all or any material portion of the DIP Collateral; 2. on and after the Standstill Commencement Date (but prior to the termination of the Standstill Period), contest, protest, or object to any Enforcement Action by the Senior DIP Agent or any other Senior DIP Party, or purport to direct the Senior DIP Agent or any other Senior DIP Party to take any Enforcement Actions or take any other action under the DIP Documents, in each case, with respect to the DIP Collateral; and 3. prior to the termination of the Standstill Period, obj ect to the forbearance by the Senior DIP Agent or any other Senior DIP Party from taking any Enforcement Action with respect to the DIP Collateral. (ii) Notwithstanding the foregoing, the Junior DIP Parties and Prepetition Second Lien Parties may: 1. take Enforcement Actions with respect to the DIP Collateral after the termination of the Standstill Period to the extent permitted by subparagraph 14(a)(i)(l) above; 2. take any action not adverse to the Senior DIP Parties and Prepetition First Lien Parties in order to preserve or protect their rights in the DIP Collateral; 3. bid for or purchase DIP Collateral in cash or, subj ect to paragraph 3 5 of this Interim Order, by credit bid, at any public foreclosure or sale, on such DIP Collateral in accordance with the terms of the DIP Documents and this Interim Order or join (but not exercise any control with respect to) any US-DOCS\147131838.7 32 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 263 of 381

judicial foreclosure proceeding or other judicial lien enforcement proceeding with respect to the DIP Collateral initiated by the Senior DIP Agent to the extent that any such action could not reasonably be expected to restrain, hinder, limit, delay for any material period or otherwise interfere with the Enforcement Action by Senior DIP Agent; 4. file a claim, proof of claim or statement of interest, credit bid their debt in accordance with this Interim Order and make any arguments, pleadings and motions that do not violate the terms of this Interim Order and that are not inconsistent with this Interim Order; 5. take any action (not adverse to the priority status of the liens on the DIP Collateral securing the Senior DIP Obligations or Prepetition First Lien Obligations or the rights of Senior DIP Agent or Prepetition First Lien Agent) in order to create, prove, perfect, file, protect or preserve, its lien in and to the DIP Collateral; 6. file any necessary responsive or defensive pleadings or appeal in opposition to any motion, claim, adversary proceeding, or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of Junior DIP Parties or Prepetition Second Lien Parties, including any claims secured by the DIP Collateral, if any; or 7. vote on any chapter 11 plan, make other filings and make any arguments, pleadings and motions (including in support of or opposition to, as applicable, the confirmation or approval of any chapter 11 plan) that are, in each case, consistent with and not otherwise prohibited by, the terms of this Interim Order, with respect to the Junior DIP Obligations and Prepetition Second Lien Obligations, as applicable, and the DIP Collateral, provided, that no such filings, arguments, pleadings, motions or chapter 11 plans shall propose to treat any claims or security interests of the DIP Parties in a manner inconsistent with this Interim Order or the Final Order. (iii) On and after the Standstill Commencement Date, until the Discharge of Senior Obligations has occurred, but subject to the terms of this Interim Order, the Senior DIP Agent shall have the exclusive right to take Enforcement Actions with respect to the DIP Collateral. Subject to the terms of this Interim Order, in connection with any such Enforcement Action, the Senior DIP Agent or any other DIP Party may enforce the provisions of the DIP Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. US-DOCS\147131838.7 33 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 264 of 381

(iv) For purposes of this paragraph 14, “Enforcement Action” means, with respect to the DIP Obligations or the Prepetition Secured Obligations, the exercise of any rights and remedies with respect to any DIP Collateral securing such obligations or the commencement or prosecution of enforcement of any of the rights and remedies under, as applicable, the DIP Documents, the Prepetition First Lien Credit Documents, or applicable law, including, without limitation, the exercise of any rights of set-off or recoupment, and the exercise of any rights or remedies of a secured creditor under the Uniform Commercial Code (the “UCC”) of any applicable jurisdiction or under this Interim Order. (v) So long as the Discharge of Senior Obligations has not occurred, all DIP Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection or realization on, such DIP Collateral upon the exercise of remedies by the Senior DIP Agent, the Senior DIP Parties, or the Prepetition First Lien Secured Parties and all other cash payments or distributions made by the Debtors shall be applied first by the Senior DIP Agent to the Senior Obligations and then, upon the Discharge of Senior Obligations, by the Junior DIP Agent, according to the priorities set forth in paragraphs 10 and 12, after giving effect to the Carve Out. Upon the Discharge of the Senior Obligations, the Senior DIP Agent shall promptly deliver to the Junior DIP Agent any remaining DIP Collateral and remaining proceeds of DIP Collateral held by it in the same form as received, with any necessary endorsements (as determined by the Junior DIP Agent) to be applied by the Junior DIP Agent to the DIP Junior Term Loan Obligations and the Second Lien Adequate Protection Obligations in accordance with this Interim Order. (b) Bailee for Perfection. Each of the DIP Agents, the Prepetition First Lien Agent and the Prepetition Second Lien Agent agree to hold or control that part of the DIP Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that US-DOCS\147131838.7 34 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 265 of 381

possession or control thereof is taken to perfect a Lien thereon under the UCC, or other applicable law as bailee and as a non-fiduciary agent for the Junior DIP Agent, the Senior DIP Agent, the Prepetition First Lien Agent and the Prepetition Second Lien Agent, as applicable (such bailment and agency being intended, among other things, to satisfy the requirements of Sections 8- 301(a)(2), 9-313(c), 9-104, 9-105, 9-106, and 9-107 of the UCC), solely for the purpose of perfecting the security interest granted under any of the DIP Documents, as applicable, and the Senior DIP Agent, the Junior DIP Agent, the Prepetition First Lien Agents and the Prepetition Second Lien Agent hereby appoint each other agent to act as its non-fiduciary agent for such purposes and each such agent accepts such appointment. Subject to entry of the Final Order, notwithstanding the roll-up of the Prepetition Secured Obligations, and to the maximum extent permitted by applicable law, all Prepetition Credit Documents that provide collateral support for the Prepetition Secured Obligations shall be deemed to provide collateral support for the DIP Obligations and such Prepetition Credit Documents shall be deemed modified or amended as may be required to effect the foregoing. (c) Notwithstanding anything to the contrary set forth in this Interim Order, prior to the Discharge of Senior Obligations, each Debtor and other Obligor will not make, and the Junior DIP Lenders and Prepetition Second Lien Lenders will not accept, any cash payment of principal or interest in respect of the Junior DIP Obligations or Prepetition Second Lien Obligations. The foregoing is intended to constitute a “subordination agreement” within the meaning of Bankruptcy Code section 510(a)). Any payment received by any Junior DIP Party in violation of this paragraph 14(c) shall be segregated and forthwith paid over to the Senior DIP Agent for application to the Senior DIP Obligations. US-DOCS\147131838.7 35 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 266 of 381

15. Limitation on Charging Expenses Against Collateral. Subj ect to entry of the Final Order, except to the extent of the Carve Out, no costs or expenses of administration of the Chapter 11 Cases or any future proceeding that may result therefrom, including liquidation in bankruptcy or other proceedings under the Bankruptcy Code, shall be charged against or recovered from the DIP Collateral or the Prepetition Collateral, the DIP Agents, the DIP Lenders or the Prepetition Secured Parties pursuant to Bankruptcy Code sections 506(c) or 105(a), or any similar principle of law or equity, without the prior written consent of the DIP Agents, the DIP Lenders and the Prepetition Secured Parties, as applicable, and no such consent shall be implied from any other action, inaction or acquiescence by the DIP Agents, the DIP Lenders or the Prepetition Secured Parties. 16. No Marshaling/Application of Proceeds. Subject to entry of the Final Order, the DIP Agents and the Prepetition Agents shall be entitled to apply the payments or proceeds of the DIP Collateral and the Prepetition Collateral, as applicable, in accordance with the provisions of the Interim Order or Final Order, as applicable, the DIP Documents, the Prepetition Intercreditor Agreement and the Prepetition Credit Documents, as applicable, and in no event shall the DIP Agents, the DIP Lenders or any of the Prepetition Secured Parties be subject to the equitable doctrine of “marshaling” or any other similar doctrine with respect to any of the DIP Collateral or Prepetition Collateral. 17. Equities of the Case. Subj ect to entry of the Final Order, (i) the Prepetition Secured Parties shall be entitled to all of the rights and benefits of Bankruptcy Code section 552(b) and (ii) the “equities of the case” exception under Bankruptcy Code section 552(b) shall not apply to such parties with respect to the proceeds, products, offspring or profits of any of the Prepetition Collateral. US-DOCS\147131838.7 36 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 267 of 381

18. Use of Cash Collateral. The Debtors are hereby authorized to use all Cash Collateral solely in accordance with this Interim Order, the DIP Documents and the DIP Budget including, without limitation, to make payments on account of the Adequate Protection Obligations provided for in this Interim Order, from the date of this Interim Order through and including the date of the Final Hearing. Except on the terms and conditions of this Interim Order, the Debtors shall be enjoined and prohibited from at any time using the Cash Collateral absent further order of the Court. Notwithstanding anything to the contrary in this Interim Order, under no circumstances shall the DIP Budget constitute a limit on the fees and expenses incurred by the DIP Lenders, the DIP Agents or the DIP Professionals (as defined herein). 19. Adequate Protection for the Prepetition First Lien Parties. Subject only to the Carve Out and the terms of this Interim Order, pursuant to Bankruptcy Code sections 361, 363(e), and 364, and in consideration of the stipulations and consents set forth herein, as adequate protection of their interests in the Prepetition Collateral (including Cash Collateral), for and equal in amount to the aggregate postpetition diminution in value of such interests, resulting from the imposition of the DIP Liens on the Prepetition Collateral, the Carve Out, the Debtors’ sale, lease or use of the Prepetition Collateral (including Cash Collateral), the imposition of the automatic stay and/or any other reason for which adequate protection may be granted under the Bankruptcy Code (all such diminution, “Diminution in Value”), the Prepetition First Lien Agents, for the benefit of themselves and the Prepetition First Lien Lenders, are hereby granted the following (collectively, the “First Lien Adequate Protection Obligations”): (a) First Lien Adequate Protection Liens. As security for and solely to the extent of any Diminution in Value, additional and replacement valid, binding, enforceable non-avoidable, and effective and automatically perfected postpetition security interests in, and liens on, as of the 37 US-DOCS\147131838.7 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 268 of 381

date of this Interim Order (the “First Lien Adequate Protection Liens”), without the necessity of the execution by the Debtors or non-Debtor Obligors (or recordation or other filing) of security agreements, control agreements, pledge agreements, financing statements, mortgages or other similar documents, all DIP Collateral. Subject to the terms of this Interim Order, the First Lien Adequate Protection Liens shall have the priorities set forth in paragraph 12 of this Interim Order. (b) First Lien Adequate Protection Superpriority Claim. As further adequate protection, and to the extent provided by Bankruptcy Code sections 503(b) and 507(b), an allowed administrative expense claim in the Chapter 11 Cases to the extent of any postpetition Diminution in Value ahead of and senior to any and all other administrative expense claims in such Chapter 11 Cases, except the Carve Out and subject to the priorities set forth herein (the “First Lien Adequate Protection Superpriority Claims”). The First Lien Adequate Protection Superpriority Claim shall be payable from and have recourse to all prepetition and postpetition property of the Debtors and all proceeds thereof (including actions to recover property transferred pursuant to section 549 of the Bankruptcy Code, but excluding Avoidance Actions, but including, subject to entry of the Final Order, the proceeds of Avoidance Actions). The First Lien Adequate Protection Superpriority Claims shall have priority over all administrative expense claims against each of the Debtors, now existing or hereafter arising, of any kind or nature whatsoever, including, without limitation, administrative expense claims of the kinds specified in or ordered pursuant to Bankruptcy Code sections 105, 326, 328, 330, 331, 365, 503(a), 503(b), 506(c) (subject to entry of the Final Order), 507(a), 507(b), 546(d), 726, 1113 and 1114, subject to the priorities set forth in paragraph 10 of this Interim Order. (c) Fees and Expenses. As further adequate protection, the Debtors are authorized and directed to pay, without further Court order, reasonable and documented fees and expenses US-DOCS\147131838.7 38 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 269 of 381

(the “First Lien Adequate Protection Fees”), whether incurred before or after the Petition Date, of the Prepetition First Lien Agents and the Prepetition First Lien Lenders, including, without limitation, the reasonable and documented fees and expenses of Latham and local counsel in the Southern District of Florida. Statements of any such fees and expenses incurred after the Petition Date shall be provided by the applicable professional to counsel to the Debtors, the U.S. Trustee, the Junior DIP Agent and the Creditors’ Committee (if appointed). The invoices for such fees and expenses shall not be required to comply with any particular format, may be in summary form only and may include redactions necessary to maintain privilege. Recipients of the invoices shall have 10 days after receipt to notify counsel of any objections to the reasonableness of the fees and expenses incurred. If no objection is raised with counsel on or before the expiration of the ten-day review period, such invoice shall be paid without further order of the Court and shall not be subject to any further review, challenge or disgorgement. If any objection is raised as to reasonableness of fees or expenses, the undisputed amounts shall be paid immediately and any disputed amounts shall be subject to further order of this Court. For the avoidance of doubt, the provision of such invoices shall not constitute a waiver of attorney-client privilege or any benefits of the attorney work product doctrine. Notwithstanding anything to the contrary in this Interim Order, it shall be a condition of the Interim DIP Draw that prior to the Interim DIP Draw, the Borrower shall have paid any accrued and outstanding First Lien Adequate Protection Fees, notwithstanding any applicable review period for such First Lien Adequate Protection Fees. (d) First Lien Accrued Adequate Protection Payments. To the extent that any Prepetition First Lien Obligations remain outstanding and to the extent not rolled up into the DIP Credit Facility, then as further adequate protection, the Prepetition First Lien Agent, on behalf of the Prepetition First Lien Lenders, shall receive, upon entry of this Interim Order, monthly US-DOCS\147131838.7 39 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 270 of 381

adequate protection payments (the “First Lien Accrued Adequate Protection Payments”) payable in cash, as and when due under the applicable Prepetition First Lien Credit Documents, equal to the interest at the contractual default rate that would otherwise be owed to the Prepetition First Lien Lenders under the Prepetition First Lien Credit Agreement during such monthly period in respect of those remaining Prepetition First Lien Obligations, until such time as the full Prepetition First Lien Obligations Amount is paid in full, in cash. (e) Information Rights. The Debtors shall promptly provide the Prepetition First Lien Agent with all required financial reporting and other periodic reporting that is required to be provided to the DIP Agents or the DIP Lenders under the DIP Documents. 20. Adequate Protection for the Prepetition Second Lien Lenders. Subj ect to the Carve Out and the terms of this Interim Order, pursuant to Bankruptcy Code sections 361, 363(e) and 364, and in consideration of the stipulations and consents set forth herein, as adequate protection of their interests in the Prepetition Collateral (including Cash Collateral), for and equal in amount to the aggregate postpetition Diminution in Value of such interests, resulting from the imposition of the DIP Liens on the Prepetition Collateral, the Carve Out, the Debtors’ sale, lease or use of the Prepetition Collateral (including Cash Collateral), the imposition of the automatic stay and/or any other reason for which adequate protection may be granted under the Bankruptcy Code, the Prepetition Second Lien Lenders are hereby granted the following obligations (collectively, the “Second Lien Adequate Protection Obligations” and, together with the First Lien Adequate Protection Obligations, the “Adequate Protection Obligations”): (a) Second Lien Adequate Protection Liens. As security for and solely to the extent of any Diminution in Value, additional and replacement valid, binding, enforceable non-avoidable and effective and automatically perfected postpetition security interests in, and liens on, as of the US-DOCS\147131838.7 40 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 271 of 381

date of this Interim Order (the “Second Lien Adequate Protection Liens” and, together with the First Lien Adequate Protection Liens, the “Adequate Protection Liens”), without the necessity of the execution by the Debtors or non-Debtor Obligors (or recordation or other filing) of security agreements, control agreements, pledge agreements, financing statements, mortgages or other similar documents, all DIP Collateral. The Second Lien Adequate Protection Liens shall have the priorities set forth in paragraph 12 of this Interim Order. (b) Second Lien Adequate Protection Superpriority Claim. As further adequate protection, to the extent provided by Bankruptcy Code sections 503(b) and 507(b), an allowed administrative expense claim in the Chapter 11 Cases ahead of and senior to any and all other administrative expense claims in such Chapter 11 Cases to the extent of any postpetition Diminution in Value, except the Carve Out, and subject to the priorities set forth herein (the “Second Lien Adequate Protection Superpriority Claim” and, together with the First Lien Adequate Protection Superpriority Claim, the “Adequate Protection Superpriority Claims”). The Second Lien Adequate Protection Superpriority Claims shall be payable from and have recourse to all prepetition and postpetition property of the Debtors and all proceeds thereof (including actions to recover property transferred pursuant to section 549 of the Bankruptcy Code excluding Avoidance Actions, but including, subject to entry of the Final Order, the proceeds of Avoidance Actions). The Second Lien Adequate Protection Superpriority Claims shall have priority over all administrative expense claims against each of the Debtors, now existing or hereafter arising, of any kind or nature whatsoever, including, without limitation, administrative expense claims of the kinds specified in or ordered pursuant to Bankruptcy Code sections 105, 326, 328, 330, 331, 365, 503(a), 503(b), 506(c) (subject to entry of the Final Order), 507(a), 507(b), 546(d), 726, 1113 and 1114, subject to the priorities set forth in paragraph 10 of this Interim Order. US-DOCS\147131838.7 41 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 272 of 381

(c) Fees and Expenses. As further adequate protection, the Debtors are authorized and directed to pay, without further Court order, reasonable and documented fees and expenses (the “Second Lien Adequate Protection Fees”), whether incurred before or after the Petition Date, of the Prepetition Second Lien Agent, the Participating Second Lien Lenders and counsel to the Prepetition Second Lien Agent and Participating Second Lien Lenders, including, without limitation, the reasonable and documented fees and expenses of Maslon LLP and local counsel in the Southern District of Florida as counsel to the Prepetition Second Lien Agent and Venable as counsel to the Participating Second Lien Lenders. Statements of any such fees and expenses incurred subsequent to the Petition Date shall be provided by the applicable professional to counsel to the Debtors, the U.S. Trustee, the Senior DIP Agent, the Junior DIP Agent and any Creditors’ Committee (if appointed). The invoices for such fees and expenses shall not be required to comply with any particular format, may be in summary form only and may include redactions necessary to maintain privilege. Recipients of the invoices shall have 10 days after receipt to notify counsel of any objections to the reasonableness of the fees and expenses incurred. If no objection is raised with counsel on or before the expiration of the ten-day review period, such invoice shall be paid without further order of the Court and shall not be subject to any further review, challenge or disgorgement. If any objection is raised as to reasonableness of fees or expenses, the undisputed amounts shall be paid immediately and any disputed amounts shall be subject to further order of this Court. For the avoidance doubt, the provision of such invoices shall not constitute a waiver of attorney-client privilege or any benefits of the attorney work product doctrine. Notwithstanding anything to the contrary in this Interim Order, it shall be a condition of the Interim DIP Draw that prior to the Interim DIP Draw, the Borrower shall have paid any accrued and outstanding Second US-DOCS\147131838.7 42 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 273 of 381

Lien Adequate Protection Fees, notwithstanding any applicable review period for such Second Lien Adequate Protection Fees. (d) Information Rights. The Debtors shall promptly provide the Prepetition Second Lien Agent with all required financial reporting and other periodic reporting that is required to be provided to the DIP Agents or the DIP Lenders under the DIP Documents, including this Interim Order. 21. Section 507(b) Reservation. Subject in all respects to the terms of the Prepetition Intercreditor Agreement, nothing herein shall impair or modify the application of Bankruptcy Code section 507(b) in the event that the adequate protection provided to the Prepetition Secured Parties is insufficient to compensate for any Diminution in Value of their interests in the Prepetition Collateral during the Chapter 11 Cases. Nothing contained herein shall be deemed a finding by the Court, or an acknowledgment by any of the Prepetition Secured Parties, that the adequate protection granted herein does in fact adequately protect any of the Prepetition Secured Parties against any diminution in value of their respective interests in the Prepetition Collateral (including the Cash Collateral); provided, however, that any such additional section 507(b) claims shall be subject to the same relative priority as such party’s Adequate Protection Obligations, as provided in this Interim Order. 22. Restrictions on Disposition of Material Assets Outside the Ordinary Course of Business. Except as expressly permitted under the DIP Documents, and with respect to a sale of the Debtors’ assets in accordance with the Milestones (as defined herein) and on terms and conditions reasonably acceptable to the DIP Agents, the Debtors shall not use, sell or lease any material assets outside the ordinary course of business, or seek authority of this Court to the extent required by Bankruptcy Code section 363, without obtaining the prior written consent of the DIP US-DOCS\147131838.7 43 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 274 of 381

Agents, prior to the date on which the Debtors seek the Court’s authority for such use, sale or lease. Subject to the Carve Out and the Permitted Liens (if any), in the event of any such sale, lease, transfer, license or other disposition of property of the Debtors that constitutes DIP Collateral outside the ordinary course of business (to the extent permitted by the DIP Documents and this Interim Order), subject to the terms of the DIP Documents and this Interim Order (including, without limitation, paragraph 14 hereof), the Debtors are authorized and shall promptly pay, without further notice or order of this Court, such amount (if any) of net cash proceeds resulting therefrom no later than the business day following receipt of such proceeds, to the Senior DIP Agent to be applied according to the priorities set forth in DIP Documents. Subj ect to the Carve Out and the Permitted Liens (if any), in the event of any casualty, condemnation or similar event with respect to property that constitutes DIP Collateral, subject to the terms of the DIP Documents and this Interim Order (including, without limitation, paragraph 14 hereof), the Debtors are authorized and shall promptly pay, without further notice or order of this Court, the required amount of any insurance proceeds, condemnation award or similar payment (excluding any amounts on account of any D&O policies) no later than the second business day following receipt of payment by the Debtors, to the Senior DIP Agent to be applied according to the priorities set forth in paragraphs 10 and 12 of this Interim Order, unless (in accordance with applicable DIP Documents and this Interim Order) the DIP Agents consent, in writing, to the funds being reinvested by the Debtors. 23. Insurance. At all times the Debtors shall maintain casualty and loss insurance coverage for the Prepetition Collateral and the DIP Collateral on substantially the same basis as maintained prior to the Petition Date. Upon entry of this Interim Order, the DIP Agents shall be, and shall be deemed to be, without any further action or notice, named as additional insureds and US-DOCS\147131838.7 44 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 275 of 381

lender’s loss payees on each insurance policy maintained by the Debtors which in any way relates to the DIP Collateral. 24. Reservation of Rights of the DIP Agents, DIP Lenders and Prepetition Secured Parties. Except as otherwise expressly set forth in this Interim Order (including, without limitation, paragraph 14 hereof), the entry of this Interim Order is without prejudice to, and does not constitute a waiver of, expressly or implicitly, or otherwise impair, subject in all respects to the terms of the Prepetition Intercreditor Agreement, as applicable: (a) any of the rights of any of the Prepetition Secured Parties to seek any other or supplemental relief in respect of the Debtors including the right of the Prepetition First Lien Parties, but not the Prepetition Second Lien Parties, to seek additional adequate protection; (b) any of the rights of the DIP Agents, the DIP Lenders or the Prepetition Secured Parties under the Bankruptcy Code or under non-bankruptcy law, including, without limitation, the right of any of the DIP Agents, the DIP Lenders or the Prepetition Secured Parties to (i) request modification of the automatic stay of Bankruptcy Code section 362, (ii) request dismissal of any of the Chapter 11 Cases, conversion of any of the Chapter 11 Cases to cases under chapter 7 or appointment of a chapter 11 trustee or examiner with expanded powers in any of the Chapter 11 Cases, or (iii) seek to propose, subject to the provisions of Bankruptcy Code section 1121, a chapter 11 plan or plans; or (c) any other rights, claims or privileges (whether legal, equitable or otherwise) of any of the DIP Agents, the DIP Lenders or the Prepetition Secured Parties. The delay in or failure of the DIP Agents, the DIP Lenders and/or the Prepetition Secured Parties to seek relief or otherwise exercise their rights and remedies shall not constitute a waiver of any of the DIP Agents’, the DIP Lenders’ or the Prepetition Second Lien Parties’ rights and remedies. US-DOCS\147131838.7 45 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 276 of 381

25. Termination Event. The occurrence of any of the following shall constitute a “Termination Event”: (a) the occurrence of an Event of Default (as defined in the DIP Credit Facility), including the failure by the Debtors to comply with any of the milestones set forth at Exhibit 2 hereto including the Permit Reporting Covenant and Permit Continuance Covenant specified therein (the “Milestones”), to the extent not waived or subject to a forbearance or similar agreement with the applicable lenders; (b) the Debtors’ failure to comply in any material respect with any provision of this Interim Order unless waived by the applicable lenders; or (c) the occurrence of the Maturity Date (as defined in the DIP Credit Agreement). 26. Remedies Upon a Termination Event. The Debtors shall immediately provide notice to counsel to the DIP Agents, the DIP Lenders, the Prepetition First Lien Agent, and the Prepetition Second Lien Agent (with a copy to counsel to the Creditors’ Committee (if appointed)), of the occurrence of any Termination Event, at which time (i.e., the time of the occurrence of the Termination Event) the Debtors’ ability to use Cash Collateral hereunder shall terminate (subject to the proviso at the end of this paragraph 26), the DIP Obligations shall become due and payable and any commitments under the DIP Facilities shall terminate. Upon the occurrence of a Termination Event and following the giving of not less than five business days’ advance written notice (which may be by email) (the “Notice Period”) by the Senior DIP Agent, or if the Discharge of Senior Obligations has occurred, by the Junior DIP Agent (the “Enforcement Notice”), to counsel to the Debtors, applicable DIP Agents and DIP Lenders, applicable Prepetition Agents, the U.S. Trustee and counsel to the Creditors’ Committee (if appointed), (a) subject to the terms of this Interim Order (including, without limitation, paragraph 14 hereof), and the Prepetition Intercreditor Agreement, the Senior DIP Parties and the Prepetition First Lien Parties may exercise any rights and remedies against the DIP Collateral available to US-DOCS\147131838.7 46 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 277 of 381

them under this Interim Order, the DIP Documents, the Prepetition First Lien Credit Documents and applicable non-bankruptcy law, including but not limited to terminating all commitments to extend credit under the DIP Facilities, in each case subject to the Carve Out and Permitted Liens (if any) and (b) subject to the Prepetition Intercreditor Agreement and the terms of this Interim Order, the DIP Junior Term Loan Lenders and Prepetition Second Lien Parties may terminate all commitments to extend credit under the DIP Facilities and exercise any rights and remedies to satisfy the Prepetition Second Lien Obligations, the Second Lien Adequate Protection Liens, the Second Lien Adequate Protection Superpriority Claims and any other Second Lien Adequate Protection Obligations, in each case subject to priorities set forth in paragraphs 10 and 12 of this Interim Order. The automatic stay pursuant to Bankruptcy Code section 362 shall be terminated automatically with respect to the DIP Parties and the Prepetition Secured Parties at the end of the Notice Period, without further notice or order of the Court, unless the DIP Agents and the Prepetition First Lien Agent, or if the Discharge of Senior Obligations has occurred, the Junior DIP Agent, elect otherwise in a written notice to the Debtors, which may be by email. Upon termination of the automatic stay, subject to the terms of this Interim Order, the DIP Documents, and the Prepetition Intercreditor Agreement, the DIP Parties and the Prepetition Secured Parties shall be permitted to exercise all rights and remedies set forth herein and in the DIP Documents, as applicable, and as otherwise available at law against the DIP Collateral, without any further order of or application or motion to the Court, and without restriction or restraint imposed by any stay under Bankruptcy Code sections 362 or 105, or otherwise, against the enforcement of the liens and security interests in the DIP Collateral or the Prepetition Collateral, or the pursuit of any other rights and remedies granted to such parties pursuant to the DIP Documents, the Prepetition First Lien Credit Documents or the Prepetition Second Lien Credit Documents; provided that US-DOCS\147131838.7 47 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 278 of 381

during the Notice Period the Debtors may use the proceeds of the DIP Facilities (to the extent drawn prior to the occurrence of a Termination Event or in accordance with paragraph 13 of this Interim Order) or Cash Collateral only to fund (i) expenses critically necessary to preserve the value of the Debtors’ business and the DIP Collateral, including, without limitation, payroll obligations, in all cases in accordance with the DIP Credit Agreement and the DIP Budget and (ii) the Carve Out Reserves; provided further that during the Notice Period, the Debtors, the DIP Agents, the DIP Lenders and the Prepetition Secured Parties consent to a hearing on an expedited basis to consider whether a Termination Event has occurred; provided further, that if a hearing to consider the foregoing is requested to be heard before the end of the Notice Period but is scheduled for a later date by the Court, the Notice Period shall be automatically extended to the date of such hearing, but in no event later than five business days after delivery of the Enforcement Notice; provided further that any allowed fees and expenses incurred by the Debtors or the Creditors’ Committee (if appointed) during the Notice Period shall permanently reduce the Post-Carve Out Trigger Notice Cap. 27. No Waiver for Failure to Seek Relief. The failure or delay of the DIP Agents, the DIP Lenders or any of the Prepetition Secured Parties to exercise their respective rights and remedies under this Interim Order, the DIP Documents, the Prepetition Credit Documents or applicable law, as the case may be, shall not constitute a waiver of their respective rights hereunder, thereunder or otherwise. 28. Perfection of the DIP Liens and Adequate Protection Liens. (a) Subject to the limitations in paragraph 29(a) of this Interim Order, the DIP Agents and the Prepetition Agents are hereby authorized, but not required, to file or record (and to execute in the name of the Debtors, as their true and lawful attorneys, with full power of substitution, to US-DOCS\147131838.7 48 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 279 of 381

the maximum extent permitted by law) financing statements, intellectual property filings, mortgages, depository account control agreements, notices of lien or similar instruments in any jurisdiction in order to validate and perfect the liens and security interests granted hereunder. Whether or not the DIP Agents or the Prepetition Agents shall, in their sole discretion, choose to file such financing statements, intellectual property filings, mortgages, notices of lien or similar instruments, such liens and security interests shall be deemed valid, automatically perfected, allowed, enforceable, non-avoidable and not subject to challenge, dispute or subordination (subject to the priorities set forth in this Interim Order), at the time and on the date of entry of this Interim Order. Upon the request of the DIP Agents and the Prepetition Agents, each of the Prepetition First Lien Lenders, the Prepetition Second Lien Lenders and the Debtors, without any further consent of any party, is authorized to take, execute, deliver and file such instruments (in the case of the Prepetition Secured Lenders, without representation or warranty of any kind) to enable the DIP Agents and the Prepetition Agents to further validate, perfect, preserve and enforce the DIP Liens and the applicable Adequate Protection Liens, respectively. All such documents will be deemed to have been recorded and filed as of the Petition Date. (b) A certified copy of this Interim Order may, in the discretion of the DIP Agents or the applicable Prepetition Agents, be filed with or recorded in filing or recording offices in addition to or in lieu of such financing statements, mortgages, notices of lien or similar instruments, and all filing offices are hereby authorized to accept such certified copy of this Interim Order for filing and recording; provided, however, that notwithstanding the date of any such filing, the date of such perfection shall be the date of this Interim Order. (c) Effective upon entry of the Final Order, any provision of any lease or other license, contract or other agreement that requires (i) the consent or approval of one or more landlords or US-DOCS\147131838.7 49 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 280 of 381

other parties or (ii) the payment of any fees or obligations to any governmental entity, in order for any Debtor to pledge, grant, sell, assign or otherwise transfer any such leasehold interest, or the proceeds thereof, or other collateral related thereto, is hereby deemed to be inconsistent with the applicable provisions of the Bankruptcy Code. Thereupon, any such provision shall have no force and effect with respect to the granting of the DIP Liens and the Adequate Protection Liens on such leasehold interest or the proceeds of any assignment, and/or sale thereof by any Debtor in accordance with the terms of the DIP Credit Agreement or this Interim Order. 29. Preservation of Rights Granted Under this Interim Order. (a) Except as set forth in paragraph 14 of this Interim Order, unless and until the DIP Obligations, Prepetition First Lien Obligations and First Lien Adequate Protection Obligations are indefeasibly paid in full, in cash or in kind, as applicable, and all commitments to extend credit under the DIP Facilities are terminated, the Prepetition Second Lien Lenders shall, in each case solely to the extent provided for in the Prepetition Credit Documents, the Prepetition Intercreditor Agreement and applicable law: (i) take no action to foreclose upon, or recover in connection with, the liens granted thereto pursuant to the Prepetition Second Lien Credit Documents or this Interim Order, or otherwise seek to exercise or enforce any rights or remedies against such DIP Collateral; and (ii) be restricted from exercising any rights and remedies or taking any other actions in respect of the DIP Collateral to the extent provided by the this Interim Order, the DIP Documents, the Prepetition Intercreditor Agreement and applicable law. (b) Subject to the Carve Out and the Permitted Liens (if any), other than as set forth in this Interim Order, the DIP Priming Liens shall not be made subject to and/or pari passu with any lien or security interest granted in any of the Chapter 11 Cases or arising after the Petition Date, and the DIP Priming Liens shall not be subject or junior to and/or pari passu with any lien or US-DOCS\147131838.7 50 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 281 of 381

security interest that is avoided and preserved for the benefit of the Debtors’ estates under Bankruptcy Code section 551. (c) Subject to the Carve Out and the Permitted Liens (if any) and the DIP Priming Liens, other than as set forth in this Interim Order, the First Lien Adequate Protection Liens and the Prepetition First Priority Liens shall not be made subject to and/or pari passu with any lien or security interest granted in any of the Chapter 11 Cases or arising after the Petition Date, and the First Lien Adequate Protection Liens and the Prepetition First Priority Liens shall not be subject or junior to and/or pari passu with any lien or security interest that is avoided and preserved for the benefit of the Debtors’ estates under Bankruptcy Code section 551. (d) Subject to the Carve Out, the Permitted Liens (if any), the DIP Liens, the First Lien Adequate Protection Liens and the Prepetition First Priority Liens, other than as set forth in this Interim Order, the Second Lien Adequate Protection Liens shall not be made subject to and/or pari passu with any lien or security interest granted in any of the Chapter 11 Cases or arising after the Petition Date, and the Second Lien Adequate Protection Liens shall not be subject to and/or pari passu with any lien or security interest that is avoided and preserved for the benefit of the Debtors’ estates under Bankruptcy Code section 551. (e) In the event this Interim Order or any provision hereof is vacated, reversed or modified on appeal or otherwise, any liens or claims granted to the Prepetition Secured Parties hereunder arising prior to the effective date of any such vacatur, reversal or modification of this Interim Order shall be governed in all respects by the original provisions of this Interim Order, including entitlement to all rights, remedies, privileges and benefits granted herein, and the Prepetition Secured Parties shall be entitled to the protections afforded in Bankruptcy Code section US-DOCS\147131838.7 51 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 282 of 381

363(m) with respect to all uses of the Prepetition Collateral (including the Cash Collateral) and all Adequate Protection Obligations. (f) Subject to the Carve Out, unless and until all DIP Obligations, Prepetition First Lien Obligations, Prepetition Second Lien Obligations and Adequate Protection Obligations are indefeasibly paid in full, in cash or in kind, as applicable, and all commitments to extend credit under the DIP Facilities are terminated, the Debtors irrevocably waive the right to seek and shall not seek or consent to, directly or indirectly: (i) except as permitted under the DIP Documents and with the prior written consent of the Required DIP Lenders, (x) any modification, stay, vacatur or amendment of this Interim Order, (y) a priority claim for any administrative expense, secured claim or unsecured claim against any of the Debtors (now existing or hereafter arising of any kind or nature whatsoever, including, without limitation, any administrative expense of the kind specified in Bankruptcy Code sections 503(b), 507(a) or 507(b)) in any of the Chapter 11 Cases, equal or superior to the DIP Superpriority Claims, the Adequate Protection Superpriority Claims, the Prepetition First Lien Obligations, and the Prepetition Second Lien Obligations (or the liens and security interests securing such claims and obligations), or (z) any other order allowing use of the DIP Collateral; (ii) except as permitted under the DIP Documents, any lien on any of the DIP Collateral or the Prepetition Collateral with priority equal or superior to the DIP Liens, the Adequate Protection Liens, the Prepetition First Priority Liens or the Prepetition Second Priority Liens, as the case may be; (iii) the use of Cash Collateral for any purpose other than as permitted in the DIP Documents and this Interim Order; (iv) except as set forth in the DIP Documents, the return of goods pursuant to Bankruptcy Code section 546(h) (or other return of goods on account of any prepetition indebtedness) to any creditor of any Debtor; (v) an order converting or dismissing any of the Chapter 11 Cases; (vi) an order appointing a chapter 11 trustee in any of the US-DOCS\147131838.7 52 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 283 of 381

Chapter 11 Cases; or (vii) an order appointing an examiner with enlarged powers in any of the Chapter 11 Cases. (g) Notwithstanding any order dismissing any of the Chapter 11 Cases under Bankruptcy Code section 1112 or otherwise entered at any time, (x) the DIP Liens, the DIP Superpriority Claims, the Adequate Protection Liens, the Adequate Protection Superpriority Claims and any other administrative claims granted pursuant to this Interim Order, shall continue in full force and effect and shall maintain their priorities as provided in this Interim Order and the DIP Documents until all DIP Obligations and Adequate Protection Obligations are indefeasibly paid in full, in cash or in kind, as applicable, and such DIP Liens, DIP Superpriority Claims, Adequate Protection Liens, Adequate Protection Superpriority Claims and the other administrative claims granted pursuant to this Interim Order, shall, notwithstanding such dismissal, remain binding on all parties in interest; and (y) the Court shall retain jurisdiction, notwithstanding such dismissal, for the purposes of enforcing the claims, liens and security interests referred to in clause (x) above. (h) Except as otherwise ordered by the Court and as expressly provided in this Interim Order, and the DIP Documents, the DIP Liens, the DIP Superpriority Claims, the Adequate Protection Liens, the Adequate Protection Superpriority Claims and all other rights and remedies of the DIP Agents, the DIP Lenders, the Prepetition Agents and the Prepetition Secured Lenders granted by the provisions of this Interim Order and the DIP Documents shall survive, shall maintain their priority as provided in this Interim Order, and shall not be modified, impaired or discharged by (i) the entry of an order converting any of the Chapter 11 Cases to a case under chapter 7, dismissing any of the Chapter 11 Cases, terminating the joint administration of these Chapter 11 Cases or by any other act or omission, (ii) the entry of an order approving the sale of US-DOCS\147131838.7 53 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 284 of 381

any Prepetition Collateral or DIP Collateral pursuant to Bankruptcy Code section 363(b) or (iii) the entry of an order confirming a plan of reorganization in any of the Chapter 11 Cases and, pursuant to Bankruptcy Code section 1141(d)(4), the Debtors have waived any discharge as to any remaining DIP Obligations or Adequate Protection Obligations. The terms and provisions of this Interim Order and the DIP Documents shall continue in these Chapter 11 Cases, in any successor cases if these Chapter 11 Cases cease to be jointly administered or in any superseding chapter 7 cases under the Bankruptcy Code. 3 0. Expenses and Indemnification. (a) All (i) reasonable and documented out-of-pocket fees and expenses incurred by professionals or consultants retained by the DIP Agents and the DIP Lenders, including (a) Latham and local counsel in the Southern District of Florida, as counsel to the Senior DIP Parties and the Prepetition First Lien Parties, (b) Covington and Burling LLP and local counsel in the Southern District of Florida, as counsel to the Junior DIP Agent; and (c) Venable LLP as counsel to the Junior DIP Lenders and the Participating Second Lien Lenders, (collectively, the “DIP Professionals”), incurred in connection with the Chapter 11 Cases (in any capacity) and the DIP Facilities, whether or not the DIP Facilities are successfully consummated, and (ii) reasonable and documented out-of-pocket expenses (including, without limitation, fees, disbursements and other charges of DIP Professionals) of the DIP Agents and the DIP Lenders, for enforcement costs and documentary taxes associated with the DIP Facilities and the transactions contemplated thereby, are to be paid by the Debtors in accordance with the procedures described in paragraphs 19(c) and 20(c) hereof. All fees and expenses described above shall be payable by the Debtors (whether accrued or incurred prior to, on or after the Petition Date) within ten calendar days after the delivery of invoices (which invoices shall not be required to comply with any particular format and may be US-DOCS\147131838.7 54 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 285 of 381

in summary form only and may be in redacted form to protect privileged and confidential information) to the Debtors, the U.S. Trustee and the Creditors’ Committee (if appointed), without the necessity of filing motions or fee applications and such fees and expenses shall not be subject to any further review, challenge or disgorgement following the expiration of the review and objection process described in paragraphs 19(c) and 20(c) hereof. (b) As set forth in the DIP Documents, the Debtors will, jointly and severally, indemnify the DIP Agents, the DIP Lenders and their respective affiliates, successors and assigns and the officers, directors, employees, agents, attorneys, advisors, controlling persons and members of each of the foregoing (each an “Indemnified Person”), and hold them harmless from and against any and all losses, claims, damages, costs, expenses (including but not limited to reasonable and documented legal fees and expenses) and liabilities arising out of or relating to the execution or delivery of the DIP Credit Agreement, DIP Note Purchase Agreement and other DIP Documents, transactions contemplated hereby and thereby and any actual or proposed use of the proceeds of any loans made under the DIP Facilities in accordance with the terms of the DIP Credit Agreement; provided that no such person will be indemnified for costs, expenses or liabilities to the extent determined by a final, non-appealable judgment of a court of competent jurisdiction to have been incurred solely by reason of the actual fraud, gross negligence or willful misconduct of such person (or their related persons). No Indemnified Person shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Debtors or any shareholders or creditors of the Debtors for or in connection with the transactions contemplated hereby, except to the extent such liability is found in an final non-appealable judgment by a court of competent jurisdiction to have resulted solely from such Indemnified Person’s actual fraud, gross negligence or willful US-DOCS\147131838.7 55 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 286 of 381

misconduct, and in no event shall any Indemnified Person be liable on any theory of liability for any special, indirect, consequential or punitive damages. (c) Notwithstanding anything to the contrary in this Interim Order, it shall be a condition of the Interim DIP Draw that prior to the Interim DIP Draw, the Borrower shall have paid any accrued and outstanding fees and expenses of the DIP Professionals notwithstanding any applicable review period for the invoices of such DIP Professionals set forth in this Interim Order. 31. Limitation on Use of DIP Facilities Proceeds, DIP Collateral and Cash Collateral (a) Notwithstanding anything to the contrary set forth in this Interim Order, none of the DIP Facilities, the DIP Collateral, the Prepetition Collateral or the proceeds thereof, including Cash Collateral, or the Carve Out may be used: (a) to investigate (except as expressly provided herein), initiate, prosecute, join or finance the initiation or prosecution of any claim, counterclaim, action, suit, arbitration, proceeding, application, motion, objection, defense or other litigation of any type (i) against any of the DIP Agents, the DIP Lenders or the Prepetition Secured Parties (in each case, in their capacities as such) or seeking relief that would impair the rights and remedies of the DIP Agents, the DIP Lenders or the Prepetition Secured Parties (in each case, in their capacities as such) under the DIP Documents, this Interim Order or the Prepetition Credit Documents to the extent permitted or provided hereunder, including, without limitation, for the payment of any services rendered by the professionals retained by the Debtors or any Creditors’ Committee (if appointed) in connection with the assertion of or joinder in any claim, counterclaim, action, proceeding, application, motion, objection, defense or other contested matter, the purpose of which is to seek, or the result of which would be to obtain, any order, judgment, determination, declaration or similar relief that would impair the ability of any of the DIP Agents, the DIP Lenders, or the Prepetition Secured Parties to recover on the DIP Collateral or the Prepetition US-DOCS\147131838.7 56 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 287 of 381

Collateral, as provided for herein, or seeking affirmative relief against any of the DIP Agents, the DIP Lenders, or the Prepetition Secured Parties related to the DIP Obligations, or the Prepetition Secured Obligations, (ii) seeking to invalidate, set aside, avoid, recharacterize or subordinate, in whole or in part, the DIP Obligations, the DIP Superpriority Claims, or the DIP Agents’ and the DIP Lenders’ liens or security interests in the DIP Collateral or the Prepetition Collateral, or the Prepetition Secured Obligations, or the Prepetition Secured Parties’ liens or security interests in the Prepetition Collateral or (iii) for monetary, injunctive or other affirmative relief against the DIP Agents, the DIP Lenders or the Prepetition Secured Parties (in each case, in their capacities as such), or their respective liens on or security interests in the DIP Collateral or the Prepetition Collateral or the DIP Superpriority Claims, that would impair the ability of any of the DIP Agents, the DIP Lenders or the Prepetition Secured Parties to assert or enforce any lien, claim, right or security interest or to realize or recover on the DIP Obligations or the Prepetition Secured Obligations to the extent permitted or provided hereunder; (b) for objecting to or challenging in any way the legality, validity, priority, perfection or enforceability of the claims, liens or interests (including the Prepetition Liens) held by or on behalf of each of the Prepetition Secured Parties related to the Prepetition Secured Obligations, or by or on behalf of the DIP Agents and the DIP Lenders related to the DIP Obligations; (c) for asserting, commencing or prosecuting any claims or causes of action whatsoever, including, without limitation, any Avoidance Actions (as defined herein) related to the DIP Liens, the DIP Superpriority Claims, the DIP Obligations, the Prepetition Liens or the Prepetition Secured Obligations; (d) to prevent, hinder, or otherwise delay the DIP Agent’s, DIP Secured Parties’, or Prepetition Secured Parties’ assertion, enforcement, or realization on the DIP Collateral or Prepetition Collateral in accordance with this Interim Order, the DIP Documents, and/or the Prepetition Documents once an Event of Default has occurred and US-DOCS\147131838.7 57 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 288 of 381

is continuing, except as expressly permitted by paragraph 26 hereof; (e) to pay any amount on account of any claims arising prior to the Petition Date unless such payments are (i) approved by an order of the Court (which may, for the avoidance of doubt, be this order or the Final Order, and (ii) permitted by the DIP Documents; (e) to seek to modify the rights granted to the DIP Agent, any of the other DIP Secured Parties or any of the Prepetition Secured Parties under the DIP Documents or the Prepetition Documents; or (f) for prosecuting an objection to, contesting in any manner or raising any defenses to, the validity, extent, amount, perfection, priority or enforceability of: (x) any of the DIP Liens, the DIP Superpriority Claims, or any other rights or interests of the DIP Agents or the DIP Lenders related to the DIP Obligations or the DIP Liens, or (y) any of the Prepetition Liens, Prepetition Secured Obligations or any other rights or interests of any of the Prepetition Secured Parties related to the Prepetition Second Lien Obligations; provided that no more than $75,000.00 of the proceeds of the DIP Facilities, the DIP Collateral or the Prepetition Collateral, including the Cash Collateral, in the aggregate, may be used by the Creditors’ Committee, if appointed, to investigate the foregoing matters with respect to the Prepetition Liens or the Prepetition Secured Obligations within the Challenge Period (as defined herein) (the “Challenge Budget”). 32. Effect of Stipulations on Third Parties. (a) The Debtors’ acknowledgments, stipulations, admissions, waivers and releases set forth in this Interim Order shall be binding on the Debtors, their respective representatives, successors and assigns upon entry of this Interim Order. The acknowledgments, stipulations, admissions, waivers and releases contained in this Interim Order shall also be binding upon the Debtors’ estates and all other parties in interest, including the Creditors’ Committee (if appointed), or any chapter 7 or chapter 11 trustee appointed or elected for any of the Debtors (a “Trustee”), US-DOCS\147131838.7 58 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 289 of 381

unless (a) such party has obtained requisite standing and has duly filed an adversary proceeding or contested matter (1) challenging the validity, perfection, priority, extent or enforceability of the Prepetition Liens, or the Prepetition Secured Obligations (including, without limitation, the Prepetition Secured Obligations converted into DIP Obligations pursuant to this Interim Order and pursuant to the Final Order) or (2) otherwise asserting or prosecuting any Avoidance Actions or any other claims, counterclaims or causes of action, objections, contests or defenses (collectively, the “Claims and Defenses”) against the Prepetition Secured Parties in connection with any matter related to the Prepetition Collateral, the Prepetition Liens or the Prepetition Secured Obligations by no later than the date that is the earlier of (i) 75 days after the entry of this Interim Order, or, (ii) solely with respect to any Claims and Defenses asserted by a Creditors’ Committee, 60 days after formation of the Creditors’ Committee (the “Challenge Period”); provided that in the event that, prior to the expiration of the Challenge Period, (x) these Chapter 11 Cases are converted to chapter 7 or (y) a chapter 11 trustee is appointed in these Chapter 11 Cases, then, in each such case, the Challenge Period shall be extended solely with respect to any Trustee, to the date that is sixty (60) days after the occurrence of either of the events described in the foregoing clauses (x) and (y); and (b) an order is entered by a court of competent jurisdiction and becomes final and non-appealable in favor of the plaintiff sustaining any such challenge or claim in any such duly filed adversary proceeding or contested matter. If no such adversary proceeding or contested matter is filed prior to the expiration of the Challenge Period, without further order of this Court: (x) the Prepetition Secured Obligations shall constitute allowed claims, not subject to any Claims and Defenses (whether characterized as a counterclaim, setoff, subordination, recharacterization, defense, avoidance, contest, attack, objection, recoupment, reclassification, reduction, disallowance, recovery, disgorgement, attachment, “claim” (as defined by Bankruptcy Code US-DOCS\147131838.7 59 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 290 of 381

section 101(5)), impairment, subordination (whether equitable, contractual or otherwise) or other challenge of any kind pursuant to the Bankruptcy Code or applicable non-bankruptcy law), for all purposes in these Chapter 11 Cases and any subsequent chapter 7 cases, if any; (y) the Prepetition Liens shall be deemed to have been, as of the Petition Date, legal, valid, binding, perfected and of the priority specified in paragraphs 4(b) and 4(d), not subject to setoff, subordination, defense, avoidance, impairment, disallowance, recharacterization, reduction, recoupment or recovery; and (z) the Prepetition Secured Obligations, the Prepetition Liens on the Prepetition Collateral and the Prepetition Secured Parties (solely in their capacities as such) shall not be subject to any other or further challenge and any party in interest shall be forever enjoined and barred from seeking to exercise the rights of the Debtors’ estates or taking any such action, including any successor thereto (including any estate representative or a Trustee, whether such Trustee is appointed or elected prior to or following the expiration of the Challenge Period). If any such adversary proceeding is timely filed prior to the expiration of the Challenge Period, (a) the stipulations and admissions contained in this Interim Order shall nonetheless remain binding and preclusive on the Creditors’ Committee (if appointed) and any other party in these Chapter 11 Cases, including any Trustee, except as to any stipulations or admissions that are challenged in such adversary proceeding or contested matter and (b) any Claims and Defenses not brought in such adversary proceeding or contested matter shall be forever barred; provided that, if and to the extent any challenges to a particular stipulation or admission are withdrawn, denied or overruled by a final non-appealable order, such stipulation also shall be binding on the Debtors’ estates and all parties in interest. (b) Nothing in this Interim Order vests or confers on any person (as defined in the Bankruptcy Code), including any Creditors’ Committee (if appointed), standing or authority to pursue any cause of action belonging to the Debtors or their estates, including, without limitation, US-DOCS\147131838.7 60 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 291 of 381

any challenge with respect to the Prepetition Credit Documents, the Prepetition Liens or the Prepetition Secured Obligations. 33. Release. Subject to the rights and limitations set forth in paragraphs 31 and 32 of this Interim Order, each of the Debtors and the Debtors’ estates, each on its own behalf and on behalf of each of its predecessors, their successors and assigns shall to the maximum extent permitted by applicable law, unconditionally, irrevocably and fully forever release, remise, acquit, relinquish, irrevocably waive and discharge each of the DIP Agents, the DIP Lenders, the Prepetition Secured Parties (in each case, in their capacities as such) and each of their respective former, current or future officers, employees, directors, agents, representatives, owners, members, partners, affiliated investment funds or investment vehicles, managed, advised or sub-advised accounts, funds or other entities, investment advisors, sub-advisors or managers, financial advisors, legal advisors, shareholders, managers, consultants, accountants, attorneys, affiliates and predecessors in interest, each in their capacity as such, of and from any and all claims, demands, liabilities, responsibilities, disputes, remedies, causes of action, indebtedness and obligations, rights, assertions, allegations, actions, suits, controversies, proceedings, losses, damages, injuries, attorneys’ fees, costs, expenses or judgments of every type, whether known, unknown, asserted, unasserted, suspected, unsuspected, accrued, unaccrued, fixed, contingent, pending or threatened including, without limitation, all legal and equitable theories of recovery, arising under common law, statute or regulation or by contract, of every nature and description that exist on the date hereof solely with respect to or relating to the DIP Liens, the DIP Superpriority Claims, the DIP Obligations, the Prepetition Liens and the Prepetition Secured Obligations, as applicable, including, without limitation, (i) any so-called “lender liability” or equitable subordination claims or defenses, (ii) any and all claims and causes of action arising US-DOCS\147131838.7 61 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 292 of 381

under the Bankruptcy Code and (iii) any and all claims and causes of action regarding the validity, priority, extent, enforceability, perfection or avoidability of the liens or claims of the DIP Agents, the DIP Lenders and the Prepetition Secured Parties. 34. Intercreditor Agreements. The rights of the Prepetition Secured Parties shall at all times remain subject to the Prepetition Intercreditor Agreement. 35. Credit Bidding. (a) Subject to paragraph 14 of this Interim Order, the Senior DIP Agent and Prepetition First Lien Agent, or any assignee or designee of the Senior DIP Agent and Prepetition First Lien Agent shall have the unqualified right to credit bid up to the full amount of the Senior DIP Loans and Prepetition First Lien Loans in the sale of any of the Debtors’ assets, including pursuant to (x) Bankruptcy Code section 363, (y) a plan of reorganization or a plan of liquidation under Bankruptcy Code section 1129 or (z) a sale or disposition by a chapter 7 trustee for any Debtor under Bankruptcy Code section 725. (b) Subject to paragraph 14 of this Interim Order and subject to such credit bid providing for the Discharge of Senior Obligations (unless waived in writing by the Senior DIP Agent) and the rights and protections of the Junior DIP Agent relative to the Junior DIP Lenders, including as provided in any applicable Sales Procedures Order, the Junior DIP Agent or any assignee or designee thereof, on behalf of the Junior DIP Lenders, shall have the unqualified right to credit bid up to the full amount of the Junior DIP Loans in the sale of any of the Debtors’ assets, including pursuant to (i) Bankruptcy Code section 363, (ii) a plan of reorganization or a plan of liquidation under Bankruptcy Code section 1129 or (iii) a sale or disposition by a chapter 7 trustee for any Debtor under Bankruptcy Code section 725. US-DOCS\147131838.7 62 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 293 of 381

(c) Subj ect to the Discharge of Senior Obligations, and the indefeasible payment in full in cash of the DIP Obligations and the Prepetition First Lien Obligations, and subject to the Prepetition Intercreditor Agreement and the rights and protections of the Prepetition Second Lien Agent relative to the Prepetition Second Lien Lenders, including as provided in any applicable Sales Procedures Order, the Prepetition Second Lien Agent or any assignee or designee thereof (on behalf of the Prepetition Second Lien Lenders) shall have the unqualified right to credit bid up to the full amount of the Prepetition Second Lien Obligations in the sale of any of the Debtors’ assets, including, but not limited to, pursuant to (i) Bankruptcy Code section 363, (ii) a plan of reorganization or a plan of liquidation under Bankruptcy Code section 1129 or (iii) a sale or disposition by a chapter 7 trustee for any Debtor under Bankruptcy Code section 725. (d) For avoidance of doubt, unless (x) agreed to in writing by the Senior DIP Agent, or (y) the proposed sale, plan or reorganization or plan of reorganization will result in the Discharge of the Senior Obligations, no Junior DIP Parties or Prepetition Second Lien Parties may credit bid any portion of its Junior DIP Obligations or Prepetition Second Lien Obligations until the Discharge of Senior Obligations has occurred. The DIP Agents, the Prepetition First Lien Agent and/or the Prepetition Second Lien Agent (in accordance with the DIP Documents and this Interim Order), shall have the absolute right to assign, sell or otherwise dispose of their respective rights to credit bid in connection with any credit bid by or on behalf of such parties to any acquisition entity or joint venture formed in connection with such bid. 36. Interim Order Governs. In the event of any inconsistency between the provisions of this Interim Order and the DIP Documents, the provisions of this Interim Order shall govern. 37. Binding Effect; Successors and Assigns. The DIP Documents and the provisions of this Interim Order, including all findings herein, shall be binding upon all parties in interest in US-DOCS\147131838.7 63 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 294 of 381

these Chapter 11 Cases, including, without limitation, the DIP Agents, the DIP Lenders, the Prepetition Secured Parties, any Creditors’ Committee appointed in these Chapter 11 Cases and the Debtors and their respective successors and assigns (including any chapter 7 or chapter 11 trustee hereinafter appointed or elected for the estate of any of the Debtors, an examiner appointed pursuant to Bankruptcy Code section 1104 or any other fiduciary appointed as a legal representative of any of the Debtors or with respect to the property of the estate of any of the Debtors) and shall inure to the benefit of the DIP Agents, the DIP Lenders and the Prepetition Secured Parties, provided that, notwithstanding anything to the contrary herein, the Prepetition Secured Parties shall have no obligation to permit the use of Cash Collateral or to extend any financing to any chapter 7 trustee or similar responsible person appointed for the estates of the Debtors. 38. Limitation of Liability. In determining to make any loan under the DIP Documents, permitting the use of Cash Collateral or exercising any rights or remedies as and when permitted pursuant to this Interim Order, the DIP Documents or the Prepetition Credit Documents, the DIP Agents, the DIP Lenders and the Prepetition Secured Parties (in each case, solely in their capacities as such) shall not be deemed to be in control of the operations of the Debtors or to be acting as a “responsible person” or “owner or operator” with respect to the operation or management of the Debtors or their respective business (as such terms, or any similar terms, are used in the United States Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §§ 9601 et seq. as amended, or any similar federal or state statute), nor shall they owe any fiduciary duty to any of the Debtors, their creditors or estates, or constitute or be deemed to constitute a joint venture or partnership with any of the Debtors. Furthermore, nothing in this Interim Order, the DIP Documents or the Prepetition Credit Documents shall in any way be US-DOCS\147131838.7 64 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 295 of 381

construed or interpreted to impose or allow the imposition upon the DIP Agents, the DIP Lenders or the Prepetition Secured Parties of any liability for any claims arising from the prepetition or postpetition activities of any of the Debtors and their direct or indirect subsidiaries. 39. No Requirement to File Claim for DIP Obligations or Prepetition Secured Obligations. Notwithstanding anything to the contrary contained in any prior or subsequent order of the Court, including, without limitation, any order establishing a deadline for the filing of proofs of claim or requests for payment of administrative expenses under section 503(b) of the Bankruptcy Code, neither the DIP Agents nor the Prepetition Agents, nor any DIP Lender nor Prepetition Secured Party shall be required to file any proof of claim or request for payment of administrative expenses with respect to any of the DIP Obligations or Prepetition Secured Obligations, all of which shall be due and payable in accordance with the DIP Documents and Prepetition Credit Documents, as applicable, without the necessity of filing any such proof of claim or request for payment of administrative expenses, and the failure to file any such proof of claim or request for payment of administrative expenses shall not affect the validity, priority, or enforceability of any of the DIP Documents and Prepetition Credit Documents or of any indebtedness, liabilities, or obligations arising at any time thereunder or prejudice or otherwise adversely affect the DIP Agents', Prepetition Agents', or any Prepetition Lender or DIP Lender’s rights, remedies, powers, or privileges under any of the DIP Documents, Prepetition Credit Documents, this Interim Order, or applicable law. The provisions set forth in this paragraph are intended solely for the purpose of administrative convenience and shall not affect the substantive rights of any party-in interest or their respective successors-in-interest. 40. Effectiveness. This Interim Order shall constitute findings of fact and conclusions of law and shall take effect and be fully enforceable nunc pro tunc to the Petition Date US-DOCS\147131838.7 65 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 296 of 381

Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 297 of 381

immediately upon entry hereof. Notwithstanding Bankruptcy Rules 4001(a)(3), 6004(h), 6006(d), 7062 or 9024, any other Bankruptcy Rule or Rule 62(a) of the Federal Rules of Civil Procedure, this Interim Order shall be immediately effective and enforceable upon its entry and there shall be no stay of execution or effectiveness of this Interim Order.

41. *Final Hearing*. The Final Hearing shall be held on January [ ], 2024 at [__]:[__][a.m. / p.m.] prevailing Eastern Time at the **United States Bankruptcy Courthouse, C. Clyde Atkins United States Courthouse, 301 North Miami Avenue, Courtroom [•], Miami, Florida 33128**. Any objections or responses to the entry of this Interim Order must be filed on or before 4:00 p.m. prevailing Eastern Time, on January [__], 2024, and shall be served on: (a) the Debtors, Bird Global, Inc., *et al.*, 392 NW 191st Street, #20388, Miami, FL 33179, Attn: Chris Rankin, Chief Restructuring Officer; (b) proposed counsel to the Debtors: Berger Singerman LLP, 1450 Brickell Avenue, Suite 1900, Miami, FL 33131, Attn: Paul Steven Singerman (singerman@bergersingerman.com), Jordi Guso (jguso@bergersingerman.com), Robin J. Rubens (rrubens@bergersingerman.com) and Clay Roberts (croberts@bergersingerman.com); (c) counsel to the Senior DIP Parties and Prepetition First Lien Parties: Latham & Watkins LLP, 1271 Avenue of the Americas, New York, NY, 10020, Attn: James Ktsanes (James.Ktsanes@lw.com), John Lister (John.Lister@lw.com), and Hugh Murtagh (Hugh.Murtagh@lw.com); (d) counsel to the Junior DIP Agent: Covington & Burling LLP, the New York Times Building, 620 Eighth Avenue, New York, NY 10018, Attn: Ronald A. Hewitt (rhewitt@cov.com); (e) counsel to the Prepetition Second Lien Agent: Maslon LLP, 3300 Wells Fargo Center, 90 South Seventh Street, Minneapolis, MN 55402, Attn: Clark T. Whitmore (clark.whitmore@maslon.com); (f) counsel to the Junior DIP Lenders and Participating Second Lien Parties: Venable LLP, 100 SE 2nd Street, Suite 4400, Miami, FL 33131, Attn: Paul J. Battista

66

US-DOCS\147131838.7

(PJBattista@Venable.com); (g) the Office of the United States Trustee, 51 S.W. First Avenue, Room 1204, Miami, FL 33130; and (h) counsel to any statutory committee appointed in these chapter 11 cases. # # # Submitted by: Paul Steven Singerman, Esq. BERGER SINGERMAN LLP 1450 Brickell Avenue, Ste. 1900 Miami, FL 33131 Telephone: (305) 755-9500 Facsimile: (305) 714-4340 Email: singerman@bergersingerman.com (Attorney Singerman is directed to serve this order upon all non-registered users who have yet to appear electronically in this case andfde a conforming certificate of service.) US-DOCS\147131838.7 67 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 298 of 381

Exhibit 1 DIP Budget US-DOCS\147131838.7 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 299 of 381

Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 300 of 381

$ in 000's

Post Petition Week #	0	1	2	3	4	5	6	7	8	9	10	11	12	13	13
Week Ending	12/22/23	12/29/23	1/5/24	1/12/24	1/19/24	1/26/24	2/2/24	2/9/24	2/16/24	2/23/24	3/1/24	3/8/24	3/15/24	3/22/24	Weeks
FvA	Fcst	Fcst	Fcst	Fcst	Fcst	Fcst	Fcst	Fcst	Fcst	Fcst	Fcst	Fcst	Fcst	Fcst	Total
Net Cash Receipts	$ 201	$ 1,260	$ 1,019	$ 1,368	$ 1,624	$ 1,295	$ 1,354	$ 1,563	$ 1,756	$ 2,301	$ 1,737	$ 1,873	$ 2,157	$ 2,485	$ 21,993
Operating Disbursements															
Third Party Spend (COS + OpEx)	(960)	(2,547)	(1,155)	(1,164)	(1,540)	(831)	(891)	(878)	(878)	(1,428)	(1,049)	(955)	(489)	(620)	(15,387)
Payroll & Benefits	-	(1,982)	(218)	(307)	(869)	(589)	(869)	(329)	(869)	(612)	(869)	(407)	(869)	(407)	(9,197)
FM, Platform Payouts	-	(254)	(322)	(346)	(342)	(338)	(340)	(374)	(407)	(501)	(463)	(482)	(531)	(514)	(5,212)
Non-Debtor Funding	(558)	(2,381)	(1,441)	3	(194)	(754)	(571)	(102)	136	(923)	62	(99)	259	(593)	(7,157)
Total Operating Disbursements	(1,518)	(7,165)	(3,136)	(1,814)	(2,945)	(2,513)	(2,670)	(1,683)	(2,019)	(3,464)	(2,320)	(1,944)	(1,630)	(2,133)	(36,953)
Operating Cash Flow	$ (1,317)	$ (5,905)	$ (2,117)	$ (446)	$ (1,321)	$ (1,218)	$ (1,316)	$ (119)	$ (263)	$ (1,163)	$ (584)	$ (71)	$ 528	$ 352	$ (14,960)
Non-Operational Send															
Capex	-	(268)	(50)	-	(93)	(377)	-	(100)	(27)	(50)	-	-	-	-	(966)
Total Non-Operating Disbursements	-	(268)	(50)	-	(93)	(377)	-	(100)	(27)	(50)	-	-	-	-	(966)
First Day Relief Payments															
Critical Vendor Motion	(500)	(1,640)	(150)	(150)	(150)	(150)	-	-	-	-	-	-	-	-	(2,740)
Utilities Deposit	-	-	(110)	-	-	-	-	-	-	-	-	-	-	-	(110)
Warehouse / Freight Motion	-	(1,552)	(1,552)	-	-	-	-	-	-	-	-	-	-	-	(3,105)
Total First Day Relief Payments	(500)	(3,193)	(1,812)	(150)	(150)	(150)	-	-	-	-	-	-	-	-	(5,955)
Restructuring Disbursements															
Advisor Fees	-	(508)	(232)	(232)	(232)	(232)	(282)	(314)	(314)	(254)	(194)	(187)	(187)	(187)	(3,353)
U.S. Trustee Fees	-	-	-	-	-	-	(50)	-	-	-	-	-	-	-	(50)
Total Restructuring Disbursements	-	(508)	(232)	(232)	(232)	(232)	(332)	(314)	(314)	(254)	(194)	(187)	(187)	(187)	(3,403)
Debt Service, Interest & Fees	-	-	-	(395)	-	-	-	-	(443)	-	-	-	(452)	-	(1,291)
Net Cash Flow (Before DIP)	$ (1,817)	$ (9,873)	$ (4,210)	$ (1,222)	$ (1,796)	$ (1,977)	$ (1,647)	$ (534)	$ (1,049)	$ (1,467)	$ (778)	$ (258)	$ (112)	$ 165	$ (26,575)
Beginning Cash Balance	$ 6,490	$ 4,740	$ 4,740	$ 4,740	$ 4,740	$ 4,740	$ 4,740	$ 4,740	$ 4,740	$ 4,740	$ 4,740	$ 4,740	$ 4,740	$ 4,740	$ 6,490
Net Cash Flow (Before DIP)	(1,817)	(9,873)	(4,210)	(1,222)	(1,796)	(1,977)	(1,647)	(534)	(1,049)	(1,467)	(778)	(258)	(112)	165	(26,575)
DIP Facility Draw/(Paydown)	67	9,873	4,210	1,222	1,796	1,977	1,647	534	1,049	1,467	778	258	112	(165)	24,825
Ending Cash Balance	$ 4,740	$ 4,740	$ 4,740	$ 4,740	$ 4,740	$ 4,740	$ 4,740	$ 4,740	$ 4,740	$ 4,740	$ 4,740	$ 4,740	$ 4,740	$ 4,740	$ 4,740
Restricted Cash															
Restricted LCs	(2,580)	(2,580)	(2,580)	(2,580)	(2,580)	(2,580)	(2,580)	(2,580)	(2,580)	(2,580)	(2,580)	(2,580)	(2,580)	(2,580)	(2,580)
Non-Current LCs	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Reserve and Inaccessible	(660)	(660)	(660)	(660)	(660)	(660)	(660)	(660)	(660)	(660)	(660)	(660)	(660)	(660)	(660)
Available Cash	$ 1,500	$ 1,500	$ 1,500	$ 1,500	$ 1,500	$ 1,500	$ 1,500	$ 1,500	$ 1,500	$ 1,500	$ 1,500	$ 1,500	$ 1,500	$ 1,500	$ 1,500

Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 301 of 381

Exhibit 2

Milestones

Milestone	Hardwired	Conditional
Petition Date (P)	December 19, 2023	
First-Day Hearing	December 22, 2023	+3 Business Days (BD) from P
Entry of Interim DIP Order	December 22, 2023	+3 BD from P
Company shall have (a) communicated with all relevant regulatory/governmental bodies representing 90% of Company's sharing revenues ("Agencies") to apprise them of the Restructuring (as defined in the RSA) and to request assurances that such bodies will consent to the continued operation of the Company's business by the NewCo Entity (as defined in the RSA) in such bodies' jurisdictions on substantially the same terms as currently apply, including through consent to assignment, novation, or other means of continuing all material permits, licenses, contracts, and similar agreements (collectively, "Permits"), and (b) delivered an initial report (the "Permitting Report") of results of such communications, in form and substance acceptable to the Senior DIP Agent in its sole discretion*	January 10, 2024	+22 Calendar Days (CD) from P
Second-Day Hearing	January 23, 2024	+28 CD from P
Entry of Final DIP Order	January 25, 2024	+2 BD from Second-Day Hearing
Entry of Sale Procedures Order	January 25, 2024	+2 BD from Second-Day Hearing
Occurrence of Bid & Cure/Assignment Objection Deadline	February 26, 2024 (Feb. 24 = Sat.)	+30 CD from Sale Procedures
Auction (if needed)	March 4, 2024	+5 BD from Bid Deadline
Sale Hearing	March 11, 2024	+5 BD from Auction
Closing	March 18, 2024	+5 BD from Sale Hearing

*Permit Reporting Covenant. After delivery of the initial Permitting Report, the Debtors shall deliver an updated Permitting Report each week together with the Variance Report.

*Permit Continuance Covenant. At no time shall Agencies representing more than 7.5% of the Company's 2023 Sharing Revenues as internally reported by the Company, pro forma for the Spin acquisition on a normalized run-rate basis, have revoked or adversely modified, or stated an intention to revoke or adversely modify, Permits.

US-DOCS\147131838.7

Exhibit 3 DIP Credit Agreement US-DOCS\147131838.7 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 302 of 381

Exhibit 4 DIP Note Purchase Agreement US-DOCS\147131838.7 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 303 of 381

Exhibit E ASSET PURCHASE AGREEMENT (See attached.) Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 304 of 381

Subject to Review and Negotiation Preliminary Working Draft BSLLP Draft -12/19/2023 ASSET PURCHASE AGREEMENT by and among BIRD GLOBAL, INC., and CERTAIN SUBSIDIARIES OF BIRD GLOBAL, INC., as Sellers and BIRD SCOOTER ACQUISITION CORP., as Buyer Dated as of December 19, 2023 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 305 of 381

Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 306 of 381

TABLE OF CONTENTS

ARTICLE I

CERTAIN DEFINITIONS

1.1 Certain Definitions....1
1.2 Other Definitional Provisions....16

ARTICLE II

2.1 Purchase and Sale of Acquired Assets....17
2.2 Excluded Assets....18
2.3 Assumed Liabilities....19
2.4 Excluded Liabilities....21
2.5 Assumption and Assignment of Assigned Contracts....22

ARTICLE III

PURCHASE PRICE

3.1 Purchase Price....24
3.2 Allocation of Purchase Price....24
3.3 Withholding....25
3.4 Bulk Sales Laws....25

ARTICLE IV

CLOSING

4.1 The Closing....25
4.2 Deliveries at Closing....25
4.3 Buyer Designee(s)....27

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF SELLERS

5.1 Organization, Standing and Corporate Power....28
5.2 Authority; Non-contravention....28
5.3 Real Property....29
5.4 Tangible Personal Property....30
5.5 Intellectual Property....30
5.6 Litigation....30
5.7 Employees; Labor Matters....30
5.8 [Reserved]....31
5.9 Permits....31
5.10 Environmental Matters....31

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5.11 No Brokers................................................................................................................................... 31 5.12 Taxes............................................................................................................................................. 31 5.13 [Reserved].....................................................................................................................................31 5.14 Financial Statements...................................................................................................................31 5.15 No Other Representations.......................................................................................................... 32 ARTICLE VI REPRESENTATIONS AND WARRANTIES OF BUYER 6.1 Corporate Existence and Qualification.......................................................................................32 6.2 Authority; Non-contravention....................................................................................................32 6.3 Financial Ability..........................................................................................................................33 6.4 Credit Bid......................................................................................................................................34 6.5 No Brokers....................................................................................................................................34 6.6 Investigation by Buyer................................................................................................................ 34 6.7 Warranties Exclusive...................................................................................................................34 6.8 “As Is” “Where Is” Transaction................................................................................................ 34 ARTIC5.I COVENANTS OF THE PARTIES 7.1 Conduct of Business Pending the Closing................................................................................ 35 7.2 Access to Information................................................................................................................. 37 7.3 Consents........................................................................................................................................ 38 7.4 Further Assurances...................................................................................................................... 38 7.5 Bankruptcy Covenants................................................................................................................ 39 7.6 Employee Matters........................................................................................................................40 7.7 Certain Schedules........................................................................................................................ 41 7.8 Use of Name.................................................................................................................................41 7.9 Additional Assets........................................................................................................................ 41 ARTICLE VIII TAX MATTERS 8.1 Transaction Taxes........................................................................................................................42 8.2 Cooperation on Tax Returns and Tax Proceedings................................................................42 ARTICLE IX CONDITIONS TO OBLIGATIONS OF THE PARTIES 9.1 Conditions Precedent to Each Party’ s Obligations.................................................................. 42 9.2 Conditions to the Obligations of Buyer.................................................................................... 43 9.3 Conditions to the Obligations of Sellers...................................................................................43 9.4 Frustration of Closing Conditions............................................................................................. 44 ii Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 307 of 381

Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 308 of 381

ARTICLE X

TERMINATION

10.1 Termination of Agreement....44
10.2 Expense Reimbursement....46

ARTICLE XI

NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND CERTAIN COVENANTS

11.1 No Survival of Representations and Warranties and Certain Covenants. 47

ARTICLE XII

MISCELLANEOUS

12.1 Expenses 47
12.2 Assignment 48
12.3 Parties in Interest....48
12.4 Matters Related to the Subordinated Agent....48
12.5 Risk of Loss 49
12.6 Notices 49
12.7 Entire Agreement; Amendments and Waivers 50
12.8 Counterparts....50
12.9 Invalidity....51
12.10 Governing Law 51
12.11 Dispute Resolution; Consent to Jurisdiction....51
12.12 WAIVER OF RIGHT TO TRIAL BY JURY....52
12.13 Specific Performance....52
12.14 Third Party Beneficiaries 52
12.15 Counting....52
12.16 Survival....52
12.17 Non-Recourse 52
12.18 Preparation of this Agreement 53

Exhibits

Exhibit A Additional Sellers
Exhibit B Acquired Entities
Exhibit C Excluded Entities
Exhibit D Key License Agreements

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ASSET PURCHASE AGREEMENT THIS ASSET PURCHASE AGREEMENT (the “Agreement”), dated as of December 19, 2023 (the “Agreement Date”), is made by and among Bird Scooter Acquisition Corp., a corporation formed in Ontario, Canada (together with its designees, “Buyer”), Bird Global, Inc., a Delaware formed corporation (“Parent”), and the Additional Sellers identified on Exhibit A (together with Parent, “Sellers” and each entity individually a “Seller”). WHEREAS, Sellers anticipate filing on December 19, 2023 (the “Petition Date”) voluntary petitions for relief under chapter 11 of Title 11 of the United States Code, 11 U.S.C. Sections 101 et seq. (as amended, the “Bankruptcy Code”), in the United States Bankruptcy Court for the Southern District of Florida (the “Bankruptcy Court”) (such cases, the “Bankruptcy Cases”). WHEREAS, subject to the terms and conditions set forth in this Agreement and the entry of the Sale Order, (i) Sellers desire to sell to Buyer all of the Acquired Assets and to assign to Buyer all of the Assumed Liabilities, (ii) Buyer desires to purchase from Sellers all of the Acquired Assets and assume all of the Assumed Liabilities, (iii) Buyer has been authorized by the Subordinated Agent to credit bid up to the full amount of the outstanding obligations owing under and pursuant to the Pre-Petition Subordinated Debt and the Subordinated DIP Loan, (iv) as part of the Purchase Price, Buyer desires to credit bid up to the full amount of the Pre-Petition Subordinated Debt and the Subordinated DIP Loan for the Acquired Assets as more fully set forth herein, and (v) the Parties intend to effectuate the transactions contemplated by this Agreement, upon the terms and conditions hereinafter set forth; WHEREAS, the Acquired Assets and the Assumed Liabilities shall be purchased and assumed by Buyer pursuant to the Sale Order, free and clear of all Liens and Claims (other than Permitted Liens), on the terms and subject to the conditions set forth in this Agreement (the “Sale”) and pursuant to Sections 105, 363, 365 and other applicable provisions of the Bankruptcy Code and Rules 6004 and 6006 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”); WHEREAS, Sellers’ ability to consummate the transactions set forth in this Agreement is subject to, among other things, the entry of the Sale Order by the Bankruptcy Court; and WHEREAS, the board of directors (or similar governing body) of each Seller has determined that it is advisable and in the best interests of such Seller and its constituencies to enter into this Agreement and to consummate the transactions provided for herein, subject to entry of the Sale Order, and each has approved the same. NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows: Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 309 of 381

ARTICLE I CERTAIN DEFINITIONS 1.1 Certain Definitions. For purposes of this Agreement, the following terms shall have the respective meanings set forth below: “Accounts Receivables” means as of the Closing Date, (a) all accounts receivables, trade receivables, notes, notes receivables, contractual rights to payment, negotiable instruments, chattel paper, vendor and supplier rebates, and other miscellaneous receivables, whether current or overdue, of any Seller, and (b) any security interest, claim, remedy or other right related to any of the foregoing. “Accrued Wages” shall mean, with respect to each Employee, the amount of accrued and unpaid wages payable by any of the Sellers immediately prior to the Closing Date and that are not yet paid by the Sellers, and the amount of accrued and unpaid payroll and other withholding taxes in respect thereof. “Acquired Assets” has the meaning set forth in Section 2,1. “Acquired Entities” means each of the Subsidiaries of Sellers set forth on Exhibits. “Acquired Equity” has the meaning set forth in Section 2.1(a). “Action” means any complaint, claim, charge, prosecution, indictment, action, suit, arbitration, audit, hearing, litigation, inquiry, investigation or proceeding (whether civil, criminal, administrative, investigative or informal) commenced, brought or asserted by any Person or group of Persons or Governmental Authority or conducted or heard by or before any Governmental Authority or any arbitration tribunal. “Additional Sellers” means each of the entities set forth on Exhibit A hereto. “Administrative Expenses” means, collectively, the administrative expenses incurred by Sellers in the Bankruptcy Cases of the kind specified in Sections 105, 326, 328, 330, 331, 365, 503(a), 503(b), 507(b), 546(c), 546(d), 726 (to the extent permitted by law), 1113 or 1114 of the Bankruptcy Code, and any other provision of the Bankruptcy Code (including, subject to entry of the Final Order, Section 506(c)). “Affiliate” of any Person means any other Person who either directly or indirectly through one or more intermediaries is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of securities, partnership interests or by contract, assignment, credit arrangement, as trustee or executor, or otherwise, and the terms “controls,” “controlling” and “controlled by” shall have correlative meanings. With respect to Buyer, the term “Affiliate” shall also include its respective directors, officers, managers or members or similar Persons, and any Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 310 of 381

other entity controlled by the same directors, officers, managers or members or similar Persons as Buyer (as the case may be), provided that such term shall not include any portfolio companies or managed accounts. “Agreement” has the meaning set forth in the Preamble. “Agreement Date” shall have the meaning set forth in the Preamble. “Allocation” has the meaning set forth in Section 3.2(a). “Alternative Transaction” means the sale, transfer or other disposition, directly or indirectly, including through an asset sale, equity sale, merger, amalgamation or other similar transaction, including a plan of reorganization approved by the Bankruptcy Court, or resulting from the Auction, or otherwise in connection with the liquidation or winding up of any of Sellers, of all or a material portion of Sellers’ assets or equity, in a transaction or series of transactions with one or more Person, other than Buyer or its Affiliates. “Antitrust Laws” means any applicable supranational, national, federal, state, county or local antitrust, competition or trade regulation Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition, including the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), Title 15 of the United States Code §§ 1-7 (the Sherman Act), Title 15 of the United States Code §§ 12-27 and Title 29 of the United States Code §§ 52-53 (the Clayton Act), the Federal Trade Commission Act (15 U.S.C.§ 41 et seq.), and other similar antitrust, competition or trade regulation Laws of any jurisdiction other than the United States. “Approval Motion” has the meaning set forth in Section 7.5(b). “Approval Order” means an Order of the Bankruptcy Court in a form and substance acceptable to Buyer approving, among other things, (i) the Bidding Procedures, (ii) the right of Buyer to proceed with the Credit Bid pursuant to section 3 63 (k) of the Bankruptcy Code, and (iii) the Expense Reimbursement. “Assigned Contracts” has the meaning set forth in Section 2.5(b). “Assumed Liabilities” has the meaning set forth in Section 2,3. “Assumption Notice” has the meaning set forth in Section 2.5(a). “Auction” has the meaning set forth in the Bidding Procedures. “Audited Financial Statements” has the meaning set forth in Section 5,14. “Available Contracts” shall mean the Contracts to which one or more Sellers is a party and which are subject to assumption or rejection pursuant to Section 365 of the Bankruptcy Code. “Balance Sheet Date” has the meaning set forth in Section 5,14. 2 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 311 of 381

“Bankruptcy Cases” has the meaning set forth in the Recitals. “Bankruptcy Code” has the meaning set forth in the Recitals. “Bankruptcy Court” has the meaning set forth in the Recitals. “Bankruptcy Rules” has the meaning set forth in the Recitals. “Benefit Plans” means, collectively, any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, stock appreciation right, retirement, vacation, severance, pay in lieu of notice, change-of- control, disability, death benefit, hospitalization, medical, worker’s compensation, supplementary unemployment benefits, or other plan, arrangement, program or practice (whether or not written) or any employment agreement providing compensation or benefits to any current or former employee, officer, director or independent contractor of Sellers or the Acquired Entities or any beneficiary thereof or entered into, maintained or contributed to, as the case may be, by Sellers or the Acquired Entities with respect to which any of Sellers or the Acquired Entities, as applicable, have or could have any obligation or liability, including, (i) any “employee welfare benefit plan” (as defined in Section 3(2) of ERISA), whether or not terminated and (ii) “employee pension benefit plan” (as defined in Section 3(1) of ERISA), whether or not terminated; provided that the term “Benefit Plan” shall not include any statutory benefit plan to which any of Sellers or Acquired Entities is required to participate in or comply with that is sponsored and administered by a Governmental Authority (such as social security). “Bid Direction Letter” means that certain letter executed and delivered by the Subordinated Agent in relation to the Pre-Petition Subordinated Debt and the Subordinated DIP Loan authorizing the Buyer to implement the Credit Bid in such amounts as determined by the Buyer in its sole discretion as contemplated pursuant to the terms of this Agreement. “Bidding Procedures” shall mean the Bidding Procedures filed with the Bankruptcy Court in form and substance acceptable to Buyer. “Bidding Procedures Motion” shall mean the motion filed in the Bankruptcy Cases, which motion shall be in form and substance acceptable to Buyer (together with all exhibits thereto), (i) seeking approval of (a) this Agreement and the Transactions, and (b) the Bidding Procedures, including scheduling certain dates, deadlines and forms of notice in connection therewith, (ii) authorizing the payment of the Expense Reimbursement to Buyer, and (hi) granting other related relief, in each case, in form and substance acceptable to Buyer. “Bidding Procedures Order” shall mean the order entered by the Bankruptcy Court approving the Bidding Procedures Motion, the Bidding Procedures and granting the relief requested therein in form and substance acceptable to Buyer. “Books and Records” means all books, records, files, financial information, ledgers, advertising materials, customer lists, cost and pricing information, business plans, catalogs, customer literature, quality control records and manuals, research and development files, records and credit records of customers (including all data and other information stored on discs, tapes or other media or in the cloud) of the Sellers to the extent used in or to the extent relating to the 3 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 312 of 381

operation of the Business or the ownership of the Acquired Assets, but excluding Sellers’ (i) Fundamental Documents and stock and minute books, and (ii) any documents protected by any applicable privilege, including attorney-client or attorney work product privilege. “Business” means the business of the Company Group of providing electric transportation solutions for short distance, including on-demand access to vehicles (e-scooters and e-bikes) and similar micro mobility services. “Business Day” shall mean any day other than a Saturday, Sunday or a legal holiday on which banking institutions in Miami, Florida are authorized or obligated by Law or executive order to close. “Buyer” has the meaning set forth in the Preamble and shall also include any Buyer Designee. “Buyer Advisors” has the meaning set forth in Section 7.2(a). “Buyer Designee” has the meaning set forth in Section 4,3. “Claim” shall mean all actions, claims, counterclaims, suits, proceedings, rights of action, causes of action, Liabilities, losses, damages, remedies, penalties, judgments, settlements, interests, costs, expenses, fines, disbursements, demands, reasonable costs, fees and expenses of counsel, including in respect of investigation, interest, demands and actions of any nature or any kind whatsoever, known or unknown, disclosed or undisclosed, accrued or unaccrued, matured or unmatured, choate or inchoate, legal or equitable, and arising in tort, contract or otherwise, including any “claim” as defined in the Bankruptcy Code. “Closing” has the meaning set forth in Section 4,1. “Closing Date” has the meaning set forth in Section 4,1. “Collective Bargaining Agreements” means any collective bargaining agreements between any Group Company and any labor union or other representative of current employees of any Group Company (including material local agreements, amendments, supplements, letters and memoranda of understanding of any kind) in any applicable jurisdiction. “Company Group” means, collectively, Sellers, the Acquired Entities and each Subsidiary thereof and each of the foregoing is individually a “Group Company”. “Consent” means any consent, approval, franchise, order, License, Permit, waiver or authorization, or registration, declaration or filing with or exemption, notice, application, or certification, including all Regulatory Approvals. “Contract” shall mean any lease, sublease, license, sublicense, agreement, contract, contract right, obligation, trust, purchase order, sale order, instrument and other similar arrangements, whether or not in written form, that is binding upon a Person or its property (including any commitment to enter into any of the foregoing). 4 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 313 of 381

“Contracting Parties” has the meaning set forth in Section 12,17. “Controlled Group Liability” means any and all liabilities under (i) Title IV of ERISA, (ii) Section 302 of ERISA, and (iii) Sections 412 and 4971 of the IRC. “Copyrights” means all of the following now owned or hereafter adopted or acquired by any Seller: (i) all copyrights (whether registered, unregistered or applied-for), all registrations thereof; and all applications in connection therewith, including all registrations, and applications in the United States Copyright Office or in any similar office or agency of any other country or any political subdivision thereof, and (ii) all extensions or renewals thereof. “Copyrights” expressly excludes copyrights in commercially available computer software licensed under a shrink wrap, click wrap or other similar commercial license. "Credit Bid” means a proposal, solicitation, or offer respect of the sale, transfer or other disposition, directly or indirectly, including through an asset sale, equity sale, merger, amalgamation or other similar transaction, including a plan of reorganization approved by the Bankruptcy Court, or resulting from the Auction, of all or a material portion of Sellers’ assets or equity, in a transaction or series of transactions with one or more Person which consists in whole or in part of a credit bid pursuant to section 363(k) of the Bankruptcy Code, including, without limitation, the right of the Buyer to credit bid up to the full amount of the Pre-Petition Subordinated Debt and the Subordinated DIP Loan as part of the Purchase Price for the Acquired Assets hereunder. “Credit Bid Amount” has the meaning set forth in Section 3,1. “Cure Costs” means all cash amounts that, pursuant to section 365 of the Bankruptcy Code, will be required to be paid as of the Closing Date to cure any monetary defaults on the part of Sellers under the Assigned Contracts, in each case to the extent such Assigned Contract was entered into prior to the commencement of the Bankruptcy Cases and as a prerequisite to the assumption of such Assigned Contracts under section 365 of the Bankruptcy Code; provided that, in the case of any Contract, such Contract is executory and, in the case of any Lease, such Lease is unexpired. “Designation Deadline” has the meaning set forth in Section 2.5(b). “Designation Notice” has the meaning set forth in Section 2.5(b). “DIP Budget” means the 13-week cash flow forecast approved in connection with the Senior DIP Loan and the Subordinated DIP Loan, as such may be updated from time to time in accordance with their respective terms. “Disclosure Schedules” means the schedules to be delivered to Buyer on behalf of Sellers pursuant to Section 7,7 (Certain Schedules) and incorporated in this Agreement by reference. “Employees” has the meaning set forth in Section 5.7(a). “Environmental Laws” means any applicable Law, and any Governmental Order or binding agreement with any Governmental Authority concerning pollution, protection of the 5 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 314 of 381

environment or natural resources or human health or safety, including any Law governing the labelling, use, transportation, manufacture, processing, generation, distribution, treatment, storage, discharge, release, disposal, clean-up or handling of Hazardous Material. “Environmental Liability” means any direct, indirect, pending or threatened indebtedness, liability, claim, loss, damage, fine, penalty, cost, expense, deficiency or responsibility, whether known or unknown, arising under or relating to any Environmental Law, Environmental Permit, or Environmental Release, whether based on negligence, strict liability or otherwise, including costs and liabilities for investigation, removal, remediation, restoration, abatement, monitoring, personal injury, property damage, natural resource damages, court costs, and reasonable attorneys’ fees. “Environmental Permit” means any Permit, letter, clearance, consent, waiver, closure, exemption, decision, or other action required under or issued, granted, given, authorized by, or made pursuant to Environmental Law. “Environmental Release” means any actual or threatened release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing, or allowing to escape or migrate into or through the environment (including ambient air (indoor or outdoor), surface water, groundwater, land surface, or subsurface strata or within any structure, facility, or fixture). “Equity Securities” means (i) with respect to any corporation, all shares, interests, participations or other equivalents of capital stock of such corporation (however designated), and any warrants, options or other rights to purchase or acquire any such capital stock and any securities convertible into or exchangeable or exercisable for any such capital stock, (ii) with respect to any partnership, all partnership interests, participations or other equivalents of partnership interests of such partnership (however designated), and any warrants, options or other rights to purchase or acquire any such partnership interests and any securities convertible into or exchangeable or exercisable for any such partnership interests, and (iii) with respect to any limited liability company, all membership interests, participations or other equivalents of membership interests of such limited liability company (however designated), and any warrants, options or other rights to purchase or acquire any such membership interests and any securities convertible into or exchangeable or exercisable for any such membership interests. “ERISA” means the Employee Retirement Income Security Act of 1974. “Exchange Act” means the Securities Exchange Act of 1934. “Excluded Assets” has the meaning set forth in Section 2,2. “Excluded Cash” means all cash on hand and all cash drawn by the Company Group under the Senior DIP Loan or the Subordinated DIP Loan, including (i) such cash drawn thereunder at the Closing, sufficient to pay all Administrative Expenses or other post-Petition Date expenses of the Company Group that are accrued but unpaid as of the Closing, but only to the extent set forth in the DIP Budget, the Senior DIP Loan or the Subordinated DIP Loan, and (ii) the Wind-Down Funding, but only to the extent set forth in the DIP Budget, the Senior DIP Loan or the 6 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 315 of 381

Subordinated DIP Loan, which cash, in each case of clause (i) and (ii) of the definition of Excluded Cash, shall not be subject to the Liens or Claims of Buyer or its Affiliates. “Excluded Contract” has the meaning set forth in Section 2.2(b). “Excluded Employees” has the meaning set forth in Section 2.4(d). “Excluded Entities” means each of the Subsidiaries of Sellers set forth on Exhibit C. “Excluded Liabilities” has the meaning set forth in Section 2,4. “Expense Reimbursement” has the meaning set forth in Section 10.2(a). “Extended Contract Period” has the meaning set forth in Section 2.5(b). “Final Order” means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction with respect to the subject matter, as entered on the docket of such court, and as to which the time to appeal, or seek certiorari or move for a new trial, reargument, or rehearing has expired and no appeal or petition for certiorari or other proceedings for a new trial, reargument, or rehearing has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be timely filed has been withdrawn or resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought or the new trial, reargument, or rehearing shall have been denied, resulted in no stay pending appeal of such order, or has otherwise been dismissed with prejudice; provided, however, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed with respect to such order shall not preclude such order from being a Final Order. “Fundamental Documents” means the documents of a Person (other than a natural person) by which such Person establishes its legal existence or which govern its internal corporate affairs. For example, the Fundamental Documents of a corporation would include its charter and bylaws and the Fundamental Documents of a limited liability company would include its certificate of formation and operating agreement. “GAAP” means generally accepted accounting principles in the United States. “General Intangibles” means all “general intangibles” as such term is defined in the UCC, now owned or hereafter acquired by any Seller, and, without limiting the foregoing, all intangible assets now owned or hereafter acquired by any Seller, including all right, title and interest that such Seller may now or hereafter have in or under any Contract, all payment intangibles, rights in customer lists, Intellectual Property, interest in business associations, Licenses, permits, proprietary or confidential information, technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, rights in models, rights in drawings, goodwill, all rights and claims in or under insurance policies (including insurance for directors and officers, fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life and business interruption insurance, and all unearned premiums), uncertificated securities, checking and other bank accounts, rights to receive Tax refunds and other payments, rights to receive dividends, 7 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 316 of 381

distributions, cash and other property in respect of or in exchange for pledged Equity Securities and investment property, and rights of indemnification. “Governmental Authority” shall mean any (i) nation, state, province, tribal, county, city, town, village, district, or other jurisdiction of any nature; (ii) federal, state, local, provincial, municipal, or other government; (iii) governmental or quasi-governmental authority of any nature (including any government agency, ministry, branch, department, official, or entity and any court or other tribunal); (iv) multi-national organization or body; or (v) body exercising, or entitled to exercise, any administrative, executive judicial, legislative, police, regulatory, or taxing authority or power of any nature, in each case of (i) through (v), located in the United States. “Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination, or award entered by or with any Governmental Authority. “Group Company” has the meaning given in the definition of Company Group. “Hazardous Materials” means any substance, material or waste that is regulated by, or forms the basis of liability under, any Environmental Laws, including, but not limited to, any material or substance that is (i) defined as a “hazardous waste,” “hazardous material,” “hazardous substance,” “extremely hazardous waste,” “restricted hazardous waste,” “pollutant,” “contaminant,” “hazardous constituent,” “special waste,” “toxic substance” or other similar term or phrase under any Environmental Laws, or (ii) petroleum or any fraction or by-product thereof, asbestos, asbestos-containing materials, polychlorinated biphenyls (PCBs), any radioactive substance, polyvinyl chloride, radon, lead-based paint or toxic mold. “HSR Act” has the meaning set forth in the definition of “Antitrust Laws”. “IFRS” means International Financial Reporting Standards. “Indebtedness” shall mean, without duplication, (i) indebtedness or other obligations for borrowed money or in respect of loans or advances or issued in substitution for or exchange of indebtedness for borrowed money or loans or advances, whether short-term or long-term, secured or unsecured, (ii) any indebtedness or other obligations evidenced by any note, bond, debenture or other debt security or instrument, (iii) all obligations to pay the deferred purchase price of property or services, contingent or otherwise (including all “earn-out” obligations), (iv) all obligations under interest rate and currency hedging agreements, including swap breakage or associated fees, (v) all obligations arising from bankers’ acceptances, letters of credit (to the extent drawn) and cash/book overdrafts or similar facilities, (vi) all obligations for the payment of which a Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including guarantees of such obligations, (vii) any obligations under leases that have been or are required to be, in accordance with GAAP, recorded as capital leases, (viii) any indebtedness or other obligations secured by a Lien on any Seller’s interest in any assets, and (ix) all accrued interest, premiums, penalties (including any prepayment penalties or premiums) and other obligations related to any of the foregoing. “Indemnification Claims” means claims for indemnification of any present or former officer, director, employee, partner or member of any Seller whether arising under bylaws, 8 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 317 of 381

certificates of formation or other formation documents, or Contract arising prior to the Closing Date. “Intellectual Property” means any and all Patents, Copyrights, Trademarks, Trade Secrets, and internet domain names, and other intellectual property of any kind, including rights of publicity (i.e., the right to commercially use the name, likeness, image, voice, or identity of individuals), confidential and proprietary information, including rights in formulae, methods, techniques, processes, assembly procedures, computer software code, specifications, drawings, prototypes, molds and models, owned or licensed by any Seller and used or held for use in connection with the Business, all goodwill used in the operation of the Business, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom. “Inventory” means all “inventory,” as such term is defined in the UCC, now owned or hereafter acquired by any Seller, wherever located, and, without limiting the foregoing, all (i) inventory, (ii) merchandise, (iii) goods and other personal property, (iv) raw materials, spare parts, replacement parts, work or construction in process, (v) finished goods, returned goods, or materials or supplies of any kind, nature or description and (vi) products, equipment, and appliances, whether owned or on order, including all embedded software. “IRC” means the Internal Revenue Code of 1986. “IRS” means the Internal Revenue Service. “Key License Agreements” means those certain license agreements specified on Exhibit D (Key License Agreements) between the Sellers or any of them and any Governmental Authority wherein the Sellers are authorized and/or licensed to operate their business within the territory governed by such Governmental Authority. “Laws” means any federal, state, provincial, or local law (including common law), statute, treaty, ordinance, rule, regulation, order, code, or other similar authority enacted, adopted, promulgated, or applied by any Governmental Authority in the United States. “Leased Real Estate” means all real property leased by any Group Company and used in connection with the Business. “Leases” shall mean all leases, subleases, licenses, concessions, options, contracts, extension letters, easements, reciprocal easements, assignments, termination agreements, subordination agreements, nondisturbance agreements, estoppel certificates and other agreements (written or oral), and any amendments or supplements to the foregoing, and recorded memoranda of any of the foregoing, including all amendments, modifications or supplements thereof, pursuant to which any Seller holds any leasehold or subleasehold estates and other rights in respect of any Leased Real Estate. “Liabilities” means any and all debts, losses, liabilities, claims, damages, fines, costs, royalties, proceedings, deficiencies or obligations of any nature, whether known or unknown, liquidated or unliquidated, absolute, accrued, unaccrued, contingent or otherwise and whether due 9 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 318 of 381

or to become due and any out-of-pocket costs and expenses (including reasonable attorneys’, accountants’ or other fees and expenses). “License” means any licenses, franchises, Consents, approvals and any Permits, including Permits of or registrations with any Governmental Authority; but expressly excluding any license or sublicense of Intellectual Property. “Liens” shall have the meaning specified in Section 101(37) of the Bankruptcy Code and shall include, without limitation, any mortgage, pledge, hypothecation, security interest, encumbrance, easement, license, encroachment, servitude, consent, option, lien, put or call right, right of first refusal, voting right, charge, lease, sublease, right to possession or other restrictions or encumbrances of any nature whatsoever, in each case whether imposed by agreement, law, equity or otherwise. “Local Transfer Instruments” means the agreements, certificates and instruments required by applicable Law to effect the transfer of the Acquired Equity in the manner contemplated by this Agreement. “Long Stop Date” has the meaning set forth in Section 10.1(b). “Material Adverse Effect” means any fact, condition, change, violation, inaccuracy, circumstance, effect, event, or occurrence that individually or in the aggregate has had, or would be reasonably likely to have, a material adverse change in or material adverse effect on the Acquired Assets or the Business (excluding the Excluded Assets and the Excluded Liabilities), in each case taken as a whole, but excluding: a) any change or effect to the extent that it results from or arises out of (i) the pendency of the Bankruptcy Cases, operating in bankruptcy, or the financial condition of the Target Group, (ii) the execution and delivery of this Agreement or the announcement thereof or consummation of the transactions contemplated hereby, (iii) changes in (or proposals to change) Law, generally accepted accounting principles, or other accounting regulations or principles, or (iv) any action contemplated by this Agreement or taken at the request of Buyer; b) the failure to meet any projections guidance, budgets, forecasts or estimates; c) any change or effect generally applicable to (i) the industries and markets in which the Business operates, or (ii) economic or political conditions or the securities or financial markets in any country or region; d) any outbreak or escalation of hostilities or war or any act of terrorism; and e) any occurrence, threat, or effects of a disease outbreak, epidemic, pandemic, or similar widespread public health concern, which results in mandates or Governmental Order from Governmental Authorities to self-quarantine, or extended shutdown of certain businesses. “Nonparty Affiliates” has the meaning set forth in Section 12,17. 10 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 319 of 381

“Notices” has the meaning set forth in Section 12,6. “Order” means any judgment, order, administrative order, writ, stipulation, injunction (whether permanent or temporary), award, decree or similar legal restraint of, or binding settlement having the same effect with, any governmental Action. “Party” or “Parties” means, individually or collectively, as applicable, Buyer and Sellers. “Patents” means all of the following now owned or hereafter acquired by any Seller: (a) all letters patent, inventions, patents and patent rights of the United States or of any other country, all registrations thereof, and all applications for letters patent, inventions, patents and patent rights of the United States or of any other country, including registrations and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States or any other country or any political subdivision thereof, and (b) all reissues, continuations, continuations- in-part or extensions thereof. “Permits” means all approvals, authorizations, certificates, consents, franchises, variances, licenses, and permits issued by or in favor of any Seller by any federal, state, provincial, local, municipal or other governmental, quasi-governmental, or private authorities, districts or jurisdictions (including all applications, renewal applications, documents filed, or fees paid in connection therewith). “Permitted Liens” means (i) statutory Liens for current and future Taxes, assessments or other governmental charges, including water and sewage charges, in each case not yet due and payable, or (other than any Taxes owed to Governmental Authorities) being contested in good faith and for which adequate reserves have been taken in accordance with GAAP, (ii) mechanic’s, materialman’s, warehouseman’s, carrier’s and similar liens for labor, materials or supplies arising by operation of Law in the ordinary course of business for sums not yet due and which could not have a Material Adverse Effect, (iii) rights of landlords or grantees in respect of any Leased Real Estate pursuant to the terms and conditions of the Leases in effect as of the date hereof, as may be modified by the Sale Order, (iv) present and future zoning, building codes and other land use Laws regulating the use or occupancy of any Leased Real Estate or the activities conducted thereon which are imposed by any Governmental Authority having jurisdiction over such Leased Real Estate which are not violated by (A) the current use or occupancy of such Leased Real Estate, (B) the proposed use, occupancy or development thereof by the Business as currently contemplated or (C) the operation of the Business, or any violation of which could not have a Material Adverse Effect, (v) easements, covenants, conditions, restrictions and other similar matters affecting title to such Leased Real Estate and other title encumbrances which encumber the Leased Real Estate as of the date hereof and which do not, individually or in the aggregate, materially impair the use, occupancy, maintenance, repair or development of such Leased Real Estate or the operation of the Business, (vi) with respect to the Leased Real Estate, the terms and conditions of the Leases with respect to encumbrances to title or limitation on the tenant’s right to use of such Leased Real Estate, and (vii) any Lien or Claim that, pursuant to Section 363(f) of the Bankruptcy Code, will be removed or released pursuant to the Sale Order. 11 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 320 of 381

“Person” shall be construed broadly and means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or other business entity or a Governmental Authority. “Petition Date” has the meaning set forth in the Recitals. “Post Petition Claim Cap” has the meaning set forth in Section 2.3(g); “Pre-Closing Straddle Period Taxes” means (i) the amount of property and ad valorem Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days in the Straddle Period ending on and including the Closing Date and the denominator is the number of days in the entire Straddle Period, and (ii) the amount of Taxes (other than property and ad valorem Taxes) for the portion of the Straddle Period ending on the Closing Date determined on an interim closing of the books basis as of the end of the Closing Date. “Pre-Closing Tax Period” means any Tax period (or portion thereof) ending on or before the Closing Date. “Pre-Petition Subordinated Bridge” means collectively, (A) (i) that certain Secured Promissory Note, dated December 11, 2023, issued by Bird Global, Inc. to MKB Partners Fund II, LP, (ii) that certain Secured Promissory Note, dated December 11, 2023, issued by Bird Global, Inc. to MKB Partners Fund II International, LP., and (iii) that certain Secured Promissory Note dated December 11, 2023 issued by Bird Global, Inc. to Maple Beach Investment LLC, and (B) that certain Secured Promissory Note, dated December 18, 2023, issued by Bird Global, Inc. to Relay Ventures Compass III LP. “Pre-Petition Subordinated Debt” means that Indebtedness incurred under that certain Note Purchase Agreement, dated as of December 30, 2022, by and among Parent, each of the “Purchasers” party thereto and Subordinated Agent, as collateral agent, together with all loan and security documents executed and delivered in connection therewith, as thereafter amended from time to time in accordance with its terms, which shall include the Pre-Petition Subordinated Bridge. “Pre-Petition Subordinated Debt Documents” means all the loan and security documents evidencing and securing Pre-Petition Subordinated Debt, including as amended and/or amended and restated from time to time. “Pre-Petition Subordinated Lenders” means the lenders from time to time party to the Pre Petition Subordinated Debt Documents. “Purchase Price” has the meaning set forth in Section 3,1. “Regulatory Approvals” means all Consents and other authorizations reasonably required to be obtained from, or any filings required to be made with, any Governmental Authority that are necessary to consummate the transactions contemplated by this Agreement and the other Transaction Documents. 12 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 321 of 381

“Rejection Damages Claims” means all claims arising from or related to the rejection of a Contract under section 365 of the Bankruptcy Code, including any administrative expense claims arising from the rejection of Contracts previously assumed. “Responsible Officer” means, with respect to any Person, the chief executive officer, president, chief operating officer, chief financial officer, controller and chief accounting officer, vice president of finance or treasurer of such Person. “Sale” has the meaning set forth in the Recitals. “Sale Order” shall mean a Final Order entered by the Bankruptcy Court that, among other things, contains usual and customary findings of fact and conclusions of law by the Bankruptcy Court, is in form and substance satisfactory in all material respects to Buyer and Sellers, and that, among other things: (i) approves the transactions contemplated herein; (ii) authorizes and directs Sellers, in accordance with Section 363 of the Bankruptcy Code, to convey the Acquired Assets to Buyer (and/or Buyer’s Designee) pursuant to the provisions hereof free and clear of all Liens, Claims, rights, remedies, or interests of any Person other than the Permitted Liens and Assumed Liabilities; (iii) finds that Buyer has acted in good faith within the meaning of Section 363(m) of the Bankruptcy Code and, as such, is entitled to the protections afforded thereby; (iv) finds that the Agreement was negotiated, proposed, and entered into by the Parties without collusion, in good faith, and from arm’s length bargaining positions; (v) determines that the Agreement and the transactions contemplated hereby and thereby shall be specifically enforceable against and binding upon each Party; (vi) authorizes the assumption and assignment of the Assigned Contracts in accordance with Section 365 of the Bankruptcy Code and this Agreement; and (vii) provides that Buyer is not the successor to Sellers or the bankruptcy estates of Sellers and their Affiliates in the Bankruptcy Cases by reason of any theory of law or equity and that Buyer has not assumed any Liability or Indebtedness of Sellers or the bankruptcy estates of Sellers and Sellers’ Affiliates in the Bankruptcy Cases except as expressly provided by the Sale Order or this Agreement. “Securities Act” means the Securities Act of 1933. “Seller Representatives” means Sellers’ directors, officers, employees, advisors, attorneys, accountants, consultants, financial advisors, investment bankers, or other agents or representatives. “Sellers” has the meaning set forth in the Preamble. “Senior Debt Documents” means those certain loan and security documents, as amended and/or amended and restated from time to time, evidencing and securing (i) the Senior DIP Loan, and (ii) the Senior Secured Loan. “Senior DIP Loan” means that certain debtor-in-possession loan to be made to the Sellers in the Bankruptcy Cases pursuant to (i) that certain Senior Secured Priming and Super-Priority Debtor-In-Possession Loan Agreement, dated as of December 19, 2023 by and among Bird Rides, Inc. (as “Borrower”), Bird Global, Inc. (as “Parent”), Bird Us Holdco, LLC (as “Holdco Guarantor”), MidCap Financial Trust (as “Administrative Agent”), among others, as may be thereafter amended from time to time in accordance with its terms, and (ii) the DIP Orders (as defined in the applicable Senior Debt Documents). 13 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 322 of 381

“Senior Secured Loan” means those certain loans, including bridge loans, made to the Sellers prior to the filing of the Bankruptcy Cases pursuant to the terms of that certain Amended and Restated Loan Agreement, dated as of September 19, 2023 (as amended or otherwise modified on or prior to the Petition Date, by and among Bird US Opco, LLC, Bird US Holdco, LLC, MidCap Financial Trust, as Administrative Agent, and certain other Persons designated as Lenders therein, as thereafter amended from time to time in accordance with its terms. “Straddle Period” means any Tax period beginning on or before and ending after the Closing Date. “Subordinated Agent” means U.S. Bank Trust Company, National Association, in its capacity as collateral agent under the Pre-Petition Subordinated Debt Documents and the Subordinated DIP Loan Documents. “Subordinated DIP Loan” means that certain debtor-in-possession loan to be made to the Sellers in the Bankruptcy Cases pursuant to that certain Senior Secured Priming and Superpriority Debtor-In-Possession Note Purchase Agreement (as amended, restated or otherwise modified from time to time in accordance with the terms thereof), and (ii) the DIP Orders (as defined in the applicable Subordinated DIP Loan Documents). “Subordinated DIP Loan Documents” means those certain loan and security documents, as amended and/or amended and restated from time to time, evidencing and securing the Subordinated DIP Loan, including the DIP Orders (as defined in the applicable Subordinated DIP Loan Documents). “Subsidiary” or “Subsidiaries” means for any Person, any other Person or Persons of which a majority of the outstanding voting securities or other voting equity interests are owned, directly or indirectly, by such first Person. “Target Group” means, collectively, Sellers and the Acquired Entities, and each of the foregoing is individually a “Target Company”. “Tax” or “Taxes” means (i) any federal, state, provincial, county, or local taxes, charges, fees, levies or other assessments, including all net income, gross income, sales and use, goods and services, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipt, value added, capital stock, escheat, unclaimed property, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance, unemployment, social security, Medicare, alternative minimum or withholding taxes or charges imposed by any Governmental Authority, and includes any interest and penalties (civil or criminal) on or additions to any such taxes and (ii) liability for items in (i) of any other person by Contract or operation of Law (including Treasury Regulation Section 1.1502-6). “Tax Proceeding” has the meaning set forth in Section 8,2. “Tax Returns” means any return, report, election, declaration, statement, information return, schedule, or other document (including any related or supporting information) filed or required to be filed with any Governmental Authority in connection with the determination, 14 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 323 of 381

assessment, collection or administration of any Taxes or the administration of any laws, regulations or administrative requirements relating to any Taxes or any amendment thereof. “Trade Secrets” means all confidential and proprietary information now owned or hereafter acquired by any Seller, used in the Business for commercial advantage and not generally known or reasonably ascertainable, including know-how, trade secrets, manufacturing and production processes and techniques, research and development information, databases and data, including technical data, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information. “Trademarks” means all of the following now owned or hereafter acquired by any Seller: (i) all trademarks, trade names, corporate names, business names, trade styles, trade dress, service marks, logos, slogans, brand names, domain names, social media accounts, social media identifiers (such as a Twitter® handle), corporate legal entity names, and other source or business identifiers (whether registered, unregistered or applied-for), all registrations thereof, and all applications in connection therewith, including registrations and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States or any other country or any political subdivision thereof; (ii) all reissues, extensions or renewals thereof; and (iii) all goodwill of the Business associated with or symbolized by any of the foregoing. “Transaction Dispute” has the meaning set forth in Section 12,10. “Transaction Documents” means this Agreement, the Local Transfer Instruments, and any other agreements, documents and instruments to be executed and delivered pursuant to this Agreement. “Transaction Taxes” has the meaning set forth in Section 8,1. “Transactions” shall mean the sale of the Acquired Assets pursuant to this Agreement and the other transactions contemplated by this Agreement. “Transfer Documents” has the meaning set forth in Section 4.2(a)(i). “Transferred Employees” means those employees of Sellers, in each case, to whom Buyer extends an offer of employment and that accept such offer in accordance with this Agreement. “Treasury Regulations” means one or more Treasury regulations promulgated under the IRC by the Treasury Department of the United States. “UCC” means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of Florida. “US Group Company” means a Group Company that is incorporated or otherwise formed in the United States pursuant to its certificate of inorporaiton or similar document. “US Target Company” means a Target Company that is incorporated or otherwise formed in the United States pursuant to its certificate of inorporaiton or similar document. 15 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 324 of 381

“WARN Act” means the Worker Adjustment and Retraining Notification Act or any similar state, local, or provincial Law in the United States. “Wind-Down Funding” has the meaning set forth in Section 3,1. 1.2 Other Definitional Provisions. (a) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified. (b) The meanings given to terms defined herein shall be equally applicable to both singular and plural forms of such terms. (c) Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.” (d) Words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning. (e) A reference to any Person shall include such Person’s successors and permitted assigns. (f) Unless the context otherwise requires, the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if’. (g) References herein to any Law shall be deemed to refer to such Law as amended, modified, codified, reenacted, replaced, supplemented or superseded in whole or in part and in effect from time to time, including any successor legislation thereto, and also to all rules and regulations promulgated thereunder, and references to any section or other provision of a Law means that section or provision of such Law in effect from time to time and constituting the substantive amendment, modification, codification, reenactment, replacement or supplement of such section or other provision. (h) All references to “$” and dollars shall be deemed to refer to the currency of the United States of America. (i) The provision of a table of contents, the division into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. References to the terms “Article,” “Section,” “clause,” “Schedule” and “Exhibit” are references to the Articles, Sections, clauses, Schedules and Exhibits to this Agreement unless otherwise specified. (j) References to “days” means calendar days unless Business Days are expressly specified. 16 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 325 of 381

(k) References to “written” or “in writing” include in electronic form (including by e-mail transmission or electronic communication by portable document format (.pdf)). ARTICLE II TRANSFER OF ASSETS AND LIABILITIES 2.1 Purchase and Sale of Acquired Assets. On the terms and subject to the conditions set forth in this Agreement, at the Closing, Buyer shall (and/or shall cause a Buyer Designee to) purchase, acquire and accept from Sellers, and Sellers shall sell, transfer, assign, convey and deliver to Buyer (and/or a Buyer Designee), pursuant to and in accordance with the Sale Order, all of Sellers’ right, title and interest in, to and under the Acquired Assets, free and clear of all Liens, Claims, rights, remedies, or interests of any Person other than the Permitted Liens and Assumed Liabilities. “Acquired Assets” means all of Sellers’ assets (other than the Excluded Assets), including, without limitation, the assets set forth as follows: (a) All Equity Securities held by any Seller in each Acquired Entity listed on Exhibit B (each an “Acquired Equity” and collectively the “Acquired Entities”), (b) Other than the Excluded Cash, all cash, cash equivalents, all prepayments (including all prepayments made to third party vendors), deferred assets, refunds, cash held in reserve, deposits made by Sellers to any third parties, credits or overpayments, and any cash collateral that is collateralizing any letters of credit which are assumed or assigned to Buyer pursuant to this Agreement, including any such letter of credit issued prior to the Petition Date; (c) all Assigned Contracts, as determined in accordance with Section 2,5; (d) all Accounts Receivables; (e) all Inventory; (f) all machinery, equipment, furniture, trade fixtures, leasehold improvements (to the extent owned by the Sellers), tools, signs, merchandise and all other items of fixed assets and tangible personal property; (g) all advertising, marketing and promotional materials, menus, drawings, brochures, creative materials, artwork, photographs and other printed or electronic materials relating to the Business or any of the Acquired Assets; (h) to the extent transferable pursuant to applicable Law or the Bankruptcy Code, all Permits required for Sellers to conduct the Business as currently conducted or for the ownership, operation, use, maintenance, or repair of any of the Acquired Assets; (i) all Books and Records; (j) all Intellectual Property; (k) all General Intangibles; 17 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 326 of 381

(l) all guarantees, representations, warranties and indemnities associated with the operation of the Business or the Acquired Assets, including in respect of any Assumed Liabilities; (m) all insurance policies of Sellers and any claims thereunder to the extent such policies relate to the operation of the Business or to any Assumed Liabilities except to the extent included as an Excluded Asset in Section 2,2. (n) all goodwill associated with, or relating to, the Business or the Acquired Assets, including the names associated with the Business, phone numbers and domain names; the right to use existing telephone numbers, fax numbers, keys and codes for the security systems, to the extent transferable or assignable, rights under equipment warranties, building or construction warranties or other warranties, to the extent transferable or assignable; (o) all claims, causes of action, choses in action, rights of recovery, rights of set off, and rights of recoupment (including any such item relating to the payment of Taxes) relating to the Acquired Assets set forth in Sections 2.1(a) through 2.1(q); (p) all refunds, credits or overpayments or other receivables for Taxes, including Pre-Closing Straddle Period Taxes, that may be due for Pre-Closing Tax Periods (other than any refunds, credits, overpayments, or other receivables with respect to Taxes paid by Sellers after the Closing); and (q) rights with respect to proofs of claim filed by or on behalf of any of Sellers in any bankruptcy case other than the Bankruptcy Cases of Sellers. It is acknowledged and agreed that, except where specifically provided, this Section 2,1 speaks only to the assets, properties, claims and rights of Sellers, and that, for the avoidance of doubt, no provision of this Section 2,1 shall be construed to limit the scope of the assets acquired by Buyer indirectly through its acquisition of the Acquired Entities hereunder, it being understood that Buyer shall indirectly acquire all such assets, properties, claims and rights except as otherwise expressly provided herein. 2.2 Excluded Assets. Notwithstanding anything in this Agreement to the contrary, Buyer shall not acquire and shall not be deemed to have acquired, any Excluded Assets and Sellers and their Affiliates shall retain all right, title and interest to, in and under the Excluded Assets. “Excluded Assets” means Sellers’ properties and assets set forth as follows: (a) Equity Securities of each Seller; (b) any Contracts of Sellers that are not Assigned Contracts (each, an “Excluded Contract”); (c) any confidential personnel and medical records pertaining to any employee of any Seller and its Affiliates who is not a Transferred Employee; (d) all rights of Sellers under this Agreement (including the Purchase Price) and the agreements and instruments delivered to the Sellers by Buyer pursuant to this Agreement; 18 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 327 of 381

(e) retainers held by any professional retained by Sellers, and any funds of Sellers held in escrow or reserve with respect to the fees and expenses of any professional retained by Sellers; (f) Sellers’ (i) Fundamental Documents and stock and minute books, and (ii) documents protected by any applicable privilege, including attorney-client or attorney work product privilege; (g) Excluded Cash; (h) Each of the Excluded Entities, including all Equity Securities issued thereby which are held by Sellers; (i) All properties, rights and assets under any Benefit Plans currently in effect; (j) Sellers’ director and officer insurance policies, fiduciary policies or employment practices policies (in each case of the foregoing, including any tail policies or coverage thereon); and (k) all Tax assets (including duty and Tax refunds and prepayments) of Sellers for any Pre-Closing Tax Periods, including claims for refunds of Pre-Closing Taxes. It is acknowledged and agreed that, except where specifically provided, this Section 2,2 speaks only to the retained assets of Sellers, and that, for the avoidance of doubt, no provision of this Section 2,2 shall apply to or shall be construed to limit the scope of the assets, properties, claims and rights acquired by Buyer indirectly through its acquisition of the Acquired Entities hereunder, it being understood that Buyer shall indirectly acquire all such assets, properties, claims and rights except as otherwise expressly provided herein. 2.3 Assumed Liabilities. On the terms and subject to the conditions set forth in this Agreement, at the Closing, Buyer shall (or shall cause Buyer Designee to) assume and be responsible for, effective as of the Closing, and thereafter pay, honor, perform and discharge as and when due, all of the Assumed Liabilities. “Assumed Liabilities” means the liabilities and obligations of Sellers solely and expressly set forth as follows: (a) all Liabilities of Sellers relating to or arising under Assigned Contracts, but only to the extent that such Liabilities thereunder are required to be performed after the Closing Date and to the extent such Liabilities do not relate to any failure to perform, improper performance, warranty or other breach, default or violation by Sellers or their Affiliates on or prior to the Closing (other than as it pertains to the Cure Costs as set forth in Section 2,3(i)); (b) all Liabilities (other than in respect of Taxes) relating to, or arising in respect of, Buyer’s ownership of the Acquired Assets and operation of the Business accruing, arising out of or relating to events, occurrences, acts or omissions occurring or existing after the Closing Date; (c) (i) Taxes with respect to the Acquired Assets or the Business for any taxable period beginning after the Closing Date and for any Straddle Period (other than Pre-Closing Straddle Period Taxes) and (ii) the Transaction Taxes; 19 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 328 of 381

(d) all Liabilities of Sellers relating to Transferred Employees accruing from and after the Closing Date, to the extent arising out of or relating to their employment by Buyer or any of its Affiliates; (e) all Liabilities of Sellers relating to accrued and unpaid vacation or paid time off obligations of Transferred Employees; (f) to the extent lawfully transferable, all obligations, commitments and Liabilities under any Permits assigned to Buyer hereunder; (g) undisputed accrued trade payables of Sellers incurred in the ordinary course of business post-Petition Date in an aggregate amount not to exceed $2,000,000 (the “Post-Petition Claim Cap”) that are reflected in the DIP Budget with respect to the Acquired Assets to the extent not paid by Sellers at or prior to Closing; (h) all Accrued Wages; (i) any Cure Costs owed in connection with the Assigned Contracts; (j) all Indemnification Claims; (k) all Liabilities and other obligations owed by Sellers pursuant to the Senior Debt Documents outstanding on the Closing Date; and (l) all Liabilities owed in relation to the Bird Cusomer Wallet Program. For purposes of this Agreement, the “Bird Customer Wallet Program” means the total amount of funds previously received by Group Companies from customers through the mobile application maintained by the Group Companies (the “Bird App”) which amounts were paid by such customers for future use of Group Company services and which were recorded by the Group Companies in individual customer preloaded account balances or “wallets”. For the avoidance of doubt, the balance of such accounts or wallets globally for all Group Companies is estimated to be ninety-eight million, one hundred thousand dollars ($98,100,000) on the Agreement Date, of which approximately nine million, two hundred thousand dollars ($9,200,000) is estimated to be subject to refund upon customer request, as further described in that certain motion filed on or about the Agreement Date by Parent with the Bankruptcy Court entitled “Debtors ’ emergency motion pursuant to sections 105(a), 363, 1107 and 1108 of the bankruptcy code for an order (a) authorizing, but not directing, the debtors to (i) maintain and administer customer programs, and (ii) to honor or pay certain prepetition obligations to their customers in the ordinary course of business; and (b) granting certain related relief. It is acknowledged and agreed that, except where specifically provided, this Section 2,3 speaks only to the Liabilities assumed from Sellers, and that, for the avoidance of doubt, no provision of this Section 2,3 shall apply to or shall be construed to limit the scope of the Liabilities acquired by Buyer indirectly through its acquisition of the Acquired Entities hereunder, it being understood that Buyer shall indirectly acquire all such Liabilities except as otherwise expressly provided herein. 20 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 329 of 381

2.4 Excluded Liabilities. Notwithstanding anything in this Agreement to the contrary, Buyer shall not assume, and shall be deemed not to have assumed, any Liabilities relating to the Business of Sellers or any Affiliate of Sellers, and Sellers and their Affiliates shall be solely and exclusively liable with respect to all such Liabilities, other than the Assumed Liabilities (collectively, the “Excluded Liabilities”), including those Liabilities set forth as follows: (a) any Liability of any Seller relating to any Excluded Asset; (b) all Liabilities for Indebtedness (other than the Indebtedness under the Senior Debt Documents); (c) except for any Liabilities for Taxes that are Assumed Liabilities, all Tax Liabilities for Pre-Closing Tax Periods, including Pre-Closing Straddle Period Taxes, and any Tax Liabilities of Sellers arising from the transactions contemplated by this Agreement; (d) all Liabilities of Sellers relating to employees of Sellers that are not Transferred Employees (“Excluded Employees”); (e) all Liabilities of Sellers arising out of, relating to or with respect to (i) the employment or performance of services, or termination of employment or services by any Seller of any employee, or independent contractor on or before the close of business on the Closing Date, (ii) employment or labor Actions accruing either directly or indirectly against Seller that relate to the period on or before the close of business on the Closing Date, irrespective of whether such claims are made prior to or after the Closing and (iii) any Benefit Plan (including all Liabilities to the IRS or Department of Labor); (f) all Liabilities under the WARN Act related to the Transactions or the Sellers; (g) all Rejection Damages Claims; (h) all Liabilities for Administrative Expenses in excess of the Post-Petition Claim Cap; (a) All Labilities for professionals retained by Sellers, including, without limitation, professionals retained in the Bankruptcy Cases pursuant to an order of the Bankruptcy Court; (i) all Liabilities that are not expressly Assumed Liabilities; (j) all Liabilities to any broker, finder, or agent or similar intermediary for any broker’s fee, finders’ fee, or similar fee or commission relating to the Transactions for which any Seller is responsible; (k) any Liabilities of any Seller based on any acts, omissions, or conditions occurring or existing prior to the Closing Date, including tort Liabilities and Liabilities for injury to employees, customers, contractors, and all others, to the extent arising prior to the Closing Date, including workers’ compensation claims; 21 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 330 of 381

(l) all Environmental Liabilities relating to, resulting from, caused by or arising out of ownership, operation or control of the Business, to the extent accruing, arising out of or relating to events, occurrences, acts or omissions occurring or existing prior to the Closing Date; and (m) all Actions against each Seller, any of their respective assets, the Business and any of their past or present operations or activities; 2.5 Assumption and Assignment of Assigned Contracts. (a) As soon as practicable after the Agreement Date (and in no event later than five (5) Business Days after entry of the Bidding Procedures Order), the Sellers shall file a list of the Available Contracts (the “Assumption Notice”) with the Bankruptcy Court and shall serve such Assumption Notice via first class mail on each counterparty to an Available Contract whose consent is required for the assignment of such Contract. The Assumption Notice shall identify all Available Contracts and set forth a good faith estimate of the amount of the Cure Amounts applicable to each such Contract. (b) Within ten (10) Business Days of delivery by Sellers of the Assumption Notice (such date, the “Designation Deadline”), Buyer shall designate in writing delivered to Sellers (each such writing, a “Designation Notice”) which Available Contracts that Buyer wishes to assume at the Closing (the “Assigned Contracts”). Within three (3) Business Days prior to the Sale Hearing (as defined below), Buyer shall have the right to designate (i) any other Available Contract as an Assigned Contract(s) in its sole discretion by notice to the Sellers, and any such Assigned Contract(s) shall be automatically deemed an Acquired Asset hereunder, and (ii) any Assigned Contract(s) in its sole discretion by notice to the Sellers as an Excluded Asset, and any such Assigned Contract shall be automatically deemed an Excluded Asset. Subject to the above designation rights, all Available Contracts which Buyer does not so designate in writing for assumption shall not constitute Assigned Contracts or Acquired Assets and shall automatically be deemed Excluded Assets; provided that if an Available Contract is subject to a cure dispute or other dispute as to the assumption or assignment of such Available Contract that has not been resolved to the mutual satisfaction of Buyer and the Sellers prior to the Designation Deadline, then the Designation Deadline shall be extended (but only with respect to such Available Contract) to no later than the earlier of (A) the date on which such dispute has been resolved to the mutual satisfaction of Buyer and the Sellers, (B) the date on which such Available Contract is deemed rejected by operation of section 365 of the Bankruptcy Code, and (C) the date upon which such dispute is finally determined by the Bankruptcy Court (the “Extended Contract Period”). If a Designation Notice with respect to such Available Contract is not delivered by Buyer in writing by the date which is three (3) Business Days following the expiration of such Extended Contract Period, such Available Contract shall be automatically deemed an Excluded Asset. For the avoidance of doubt, Buyer shall not assume or otherwise have any Liability with respect to any Excluded Asset. At Buyer’s reasonable request, the Sellers shall make reasonably available to Buyer the appropriate employees of the Sellers necessary to discuss the outstanding Available Contracts. 22 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 331 of 381

(c) Not later than three (3) Business Days following the Designation Deadline, Sellers shall file with the Bankruptcy Court an amended and restated Assumption Notice, which notice shall set forth only the Assigned Contracts (and exclude all other Available Contracts). (d) The Sellers shall use commercially reasonable efforts to take all actions required by the Bankruptcy Court to obtain an Order containing a finding that the proposed assumption and assignment of the Assigned Contracts to Buyer satisfies all applicable requirements of section 365 of the Bankruptcy Code. (e) At the Closing, the Sellers shall, pursuant to the Sale Order, assign, or cause to be assigned, to Buyer, each of the Assigned Contracts that is capable of being assumed and assigned as of such date. (f) Buyer will cooperate with the Sellers in communicating with third parties to Available Contracts as may be reasonably necessary to assist the Sellers in establishing that Buyer has satisfied the requirement of adequate assurance of future performance contained in sections 365(b)(1)(C) and 365(f) of the Bankruptcy Code with respect to the applicable Available Contracts. (g) Nothing in this Agreement shall be construed as an attempt by Sellers to assign any Available Contract to the extent that such Available Contract is not assignable under the Bankruptcy Code or otherwise without the consent of the other party or parties thereto, if applicable law would require such consent, and the consent of such other party has not been given or received, as applicable. (i) With respect to any Assigned Contract for which the consent of a party thereto to the assignment thereof shall be required but not have been obtained prior to the Closing Date, Sellers and Buyer shall use their reasonable good faith efforts to obtain as expeditiously as possible the written consent of the other party or parties to such Assigned Contract necessary for the assignment thereof to Buyer. (ii) Unless and until any such consent, waiver, confirmation, novation or approval is obtained, Sellers and Buyer shall cooperate to establish an arrangement reasonably satisfactory to Sellers and Buyer under which Buyer would obtain the claims, rights and benefits and assume the corresponding Liabilities and obligations thereunder (including by means of any subcontracting, sublicensing or subleasing arrangement). In such event, (A) Sellers will hold in trust for and promptly pay to Buyer, when received, all moneys received by them under any such Available Contract or any claim, right or benefit arising thereunder and (B) Buyer will promptly pay, perform or discharge, when due, any and all obligations and Liabilities arising thereunder, other than those being contested in good faith. (iii) Buyer acknowledges that no adjustment to the Purchase Price shall be made for any such Available Contracts that are not assigned and that Buyer shall have no claim against Sellers in respect of such unassigned Available Contracts. (iv) Nothing in this Section 2.5(g) shall be deemed a waiver of Buyer’s right to receive an effective assignment of all of the Acquired Assets at Closing nor 23 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 332 of 381

shall any Available Contracts covered by this Section 2.5(g) be deemed to constitute Excluded Assets solely by virtue of this Section. ARTICLE III PURCHASE PRICE 3.1 Purchase Price. The “Purchase Price” for the Acquired Assets is: (i) the Credit Bid in an amount equal to $79,620,000 of the aggregate outstanding amount under and pursuant to the Pre-Petition Subordinated Debt and the Subordinated DIP Loan (the “Credit Bid Amount”); plus (ii) the aggregate amount of the Assumed Liabilities as provided in Section 2,3 (including the aggregate amount outstanding pursuant to the Senior Debt Documents included in the Assumed Liabilities pursuant to Section 2,3(k)); plus (iii) cash in an amount equal to $500,000 (the “Wind-Down Funding”). 3.2 Allocation of Purchase Price. (a) The Purchase Price (and any amounts treated as purchase price for U.S. federal income tax purposes, including the Assumed Liabilities) shall be allocated among the various Acquired Assets, in accordance with Section 1060 of the IRC and the applicable Treasury Regulations promulgated thereunder (the “Allocation”). Buyer shall, not later than 60 days after the Closing Date, prepare and deliver to Sellers a draft of the Allocation for Sellers’ review and comments. Sellers shall provide comments to the draft Allocation to Buyer within 30 days after delivery of the draft Allocation by Buyer and if Sellers do not provide any comments within such 30 days period, the draft Allocation prepared by Buyer shall be final and binding on the parties. If a Seller timely makes any comments to the draft Allocation, Buyer and such Seller shall work in good faith to resolve any disputes within 20 days from the date such Seller delivers its comments to Buyer. Buyer will consider in good faith any timely received reasonable comments provided by such Seller. (b) Unless otherwise required by a final determination within the meaning of IRC Section 1313 or any equivalent provisions of non-U.S., state or local Tax Law, the Allocation, as finally determined pursuant to this Section 3,2, shall be final and binding on the Parties and Sellers and Buyer shall (i) use such Allocation, as finally determined pursuant to this Section 3,2, for the purpose of making the requisite filings under Section 1060 of the IRC, and the regulations thereunder, (ii) report, and to cause their respective Affiliates to report, the federal, state, and local income and other Tax consequences of the transactions contemplated herein, and in particular to report the information required by Section 1060(b) of the IRC, and to jointly prepare Form 8594 (Asset Acquisition Statement under Section 1060 of the IRC) as promptly as possible following the Closing Date and in a manner consistent with such Allocation, and (iii) promptly notify the other of the existence of any Tax audit, controversy, or litigation related to such Allocation. 24 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 333 of 381

(c) Notwithstanding the allocation of the Purchase Price agreed among the parties hereto pursuant to this Section 3,2 for the aforementioned Tax purposes, nothing in the foregoing shall be determinative of values ascribed to the Acquired Assets or the allocation of the value of the Acquired Assets for any other purpose. 3.3 Withholding. The payment of the Purchase Price shall be subject to withholding as required by applicable Tax Law; provided that Buyer shall give Sellers at least five days written notice of any Taxes that Buyer or its Affiliates intend to withhold and shall cooperate with Sellers in attempting to minimize any such withholdings. To the extent any amounts are so withheld and paid over to the appropriate Government Authority, Sellers shall be treated as receiving such amounts under this Agreement. 3.4 Bulk Sales Laws. Buyer hereby waives compliance by the Sellers with the requirements and provisions of any “bulk-transfer” Laws that may apply to the sale and transfer of the Acquired Assets to Buyer. Pursuant to section 363(f) of the Bankruptcy Code, the transfer of the Acquired Assets of the Sellers shall be free and clear of all Liens, Claims, rights, remedies, or interests of any Person other than the Permitted Liens and Assumed Liabilities, whether arising prior to or subsequent to the Petition Date, including any liens or claims arising out of the “bulk transfer” Laws. ARTICLE IV CLOSING 4.1 The Closing. Unless this Agreement shall have been terminated and the Transactions shall have been abandoned pursuant to Article X, the closing of the Sale (the “Closing”) shall take place remotely via the exchange of electronic documents by electronic mail at 10:00 a.m. (prevailing Eastern Time), no later than the second (2nd) Business Day after the date upon which all conditions set forth in Article X (Termination') hereof have been satisfied or (if permissible) waived (other than those conditions which by their nature are to be satisfied at the Closing, but subject to the satisfaction or (if permissible) waiver of those conditions), or at such other place, date and time as the parties may agree. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”. 4.2 Deliveries at Closing. (a) Sellers. Sellers shall deliver or shall cause to be delivered to Buyer (or Buyer’s Designee) the following at the Closing: (i) bills of sale, assignment agreements and other customary transfer documents necessary to transfer to Buyer (or Buyer’s Designee or any of its Affiliates) all right, title and interest of Sellers to or in the Acquired Assets, in form and substance reasonably acceptable to Sellers and Buyer (collectively “Transfer Documents”), duly executed by Sellers; (ii) certificates of service evidencing that all notices of the assumption and assignment of the Assigned Contracts and of the assumption of the Assumed 25 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 334 of 381

Liabilities have been given in accordance with the terms of this Agreement and the Approval Order; (iii) a certificate signed by a Responsible Officer of Parent (in form and substance reasonably satisfactory to Buyer) certifying that the closing conditions set forth in Section 9.2(c), 9.2(d), and 9.2(e) have been satisfied; (iv) a certificate signed by a Responsible Officer of each Seller to which is attached: (A) true and correct copies of the Fundamental Documents of such Seller; (B) a certificate reflecting the incumbency and true signatures of the officers of such Seller who execute on behalf of such Seller this Agreement and all other Transaction Documents to which such Seller is a party; and (C) a certificate from the Secretary of State or other applicable Governmental Authority of the State of formation or incorporation, as applicable, dated within ten (10) Business Days of the Closing Date. The certificate required pursuant to this Section 4.2(a)(iv) shall certify that the documents referred to in clause (A) of the immediately foregoing sentence are true and correct copies, have been duly and validly adopted and have not been amended or altered except as reflected therein; (v) a certified copy of the Sale Order as entered by the Bankruptcy Court on the docket; (vi) a duly completed and executed IRS Form W-9 from each Seller (or its regarded owner, in the case of a Seller that is an entity treated as disregarded as separate from its owner for U.S. federal income tax purposes); (vii) assignment agreements, duly executed by an authorized officer of each applicable Seller, required to assign any Intellectual Property included in the Acquired Assets; (viii) the Books and Records; (ix) a duly executed counterpart of each Local Transfer Instrument reasonably requested by Buyer; (x) each other Transaction Document to which Sellers or Acquired Entities are a party, duly executed by Sellers or Acquired Entities, as applicable; and (xi) such other instruments as are reasonably requested by Buyer and otherwise necessary to consummate the Sale and reasonably acceptable to Sellers. 26 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 335 of 381

(b) Buyer. Buyer shall deliver or cause to be delivered to Sellers, or their designee(s), at the Closing: (i) An amount equal to the Wind-Down Funding in readily available funds (denominated in US Dollars) to an account designated by Parent in writing at least three (3) Business Days prior to the Closing Date; (ii) Each Transfer Document duly executed by Buyer; (iii) a certificate signed by a Responsible Officer of Buyer certifying that the closing conditions set forth in Sections 9.3(a), 9.3(b) and 9.3(c) have been satisfied; (iv) a certificate signed by a Responsible Officer of Buyer to which is attached: (A) true and correct copies of the Fundamental Documents of Buyer; (B) true and correct copies of the resolutions of the board of directors of Buyer respecting the transactions contemplated by this Agreement and the Transaction Documents; (C) a certificate reflecting the incumbency and true signatures of the officers of Buyer who execute on behalf of Buyer this Agreement and all other Transaction Documents to which Buyer is a party; and (D) a certificate from the Secretary of State or other applicable Governmental Authority of the State of formation or incorporation, as applicable, dated within ten (10) Business Days of the Closing Date, with respect to the existence and good standing of Buyer. The certificate required pursuant to this Section 4.2(b) shall certify that the documents referred to in clauses (A) and (B) of the immediately foregoing sentence are true and correct copies, have been duly and validly adopted and have not been amended or altered except as reflected therein; (v) each other Transaction Document to which Buyer or Buyer Designee is a party, duly executed by Buyer or Buyer Designee, as applicable; and (vi) such other instruments as are reasonably requested by Sellers and otherwise necessary to consummate the Sale and reasonably acceptable to Buyer. All such deliveries listed in Section 4.2(a) and Section 4.2(b) shall be made, to the extent applicable, subject to any requirement or in the manner provided by applicable Law, to effectuate, formalize or consummate the transfer, conveyance or assignment of any Acquired Assets in their applicable jurisdiction. 4.3 Buyer Designee(s). (a) At Closing, Buyer shall be entitled to designate, in accordance with the terms and subject to the limitations set forth in this Section 4,3, one or more Affiliates of Buyer to (i) purchase specified Acquired Assets; (ii) assume specified Assumed Liabilities; or (iii) employ Transferred Employees, in each case, as of the Closing Date (any Person that shall be properly designated by Buyer in accordance with this clause, a “Buyer Designee”); it being understood and agreed, however, that any such right of Buyer to designate a Buyer Designee is conditioned upon (x) such Buyer Designee being able to perform the applicable covenants under this Agreement 27 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 336 of 381

and, as applicable, any other Transaction Document to which Buyer is party and demonstrate satisfaction of the requirements of Section 365 of the Bankruptcy Code (to the extent applicable), including the provision of adequate assurance for future performance with respect to the Acquired Assets and Assumed Liabilities, (y) any such designation not creating any Liability for Sellers or their Affiliates that would not have existed had Buyer purchased the Acquired Assets, assumed the Assumed Liabilities or employed Buyer employees, and which Liability is not fully reimbursed by or on behalf of Buyer and (z) such designation not being reasonably expected to cause a delay, or prevent or hinder the consummation of the transactions contemplated by this Agreement. (b) Prior to or at Closing, Buyer shall make any such designations of Buyer Designees by way of a written notice to be delivered to Sellers, and Buyer Designees shall deliver a signed counterpart to this Agreement or joinder agreement to this Agreement and each other Transaction Document to which Buyer is party. No such designation shall relieve Buyer of any of its obligations hereunder and any breach hereof by a Buyer Designee shall be deemed a breach by Buyer. Buyer and Buyer Designees shall be jointly and severally liable for any obligations of Buyer and such Buyer Designees hereunder. For the avoidance of doubt, and notwithstanding anything to the contrary herein, all Buyer Designees appointed in accordance with this Section 4,3 shall be included in the definition of “Buyer” for all purposes under this Agreement and all such Buyer Designees shall be deemed to have made all of the representations and warranties of Buyer set forth in this Agreement. ARTICLE V REPRESENTATIONSAND Sat ilSfSaCS Subject to Bankruptcy Court approval of this Agreement and except as set forth in the Disclosure Schedules delivered by Sellers to Buyer in accordance with Section 7,7 (Certain Schedules), Sellers jointly and severally represent and warrant to Buyer that: 5.1 Organization, Standing and Corporate Power. Each Target Company is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or formed and has the requisite corporate, limited liability or other applicable power and authority to carry on its business as now being conducted. Each Target Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed would not have a Material Adverse Effect. Each Seller has made available to Buyer complete and correct copies of its respective Fundamental Documents, in each case as amended to the date of this Agreement. 5.2 Authority; Non-contravention. (a) Subject to the Bankruptcy Court’s entry of the Approval Order and the Sale Order, (i) each Seller has the requisite corporate, limited liability or other applicable power and authority to enter into this Agreement and the other Transaction Documents to which such Seller is or will be a party, and to consummate the transactions contemplated hereby and thereby and (ii) the execution and delivery of this Agreement by each Seller and the other Transaction Documents 28 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 337 of 381

to which such Seller is or will be a party, and the consummation by such Seller of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of such Seller. This Agreement has been duly executed and delivered by each Seller and, assuming this Agreement constitutes a valid and binding agreement of Buyer and subject to entry of the Sale Order, constitutes a valid and binding obligation of each Seller, enforceable against such Seller in accordance with its terms, subject to (x) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors’ rights generally and (y) general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity. (b) Subject to the Bankruptcy Court’s entry of the Approval Order and the Sale Order, the execution and delivery by each Seller of this Agreement and each Transaction Document to which such Seller is or will be a party does not, and the consummation by each Seller of the transactions contemplated by this Agreement or any other Transaction Documents to which such Seller is or will be a party, and compliance by each Seller with the provisions of this Agreement or any other Transaction Document to which such Seller is or will be a party, does not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, modification or acceleration of any obligation or to a loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of any Target Company under (i) the Fundamental Documents of any Target Company or (ii) any judgment, order, decree, statute, Law, ordinance, rule or regulation applicable to any Seller or its respective properties or assets other than any such conflicts, violations, defaults, rights, losses or Liens that would not have a Material Adverse Effect. (c) No Consent of any Governmental Authority, or any third party, is required by or with respect to any Seller or Acquired Entity in connection with the execution and delivery of this Agreement by any Seller and each Transaction Document to which such Seller or an Acquired Entity is or will be a party, or the consummation by such Seller or Acquired Entity of the transactions contemplated hereby and thereby, except for (i) the Consents set forth in Section 5.2(c) of the Disclosure Schedules, (ii) the entry of the Sale Order or the Approval Order by the Bankruptcy Court, (iii) compliance with any applicable requirements of the Exchange Act or Securities Act, (iv) any applicable requirements of any Antitrust Laws, (v) such consents as are subject to Section 2,5(g)(i), (vi) consents related to Permits issued in the name or for the benefit of one or more Group Companies, and (vi) such other Consents as to which the failure to obtain or make would not have a Material Adverse Effect. 5.3 Real Property. (a) The Leased Real Estate constitutes all of the real property (whether leased, subleased or licensed) used in connection with the Business. No Target Company owns any real property. (b) Section 5.3(b) of the Disclosure Schedules lists each Lease pursuant to which a Group Company occupies or uses or has rights to occupy or use any Leased Real Estate (i) with an annual rent in excess of $10,000 (or its USD equivalent) as of the Agreement Date, and (ii) with a remaining lease term exceeding ninety (90) days, and (iii) not otherwise terminable without penalty on less than or equal to ninety (90) days’ notice by the respective Group Company. 29 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 338 of 381

None of the Target Companies has subleased or otherwise granted to any Person the right to use or occupy the Leased Real Estate or any portion thereof. Except as would not have a Material Adverse Effect, (i) there is no pending or threatened condemnation or other legal proceeding of any type relating to the Leased Real Estate or other matters affecting adversely the use, occupancy or value of the Leased Real Estate, except as disclosed on Section 5,6 of the Disclosure Schedules; (ii) the Leased Real Estate does not serve any adjoining property for any purpose inconsistent with the use of such Leased Real Estate; and (iii) neither the current use of the Leased Real Estate nor the operation of the Business violates any instrument of record or agreement affecting the Leased Real Estate or any applicable legal requirements. 5.4 Tangible Personal Property. Other than the Excluded Assets, the Target Group has good and valid title to, or have good and valid leasehold interests in, all tangible personal property that is included in the Business, free and clear of all Liens and Claims other than Permitted Liens, except in each case as would not have a Material Adverse Effect. Such owned and leased tangible personal property is in good working order, reasonable wear and tear excepted, except as would not have a Material Adverse Effect. 5.5 Intellectual Property (a) The operation of the Business as currently conducted and the use of the Intellectual Property in connection therewith do not conflict with, infringe, misappropriate, dilute, misuse or otherwise violate the intellectual property rights of any third-party. Except as is not material to the Business, no claim, action, suit, investigation, litigation or proceeding has been asserted or is pending or threatened against any Group Company with respect to the foregoing. (b) The Company Group owns all right, title and interest in and to the Intellectual Property that is owned by a Group Company and is otherwise entitled to use all Intellectual Property material to the Business. (c) No Person is engaging in any activity that infringes, misappropriates, dilutes, misuses or otherwise violates the Intellectual Property that is material to the Business or any Target Company’s rights therein. 5.6 Litigation. Except for such matters (i) as set forth on Section 5,6 of the Disclosure Schedules, (ii) that will be discharged (or that are reasonably expected to be discharged pursuant to the Sale Order), or (iii) environmental, health or safety matters (which matters are considered in Section 5,10), there is no Action or proceeding pending or threatened against any Target Company that would have a Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any Governmental Authority outstanding against any of the Target Companies that would have a Material Adverse Effect. 5.7 Employees; Labor Matters. Except as set forth in Section 5,7 of the Disclosure Schedules: (a) No US Group Company is a party to or bound by any Collective Bargaining Agreement and there are no labor unions representing any employees employed by any US Group Company (“Employees”). Within the past three (3) years there has not occurred or been threatened, any material strike, slowdown, picketing, work stoppage, concerted refusal to work or other similar 30 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 339 of 381

material labor protest by any Employees of any US Group Company. There are no material labor disputes currently subj ect to any grievance, arbitration, or Action, or threatened, by any Employees of any US Group Company or any union representing the Employees of any US Group Company. 5.8 [Reserved] 5.9 Permits. Section 5,9 of the Disclosure Schedules contains a true and correct list of all material Permits that are held by Sellers as of the date hereof and that are necessary for Sellers to operate the Business in all material respects. All such Permits are in full force and effect, as of the date hereof, and Sellers are not, as of the date hereof, in default (or with the giving of notice or lapse of time or both, would be in default) under any such Permits, except as would not have a Material Adverse Effect. There are no proceedings pending or threatened in writing that seek the revocation, cancellation, suspension or adverse modification of any such Permits. All required filings with respect to such Permits have been timely made and all required applications for renewal thereof have been timely filed except where the failure to make any such filing or application would not have a Material Adverse Effect. 5.10 Environmental Matters. Except as set forth in Section 5,10 of the Disclosure Schedules, the business and operations of the Target Group are in material compliance with all applicable Environmental Laws and all Permits issued pursuant to Environmental Laws, and there is no condition, event or circumstance at any of the Leased Real Estate that contravenes any Environmental Law. 5.11 No Brokers. Except for any Person retained or anticipated to be retained by Sellers to act as their financial advisor or investment banker in connection with the Bankruptcy Cases or as otherwise set forth in Section 5,11 of the Disclosure Schedules, no Person has acted, directly or indirectly, as a broker or financial advisor for Sellers in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment in respect thereof. 5.12 Taxes. Except as set forth in Section 5,12 of the Disclosure Schedules, (a) all income and other material Tax Returns required to be filed by any Group Company with respect to the Business or the Acquired Assets have been filed, and all such Tax Returns are true, correct and complete in all material respects, (b) all material Taxes due and payable by any Group Company, whether or not shown on any such Tax Return, have been paid, (c) there are no Tax liens with respect to the Acquired Assets, other than Permitted Liens, (d) no Target Company, with respect to the Business or the Acquired Assets, is the subject of any Tax audit or proceeding, and (e) each Target Company, with respect to the Business or the Acquired Assets, has timely withheld and paid, or caused to be paid, all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party. 5.13 IReservedl. 5.14 Financial Statements. Section 5,14 of the Disclosure Schedules discloses by reference to public disclosure (a) the audited, consolidated balance sheets and the related audited, consolidated statements of operations and comprehensive loss of members’ equity and cash flows 31 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 340 of 381

of Parent and its Subsidiaries (which include all of the Target Companies for the fiscal years ended December 31, 2021 and 2022 (the “Audited Financial Statements”)) and (b) the consolidated interim unaudited balance sheet and consolidated profit and loss statement of Parent and its Subsidiaries, each as of September 30, 2023 (the “Balance Sheet Date”). Such financial statements have been prepared based on the books and records of the Company Group, have been prepared in conformity with GAAP or IFRS (as applicable) consistently applied (except for the absence of footnotes and customary year-end adjustments), and present fairly the financial position, results of operations and cash flows of the Business and the Company Group as of their respective dates and for the respective periods covered thereby. No Acquired Entity is subject to any material liability which is not shown or which is in excess of amounts shown or reserved for in the balance sheet of the applicable Acquired Entity as of the Balance Sheet Date, other than liabilities of the same nature as those set forth in the balance sheet of the applicable Acquired Entity as of the Balance Sheet Date and reasonably incurred in the ordinary course of business after the Balance Sheet Date. 5.15 No Other Representations. Except as and to the extent set forth in this Article V, Sellers do not make any representation or warranty whatsoever to Buyer, and Sellers hereby disclaim all liability and responsibility for any representation, warranty, statement or information not included in this Agreement that was made, communicated or furnished (orally or in writing) to Buyer or any of its Affiliates or representatives. ARTICLE VI REPRESENTATIONS AND WARRANTIES OF BUYER Buyer represents and warrants to the Sellers as follows: 6.1 Corporate Existence and Qualification, Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or formed and has the requisite corporate, limited liability or other applicable power and authority to carry on its business as now being conducted. Buyer is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, except where the failure to be so qualified would not reasonably be expected to prevent, hinder or impair the ability of Buyer to perform its obligations under this Agreement or the other Transaction Agreements to which Buyer is or will be a party. 6.2 Authority; Non-contravention, (a) (i) Buyer has the requisite corporate, limited liability or other applicable power and authority to enter into this Agreement and the other Transaction Documents to which Buyer is or will be a party, and to consummate the transactions contemplated hereby and thereby and (ii) the execution and delivery of this Agreement by Buyer and the other Transaction Documents to which Buyer is or will be a party, and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and, assuming this Agreement constitutes a valid and binding agreement of Sellers and subject to entry of the Sale Order, constitutes a valid and binding obligation of Buyer, enforceable against Buyer in 32 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 341 of 381

accordance with its terms, subject to (x) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors’ rights generally and (y) general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity (b) The execution and delivery by Buyer of this Agreement and each Transaction Document to which Buyer is or will be a party does not, and the consummation by Buyer of the transactions contemplated by this Agreement or any other Transaction Documents to which Buyer is or will be a party, and compliance by Buyer with the provisions of this Agreement or any other Transaction Document to which Buyer is or will be a party, does not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, modification or acceleration of any obligation or to a loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Buyer under (i) the Fundamental Documents of Buyer, or (ii) any judgment, order, decree, statute, Law, ordinance, rule or regulation applicable to Buyer or its properties or assets other than any such conflicts, violations, defaults, rights, losses or Liens that would not reasonably be expected to prevent, hinder or impair the ability of Buyer to perform its obligations under this Agreement or the other Transaction Agreements to which Buyer is or will be a party. (c) Assuming the accuracy of the representations and warranties in Article V with respect to the Target Companies and the Business, no Consent of any Governmental Authority, or any third party, is required by or with respect to Buyer in connection with the execution and delivery of this Agreement by Buyer and each Transaction Document to which Buyer is or will be a party, or the consummation by Buyer of the transactions contemplated hereby and thereby, except for (i) the Consents set forth in Section 5.2(c) of the Disclosure Schedules, (ii) the entry of the Sale Order or the Approval Order by the Bankruptcy Court, (iii) compliance with any applicable requirements of the Exchange Act or Securities Act, (iv) any applicable requirements of any Antitrust Laws, and (v) such other Consents as to which the failure to obtain or make would not reasonably be expected to prevent, hinder or impair the ability of Buyer to perform its obligations under this Agreement or the other Transaction Agreements to which Buyer is or will be a party. 6.3 Financial Ability (a) Buyer has, and on the Closing Date will have, sufficient cash on hand to allow Buyer to perform all of its obligations under this Agreement, including payment of (i) Cure Costs and other Assumed Liabilities under this Agreement; and (ii) all fees and expenses to be paid by Buyer related to the transactions contemplated by this Agreement. Buyer is capable of satisfying the conditions contained in sections 365(b)(1)(C) and 365(f) of the Bankruptcy Code with respect to adequate assurance of future performance under the Assigned Contracts. (b) Buyer was formed by certain of the Pre-Petition Subordinated Lenders for the purpose of the acquisition of the Acquired Assets and assumption of the Assumed Liabilities pursuant to this Agreement in part through the exercise of the Credit Bid pursuant to section 363 of the Bankruptcy Code. 33 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 342 of 381

6.4 Credit Bid. Prior to the hearing on the Bidding Procedures Motion, the Bid Direction Letter shall have been duly authorized and executed and delivered to Parent by the Subordinated Agent and the lenders under the Pre-Petition Subordinated Debt Documents and the Subordinated DIP Loan Documents, as holders of outstanding indebtedness thereunder, and such letters shall fully authorize Buyer to credit bid as contemplated in Section 3,1. 6.5 No Brokers. No Person has acted, directly or indirectly, as a broker or financial advisor for Buyer in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment in respect thereof. 6.6 Investigation by Buyer. Buyer has conducted its own independent review and analysis of the Acquired Assets and the Assumed Liabilities and the Business and acknowledges that Sellers have provided Buyer and its Affiliates and representatives with access to the personnel, properties, premises and records of the Business for this purpose. In entering into this Agreement, Buyer has relied solely upon its own investigation and analysis, and Buyer (i) acknowledges that neither Sellers nor any Affiliates of Sellers or any of their respective Responsible Officers or any of the Seller Representatives or other Person on behalf of Sellers or any Affiliates of Sellers makes or has made any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information provided or made available to Buyer or its Affiliates or Responsible Officers, except for the representations and warranties contained in Article V hereof (which are subject to the limitations and restrictions contained in this Agreement, and as modified by the Disclosure Schedules); and (ii) agrees, to the fullest extent permitted by Law, that none of Sellers, Sellers’ Affiliates or any of their respective Responsible Officers or any of the Seller Representatives or other Person on behalf of Sellers or any Affiliates of Sellers shall have any liability or responsibility whatsoever to Buyer or its Affiliates or Responsible Officers on any basis (including in contract or tort, under federal or state securities Laws or otherwise) based upon any information provided or made available, or statements made, to Buyer or its Affiliates or Responsible Officers (or any omissions therefrom). 6.7 Warranties Exclusive. Buyer acknowledges that the representations and warranties contained in Article V are the only representations or warranties given by Sellers and that all other express or implied representations and warranties are disclaimed. Without limiting the foregoing, Buyer acknowledges that neither Sellers nor their Affiliates or Responsible Officers nor any of the Seller Representatives or other Person on behalf of Sellers or any Affiliates of Sellers have made any representation or warranty concerning (i) any use to which the Acquired Assets may be put, or (ii) any future revenues, costs, expenditures, cash flow, results of operations, collectability of accounts receivable, financial condition or prospects that may result from the ownership, use or sale of the Acquired Assets or the assumption of the Assumed Liabilities. Nothing in this Section 6,7 shall limit Buyer’s or its Affiliates’ rights in the case of fraud with respect to determining whether the closing condition set forth in Section 9.2(c) has been satisfied. 6.8 “As Is” “Where Is” Transaction. UPON THE CLOSING DATE, SUBJECT TO THE EXPRESS REPRESENTATIONS AND WARRANTIES CONTAINED HEREIN AND THE PROVISIONS OF SECTION 12,5, BUYER WILL ACCEPT THE ACQUIRED ASSETS AT THE CLOSING “AS IS,” “WHERE IS,” AND “WITH ALL FAULTS”. 34 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 343 of 381

ARTICLE VII COVENANTS OF THE PARTIES 7.1 Conduct of Business Pending the Closing. (a) Except (i) as otherwise expressly contemplated by this Agreement or the other Transaction Documents, including the Disclosure Schedules, (ii) as required to comply with any applicable Laws (including by Order or directive of the Bankruptcy Court), or (iii) with the prior written consent of Buyer, during the period from and after the date hereof until the earlier of the valid termination of this Agreement pursuant to Article X (Termination') or the Closing Date, Sellers shall use commercially reasonable efforts to (A) conduct the Business in all material respects in the ordinary course of business, including meeting all material post-Petition Date obligations relating to the Business as they become due, (B) preserve and maintain their relationships with their customers, suppliers, unions, partners in the lessors, licensors, licensees, contractors, distributors, agents, directors, officers, and employees and other Persons with which they have significant business relationships material to the Business except in relation to the Contracts of the Business that are determined not to become Assigned Contracts in accordance with this Agreement; provided that nothing herein shall prevent Sellers from commencing or defending any Action against or by any such Person in connection with the claims of such Person in the Bankruptcy Cases; (C) preserve and maintain the Acquired Assets; (D) preserve the ongoing operations of the Business; (E) maintain the Books and Records in all material respects in the ordinary course of business; (F) comply in all material respects with all applicable Laws; and (G) not enter into any business, arrangement or otherwise take any action that would reasonably be expected to have a material adverse impact on the ability of Sellers or Buyer to obtain any approvals of any Governmental Authority for this Agreement and the transactions contemplated hereby; provided that no action by a Seller or another Group Company with respect to matters specifically addressed by any provision of Section 7.1(b) shall be deemed a breach of this Section 7.1(a) unless such action constitutes a breach of a provision of Section 7.1(b). (b) Without limiting the generality of the foregoing, except as otherwise expressly contemplated by this Agreement (including Section 7,1 of the Disclosure Schedules), the other Transaction Documents, or with the prior written consent of Buyer or approval of the Bankruptcy Court, during the period from and after the date hereof until the earlier of the valid termination of this Agreement pursuant to Article X (Termination) or the Closing Date, each Group Company shall not do any of the following: (i) with respect to the Equity Securities of Parent and its direct and indirect Subsidiaries, declare, set aside or pay any dividends (payable in cash, stock, property or otherwise) on, or make any other distributions in respect of its capital stock; (ii) issue, deliver, sell, pledge or otherwise encumber or subject to any Lien the Equity Securities of Parent and its direct and indirect Subsidiaries; (iii) amend their Fundamental Documents; 35 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 344 of 381

(iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business of another Person; (v) other than with respect to Permitted Liens, sell, assign, license, transfer, convey, lease or otherwise dispose of any Acquired Assets, other than sales of inventory, products or services in the ordinary course of business; (vi) other than with respect to the Senior DIP Loan and the Subordinated DIP Loan, incur any Indebtedness for borrowed money; (vii) pay, loan or advance any amount to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or purchase any properties or assets from, or enter into any material Contract with, any of Sellers’ executive officers or directors (or immediate family members thereof), other than payment of compensation and benefits in the ordinary course of business, including reimbursement of otherwise reimbursable legal fees and expenses of Sellers’ directors; (viii) other than in accordance with Section 2,5, without Buyer’s consent (not to be unreasonably withheld), assume or reject or amend, restate, supplement, modify, waive or terminate any material Contract, material Permit or unexpired Lease or enter into any settlement of any claim that (A) is outside the ordinary course of business, (B) delays the Closing, (C) relates to a material Contract or (D) subjects any Seller to any material non-compete or other similar material restriction on the conduct of its Business that would be binding following the Closing; (ix) adopt or change any method of accounting (except as required by changes in GAAP), make, change or revoke any Tax election, change any annual Tax accounting period, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment, surrender any right to claim a Tax refund, consent to the extension or waiver of the limitations period applicable to any Tax claim or assessment, or take or omit to take any other action if such action or omission would have a material effect on any Seller or in Sellers’ reasonable belief, except as required by Law or as expressly contemplated by this Agreement; (x) with respect to Transferred Employees, except as may be required by applicable Laws or any Contract or Benefit Plan, (A) grant any material increase or acceleration in compensation or benefits, except in the ordinary course of business; (B) grant any material increase in severance or termination pay (including the acceleration in the exercisability of any options or in the vesting of shares of common stock (or other property)); (C) enter into any material employment, deferred compensation, severance or termination agreement with or for the benefit of any such Transferred Employee; (D) pay or provide to any Transferred Employee any benefit not provided for under a Benefit Plan as in effect on the date hereof to which such Transferred Employee is a beneficiary of as of the date hereof, other than the payment of base compensation, pay in lieu of notice or severance (but only 36 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 345 of 381

to the extent that such severance is (x) paid after reasonable notice to Buyer and (y) not otherwise prohibited by this Agreement) in each case, in the ordinary course of business; (E) establish, adopt, enter into, terminate or amend any Collective Bargaining Agreement or other labor union contract (except as required by Law or except as may be expressly required or allowed by the terms of this Agreement); or (F) take any action to accelerate or dilute any material rights or benefits, including vesting and payment, under any Collective Bargaining Agreement; (xi) take any action that would reasonably be expected to cause the failure of any condition set forth in Section 9,1 or Section 9,2; or (xii) agree to take any of the foregoing actions. 7.2 Access to Information. (a) Buyer. Until the earlier of the valid termination of this Agreement pursuant to Article X (Termination) or the Closing Date, Sellers shall (i) afford to the officers, employees, attorneys, financial advisors, financing sources, Affiliates and other representatives of Buyer (collectively, the “Buyer Advisors”), reasonable access during normal business hours and upon reasonable advance notice to the Acquired Assets and Sellers’ properties, respectively, (including access to existing environmental reports), Books and Records and Contracts; (ii) make available to Buyer Advisors copies of all such Contracts, Books and Records and other existing documents and data as Buyer Advisors may reasonably request, including any financial data filed with the Bankruptcy Court or otherwise provided to any lender under any Indebtedness of Sellers; and (iii) make available to Buyer Advisors during normal business hours and upon reasonable advance notice the appropriate management personnel of Sellers (and shall, where appropriate, use commercially reasonable efforts to cause their relevant attorneys, accountants and other professionals to be made available) for discussion of the Business, the Acquired Assets, the Assumed Liabilities and personnel as Buyer may reasonably request, in each case so long as such access does not unreasonably interfere with the operations of Sellers; provided that nothing in this Section 7,2 or otherwise (A) shall require Sellers or their advisors to furnish to Buyer Advisors any confidential materials prepared by Sellers’ financial advisors or legal advisors or any other materials subject to any attorney-client or other privilege or confidentiality obligations or to the extent disclosure thereof would result in a violation of Law or breach of an agreement or other obligation, or (B) shall be construed to create any obligation on any of the aforementioned Seller Representatives to take or refrain from taking any action, absent an express contractual requirement to do so. (b) Sellers; Gorup Companies. From and after the Closing Date until the conclusion of the Bankruptcy Cases, Buyer shall (i) afford to the officers, employees, attorneys, financial advisors, financing sources, Affiliates and other representatives of Sellers and each Group Company which is not an Acquired Entity (collectively, the “Group Advisors”), reasonable access during normal business hours and upon reasonable advance notice to the Acquired Assets and Buyer’s properties, respectively, (including access to existing environmental reports), Books and Records and Contracts; (ii) make available to the Group Advisors copies of all such Contracts, Books and Records and other existing documents and data as the Gorup Advisors may reasonably request, including any financial data filed with the Bankruptcy Court or otherwise provided to any 37 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 346 of 381

lender under any Indebtedness of Buyers; and (iii) make available to the Group Advisors during normal business hours and upon reasonable advance notice the appropriate management personnel of Buyer (and shall, where appropriate, use commercially reasonable efforts to cause their relevant attorneys, accountants and other professionals to be made available) for discussion of the Business, the Acquired Assets, the Assumed Liabilities and personnel as Sellers (or and each Group Company which is not an Acquired Entity) may reasonably request, in each case so long as such access does not unreasonably interfere with the operations of Buyer; provided that nothing in this Section 7,2 or otherwise (A) shall require Buyer or their advisors to furnish to the Group Advisors any confidential materials prepared by Buyer’s financial advisors or legal advisors or any other materials subject to any attorney-client or other privilege or confidentiality obligations or to the extent disclosure thereof would result in a violation of Law or breach of an agreement or other obligation, or (B) shall be construed to create any obligation on any of the aforementioned Buyer Representatives to take or refrain from taking any action, absent an express contractual requirement to do so. 7.3 Consents. Sellers shall use commercially reasonable efforts to cooperate with Buyer’s efforts to solicit and obtain all Consents (including any consent required from any Governmental Authority or under the HSR Act or Antitrust Laws), waivers, approvals, authorizations or orders required for the consummation of transactions contemplated by this Agreement and the other Transaction Documents, including with respect to any Contracts designated to be Assigned Contracts in accordance with Section 2,5. 7.4 Further Assurances. (a) At any time and from time to time after the date hereof, Sellers and Buyer agree to use their respective reasonable efforts to cooperate with each other and (a) at the reasonable request of the other party, execute and deliver any instruments or documents and (b) take, or cause to be taken, all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder as promptly as practicable, including in order for Sellers to deliver and assign to Buyer (or Buyer Designee) any assets of Sellers that should have been an Acquired Asset, but were not so delivered and assigned on the Closing Date. (b) Following the Closing, for the purposes of Sellers (i) preparing or reviewing Tax Returns or participating in any Tax Proceeding, (ii) monitoring or enforcing rights or obligations under this Agreement, (iii) defending third-party lawsuits or complying with the requirements of any Governmental Authority, or (iv) any other reasonable business purpose, including assistance with the wind-down and closing of the Bankruptcy Cases, the dissolution of Sellers, and related tax and other administrative matters, (x) upon reasonable notice, Buyer shall permit Sellers, their counsel, and other professionals reasonable access to all premises, information, properties, personnel, Books and Records, and Contracts or Leases, which access shall include (1) the right to copy such documents and records as they may request, and (2) Buyer’s copying and delivering such documents or records as requested, (y) Buyer shall provide reasonable access to Buyer’s personnel during regular business hours to assist Sellers’ in their post-Closing activities (including preparation of Tax Returns and requirements in the Bankruptcy Cases), provided that such access does not unreasonably interfere with Buyer’s operations and (z) Buyer shall provide reasonable access to Buyer’s employees and systems during regular business hours, 38 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 347 of 381

at no expense to Sellers, to assist Sellers in managing payments and benefits to non-Transferred Employees. 7.5 Bankruptcy Covenants. (a) Approval of the Expense Reimbursement. Sellers acknowledge and agree that Buyer has expended considerable time and expense in connection with this Agreement and the negotiation thereof and the identification and quantification of assets of Sellers. In consideration therefor, Sellers shall file with and seek the approval of the Bankruptcy Court of the Approval Motion, including the Expense Reimbursement, and the entry by the Bankruptcy Court of the Approval Order approving the payment of the Expense Reimbursement on the earlier of (x) twenty (20) days after the entry of a Bankruptcy Court Order approving the Alternative Transaction and (y) upon the consummation of any such Alternative Transaction, in accordance with Section 10,2 (Expense Reimbursement) and deeming any permitted claims for the Expense Reimbursement as administrative priority expenses under sections 503(b)(1) and 507(a)(2) of the Bankruptcy Code. (b) Bidding Procedures. Not later than three (3) Business Days following the Agreement Date, Sellers shall file a motion seeking entry of the Approval Order with the Bankruptcy Court (the “Approval Motion”). Sellers shall use commercially reasonable efforts to obtain entry by the Bankruptcy Court of the Approval Order (with such changes thereto as Buyer shall approve or request in its reasonable discretion) within twenty-six (26) days after the Petition Date. Sellers shall comply with all of the terms and conditions contained in the Bidding Procedures, including the occurrence of the events by the dates and times listed therein which are expressly incorporated by reference herein as if set forth at length. From the time of execution and delivery by each Seller and Buyer of this Agreement until its termination, Sellers and Seller Representatives shall not be subject to any restrictions with respect to the solicitation or encouragement of any entity concerning an Alternative Transaction in accordance with the Bidding Procedures. (c) Bid Deadline. The Bid Deadline (as defined in the Approval Order) shall take place no later than the date set forth in the Approval Order. (d) Auction. The Auction (as defined in the Approval Order), if necessary, shall have been held pursuant to the Approval Order and in accordance with the timing set forth therein. (e) Sale Order. Sellers shall use commercially reasonable efforts to obtain entry by the Bankruptcy Court of the Sale Order no later than the date set forth in the Approval Order. (f) Other Bankruptcy Covenants. (i) If the Approval Order or Sale Order or any other orders of the Bankruptcy Court relating to this Agreement shall be appealed by any party (or a petition for certiorari or motion for reconsideration, amendment, clarification, modification, vacation, stay, rehearing or re-argument shall be filed with respect to any such order), Sellers shall diligently defend against such appeal, petition or motion and shall use their commercially reasonable efforts to obtain an expedited resolution of any such appeal, petition or motion; provided that Sellers consult with 39 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 348 of 381

Buyer at Buyer’s reasonable request regarding the status of any such proceedings or Actions. (ii) Sellers shall use commercially reasonable efforts to consult with Buyer and its representatives upon Buyer’s reasonable request concerning the Approval Order and the Sale Order, any other orders of the Bankruptcy Court, and the Bankruptcy Cases in connection therewith and provide Buyer with copies of requested applications, pleadings, notices, proposed orders and other documents relating to such proceedings as soon as reasonably practicable prior to any submission thereof to the Bankruptcy Court. Sellers further covenant and agree that, after the Closing, the terms of any reorganization plan submitted to the Bankruptcy Court for confirmation or sanction shall not conflict with, supersede, abrogate, nullify or restrict the terms of this Agreement, or in any way prevent or interfere with the consummation or performance of the transactions contemplated by this Agreement, including any transaction contemplated by or approved pursuant to the Approval Order or the Sale Order. (iii) Each of Sellers and Buyer, as applicable, shall use commercially reasonable efforts to assign, or cause to be assigned, the Assigned Contracts to Buyer, including taking all actions required by the Bankruptcy Court to obtain an Order containing a finding that the proposed assumption and assignment of the Assigned Contracts to Buyer satisfies all applicable requirements of Section 365 of the Bankruptcy Code. (iv) Any motions filed by Sellers with, and any proposed orders submitted by Sellers to, the Bankruptcy Court seeking authorization after the date hereof to assume or reject any Available Contracts shall be satisfactory in form and substance to Buyer in its reasonable discretion. Sellers shall consult with, and give due consideration to the views and concerns of, Buyer prior to compromising or commencing any Action with respect to any material payment required to be made under the Bankruptcy Code to effectuate the assumption of any such Available Contract, including using commercially reasonable efforts to provide five (5) days’ notice of any such compromise or Action to Buyer. 7.6 Employee Matters. (a) By no later than the Closing Date, Buyer shall offer employment to substantially all of Sellers’ employees as of the Closing Date. Each employee of Sellers who is not a Transferred Employee, including those who are not active employees as of the Closing Date, shall remain the sole responsibility of Sellers, as applicable. Buyer shall have no obligation to provide any severance, payments, or benefits to any employees of Sellers, other than in respect of the Transferred Employees unless otherwise set forth in this Agreement (including with respect to Accrued Wages). Sellers acknowledge that Sellers are alone responsible for (i) issuing, serving, and delivering all orders and notices required, if any, pursuant to applicable Laws, in connection with the termination of employees or contractors, and (ii) other than Accrued Wages, any financial obligations and Liabilities in connection therewith or otherwise required in connection with the termination of such employees or contractors. From and after the Closing Date, Sellers and their 40 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 349 of 381

Subsidiaries shall, except to the extent otherwise expressly provided in this Agreement, retain and be solely responsible for all obligations and liabilities with respect to the employment of all employees of Sellers and their Subsidiaries prior to the Closing Date. [Sellers and their Subsidiaries shall be responsible for providing any notice required pursuant to the WARN Act with respect to a layoff or “plant closing” (i.e., a closing of Sellers’ facilities to the extent deemed to have occurred by the WARN Act) relating to the Business that occurs prior to or on the Closing Date (unless given pursuant to the instruction of Buyer), and Buyer shall be responsible for providing any notice required pursuant to the WARN Act with respect to a layoff or “plant closing” effectuated at Buyer’s instruction (at any time) or by Buyer relating to the Business that occurs after the Closing Date.]1 (b) Buyer shall cooperate in good faith with any members of management of Sellers who are to become Transferred Employees to establish a new management incentive plan for the benefit of the employees of Buyer and its Subsidiaries, in form and substance acceptable to Buyer in its sole discretion. (c) From the Closing Date to at least thirty (30) Business Days after the Closing Date, Buyer shall provide each Transferred Employee with base wages, annual base salary, target annual cash bonus potential, and employee benefits that are substantially similar in the aggregate to such compensation and benefits provided to the Transferred Employee immediately prior to the Closing Date. 7.7 Certain Schedules. The Parties acknowledge that (a) the Disclosure Schedules shall be delivered by Sellers to Buyer no later than three (3) days prior to the hearing on the Approval Order and may be updated one or more times thereafter until five (5) Business Days prior to the Closing Date; provided that to the extent a disclosure relating to qualification of a representation, warranty or covenant (as opposed to listing items required by a representation, warranty or covenant) included therein would cause the conditions set forth in Sections 9.2(c), 9.2(d) or 9.2(e) to be unsatisfied had such disclosures not been made, the Buyer shall have the option to terminate this Agreement pursuant to Section 10.1(e)(i) (regarding material breach by Sellers). 7.8 Use of Name. Each Seller agrees, and agrees to cause each of its Affiliates, as of, and after, the Closing, to (a) amend their respective certificates of incorporation or other appropriate documents (including in connection with the Bankruptcy Cases or in any other legal case or proceeding in which any Seller is a party and for the purpose of winding up Sellers and their estates) which are required to change their respective corporate name to a new name that is, in Buyer’s reasonable judgment, sufficiently dissimilar to their respective present name so as to avoid confusion and make their respective present name available to Buyer and (b) not use the name “Bird” or any name confusingly similar thereto for any purpose. 7.9 Additional Assets. During the pendency of the Bankruptcy Cases and no longer than a period of forty-five (45) days following the Closing Date, if Buyer identifies any asset (including any Intellectual Property) that is necessary for the Business as conducted by the Sellers prior to Closing or that Buyer otherwise desires to use in the Business that was not sold, assigned, transferred, conveyed and delivered to Buyer pursuant to this Agreement, then Parent shall, or 1 NTD TBD 41 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 350 of 381

shall cause its applicable subsidiary(ies) to, at no cost to Buyer, promptly transfer such asset to Buyer. ARTICLE VIII TAX MATTERS 8.1 Transaction Taxes. Any sales, use, value added, goods and services, gross receipts, stamp, duty, stamp duty, transfer, documentary, registration, business and occupation and other similar Taxes imposed by any Governmental Authority with respect to the transactions contemplated by this Agreement (“Transaction Taxes”) that are not eliminated through the application of section 1146(a) of the Bankruptcy Code shall be paid by Buyer and Buyer shall file any Tax Return that must be filed in connection with any Transaction Taxes, where applicable. Buyer shall be responsible for (i) administering the payment of such Transaction Taxes; and (ii) defending or pursuing any proceedings related thereto. 8.2 Cooperation on Tax Returns and Tax Proceedings. Buyer and Sellers shall cooperate fully as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns and any audit, litigation or other proceeding with respect to Taxes (each a “Tax Proceeding”) imposed on or with respect to the Acquired Assets. Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information which are reasonably relevant to any such Tax Return or Tax Proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Sellers’ obligations under this Section 8,2 shall terminate on the date that is the earlier of (a) ninety (90) days after the Closing Date and (b) dissolution of Sellers. If Parent so requests, Buyer will reasonably cooperate and cause its Affiliates to reasonably cooperate in making any election under Section 1.245A-5(e)(3)(i) of the Treasury Regulations with respect to the acquisition of an Acquired Entity hereunder. ARTICLE IX CONDITIONS TO OBLIGATIONS OF THE PARTIES 9.1 Conditions Precedent to Each Party’s Obligations. The respective obligations of Buyer and Sellers to consummate the Sale shall be subject to the satisfaction at or prior to the Closing of each of the following conditions unless waived, to the extent permitted by applicable Law, by both Sellers and Buyer in writing: (a) Approvals. Any waiting period (and extensions thereof) applicable to the Sale under the HSR Act shall have expired or been terminated and any other required approvals, consents or clearances under any Antitrust Laws shall have been obtained without the imposition of any conditions. (b) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any Governmental Authority preventing consummation of the Sale shall be in effect. No Law shall be in effect which prohibits the transactions contemplated by the Sale. 42 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 351 of 381

(c) Continuing Effectiveness. This Agreement shall continue to remain in full force and effect. 9.2 Conditions to the Obligations of Buyer. The obligation of Buyer to consummate the Sale shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions unless waived in writing, in whole or in part, by Buyer: (a) Entry of Orders. The Bankruptcy Court shall have entered the Approval Order and the Sale Order, and each shall be a Final Order and reasonably acceptable to Buyer. (b) Governmental Proceedings. There shall be no proceeding before any Governmental Authority pending or threatened in any jurisdiction wherein an unfavorable order could (i) prevent or adversely affect the consummation of the Closing or the operation of the Business and ownership of the Acquired Assets thereafter, (ii) result in any of the transactions related to the Sale being declared unlawful or rescinded, (iii) require Buyer or any Affiliate thereof to pay any damages or penalty as a result thereof or have any obligation or liability in connection therewith, or (iv) have a Material Adverse Effect, and no such order shall be in effect. Buyer acknowledges that Bird Global, Inc. has received a document request from the United States Securities and Exchange Commission (“SEC”) in connection with an investigation wherein the SEC requested, among other things, materials concerning the restatement of past financial statements, as well as certain other financial and operational data, investor materials, and corporate policies and procedures. (c) Representations and Warranties of Sellers. The representations and warranties of Sellers set forth in this Agreement qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing as though made at and as of the Closing, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date). (d) No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect. (e) Performance of Obligations. Each of Sellers shall have performed in all material respects all material obligations required to be performed by it under this Agreement at or prior to the Closing. (f) Deliverables. Buyer shall have been furnished with the documents set forth in Section 4.2(a). 9.3 Conditions to the Obligations of Sellers. The obligation of Sellers to consummate the Sale shall be subject to the satisfaction at or prior to the Closing of each of the following conditions unless waived in writing, in whole or in part, by Sellers: (a) Representations and Warranties of Buyer. The representations and warranties of Buyer set forth in this Agreement qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date of this 43 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 352 of 381

Agreement and as of the Closing as though made at and as of the Closing, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date). (b) Performance of Obligations. Buyer shall have performed in all material respects all material obligations required to be performed by it under this Agreement at or prior to the Closing. (c) Excluded Cash. Sellers shall have received the Excluded Cash, free and clear of all Liens and Claims, including the Liens and Claims of Buyer and any other Person pursuant to the Senior Debt Documents, the Pre-Petition Subordinated Debt Documents and the Subordinated DIP Loan Documents. (d) Deliverables. Sellers shall have been furnished with the documents set forth in Section 4.2(b). 9.4 Frustration of Closing Conditions. Neither the Sellers nor Buyer may rely on the failure of any condition to their respective obligations to consummate the Transactions set forth in Section 9,1, Section 9,2 or Section 9,3, as the case may be, to be satisfied if such failure was caused by such Party’s failure to comply with or breach of any provision of this Agreement. ARTICLE X TERMINATION 10.1 Termination of Agreement. This Agreement may be terminated and the Sale contemplated in this Agreement may be abandoned at any time prior to the Closing Date, notwithstanding the fact that any requisite authorization and approval of the Sale shall have been received, as follows: (a) by the mutual written consent of Buyer and Sellers; (b) by Buyer or Sellers, if the Closing has not occurred prior to March 21, 2024 (the “Long Stop Date”); provided that the right to terminate this Agreement under this Section 10.1(b) shall not be available to any party whose breach of this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur by such date; (c) by Buyer or Sellers, if there shall be any applicable Law that makes consummation of the Sale illegal or otherwise prohibited or if any Governmental Authority with competent jurisdiction shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the consummation of the Sale and such order, decree, ruling or other action shall have become final and non-appealable; provided that the right to terminate this Agreement under this Section 10.1(c) shall not be available to any party whose breach of this Agreement shall have been the cause of, or shall have resulted in the Law, order, decree, ruling or other action that restrains, enjoins or prohibits the consummation of the Sale; 44 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 353 of 381

(d) by Buyer or Sellers upon the Bankruptcy Court’s approval of Sellers’ entry into or pursuit of an Alternative Transaction; provided that Sellers shall have the right to terminate this Agreement pursuant to this Section 10.1(d) only if they have complied in all material respects with the requirements of Section 7.5(b) (Bidding Procedures)', provided further that notwithstanding anything to the contrary set forth in this Agreement, including Section 10.1(b), if Buyer has consented to be the Back-Up Bidder (as defined in the Bidding Procedures), Buyer cannot terminate this Agreement, pursuant to this Section 10.1(d) or Section 10.1(b) or otherwise, until the later of (i) the closing of the transaction with the Successful Bidder (as defined in the Bidding Procedures), and (ii) the Long Stop Date. (e) by (i) Buyer, if any Seller has materially breached any of its material obligations under this Agreement, and such breach cannot be or has not been cured within fifteen (15) Business Days after the giving of written notice thereof to Sellers; or (ii) Sellers, if Buyer has materially breached any of its material obligations under this Agreement, and such breach cannot be or has not been cured within fifteen (15) Business Days after the giving of written notice thereof to Buyer; provided that the right to terminate this Agreement pursuant to this Section 10.1(e) shall not be available to any party who at such time is in material breach of any of its material obligations hereunder. (f) by Buyer if: (i) Buyer is not then in material breach of any provision of this Agreement that would give rise to the failure of a condition set forth in Section 9.1 or Section 9.2 and (x) there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Sellers pursuant to this Agreement that would, either individually or in the aggregate, if occurring or continuing on the Closing Date, give rise to the failure of any of the conditions specified in Section 9,1 or Section 9,2 and (y) such breach, inaccuracy or failure to perform is not curable or has not been cured within fifteen (15) Business Days’ written notice thereof to Sellers; (ii) the Bankruptcy Cases are converted to cases under chapter 7 of the Bankruptcy Code, a trustee or examiner with expanded powers is appointed pursuant to the Bankruptcy Code or the Bankruptcy Court enters an order pursuant to section 362 of the Bankruptcy Code lifting the automatic stay with respect to any material portion of the Acquired Assets; (iii) an Event of Default (as defined under the Subordinated DIP Loan or the Senior DIP Loan) has occurred and is continuing and has not been cured in accordance with the Subordinated DIP Loan or the Senior DIP Loan, as applicable; (iv) the Approval Order has not been entered by the Bankruptcy Court no later than twenty-six (26) days after the Petition Date; (v) the Sale Order has not been entered by the date set forth in the Approval Order; 45 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 354 of 381

(vi) for any reason Buyer is unable, pursuant to section 363(k) of the Bankruptcy Code, to Credit Bid in payment of all or any portion of the Credit Bid Amount; or (vii) the Approval Order (including the Bidding Procedures and Expense Reimbursement) or the Sale Order is modified in any respect without the consent of Buyer. (g) by Buyer if Buyer does not obtain consent from the applicable Government Authorities for the assumption (to the extent applicable) and the assignment to the Buyer of Key License Agreements representing 90% of the revenue of the Target Companies (as reflected in the consolidated profit and loss statement of Parent and its Subsidiaries, each as of September 30, 2023) by the later of (i) the Long Stop Date, and (ii) the date on which the “Sale Hearing” occurs in accordance with the “Milestones” set forth in the Interim Order (i) Authorizing the Debtors to (A) Obtain Postpetition Financing, (B) Grant Senior Secured Liens and Superpriority Administrative Expense Claims, and (C) Utilize Cash Collateral; (ii) Granting Adequate Protection to the Prepetition Secured Parties; (iii) Modifying the Automatic Stay; (iv) Scheduling the Final Hearing; and (v) Granting Related Relief (the “Interim DIP Order”). In the event of termination of this Agreement as permitted by Section 10,1, this Agreement shall become void and of no further force and effect, except for Section 10,2 (Expense Reimbursement) and Article XII (Miscellaneous), which shall remain in full force and effect, and nothing in this Agreement shall be deemed to release or relieve any party from any Liability for any fraud or willful breach by such party of the terms and provisions of this Agreement. Notwithstanding anything to the contrary set forth in this Agreement, except in the event of fraud or willful breach by Sellers, (i) Sellers’ aggregate Liability for money damages in the event that the Closing has not occurred or does not occur for any reason whatsoever, without regard to whether Buyer elects to terminate this Agreement pursuant to this Section 10,1, shall be limited to the Expense Reimbursement if and to the extent payable in accordance with Section 10,2 and (ii) the Expense Reimbursement, if and to the extent payable in accordance with Section 10,2, shall be the sole and exclusive remedy of Buyer, whether at Law or in equity, in the event that Closing has not occurred or does not occur for any reason whatsoever, without regard to whether Buyer elects to terminate this Agreement pursuant to this Section 10,1. 10.2 Expense Reimbursement (a) The documented out-of-pocket fees and expenses incurred by Buyer and its Affiliates prior to termination of this Agreement in connection with this Agreement, the other Transaction Documents, the Approval Order, the Sale Order, and the transactions contemplated hereby and thereby, including the fees and expenses of legal counsel, financial advisors, consultants and any other advisors that Buyer engages in its reasonable discretion shall be payable in cash pursuant to this Section 10,2 in an amount not to exceed an aggregate of $175,000, to the extent applicable and subject to approval of the Bankruptcy Court (the “Expense Reimbursement”). The Expense Reimbursement shall be payable to Buyer only (i) in the event an Alternative Transaction is completed, and (ii) only to the extent cash consideration is received by Sellers pursuant to such Alternative Transaction . 46 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 355 of 381

(b) Upon the occurrence of the events set forth in the foregoing, the Expense Reimbursement shall be payable to Buyer, provided that such Expense Reimbursement shall be paid to Buyer on the later of (x) three (3) Business Days from the date of the occurrence of the events set forth in the foregoing, and (y) twenty (20) days after the entry of a Bankruptcy Court Order approving the Alternative Transaction. (c) Any obligation to pay the Expense Reimbursement hereunder shall be absolute and unconditional; such payment shall constitute an allowed administrative expense claim against each of Sellers under sections 503(b)(1) and 507(a)(2) of the Bankruptcy Code and shall be payable as specified herein, and not subject to any defense, claim, counterclaim, offset, recoupment, or reduction of any kind whatsoever. Sellers and Buyer agree that the Expense Reimbursement was a material inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby and shall be payable as specified herein and not subject to any defense, claim, counterclaim, offset, recoupment, or reduction of any kind whatsoever (d) Except as set forth above in this Section 10,2, all fees and expenses incurred in connection with this Agreement and the other Transaction Documents shall be paid by the party incurring such expenses, whether or not the Sale is consummated. (e) This Section 10,2, and the rights and obligations created hereunder, shall survive termination of this Agreement. ARTICLE XI NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND CERTAIN COVENANTS 11.1 No Survival of Representations and Warranties and Certain Covenants. None of the representations and warranties of Sellers or Buyer contained in Article V and Article VI, respectively, including the Disclosure Schedules or any certificate or instrument delivered in connection herewith at or prior to the Closing, and none of the covenants contained in Article VII to be performed on or prior to the Closing shall survive the Closing. The Parties’ respective covenants and agreements set forth herein that by their specific terms contemplate performance after Closing shall survive until fully performed or until such covenant or agreement expires by its terms. ARTICLE XII MISCELLANEOUS 12.1 Expenses. Except as set forth in this Agreement or the Senior Debt Documents, the Pre-Petition Subordinated Debt Documents or the Subordinated DIP Loan Documents and whether or not the Transactions are consummated, each Party shall bear all costs and expenses incurred or to be incurred by such Party in connection with this Agreement and the consummation of the Transactions. 47 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 356 of 381

12.2 Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by Sellers without the prior written consent of Buyer, or by Buyer without the prior written consent of Sellers; provided, however, that Buyer may assign any or all of its rights and/or liabilities hereunder (or any document delivered by Buyer pursuant hereto) to one or more Affiliates of Buyer, in the aggregate, which assignment shall not relieve Buyer of its obligations hereunder. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. 12.3 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of the Sellers and Buyer, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement except as expressly set forth herein. Without limiting the foregoing, no direct or indirect holder of any equity interests or securities of either the Sellers or Buyer (whether such holder is a limited or general partner, member, stockholder or otherwise), nor any Affiliate of either the Sellers or Buyer, nor any Representative, or controlling Person of each of the Parties and their respective Affiliates, shall have any liability or obligation arising under this Agreement or the Transactions. 12.4 Matters Related to the Subordinated Agent. (a) The Subordinated Agent shall use commercially reasonable efforts to assign or transfer or otherwise deliver to Buyer an amount outstanding under the Pre-Petition Subordinated Debt Documents and the Subordinated DIP Loan Documents equal in the aggregate to the Credit Bid Amount and corresponding security documents, pursuant to agreements, in form and substance satisfactory to Buyer and Sellers. (b) Each of the Parties acknowledges and agrees that none of the Sellers’ title to, control of or possession of any of the Acquired Assets, or any of the Sellers’ obligations in respect of any of the Assumed Liabilities, shall be transferred to or assumed by the Subordinated Agent. Each Seller and Buyer, on behalf of itself and its respective Affiliates, acknowledges and agrees that neither the Subordinated Agent nor any of its Affiliates (other than Buyer) shall have any Liability in the event of any breach by Buyer or any Seller of any of its representations, warranties, covenants, obligations or other agreements under this Agreement, including its obligations to consummate the Transactions in accordance with the terms of any document contemplated by this Agreement, other than as a result of or arising out of the Subordinated Agent’s intentional fraud or willful misconduct. Each Seller and Buyer, on behalf of itself and its respective Affiliates, further acknowledges and agrees that neither the Subordinated Agent nor any of its Affiliates (other than Buyer) shall in any way be deemed to be attributed or otherwise responsible for any of the representations, warranties, covenants, obligations or other agreements of Buyer or the Sellers under any document contemplated by this Agreement, including any obligation of Buyer or the Sellers hereunder to make payments of any kind, provide written approvals or make deliveries. Each Seller and Buyer, on behalf of itself and its respective Affiliates, further acknowledges and agrees that neither the Subordinated Agent nor any of its Affiliates shall have any Liability or other obligation in respect of any action taken or not taken by the Subordinated Agent in connection with any document contemplated by this Agreement, other than as a result of or arising out of the Subordinated Agent’s intentional fraud or willful misconduct. Each Seller and Buyer, on behalf of itself and its respective Affiliates, further acknowledges and agrees that Buyer, 48 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 357 of 381

and not the Subordinated Agent, has negotiated the terms of the purchase set forth herein, including the assets being purchased, the Liabilities being assumed, the Purchase Price and all the terms of this Agreement relating to the purchase by Buyer, and the Subordinated Agent shall bear no responsibility and incur no Liability whatsoever to any Person solely by virtue of being a Party. 12.5 Risk of Loss. The Sellers will bear all risk of loss occurring to or upon any portion of the Acquired Assets prior to the Closing Date. In the event that any material portion of any Acquired Assets is damaged or destroyed prior to Closing Date, then, with respect to such Acquired Assets, Buyer may, at Buyer’s option, either (i) proceed to close notwithstanding the damage or destruction of such Acquired Assets or (ii) exclude such Acquired Assets, in which event Buyer shall have no obligation to close if as a consequence of the exclusion of such Acquired Assets any condition to Closing in Section 9,2 (Conditions to the Obligations of Buyer.) would not be satisfied. If Buyer closes notwithstanding an unrepaired or unrestored loss to an Acquired Asset, the Sellers will deliver and/or assign to Buyer any insurance proceeds with respect to such damage or destruction, and all claims against third parties relating thereto, and the adjustment to the Purchase Price shall be limited to the amount of any deductible or self-insured retention under the applicable policies of insurance. 12.6 Notices. All notices, demands, requests, waivers, consents, approvals or other communications (collectively, “Notices”) required or permitted to be given hereunder or that are given with respect to this Agreement shall be in writing and shall be personally served, delivered by a nationally recognized overnight delivery service with charges prepaid, or transmitted by hand delivery or electronic mail, addressed as set forth below, or to such other address as such Party shall have specified most recently by written Notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by electronic mail with confirmation of receipt (excluding “out of office” or similar automated replies); provided that, if delivered or transmitted on a day other than a Business Day, notice shall be deemed given on the next Business Day. Notice otherwise sent as provided herein shall be deemed given on the next Business Day following timely deposit of such Notice with an overnight delivery service: If to the Sellers or Parent: Bird Global, Inc. 392 NE 191st Street #20388 Miami, Florida 33179 Attention: Harvey L. Tepner Email: htepner@gmail.com With a copy to: (which shall not constitute notice) Berger Singerman LLP 1450 Brickell Avenue Suite 1900 Miami, Florida 33131 Attention: Paul Steven Singerman, Esq. Jordi Guso, Esq. 49 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 358 of 381

Email: singerman@bergersingerman.com jguso@bergersingerman.com If to Buyer or Subordinated Agent: [•] Attention: [•] Email: [•] With a copy to: (which shall not constitute notice) Venable LLP 100 S.E. Second Street, 44th Floor Miami, FL 33131 Attention: Paul J. Battista, Esq. Email: pjbattista@venable.com Rejection of or refusal to accept any Notice, or the inability to deliver any Notice because of changed address of which no Notice was given, shall be deemed to be receipt of the Notice as of the date of such rejection, refusal or inability to deliver. 12.7 Entire Agreement; Amendments and Waivers. This Agreement and all agreements entered into pursuant hereto and thereto and all certificates and instruments delivered pursuant hereto and thereto constitute the entire agreement between the Parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations, and discussions, whether oral or written, of the Parties; provided that nothing herein shall modify or alter the terms, rights or obligations of the Subordinated Agent or any Person under the Senior Loan Documents, the Pre-Petition Subordinated Debt Documents or the Subordinated DIP Loan Documents prior to Closing. This Agreement may be amended, supplemented or modified, and any of the terms, covenants, representations, warranties or conditions may be waived, only by a written instrument executed by Buyer and Sellers, or in the case of a waiver, by the Party waiving compliance. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), and no such waiver shall constitute a continuing waiver unless otherwise expressly provided. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. 12.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Counterparts to this Agreement may be delivered via electronic delivery, “pdf’ or facsimile. In proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart signed by the Party against whom enforcement is sought. 50 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 359 of 381

12.9 Invalidity. If any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, the Parties shall negotiate in good faith to modify this Agreement, to ensure that this Agreement shall reflect as closely as practicable the intent of the Parties on the date hereof. If the final judgment of a court of competent jurisdiction or other Governmental Entity declares that any term or provision hereof is invalid, illegal or unenforceable, the Parties agree that the court making such determination will have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, illegal or unenforceable term or provision with a term or provision that is valid, legal and enforceable and that comes closest to expressing the intention of the invalid, illegal or unenforceable term or provision. 12.10 Governing Law. This Agreement, and any Proceeding that may be based upon, arise out of or relate or be incidental to the Transactions, this Agreement, the negotiation, execution, performance or consummation of the foregoing or the inducement of any Party to enter into the foregoing, whether for breach of Contract, tortious conduct or otherwise, and whether now existing or hereafter arising (each, a “Transaction Dispute”), will be exclusively governed by and construed and enforced in accordance with the internal Laws of the State of Florida, without giving effect to any Law or rule that would cause the Laws of any jurisdiction other than the State of Florida to be applied, except to the extent that such Laws are superseded by the Bankruptcy Code. 12.11 Dispute Resolution; Consent to Jurisdiction. (a) Without limiting any Party’s right to appeal any order of the Bankruptcy Court, (i) the Bankruptcy Court shall retain exclusive jurisdiction to enforce the terms of this Agreement and to decide any Transaction Dispute, and (ii) any and all proceedings related to the foregoing shall be filed and maintained only in the Bankruptcy Court, and the Parties hereby consent to and submit to the jurisdiction and venue of the Bankruptcy Court and shall receive notices at such locations as indicated in Section 12,6; provided that, upon the closing of the Bankruptcy Cases (except for any matter(s) with respect to the Sellers and/or the Bankruptcy Cases in which the Bankruptcy Court retains jurisdiction with respect to such matter with respect to Sellers and/or the Bankruptcy Cases), then, the Parties agree to unconditionally and irrevocably submit to the exclusive jurisdiction of the U.S. District Court for the Southern District of New York sitting in New York County or the Commercial Division of the Courts of the State of New York sitting in the County of New York and any appellate court from any thereof, for the resolution of any such Transaction Dispute. In that context, and without limiting the generality of the foregoing, each Party irrevocably and unconditionally: (i) submits for itself and its property to the exclusive jurisdiction of such courts with respect to any Transaction Dispute and for recognition and enforcement of any judgment in respect thereof, and agrees that all claims in respect of any Transaction Dispute shall be heard and determined in such courts; (ii) agrees that venue would be proper in such courts, and waives any objection that it may now or hereafter have that any such court is an improper or inconvenient forum for the resolution of any Transaction Dispute; and (iii) agrees that Notice demand in accordance with Section 12,6, will be effective service of process; provided that nothing herein will be deemed to prevent a Party from making service of process by any means authorized by the Laws of the State of New York. 51 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 360 of 381

(b) The foregoing consent to jurisdiction will not constitute submission to jurisdiction or general consent to service of process in the State of New York for any purpose except with respect to any Transaction Dispute. 12.12 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING IN CONNECTION WITH A TRANSACTION DISPUTE. 12.13 Specific Performance. Each Party acknowledges and agrees that the other Party would be damaged irreparably in the event that a Party does not perform its obligations under this Agreement in accordance with its specific terms or otherwise breaches this Agreement, so that, in addition to any other remedy that Buyer or the Sellers may have under law or equity, each Party shall be entitled to injunctive relief to prevent any breaches of the provisions of this Agreement by the other Parties and to enforce specifically this Agreement and the terms and provisions hereof. 12.14 Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature under or by reason of this Agreement, except as expressly provided herein, including Section 12,17. 12.15 Counting. If the due date for any action to be taken under this Agreement (including the delivery of Notices) is not a Business Day, then such action shall be considered timely taken if performed on or prior to the next Business Day following such due date. 12.16 Survival. Except as expressly set forth in this Agreement to the contrary, all representations and warranties and covenants of Buyer and the Sellers, respectively, contained in this Agreement or in any document delivered pursuant hereto shall not survive the Closing Date and thereafter shall be of no further force and effect, and in no event whatsoever shall any of the Sellers be liable or responsible for damages, indemnity, or other monetary remedy after Closing. Notwithstanding the foregoing, all covenants and agreements set forth in this Agreement, which by their terms would require performance after the Closing Date, shall survive until fully performed or until such covenant or agreement expires by its terms; provided that no Seller shall be liable in monetary damages thereunder. 12.17 Non-Recourse. All claims, Liabilities, Proceedings, or causes of action (whether in contract or in tort, in law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to a Transaction Dispute, may be made only against (and are expressly limited to) the entities that are expressly identified as parties hereto in the preamble to this Agreement or, if applicable, their permitted assignees or designees (collectively, the “Contracting Parties”). No Person who is not a Contracting Party, including any past, present or future director, officer, employee, incorporator, member, partner, manager, equityholder, Affiliate, agent, attorney, or representative of, and any financial advisor or lender to, any Contracting Party, or any director, officer, employee, incorporator, member, partner, manager, equityholder, Affiliate, agent, attorney, or representative of, and any financial advisor or lender to, any of the foregoing (collectively, the “Nonparty Affiliates”), shall have any Liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, Liabilities, or causes of action, arising under, out of, in connection with, 52 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 361 of 381

or related in any manner to a Transaction Dispute; and, to the maximum extent permitted by Law, each Contracting Party hereby waives and releases all such claims, Liabilities, and causes of action, against any such Nonparty Affiliates. 12.18 Preparation of this Agreement. Buyer and the Sellers hereby acknowledge that (a) Buyer and the Sellers jointly and equally participated in the drafting of this Agreement and all other agreements contemplated hereby, (b) Buyer and the Sellers have been adequately represented and advised by legal counsel with respect to this Agreement and the Transactions, and (c) no presumption shall be made that any provision of this Agreement shall be construed against either Party by reason of such role in the drafting of this Agreement and any other agreement contemplated hereby. [Remainder of Page Intentionally Left Blank} 53 Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 362 of 381

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the Sellers, Buyer and the Subordinated Agent as of the date first above written. BUYER: Bird Scooter Acquisition Corp. By: Name: Title: [Signature Page to Asset Purchase Agreement] Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 363 of 381

SELLERS: Bird Global, Inc. By: Name: Title: Bird Rides, Inc. By: Name: Title: Bird US Opco, LLC By: Name: Title: Skinny Labs, Inc. By: Name: Title: [Signature Page to Asset Purchase Agreement] Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 364 of 381

[Signature Page to Asset Purchase Agreement] Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 365 of 381

SUBORDINATED AGENT: U.S. Bank Trust Company, National Association, solely for purposes of Section 3,1, Section 12,4, and Section 12,6 to 12,18 By: Name: Title: [Signature Page to Asset Purchase Agreement] Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 366 of 381

EXHIBIT A Additional Sellers 1. Bird Rides, Inc., a corporation formed in the state of Delaware, with registered address at 1209 Orange St, Wilmington, DE, 19801; 2. Bird US Opco, LLC, a limited liability company formed in the state of Delaware, with registered address at 1209 Orange St, Wilmington, DE, 19801; 3. Skinny Labs, Inc., a corporation formed in the state of Delaware, with registered address at 1209 Orange St, Wilmington, DE, 19801; and Asset Purchase Agreement Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 367 of 381

EXHIBIT B Acquired Entities 1. Scoot Rides, Inc., corporation formed in the state of Delaware, with registered address at 1209 Orange St, Wilmington, DE, 19801 2. Bird Canada Scooters, Inc., a [•] formed in [•] with registered address at [•]; 3. Bird Treasury Holdco, LLC, a [•] formed in [•] with registered address at [•]; 4. Bird Rides International Holding, Inc., a corporation formed in the state of Delaware, with registered address at 1209 Orange St, Wilmington, DE, 19801; 5. Bird Rides Holding (US), LLC, a [•] formed in [•] with registered address at [•]; and 6. Bird China Limited, a [•] formed in [•] with registered address at [•] Asset Purchase Agreement Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 368 of 381

EXHIBIT C Excluded Entities 1. Bird US Holdco, LLC, a limited liability company formed in the state of Delaware, with registered address at 1209 Orange St, Wilmington, DE, 19801; 2. Spin Mobility S.A.S., a [•] formed in [•] with registered address at [•]; 3. Spin Mobility Unipessoal LDA, a [•] formed in [•] with registered address at [•]; 4. Spin Mobility Inc., a [•] formed in [•] with registered address at [•]; 5. Spin Mobility GmbH, a [•] formed in [•] with registered address at [•]; 6. Spin Mobility, Unipessoal LDA, a [•] formed in [•] with registered address at [•] 7. Spin Mobility SL, a [•] formed in [•] with registered address at [•]. Asset Purchase Agreement Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 369 of 381

Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 370 of 381

EXHIBIT D

Key license Agreements

1. **Bird Related Matters**

-	City/ County/ University	Department (DPW, DOT)	Complete Address	Permit/Contract # or Contract Title if no #	Business License #
1	Los Angeles, CA	DOT	c/o Jose Elias, Project Manager Los Angeles Department of Transportation 100 South Main Street, 10th Floor Los Angeles CA 90012	Dockless Mobility Annual Permit	0003027005-0001-9
2	Atlanta, GA	DOT	55 Trinity Ave SW #4350 Atlanta, GA 30303	Shareable Dockless Mobility Device Permit	LGB-183492-2020
3	Austin, TX	DOT	Attn: Van Pham, City of Austin, Austin Transportation Division 901 S Mopac Expw Barton Oaks Plaza 5 Ste 300 Austin TX 78746	Shareable Dockless Mobility Device Permit	L-1001-SC-1242 and L-1001-SC-1243
4	Scottsdale, AZ	Transportation Planning	7447 E. Indian School Rd., Suite 205 Scottsdale, AZ 85251		
5	Tempe, AZ	Engineering and Transportation	31 E. 5th Street, Garden Level Tempe, AZ 85281	Shared Active Transportation Vehicle, Right-Of-Way Use License	AZ TPT - 21286707
6	Seattle, WA	DOT	Seattle Municipal Tower 700 5th Ave. Seattle, WA 98104	Free-Floating Shared Micromobility	825654
7	Nashville, TN	DOT	Purchasing Agent, Procurement Division Department of Finance PO BOX 196300 Nashville, TN 37219-6300	Contract No. 6491853	207175
8	Tampa, FL	Mobility Department	107 North Franklin Street Tampa, FL 33602	City of Tampa Resolution No. 2023-701, A Resolution Reinstating the Shared Motorized Scooter Pilot Program	
9	Columbus, OH	Division of Infrastructure Management	111 North Front St, 5th Floor Columbus, OH, 43215	904 Lease for Shared Mobility Devices	
10	San Antonio, TX	Center City Development & Operations Department	City of San Antonio Attn: Center City Development and Operations P.O. Box 839966 San Antonio, TX 78283-3966	Dockless Vehicle Permit and Revenue Agreement (Permits, Misc 4202966)	
11	Kansas City, MO	DOT	City Manager, 29th Floor, City Hall 414 E.12th Street Kansas City, MO 64106	Micromobility Pilot Program	OCC-004939-R2023
12	New York, NY	NYDOT	55 Water Street, 9th Floor, NY, NY 10041.	NEW YORK CITY DEPARTMENT OF TRANSPORTATION AGREEMENT FOR SHARED MICRO-MOBILITY SERVICES IN DESIGNATED AREAS OF NEW YORK CITY	
13	Indianapolis, IN	Department of Business and Neighborhood Services	1200 Madison Ave., Ste. 100 Indianapolis, IN 46225		LIC-000025
14	Charlotte, NC	DOT	600 East 4th St Charlotte, NC 28202	E-SCOOTER SHARED-USE MOBILITY SYSTEM PERMIT	
15	Reno, NV	City Manager's Office	1 E 1st St Reno, NV 89501	Franchise Agreement (Shared Micromobility)	R153945A
16	Long Beach, CA	Public Works Department	411 W. Ocean Boulevard, 4th Floor, Long Beach, CA 90802	Shared Micromobility Permit CY2023-2024	BU21804611

Asset Purchase Agreement

Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 371 of 381

-	City/ County/ University	Department (DPW, DOT)	Complete Address	Permit/Contract # or Contract Title if no #	Business License #
				Permit Number PWR48529	
17	Memphis, TN	DOT	Room 668, 125 North Main Street , Memphis, Tennessee 38103-2017	Shared Mobility Agreement	
18	Louisville, KY	Louisville/Jefferson Department of Pubilc Works and Assets	444 South 5th St., Suite 400 Louisville, KY 40202		
19	Newark, NJ	Division of Traffic & Signals	City of Newark, N.J. 255 Central Avenue Newark, NJ 07103		
20	Sacramento, CA	Public Works Department	915 I Street Sacramento, CA 95814		1036055
21	Detroit, MI	Department of Public Works	Coleman A. Young Municipal Center 2 Woodward Avenue Suite 642 Detroit, MI 48226		82-1399939
22	Cleveland, OH	Mayor's Office of Capitol Projects	Engineering and Construction, 601 Lakeside Avenue, Room 518, Cleveland, OH, 44114	Shared Mobility Devices and Bicycle Permit Permit No. 2022-02	
23	Orlando, FL	DOT	400 South Orange Avenue Orlando, FL 32801	Scooter Share Permit	
24	Cincinnati, OH	DOT	City Manager, City Hall, 801 Plum Street, Cincinnati, OH 45220	E-Scooter Rental Sysytem Franchise Agreement	
25	South Lake Tahoe, CA	City Manager's Office	1901 Lisa Maloff Way South Lake Tahoe, CA 96150	City of South Lake Tahoe Shared Mobility Device Permit #2023-001	012063
26	Richmond, VA	DPW	DPW 900 E Broad St. Richmond, VA 23219	Shared Mobility Dockless Scooter Permit No. 0012	41640
27	Dallas, TX	DDOT	1500 Marilla St, Dallas, TX 75201, United States		
28	Idaho Falls, ID	Parks & Rec	520 Memorial DrIdaho Falls, ID 83402		10383
29	San Jose, CA	DOT	200 E. Santa Clara St. 8th Floor San Jose, CA 95113		0179123250
30	Knoxville, TN	Business License Office	PO Box 1028 , 400 Main St Suite 450 Knoxville, TN 37901		
31	Harrisonburg, VA	City Manager's Office	Harrisonburg City Manager's Office 409 S. Main St., Harrisonburg, VA22801	Shared Mobility Device Permit	101461
32	Jacksonville, FL	DIA	117 W. Duval St Ste 310 Jackvonville, FL 32202	Contract and License Agreement for E-Scooter Services	23068
33	Bloomington, IN	Sustainability and Mobility	41 N. Morton St Suite 150, Bloomington, IN 47402	E-Scooter Pilot	
34	Durham, NC	DOT	City of Durham 101 City Hall Plaza Durham, NC 27701	Shared Active Transportation System Permit - 2023 - 2024, Permit No. 2023-002	
35	Duluth, MN	City Clerk and Parks/Rec	411 West First Street, Duluth, MN 55802	City of Duluth Operating Agreement for Shared Active Mobility System	5
36	Provo, UT	Development Service	445 W. Center Street Suite 200, Provo, UT, 846001	MICRO-MOBILITY OPERATING AGREEMENT	
37	Fairfax, VA	Public Works Department	City of Fairfax, 10455 Armstrong St., Fairfax, VA 22030-3630	Shared Mobility Device Program, Permit No. SMD-23-002	902082
38	Appleton, WI	Department of Public Works	Director of Appleton Department of Public Works City of Appleton 100 North Appleton Street Appleton, WI 54911-4799	MEMORANDUM OF UNDERSTANDING Operation of Bird Rides, Inc. in the City of Appleton	
39	Bozeman, MT	DOT	121 N Rouse Ave, Bozeman, MT 59715	Annual Commercial Shared Micromobility Business Permit and Terms of Operations	23-00069178

Asset Purchase Agreement

Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 372 of 381

-	City/ County/ University	Department (DPW, DOT)	Complete Address	Permit/Contract # or Contract Title if no #	Business License #
40	Montgomery County, MD		Montgomery County Dept of Transportation, 101 Monroe St., 10th Floor Rockville, MD 20850	Memorandum of Understanding for Shared Mobility	
41	Montgomery, AL	Planning Department	25 Washington Ave., 3rd Floor Montgomery, AL 36104		2.023E+11
42	Green Bay, WI	Public Works Department	Director of Public Works, City of Green Bay, 100 North Jefferson Street, Green Bay, WI 54301	MEMORANDUM OF UNDERSTANDING Operation of Bird Rides, Inc. in the City of Green Bay	
43	West Sacramento, CA	Planning Department	1110 West Capitol Avenue, 1st Floor West Sacramento, CA 95691		
44	Bismarck, ND	City of Bismarck Engineering Dept	221 N 5th St. , PO Box 5503 Bismarck, ND 58501	Memorandum of Understanding	
45	Columbia, MO	Public Works Department	230 Jesse Hall, Columbia, MO 65211	OPERATING AGREEMENT FOR IMPLEMENTATION OF A SHARED ACTIVE TRANSPORTATION OPERATION	BL007012
46	Lincoln, NE	City of Lincoln Transportation and Utilities	949 W Bond St #200, Lincoln, NE 68521	CITY OF LINCOLN, NEBRASKA SHARED MOBILITY OPERATOR OPERATING PERMIT RENEWAL 2023, Directorial Order 30928	
47	Logan, UT	Community Development	290 N 100 West, Logan UT 84321	Pilot Operating Agreement	
48	Arlington, VA	Department of Environmental Services	ACCS 2100 Clarendon Blvd Suite 900 Arlington, VA 22201	Arlington County Shared Micro-Mobility Devices For-Hire, Business Permit	STR-1001176592-03
49	Alexandria, VA	Transportation & Environmental Services	Alexandria City Hall 301 King St Alexandria, VA 22314	Shared Micro-Mobility Devices For-Hire Permit Program	
50	San Diego, CA	Sustainability and Mobility	1200 3rd Ave, San Diego 92101	CONTRACT RESULTING FROM REQUEST FOR PROPOSAL NUMBER 10089831-22-V, Shared Mobility Devices	B2018000605
51	Culver City, CA	City Manager's Office	9770 Culver Blvd, Culver City, CA 90232	City of Culver City Pilot Program Operating Agreement	08714206
52	West Hollywood, CA	Planning Department	8300 Santa Monica Blvd, West Hollywood, CA, 90069	City of West Hollywood Permit Agreement	
53	Healdsburg, CA	City Manager's Office	401 Grove St, Healdsburg, CA 95448	Agreement for Bike Share Services	BLO-783
54	Guymon, OK	City Manager's Office	424 N Main St, Guymon, OK 73942		
55	Anderson, CA	City Manager's Office	1887 Howard St, Anderson, CA 96007		005920
56	Cambridge, MD	Mayor's Office	Cambridge City Hall 410 Academy St., Cambridge, MD 21613	Memorandum of Understanding	
57	Fulton, NY	Mayor's Office	Fulton City Hall 1412 South First St. Fulton, NY 13069	Memorandum of Understanding	
58	Weatherford, OK	DOT	522 West Rainey, Weatherford, OK 73096		
59	Old Town, ME	Mayor's Office	Old Town City Hall 265 Main St., Old Town, ME 04468	Pilot operating agreement	
60	Tulsa, OK	City of Tulsa Bike Share	175 E 2nd St., Tulsa, OK 74103		
61	Scottsdale, AZ	Transportation Planning	7447 E. Indian School Rd., Suite 205, Scottsdale, AZ 85251		21286707
62	Isla Vista, CA	City's Manager Office	970 Embarcadero Del Mar Ste 101 Isla Vista, CA 93117	SHARED MOBILE DEVICES ENCROACHMENT PERMIT	
63	Abilene, TX	City of Abilene	555 Walnut St, Abilene, TX 79601	Shared Mobility Permit	

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-	City/ County/ University	Department (DPW, DOT)	Complete Address	Permit/Contract # or Contract Title if no #	Business License #
64	Coral Gables, FL	Parking & Mobility Services Department	515 South Dixie Highway Coral Gables, FL, 33146		BT-0025016118
65	Mesa, AZ	Transportation Department	300 E. 6th St, Mesa, AZ 85211		LIC21-0032021
66	Oklahoma City, OK	DOT	200 N. Walker Ave, Oklahoma City, OK 73102	Administrative Revocable Permit	
67	Oxford, OH	DOT	15 South College Ave, Oxford, OH 45056	Shared Mobility Permit	
68	Providence, RI	DPW	DPW 700 Allens Avenue Providence, RI 02905	Permit Agreement for Shared Micromobility Operations	
69	St. Louis, MO	Department of Streets	1900 Hampton Avenue, Saint Louis, MO 63139		LC10001838
70	Rexburg, ID	Economic Development	35 N 1st E, Rexburg, ID, 83440	Operating Agreement for Dockless Personal Vehicles	3837
71	Fairfield, CT	Economic Development	City of Fairfield Old Town Hall 611 Old Post Rd Fairfield, CT 06824	Pilot Operating Agreement	
72	Chandler, AZ	Transportation Policy Division	175 S. Arizona Avenue, Chandler, AZ 85225	SHARED MOBILITY PROGRAM LICENSE AGREEMENT	301528
73	Bend, OR	City's Manager Office	710 NW Wall St, Bend, OR 97701	City of Bend Permit	LCBR202201020
74	Lynchburg, VA	Community Development	City of Lynchburg 900 Church St Lynchburg, VA 24504	Shared Mobility Permit	28536
75	Rockford, IL	Department of Public Works	425 East State Street, Rockford, Illinois, 61104	Pilot Operating Agreement	
76	South Bend, IN	Public Works Department	227 W Jefferson Blvd, Suite 1316, South Bend, IN 46601	Shared Mobility Device Operator Agreement	
77	Cheyenne, WY	Planning Department	2101 O'Neil Avenue Cheyenne, WY 82001	City of Cheyenne Permit	CCDV-23-3
78	Grand Junction, CO	Planning Department	250 N 5th Street Grand Junction, CO 81501	Pilot Operating Agreement	13593
79	Casper, WY	Planning Department	123 W 1st St, Casper, WY 82601	City of Casper Dockless Scooter Permit	
80	Orem, UT	Planning Department	56 North State Street, Orem, UT 84057	INTERIM OPERATING AGREEMENT	
81	Whitewater, WI	City Manager's Office	312 W. Whitewater St. Whitewater, WI 53190	Extension Agreement to Memorandum of Understanding	
82	Springfield, MO	Department of Public Works	840 Boonville, P.O. BOX 8368, Springfield, MO 65802	ENCROACHMENT LICENSE AGREEMENT TO USE PUBLIC RIGHT-OF-WAY FOR THE DEPLOYMENT OF MICROMOBILITY DEVICES	BUS2022-00960
83	Gainesville, FL	DOT	200 E University Ave Gainesville, FL 32601	Micromobility Permit	
84	Newport News, VA	Department of Planning	City of Newport News 2400 Washington Ave Newport News, VA 23607	Shared Mobility Device License	752949-2023
85	Lexington, KY	Department of Environmental Quality and Public Works	200 E. Main St, Lexington, KY 40507	Dockless Vehicle Operating Agreement	
86	Canyon, TX	Planning & Development	301 16th St. Canyon, TX 79015	BICYCLE AND SCOOTER SHARING ANNUAL PERMIT	22-000001
87	Redwood City, CA	City Manager's Office	1017 Middlefield Road Redwood City, CA 94063	Shared Micromobility Permit Application	2007671
88	Starkville, MS	Office of the Mayor	110 West Main Street Starkville, MS 39759		2307
89	Santa Clara, CA	Public Works Department	1500 Warburton Avenue, Santa Clara, CA 95050	FY 23-24 Shared Mobility Permit	217217
90	Gilbert, AZ	Development Services	90 E. Civic Center Dr., Gilbert, AZ 85296		TRANO00853-06-2021
91	Sunnyvale, CA	City Manager's Office	456 W. Olive Ave Sunnyvale, CA 94086	STAND-UP ELECTRIC SCOOTER	081169

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-	City/ County/ University	Department (DPW, DOT)	Complete Address	Permit/Contract # or Contract Title if no #	Business License #
				PILOT OPERATING AGREEMENT	
92	Athens, OH	Office of Code Enforcement	City of Athens 94 Columbus Rd Unit 8C Athens, OH 45701	Shared Transportation Permit	
93	Little Rock, AR	DOT	500 W Markham Street Suite 100, Little Rock, AR 72201-1497		BL161352
94	Canton, OH	Department of Public Safety	218 Cleveland Avenue SW 8th Floor Canton, OH 44702	Memorandum of Understanding	
95	Trenton, MI	Administrator's Office	2800 Third St. Trenton, MI 48183	Memorandum of Understanding	
96	Ogden, UT	Public Services	2549 Washington Blvd., Ogden, UT 84401	Interim Operating Agreement	
97	Yuma, AZ	Business License	661 S 1st Ave, Yuma, AZ 85364		SERV-038863-03-2023
98	Cleveland Heights, OH	Cuyahoga County Department of Sustainability	Cuyahoga County Department of Sustainability 2079 East 9th Street, 8th Floor Cleveland, OH 44115	CUYAHOGA COUNTY RULES FOR RECEIVING A BICYCLE AND SCOOTER SHARE VENDOR'S LICENSE	
99	Brighton, CO	Public Works	500 South 4th Ave., Brighton, CO 80601		008177
100	Annapolis, MD	Mayor's Office	City of Annapolis 160 Duke of Gloucester St Annapolis, MD 21401	Central Purchasing Agreement	
101	Roswell, NM	City Engineering	421 N Richardson Ave, Roswell, NM 88201		COMM-000531-2022
102	Winona, MN	City Clerk and Parks/Rec	207 Lafayette Street Winona, MN 55987	SHARED TRANSPORTATION SYSTEM LICENSE AGREEMENT	
103	Grand Forks, ND	Planning and Community Development	255 N. 4th St, Grand Forks, ND 58203		950001
104	Waterloo, IA	City Clerk's Office	City Clerk's Office 715 Mulberry Street Waterloo, IA 50703		
105	Coachella, CA	City Manager's Office	53-990 Enterprise Way, Coachella CA 92236	PILOT OPERATING AGREEMENT	B-1004157
106	Wheeling, WV	Mayor's Office	City of Wheeling 1500 Chapline St Wheeling, WV 26003	Operating Agreement	
107	Janesville, WI	Office of the City Manager	18 North Jackson Street, PO Box 5005, Janesville, WI 53547-5005	Memorandum of Understanding	
108	Goodyear, AZ	Public Works	1900 Civic Square, Goodyear, AZ 85395		4830
109	Bay City, MI	Office of the City Manager	301 Washington Avenue, Suite 309 Bay City, MI 48708		
110	Ottumwa, IA	Planning and Development	Zach Simonson Community Development Director 105 E Third St. Ottumwa, IA 52501	OPERATING AND LICENSE AGREEMENT	
111	Mount Pleasant, MI	Division of Public Safety	804 East High Street, Mount Pleasant, MI 48858		
112	Menasha, WI	City Manager's Office	100 Main Street, Ste 200, Menasha, WI 54952	Extension to Memorandum of Understanding	
113	Oswego, NY	Mayor's Office	City Hall 13 West Oneida St Oswego, NY 13126	Operating Agreement	
114	Salisbury, MD	Mayor's Office	City of Salisbury 125 North Division St Salisbury, MD 21801	Pilot Operating Agreement	
115	Burlington, Vermont	CATMA	CATMA 20 West Canal St Ste 9 Winooski, VT 05461	Memorandum of Understanding	
116	Jefferson City, MO	City Attorney	320 E. McCarty, Jefferson City, MO 65101 and	LICENSE AGREEMENT FOR IMPLEMENTATION OF A SHARED, ACTIVE TRANSPORTATION OPERATION	

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-	City/ County/ University	Department (DPW, DOT)	Complete Address	Permit/Contract # or Contract Title if no #	Business License #
117	Neenah, WI	Public Works	211 Walnut St., Neenah, WI 54956	Memorandum of Understanding	
118	Medford, Oregon	City Manager's Office	411 W 8th St, Medford, OR 97501	Pilot Operating Agreement	BL21-00943
119	East Cleveland, OH	Cuyahoga County Department of Sustainability	Cuyahoga County Department of Sustainability 2079 East 9th Street, 8th Floor Cleveland, OH 44115	CUYAHOGA COUNTY RULES FOR RECEIVING A BICYCLE AND SCOOTER SHARE VENDOR'S LICENSE	
120	Indio, CA	City Manager's Office	100 Civic Ctr Dr, Indio, CA 92201		31252
121	Anderson, SC	City Manager's Office	114 E Benson St, Anderson, SC 29624		2012700
122	Racine, WI	Ryde Racine	730 Washington Avenue Racine, WI 53403		
123	Bismarck, ND	Department of Engineering	221 N 5th St. PO Box 550, Bismarck, ND 58501	Memorandum of Understanding	
124	Manchester, NH	Economic Development Office	One City Hall Plaza Manchester, NH 03101	Memorandum of Understanding	
125	Pittsfield, MA	Dept of Public Service & Utlities	70 Allen St Pittsfield, MA 01201	Operating Agreement	
126	Caldwell, ID	Economic Development Office	411 Blaine St, P.O. Box 1179, Caldwell, ID 83605	Operating Agreement	
127	Dublin, OH	City Manager's Office	5555 Perimeter Drive Dublin, OH, 43017	Extension Amendment to Memorandum of Understanding	
128	Pocatello, ID	City Manager's Office	911 N 7th Ave, Pocatello, ID 83201	Memorandum of Understanding	
129	Nashua, NH	Mayor's Office	229 Main St Nashua, NH 03060	Memorandum of Understanding	21-0028
130	Eastpointe, MI	Office of the City Manager	23200 Gratiot Avenue Eastpointe, MI 48021	Memorandum of Understanding	
131	Sheboygan, WI	City Clerk's Office	828 Center Avenue, Sheboygan, WI 53081		3488
132	St. Clair Shores, MI	City Manager's Office	27600 Jefferson Ave, St. Clair Shores, MI 48081	Pilot Operating Agreement	
133	Texarkana, TX	City Manager's Office	216 Walnut St, Texarkana, AR 71854		
134	Midland, MI	City Manager's Office	333 W Ellsworth Street, Midland, MI 48640	Memorandum of Understanding	
135	Yonkers, NY	Mayor's Office	One Larkin Center 3rd Floor Yonkers, NY, 10701	Contract# 2022-00000782	
136	Great Falls, MT	Public Works	2 Park Drive South, Great Falls, MT 59401		
137	Everett, WA	Public Works	3200 Cedar Street Everett, WA 98201	Traffic Street Use Permit	59891
138	Arvada, CO	Department of Public Works	8101 Ralston Rd, Arvada, CO 80002	Arvada Municipal Micromobility Vendor's License	MBL23-00001
139	Pueblo, CO	Department of Public Works	211 E. D Street, Pueblo, CO 81003	License Agreement	26549
140	Thornton, CO	Engineering and Transportation	9500 Civic Center Drive, Thornton, CO 80229	Memorandum of Understanding	32686
141	Mankato, MN	Parking and Transportation	415 Malin Street, Mankato, MN 56001		
142	Fairfax County, VA	Dept of Cable & Consumer Services	12000 Government Center Pkwy Ste 127 Farifax, VA 22035-0047	Shared Mobility Device Permit	000-21-2261
143	Arizona State University	Auxiliary Services	South Rural Road, 2182 Tempe, AZ 85287-5205		
144	UCLA	Transportation and Traffic Management	555 Westwood Plaza, Los Angeles, CA 90095	UCLA Agreement	
145	Ohio State University	Transportation and Traffic Management	Service Building Annex 2578 Kenny Road Columbus OH 43210	Shared Mobility Device Services Agreement	
146	Minnesota State University, Manako	Facilities Purchasing Office	358 Wiecking Center, 415 Malin Street Mankato, MN 56001		
147	UT- Austin	PTS Services	PO Box 7546, Austin, TX 78713		
148	University of Florida	Transportation and Parking Services	1273 Gale Lemerand Drive PO BOX 112325 Gainesville, FL 32611-2325	License Agreement for Pilot Shared Micromobility	

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-	City/ County/ University	Department (DPW, DOT)	Complete Address	Permit/Contract # or Contract Title if no #	Business License #
				(E-Scooter and E-Bycycle) Operations	
149	University of Kentucky/JMI	JMI	546 E. Main St 1st Floor, Lexington, KY 40508	Contract No. 204249	
150	George Mason University	Parking and Transportation Office	4400 University Drive Mailstop 1J6 Fairfax, VA 22030	Memorandum of Agreement, Shared Mobility Device Program	
151	West Texas A&M	WTAMU Parking	2403 Russell Long Blvd, Canyon, TX 79015		
152	University of Missouri	Public Works Department	230 Jesse Hall, Columbia, MO 65211	OPERATING AGREEMENT FOR IMPLEMENTATION OF A SHARED ACTIVE TRANSPORTATION OPERATION	
153	Missouri State University	Transportation Services	901 S. National Ave, Springfield, MO 65897		
154	San Diego State University	Parking and Transportaion Services	5500 Campanile Drive, San Diego, CA 92182-1800	Agreement	
155	UNC-Wilmington	Parking and Transportation Office	Alderman Hall 4716 Alumni Drive Wilmington, NC 28403	Operating Agreement	
156	University of Nevada, Reno	DOT	1664 N Virginia St, Reno, NV 89557		
157	Arizona State University	Auxiliary Services	1551 South Rural Road, 2182, Tempe, AZ 85287	Settlement Agreement	
158	Topeka, KS	Director of Planning & Development Services	City of Topeka Attn.: City Clerk, 215 SE 7th Street Topeka, KS 66603	Scooter Agreement	
159	St. Joseph, MO	City Administration	1100 Frederick Avenue, Room 307, St. Joseph, MO 64501	Ordinance	BL24-25306
160	Marshall, MN	City Administration	C/O City Clerk, 344 West Main St. Marshall, MN 56258	MOU	
161	Alliance, NE	City Administration	C/O City Clerk, P.O. Box D, Alliance, NE 69301	MOU	
162	Fort Dodge, IA	City Administration	CO City Clerk, 819 1st Ave S, Fort Dodge, IA 50501	MOU	
163	Jamestown, NY	City Administration	200 E. Third Street, Jamestown, NY 14701	Pilot Operating Agreement	
164	Albert Lea, MN	City Administration	211 E. Clark Street, Albert Lea, MN 56007	MOU	
165	Gardner, MA	City Administration	C/O City Clerk, 95 Pleasant Street, Gardner, MA 01440	MOU	
166	Bellwood, IL	City Administration	C/O City Clerk, 3200 Washington Blvd, Bellwood, IL 60104	MOU	
167	Wenatchee, WA	City Administration	C/O Mayor's Office, 301 Yakima St., Wenatchee, WA 98801	License Agreement	
168	Poplar Bluff, MO	City Administration	C/O City Clerk, 501 Vine Street, Poplar Bluff, MO 63901	MOU	
169	Emporia, KS	City Administration	C/O City Clerk, 522 Mechanic St, Emporia, KS 66801	MOU	
170	Evansville, IN	City Controller	CIVIC CENTER COMPLEX, ROOM 300, ONE NW MARTIN LUTHER KING, JR. BOULEVARD, EVANSVILLE, INDIANA 47708	License	
171	Kearney, NE	City Administration	C/O City Clerk, 18 East 22nd St., Kearney, NE 68848	Business License	
172	Las Vegas, NM	City Administration	1700 N. Grand Ave., Las Vegas, NM 87701	Operating Agreement	
173	Tampa, FL	Mobility Department	107 North Franklin Street Tampa, FL 33602	Operating Agreement for the City of Tampa Shared Micromobility Program	
174	Portland, OR	PBOT (Portland Bureau of Transportation)	1120 SW 5th Ave. Suite 1331, Portland, OR 94704	No permit # ("Shared Electric Scooters Permit")	
175	Middletown, CT	City Administration	C/O City Clerk, 245 deKoven Drive, Middletown, Connecticut 06457	Operating Agreement	

Asset Purchase Agreement

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-	City/ County/ University	Department (DPW, DOT)	Complete Address	Permit/Contract # or Contract Title if no #	Business License #
176	Cuyahoga County	Cuyahoga County Department of Sustainability	2079 East 9th Street, 8th Floor, Cleveland, Ohio 44115		
177	Overland Park, KS	City Engineering	City Traffic Engineer, 8500 Santa Fe Drive, Overland Park, KS 66212	Operating Agreement	
178	Kingman, AZ	City Administration	C/O City Attorney, 315 N. 4th St, CIty of Kingman, AZ 86401	Operating Agreement	
179	Kansas City, KS	County Administrator	City Hall, 9th Floor, 701 N 7th St, Kansas City, KS 66101	Operating Agreement	
180	Manassas	DEPARTMENT OF COMMUNITY DEVELOPMENT	C/O PLANNING & DEVELOPMENT, 9027 Center Street, Room 201, Manassas, VA 20110	License Agreement	
181	Texarkana, AR	City Administration	C/O City Clerk, 216 Walnut Street, Texarkana, AR 71854	Operating Agreement	
182	Alliance	City Administration	C/O City Clerk, P.O. Box D, Alliance, NE 69301	Operating Agreement	
183	North Kansas City, MO	DOT	City Administrator 2010 Howell, North Kansas City, MO 64116	Operating Agreement	
184	Santa Rosa	City Administration	C/O City Clerk, 100 Santa Rosa Ave., Santa Rosa, CA 95404	Operating Agreement	EP22-0738
185	Lafayette, IN	Economic Development Department	515 Columbia St., Lafayette, IN 47901	Operating Agreement	
186	Town of Windsor, CA	City Administration	C/O City Clerk, 9291 Old Redwood Highway, Windsor, California 95492	Business License	9899

Asset Purchase Agreement

Case 23-20514-CLC Doc 48 Filed 12/21/23 Page 378 of 381

2. **SPIN Related Matters**

-	City/County/University	Department (DPW, DOT)	Complete Address	Permit/Contract # or Contract Title if no #	Business License #
1	San Francisco, CA	SFMTA (Department of Taxis, Access & Mobility Services)	1 South Van Ness Avenue, San Francisco, CA 94103	Powered Scooter Program Permit # 4	
2	Baltimore, MD	Department of Transportation	417 E. Fayette Street, 5th Floor Baltimore, MD 21202	Pilot Agreement and Permit	
3	Roanoke, VA	Planning Building and Development	215 Church Avenue SW, Room 170		
4	Ann Arbor, MI	Office of the City Administrator	301 E Huron St, Ann Arbor, MI, 48107	Right-of-way License Agreement for Dockless Vehicle Vendor	
5	Salt Lake City, UT	Salt Lake City Corporation Transportation Division	P.O. Box 145502 Salt Lake City, UT 84114-5502 (For hand delivery or express courier delivery) 451 South State Street, Room 235 Salt Lake City, UT 84111	Dockless Shared Mobility Services Agreement (Contract No. 06-6-20-1920)	
6	University of Utah	Auxiliary Business Development	1945 DeTrobraind St Salt Lake City, UT 84113	Micromobility Share Program Agreement	
7	Minneapolis, MN	Department of Public Works	505 4th Ave. S., Room 410 Minneapolis, MN 55415	LICENSE AGREEMENT FOR SHARED BIKE AND SCOOTER PROGRAM	
8	University of Minnesota	John Mark Lucas, Transportation Programs Manager	511 Washington Ave. SE, Suite 300 Minneapolis, MN 55455	License Agreement for Shared Bike and Scooter Program	
9	Akron, OH	Office of Integrated Development		Second Amendment to License/Special Services Agreement	
10	University of Akron	Parking and Transportation Services	The University of Akron UAkronPark Office 185 E. Mill Street Akron, Ohio 44325-6204	Electric Scooter Share Program Agreement	
11	Pittsburgh, PA	Department of Mobility and Infrastructure Division of Planning, Policy, and Permitting	414 Grant Street Room 301 Pittsburgh, PA 15219	E-Scooter Permit of Operation for Shared Micromobility Systems	
12	State College	The Borough of State College	243 S. Allen Street, State College PA, 16801	Micromobility Share Program Agreement	
13	St George, UT	City of St. George	175 E 200 N St. George, UT 84770	COOPERATIVE AGREEMENT 2 FOR THE OPERATION 3 OF ELECTRIC SCOOTERS AND 4 PLACEMENT OF MICROMOBILITY HUBS	
14	The Pennsylvania State University	Transportation Services	1 Eisenhower Parking Deck University Park, PA 16802	Micromobility Share Program Agreement	
15	Fort Collins, CO	FC Moves	200 W Mountain Ave Fort Collins, CO 80521	Services Agreement and Amendment	
16	Colorado State University	Parking and Transportation Services	1508 Center Avenue - 6012 Campus Delivery Fort Collins, Colorado 80523 USA	Independent Services Contract	
17	University of Central Florida Orlando, FL	Administration and Finance	4365 Andromeda Loop N. Orlando, FL 32816	Electric Scooter Share Pilot Program Agreement	
18	Tucson, AZ	Department of Transportation	201 N. Stone Ave., 4th Floor Tucson, AZ 85701	RIGHT OF WAY PERMIT ACTIVITY NO. T21RW03610	
19	Winston Salem, NC	Department of Transportation	PO Box 2511 Winston-Salem, NC 27102	Permit Number 102820221001	

Asset Purchase Agreement

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20	Baton Rouge, LA	Office of Sponsored Programs	202 Himes Hall Baton Rouge, LA 70803	Electric Scooter Share Rsearch and Operating Program Agreement	
21	San Marcos, TX	Department of Public Works	630 E Hopkins, San Marcos, TX 78666	Shared Micromobility Device License Agreement	
22	Milwaukee, WI	Department of Public Works	Frank P. Zeidler Municipal Building 841 North Broadway, Room 501 Milwaukee, WI 53202	Dockless Scooter Pilot	
23	Fayetteville, AR	Office of Sustainability and Resilience	125 W Mountain Street Fayetteville, AR 72701	Ordinance No. 6205 Micro-Mobility Operations Permit	
24	University of Arkansas	Office for Sustainability	238 Harmon Avenue Fayetteville, AR 72701	Shared Electric Motorized Scooter Program APPLICATION & AGREEMENT	
25	Stillwater, OK	Office of the City Manager	723 Lewis Street, PO Box 1449, Stillwater, OK 74076-1449	Ordinance No. 3428 Shared Active Transportation Permit	
26	Dayton, OH	Civil Engineering	City Hall, Fifth Floor 101 W. Third St. Dayton, OH 45402	Operating Permit for the Privilege to Operate an Electric Transportation Device Service	
27	Auburn, AL	Parking Services	330 Lem Morrison Drive, Auburn, AL 36849	Micromobility Share Program Agreement	
28	Raleigh, NC	Transportation Department	PO Box 590, Raleigh NC, 27602	Master Encroachment Agreement for Operations of Dockless Scooter Devices	
29	University of Georgia	Transportation & Parking Services	80 Carlton St. Athens, GA 30602	UGA Electric Bike Share Program Standard Contract Form	
30	Tallahassee, FL	Planning Department	435 North Macomb Street Tallahassee, FL 32301	SHARED MICRO-MOBILITY DEVICE OPERATING AGREEMENT AND PERMIT	
31	Chicago, IL	Business Affairs and Consumer Protection	City Hall, Room 805, 121 N. LaSalle St., 60602		
32	Burlingame, CA	City of Burlingame	501 Primrose Road, Burlingame, CA 94010		
33	Milbrae, CA	Public Works	621 Magnolia Ave., Millbrae CA 94030		
34	Ypsilanti, MI	Community Development	1 S Huron Street 3rd Floor Ypsilanti, MI 48197	FRANCHISE PERMIT AGREEMENT	
35	Eastern Michigan University	Physical Plant: Facilities/Maintenance	875 Ann St. Ypsilanti, MI 48197	Electric Scooter Share Program Agreement	
36	St. Paul, MN	Department of Public Works	800 City Hall 15 W. Kellogg Blvd. Saint Paul, MN 55102	Agreement	
37	Hopkins, MN	Special Project and Initiatives	Hopkins City Hall 1010 1st Street South Hopkins, MN 55343	MICROMOBILITY SHARING SERVICES LICENSE AGREEMENT	
38	UC-San Diego, CA	Transportation Services	9500 Gilman Dr #0914 La Jolla CA 92093	Purchasing Agreement # SPIN-SD-21-0701	
39	Kent State, OH	Recreation and Wellness Services	1550 Ted Boyd Drive Kent, OH 44242	KSU-22-625-JAS	
40	North Carolina State University	Transportation	2721 Sullivan Drive, Admin. Bldg. 1 Campus Box 7221 Raleigh, NC 27695	License Agreement (NCSU Contract Control #69914)	
41	UC Davis	Transportation Office	1441 Research Park Dr. Suite 170 Davis, CA 95618	Non-Purchase Agreement # A73662	
42	Davis, CA	Public Works Engineering and Transportation	1717 Fifth Street Davis, CA 95616	Non-Purchase Agreement # A73662	
43	Michigan State University	Office of Research and Innovation	Hannah Administration Building 426 Auditorium Rd. East Lansing, MI 48824-1046	LICENSE AGREEMENT FOR ELECTRIC	

Asset Purchase Agreement

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				SCOOTER SHARING PROGRAM	
44	University of Michigan, MI	Logistics, Transportation, and Parking	The University of Michigan 523 S. Division Street Ann Arbor, MI 48104	LICENSE AGREEMENT FOR DOCKLESS VEHICLE VENDOR	
45	Washington State University	Division of Student Affairs	PO Box 641066, Lighty 360, Pullman, WA 99164	Micromobility Share Program Agreement (WSU Contract No. CCN002555)	
46	Sheboygan, WI	City Clerk's Office	828 Center Avenue, Sheboygan, WI 53081		License No. 3492
47	Davis, CA	Public Works	1717 5th Street Davis, CA 95616	Davis Contract	
48	Golden Valley MN	Planning Division	7800 Golden Valley Road Golden Valley, MN 55427	LICENSE AGREEMENT MICROMOBILITY VEHICLE SHARING OPERATIONS	
49	St Louis Park, MN	Engineering	5005 Minnetonka Boulevard St. Louis Park, MN 55416 952.924.2687	LICENSE AGREEMENT FOR MOBILITY SHARING OPERATIONS	
50	Hastings, MN	Planning and Zoning	101 4th Street East, Hastings, MN 55033	Micromobility Operations License Agreement	
51	University of North Carolina at Chapel Hill, NC	Transportation and Parking	Campus Box #1610 Chapel Hill, NC 27599	Micromobility Share Program Agreement	
52	Washington DC	Department of Transportation	250 M Street SE Director's Office 2 Embarcadero Center, 8th Floor – WeWork Washington DC 20003	Public Right-of-Way Occupancy Permit, Permit No. PA-PMD-SPIN-070122-RI	
53	Arlington, VA	Division of Transportation	2100 Clarendon Blvd., Arlington, VA	Memorandum of Agreement and Micro-Mobility Business Permit	
54	Alexandria, VA	DEPARTMENT OF TRANSPORTATION & ENVIRONMENTAL SERVICES	421 King Street #235, Alexandria, VA 22314	City of Alexandria Micromobility Business Notice of Award of Permit	
55	Montgomery County, MD	Department of Transportation	101 Monroe St #10, Rockville, MD 20850	Dockless Vehicle Sharing Program Agreement Memorandum of Understanding	
56	Lexington, KY	Department of Environmental Quality and Public Works	200 East Main Street, Lexington, KY 40507	Dockless Vehicle Operating Authority License	
57	Nashville, TN	Public Works, Transportation Licensing Commission	750 S 5th St Nashville, TN 37206	Shared Urban Mobility Agreement (Contract No. 6491854)	
58	Tampa, FL	Mobility Department	107 North Franklin Street Tampa, FL 33602	Operating Agreement for the City of Tampa Shared Micromobility Program	
59	Gainesville, FL	DOT	200 E University Ave Gainesville, FL 32601	Micromobility Permit, Permit No. MM-2022-003	
60	University of Florida, FL	Transportation and Parking Services	1273 Gale Lemerand Drive PO BOX 112325 Gainesville, FL 32611-2325	License Agreement for Pilot Shared Micromobility (E-Scooter and E-Bycycle) Operations	
61	Columbus, OH	Division of Infrastructure Management	111 North Front St, 5th Floor, Columbus, OH, 43215	904 Lease for Shared Mobility Devices	
62	Ohio State University, OH	Transportation and Traffic Management	Service Building Annex 2578 Kenny Road Columbus OH 43210	Shared Mobility Device Services Agreement	
63	Providence, RI	Department of Public Works	700 Allens Ave, Providence, RI 02905	Permit Agreement for Shared Micromobility Device Operations	
64	Phoenix, AZ	Street Transportation Department	Phoenix City Hall, 5th Floor 200 W. Washington Phoenix, AZ 85003	Services Agreement (Agreement No. 157713--0)	

Asset Purchase Agreement

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65	Tempe, AZ	City of Tempe Engineering Division	31 E. Fifth Street, Tempe, AZ 85281	Shared Active Transportation Vehicle Right-Of-Way Use License	SATV20002
66	Scottsdale, AZ	Transportation Planning	7447 E. Indian School Rd., Suite 205, Scottsdale, AZ 85251	Ordinance #4372	
67	Richmond, VA	Department of Public Works	900 E Broad St. Richmond, VA 23219	Dockless Scooter Permit 0001	
68	Cheyenne, WY	Office of City Clerk	Office of City Clerk 2101 O'Neil Ave., Rm 101		CCDV-23-2 Dockless Vehicles
69	Chandler, AZ	Transportation Policy Division	P.O. Box 4008/ Mail Stop 412/ Chandler, AZ 85244		License No. SM03-23
70	Portland, OR	PBOT (Portland Bureau of Transportation)	1120 SW 5th Ave. Suite 1331, Portland, OR 94704	No permit # ("Shared Electric Scooters Permit")	BZT-1971003392
71	Lansing, MI	City Clerk's Office	124 W Michigan Ave, 9th Floor, Lansing, MI 48933		License No. 5459
72	Mt Pleasant, MI	Division of Public Safety	804 East High Street, Mount Pleasant, MI 48858		License No. 2552
73	East Lansing, MI	Office of City Clerk	410 Abbot Road, Room 100 East Lansing, MI 48823	City of East Lansing Ordinance No. 1453	License: Electric Skateboards 1000
74	Pawtucket, RI	Department of Public Works	250 Armistice Blvd #3254, Pawtucket, RI 02860	Micromobility Scooter Pilot Program	
75	Santa Monica, CA	Shared Mobility Division	City of Santa Monica, Mobility Division, 1685 Main Street Room 115, Santa Monica, CA 90401	Second Shared Mobility Device Pilot	License 241525
76	Durham, NC	DOT	City of Durham 101 City Hall Plaza Durham, NC 27701	Shared Active Transportation System Permit - 2023 - 2024, Permit No. 2023-002	

Asset Purchase Agreement